As filed with the U.S. Securities and Exchange Commission on May 24, 2019.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TO PROSPERITY TECHNOLOGY INC

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	6199	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Suite 08, Floor 24, Unit 1, Building 1

No. 88 Shujin Road, High-New Tech District

Chengdu, Sichuan, China 610041

+86 28 87099772

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

Tel: (302) 738-6680

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard I. Anslow, Esq.

Jonathan Deblinger, Esq.

Wei Wang, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Tel: (212) 370-1300

Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Calculation of Registration Fee

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee
Ordinary shares, par value $0.0001 per share	$8,000,000	$969.60
Underwriter Warrants (3)	-	-
Ordinary shares underlying Underwriter Warrants (4)	-	-
Total	$8,000,000	$969.60

(1)	Includes ordinary shares that are issuable upon the exercise of the underwriters’ over-allotment option. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional ordinary shares as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457(o) of the Securities Act.

(3)	In accordance with Rule 457(g) under the Securities Act, because the shares of the registrant’s ordinary shares underlying the underwriters’ warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(4)	As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The underwriters’ warrants are exercisable at a per share exercise price equal to % of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the underwriters’ warrants is $ (which is equal to % of $ ).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)	Dated May 24, 2019

______ Ordinary Shares

TO PROSPERITY TECHNOLOGY INC

This is the initial public offering of our ordinary shares. We are offering       of our ordinary shares, par value $0.0001 per share. The estimated initial public offering price is between $          and $            per share. Currently, no public market exists for our ordinary shares. We intend to apply to have our ordinary shares listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “BCHT”. We believe that upon the completion of the offering contemplated by this prospectus, we will meet the listing standards for Nasdaq.

Following the completion of this offering, our largest shareholder may beneficially own approximately          % of the aggregate voting power of our outstanding ordinary shares. As such, we may be deemed a “controlled company” under Nasdaq Marketplace Rules 5615(c). However, even if we are deemed a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Marketplace Rules. See “Risk Factors” and “Management – Controlled Company.”

We are an “emerging growth company”, as that term is used in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”) and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Emerging Growth Company Status.”

Investing in our ordinary shares is highly speculative and involves a significant degree of risk.  See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered before making a decision to purchase our ordinary shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Ordinary Share	Total
Public offering price	$	$
Underwriting discount and commissions (1)	$	$
Proceeds to us, before expenses	$	$

(1)	Represents underwriting discount and commissions of % of the public offering price per ordinary share for investors introduced by , as representative of the underwriters and % for investors introduced by us. The representatives will also receive other compensation in addition to the underwriting discount, as set forth in the section entitled “Underwriting” beginning on page 147 upon the closing of this offering, including, without limitation, warrants entitling the representative to purchase % of the aggregate number of ordinary shares issued in this offering, with an exercise price equal to % of the price per ordinary share sold in this offering. We have also agreed to reimburse the representative for certain expenses incurred by them. The registration statement of which this prospectus is a part covers such warrants and the ordinary shares issuable upon the exercise thereof. We have also agreed to pay a non-accountable expense allowance to the underwriters of % of the gross proceeds received in this offering and to reimburse the underwriters for other out-of-pocket expenses related to the offering. For a more detailed description of these and other compensation terms to be received by the underwriters, see “Underwriting.”

We have granted the representatives an option, exercisable one or more times in whole or in part, to purchase up to additional ordinary shares from us at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of this prospectus to cover over-allotments, if any. If the representatives exercise the option in full, the total underwriting discounts and commissions payable will be $ , and the total proceeds to us, before expenses, will be $ .

The underwriters expect to deliver the ordinary shares to purchasers in the offering on or about           , 2019.

The date of this prospectus is          , 2019.

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information different from that contained in this prospectus or any free-writing prospectus. We are offering to sell, and seeking offers to buy, the ordinary shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the ordinary shares.

We have not taken any action to permit a public offering of the ordinary shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the ordinary shares and the distribution of the prospectus outside the United States.

i

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under “Risk Factors” beginning on page 8. We note that our actual results and future events may differ significantly based upon a number of factors.  The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Our Business

Overview

We are a provider of automotive financing facilitation and management services targeting existing and prospective drivers providing services through ridesharing platforms (“ridesharing drivers”). We also operate an online peer-to-peer (“P2P”) lending platform providing loan matching services connecting investors with individual and small-to-medium-sized enterprise (“SME”) borrowers. Our operations are based in Chengdu, the center of southwest China and focus on servicing our customers primarily in Sichuan province.

For our automotive financing facilitation and management service sector, we generate revenue primarily from services fees in connection with the facilitation of financing for car purchase by ridesharing drivers, interest income from providing financing solutions to ridesharing drivers, management fees from ridesharing drivers and commissions from a ridesharing platform, Didi Chuxing Technology Co., Ltd. (“Didi”), the largest ridesharing company in China. For our online P2P lending sector, we generate revenue from service fees charged to borrowers and investors for matching the loan transactions between them. For the fiscal year ended September 30, 2018, our revenue generated from the automotive financing facilitation and management services and the online P2P lending business were $716,912 and $101,689, respectively. For the fiscal year ended September 30, 2017, our revenue generated from the automotive financing facilitation and management services and the online P2P lending business were $0 and $52,953, respectively.

Automotive Financing Facilitation and Management Services

Our automotive financing facilitation solutions target prospective ridesharing drivers. We provide automotive financing facilitation services primarily by connecting the prospective ridesharing drivers with financial institutions that can finance their purchase of the automobiles to be used in providing ridesharing services. Our services include credit assessment, automobile purchase, assistance with licenses and insurance and other administrative services. We also provide post-financing management services to the ridesharing drivers, mainly involving affiliation services and facilitating the sale of insurance policies.

From the inception of our automotive financing facilitation and management services through March 31, 2019, we facilitated financing or provided financing for an aggregate of 420 cars. As of March 31, 2019, we managed and serviced an aggregate of 409 ridesharing cars.

Online P2P Lending Business

We operate an online P2P lending platform that provides loan matching services between borrowers and investors in China, primarily servicing borrowers and investors in Sichuan Province. Our platform was launched in December 2014 focusing on the facilitation of real estate backed loans. We conduct our business operations exclusively in mainland China and all of our investors and borrowers reside in China.

As of March 31, 2019, we had a total of 3,106 registered users (who have registered user accounts on our platform), among which 133 were borrowers and 2,073 were investors. As of March 31, 2019, 94 borrowers and 605 investors were real-name verified, who are registered users that have completed the submission and verification of legal name, bank account, mobile phone and identification card. Only real-name verified users are allowed to borrow and/or lend money on our platform. Since our inception in 2014 through March 31, 2019, we have facilitated loans in the aggregate amount of approximately RMB300.35 million (US$43.41 million) between 133 borrowers and 927 investors.

We currently facilitate two types of loans on our platform (i) consumer loans to individuals for various personal purchases, ranging from RMB50,000 (US$7,227) to RMB200,000 (US$28,909) with interest rates (excluding all service fees) of between 10% to 10.9% per annum and terms from 90 days to 365 days; and (ii) business loans to SMEs for their capital requirements, ranging from ranging from RMB50,000 (US$7,227) to RMB1,000,000 (US$144,546) with interest rates (excluding all service fees) of between 10% to 12% per annum and terms from 90 days to 365 days. All our loans are secured by collateral and/or guaranteed.

We have facilitated business loans since our inception in December 2014 and started offering consumer loans in March 2018. For the fiscal years ended September 30, 2018 and 2017, the average interest rate for our business loans was 12.3% and 12.9% per annum, respectively. For the fiscal years ended September 30, 2018 and 2017, the average interest rate for consumer loans was 10.7% and 10.8% per annum, respectively.

Our platform attracts investors by offering convenient and fast access to various investment opportunities with attractive returns. For the fiscal years ended September 30, 2018 and 2017, the average net annualized rate of return (including our promotional bonus to investors but excluding our service fee) for our investors was 11.2% and 11.7%, respectively.

We charge our borrowers and investors each a service fee for loan facilitation. During the fiscal years ended September 30, 2018 and 2017, the service fees charged to borrowers and investors were 3.6% and 10% of the loan principal, respectively. The service fees are collected upon borrowers’ deposit of loan repayments to their accounts at our custodian bank.

As an online P2P lending platform, we do not use our own capital to invest in loans facilitated through our platform. All the loan products we facilitate have been funded through investments solely from individual investors including our management and employees.

Latest P2P Lending Regulatory Developments in China

On December 19, 2018, the Internet Finance Special Risk Rectification Task Force (the “Internet Finance Rectification Office”) and the Office of Task Force Responsible for Special Rectification of Risks in Online Lending Intermediaries (the “Online Lending Rectification Office”) issued the Circular on the Classification and Disposal of Risks of Online Lending Institutions and Risk Prevention (“Circular 175”). Circular 175 classifies P2P direct lending marketplaces into (i) marketplaces on which investors are not fully repaid or that are otherwise unable to operate their businesses due to other significant risks involved with the businesses and (ii) marketplaces that have not been involved in such incidents. The latter is further classified, based on the scale of its business operations, into (a) shell companies with zero loan balances or no loan origination for more than three months and marketplaces that no longer facilitate loan applications and investments, or are otherwise not in operation, (b) small-scale marketplaces, which shall be determined based on factors including outstanding loan balances and number of lenders by provincial governmental agencies, and (c) large-scale marketplaces, including marketplaces with high risks and normal marketplaces that have not demonstrated any high-risk characteristics (“Normal Marketplaces”). In accordance with Circular 175, marketplaces with high-risk characteristics, include, for instance, marketplaces that fund loans to themselves or facilitate sham loans, marketplaces with unclear fund flows, marketplaces with a delinquency rate over 10%, marketplaces with massive negative publicity and complaints, and marketplaces that refuse to or are reluctant to rectify non-compliant operations. Pursuant to Circular 175, except for Normal Marketplaces, other marketplaces shall exit the P2P lending industry or cease operations.

As of the date of this prospectus, we are not aware of any implementing rules or guidance in Circular 175 in Sichuan province. Due to lack of clarification in certain key definitions under Circular 175, it is uncertain how the regulatory authorities may classify our platform. If we are deemed as a marketplace other than a Normal Marketplace under Circular 175 by government authorities, our marketplace would be shut down and our business, financial condition and results of operations would be materially and adversely affected. See “Risk Factors – We may have to limit or suspend our operations as an online P2P lending platform, convert our online loan facilitation services business to other types of financing businesses under Circular 175.”

Our Competitive Strengths

We believe that the following strengths differentiate us from our competitors and provide us with advantages for realizing the potential market opportunity:

●	Secured investments;

●	Trusted customer relationships;

●	Efficient operations; and

●	Prudent risk management.

Our Strategies

Leveraging our competitive strengths discussed above, we plan to implement the following key strategies to achieve our mission to expand our business:

●	Invest in technology;

●	Expand our automotive financing services;

●	Engage in car rental services; and

●	Acquire automobile repair shops.

History and Corporate Structure

We are a holding company incorporated in the Cayman Islands on January 18, 2019. We have two wholly owned subsidiaries, Mixixi International Trading (HK) Co., Limited (“Mixixi”), a Hong Kong company, and BenCai Technology Limited, a PRC limited liability company. Mixixi has one wholly owned PRC subsidiary, Guobang (Chengdu) Financing and Leasing Co., Ltd. (“Guobang”), which controls Sichuan Zhongbei Technology Co., Ltd. (“Zhongbei”) and Chengdu Bencai Business Consulting Co., Ltd. (“Bencai”), which we collectively refer to as our “VIEs” in this prospectus, though a series of contractual arrangements. Guobang has a wholly owned PRC subsidiary, Neijiang Guobang New Energy Automobile Co., Ltd. We began our operations in China in December 2014 and currently conduct our businesses primarily through Guobang and Zhongbei.

The diagram below shows our corporate structure as of the date of this prospectus:

(1)	Suxing Lu, Changgui Liu, Jiuping Yang, Youkang Gao and Yong Du, who are the beneficial owners of our ordinary shares, hold 50%, 20%, 15%, 10% and 5% of the equity interests in Bencai, respectively.

(2)	Yong Du, Changgui Liu, the beneficial owners of our ordinary shares, hold 37% and 33% equity interests in Zhongbei, respectively. Zhiwu Dong and Xiaoyun Zhao hold 20% and 10% equity interests in Zhongbei, respectively.

Our Risks and Challenges

Our business and successful execution of our strategies is subject to certain challenges, risks and uncertainties, including those relating to:

●	our limited operating history in emerging and fast growing markets;

●	our reliance on Didi, the largest ridesharing company in China, to grow our business;

●	our reliance on financing partners to fund automobile purchases;

●	our exposure to potential penalties due to customers’ failure to fully comply with PRC taxi-related laws;

●	our ability to secure adequate financial resources to keep our current operation model;

●	the possibility to limit or suspend our operations as an online P2P lending platform, convert our online loan facilitation services business to other types of financing businesses under Circular 175;

●	our need to continually monitor and rectify any noncompliance in our business practices to ensure full compliance with laws and regulations governing the marketplace lending industry;

●	the greater degree of risk we may be subject to as a result of all the loans we facilitate being non-amortizing loans;

●	our dependency on a limited number of investors to fund the loans facilitated through our online P2P lending platform;

●	our ability to attract investors, borrowers and automobile purchasers;

●	our ability to maintain low default rates for loan and financing transactions we facilitate;

●	effectiveness of our collection and repossession efforts;

●	risks and uncertainties related to our corporate structure in China, including the risks associated with our control over our variable interest entities in China, which is based on contractual arrangements rather than equity ownership; and

●	further changes and interpretations of the laws and regulations governing the automotive finance and P2P lending industries in the PRC.

Please see “Risk Factors” and other information included in this prospectus for a discussion of these and other risks and uncertainties that we face.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies, that are not emerging growth companies, including, but not limited to, (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in our ordinary shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Corporate Information

Our principal executive offices are located at Suite 08, Floor 24, Unit 1, Building 1, No. 88 Shujin Road, High-New Tech District, Chengdu, Sichuan, China 610041. Our telephone number at this address is +86 28 87099772. Our registered office in the Cayman Islands is located at office of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, at 850 Library Avenue, Suite 204, Newark, DE 19711. The information contained on any third party websites is not a part of this prospectus.

Conventions that Apply to this Prospectus

Except where the context otherwise indicates and for the purpose of this prospectus only:

●	“PRC” or “China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus, Taiwan, Hong Kong and Macau;

●	“RMB” or “Renminbi” refers to the legal currency of China;

●	“$,” “US$” or “U.S. dollars” refers to the legal currency of the United States;

●	“share capital” or “shares in the capital of” or similar expressions include a reference to shares in a company that does not have a share capital under its governing law, but which is authorized to issue a maximum or unlimited number of shares;

●	“variable interest entities” or “VIEs” refer to Zhongbei and Bencai, which are limited liability companies in China in which we do not have equity interests but whose financial results have been consolidated into our consolidated financial statements in accordance with U.S. GAAP due to our having effective control over, and our being the primary beneficiary of, such entity; and

●	“we,” “us,” “our,” “Company,” “registrant” or similar terms refer to To Prosperity Technology Inc, a Cayman Islands exempted company, including its consolidated subsidiaries and VIEs, unless the context otherwise indicates.

This prospectus contains information and statistics relating to China’s economy and the industries in which we operate derived from various publications issued by market research companies and PRC governmental entities, which have not been independently verified by us, the underwriters or any of their affiliates or advisers. The information in such sources may not be consistent with other information compiled in or outside China.

We use U.S. dollars as the reporting currency in our financial statements and in this prospectus. Monetary assets and liabilities denominated in Renminbi are translated into U.S. dollars at the rates of exchange as of the applicable balance sheet date, equity accounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated using the average rates for the applicable period. In other parts of this prospectus, any Renminbi denominated amounts are accompanied by the related translations. With respect to amounts not recorded in our consolidated financial statements included elsewhere in this prospectus, all translations from Renminbi to U.S. dollars were made at RMB6.9182 to US$1.00, the foreign exchange rate on May 17, 2019 set forth in the H.10 statistical release of the Federal Reserve Board. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all.

Unless expressly indicated herein to the contrary, all references to share amounts in this prospectus give retroactive effect to a 1-to-2000 share subdivision which was effected on May 22, 2019.

THE OFFERING

Shares Being Offered:	ordinary shares.

Initial Offering Price:	The purchase price for the shares will be $ per share.

Number of Ordinary Shares Outstanding Before the Offering:	20,000,000 ordinary shares are outstanding as of the date of this prospectus.

Number of Ordinary Shares Outstanding After the Offering[1]:	ordinary shares will be outstanding after this offering is completed assuming full exercise of the underwriters’ over-allotment option and ordinary shares assuming no exercise of the underwriters’ over-allotment option.

Use of Proceeds:	Although we will have broad discretion on the use of proceeds we receive in this offering, we plan to use the net proceeds of this offering primarily for expansion of our automotive financing and management business, acquisition of automobile repair shops, new hires, marketing and promotion, development of risk management systems and public company expenses. For more information on the use of proceeds, see “Use of Proceeds” on page 59.

Lock-up	We, all of our directors and officers and certain shareholders have agreed with the Underwriter, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our ordinary shares or securities convertible into or exercisable or exchangeable for our ordinary shares for a period of months after the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Indemnification Escrow

Net proceeds of this offering in the amount of $ shall be used to fund an escrow account for a period of 18 months following the closing date of this offering, which account shall be used in the event that we have to indemnify the underwriters pursuant to the terms of an underwriting agreement with the underwriters.

Underwriters’ Warrants	Upon the closing of this offering, we will issue warrants to the underwriters to purchase % of the aggregate number of ordinary shares issued in this offering. The warrants will be exercisable for a period of years from the effective date of the registration statement of which this prospectus forms a part.

Proposed Nasdaq Symbol:	BCHT

Risk Factors:	Investing in our ordinary shares involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 8.

[1]	Excludes ordinary shares underlying underwriter warrants.

RISK FACTORS

Investing in our ordinary shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our ordinary shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to our Automotive Financing and Management Services

We face intense competition in the automotive finance industry, which may lead to a loss of market share, reduced service fees and related revenue, increased expenses, departures of qualified employees, and disputes with competitors.

We face intense competition in the automotive finance industry. Our competitors may have significantly more resources than we do, including financial, technological, marketing and others and may be able to devote greater resources to the development and promotion of their services. As a result, they may have deeper relationships with automobile dealers, automotive finance partners and other third-party service providers than we do. This could allow them to develop new services, adapt more quickly to changes in technology and to undertake more extensive marketing campaigns, which may render our services less attractive to consumers and cause us to lose market share. Moreover, intense competition in the markets we operate in may reduce our service fees and related revenues, increase our operating expenses and capital expenditures, and lead to departures of our qualified employees. We may also be harmed by negative publicity instigated by our competitors, regardless of its validity. We may in the future continue to encounter disputes with our competitors, including lawsuits involving claims asserted under unfair competition laws and defamation which may adversely affect our business and reputation. Failure to compete with current and potential competitors could materially harm our business, financial condition and our results of operations.

We rely on Didi, the largest ride-sharing company in China, to grow our business, and if we cannot manage our relationship with Didi, our business, results of operations and financial condition could be adversely affected.

As of March 31, 2019, approximately 92% of the vehicles financed by our funding partners and us are used as ridesharing vehicles for Didi. Our relationship with Didi enables us to attract prospective ridesharing drivers to use our financing facilitation and management services. However, our agreements with Didi are on a non-exclusive basis, and Didi may have cooperative arrangements with our competitors. If Didi terminates its relationship with us or refuses to renew its agreement with us on commercially reasonable terms, we may need to find an alternate partner, and may not be able to secure similar terms or replace Didi in an acceptable timeframe. If we cannot find alternate partners on terms acceptable to us, our financing services may be less attractive to ridesharing drivers, which could materially and adversely affect our business and impede our ability to continue our operations.

Because our dependency on Didi, any negative publicity related to Didi could adversely affect our reputation and brand and could potentially lead to increased regulatory or litigation exposure. Any of the foregoing risks could adversely affect our business, financial condition and results of operations.

We rely on financing partners to fund automobile purchases, and our inability to maintain sufficient access to funding would materially and adversely affect our liquidity, business, results of operations and financial condition.

We partner with financing institutions and refer our customers to them for the financing of automobile purchases. Presently, we have three financing partners, Huiyi Financing and Leasing (Tianjin) Co., Ltd. (Ningbo Branch) (“Huiyi”), Shiqiao Financing Leasing (China) Co., Ltd. and Yueda Financing Leasing Co., Ltd. For the fiscal year ended September 30, 2018, the amount of financing for automobile purchase we facilitated or funded totaled RMB18,184,206 (US$2,780,460), of which 98.98% were funded by our financing partners and 90.67% were funded by Huiyi.

Because we heavily rely on Huiyi and there is no commitment on the amount Huiyi will fund for our customers, as the demand for financing for automobile purchases increases, there can be no assurance that Huiyi can meet the funding needs of the automobile sales we facilitated, or we can find additional financing partners, or our cooperation with new financing partners will meet our expectations. The availability of funding from financial institutions depends on many factors, some of which are out of our control. We have, in the past, terminated our collaboration with certain third-party financing partners and may in the future take similar measures. If we terminate our collaboration with Huiyi, we may be unable to find substitutes on commercially reasonable terms, or at all. As a result, we would experience a material adverse effect on our business and results of operations. We and Huiyi may not be able to arrange alternative funding sources in time and our capital and liquidity would be strained, which would materially and adversely affect our business, results of operations and financial condition.

Our success depends on our ability to attract prospective automobile purchasers.

The growth of our automotive financing and management services business depends on our ability to attract prospective online ridesharing drivers. In order to expand our base of automobile purchasers, we must continue to invest significant resources in the development of new solutions and services and build our relationships with financial institutions, dealers and other participants. Our ability to successfully launch, operate and expand our solutions and services and to improve user experience to attract prospective automobile purchasers depends on many factors, including our ability to anticipate and effectively respond to changing interests and preferences of automobile purchasers, anticipate and respond to changes in the competitive landscape, and develop and offer solutions and services that address the needs of automobile purchasers. If our efforts in these regards are unsuccessful, our base of automobile purchasers, and the amount of financing and other transactions we facilitate to them, may not increase at the rate we anticipate, and it may even decrease. As a result, our business, prospects, financial condition and results of operations may be materially and adversely affected.

In addition, in order to attract prospective automobile purchasers, we must also devote significant resources to enhancing the experience of automobile purchasers on an ongoing basis. We must continually enhance our speed for processing the automotive financing and other transactions. If we fail to provide superior customer service or address complaints of automobile purchasers in a timely manner, we may fail to attract prospective automobile purchasers as to our solutions and services, the number of transactions we process may decline.

In the meantime, we also seek to maintain our relationships with existing automobile purchasers and cross-sell new solutions and services. However, there can be no assurance that we will be able to maintain or deepen such relationships.

We purchase automobiles before our financing partners or our company enters into finance leasing arrangements with the purchasers and we can provide no assurances that our current financial resources will be adequate to support this operation.

We pay the purchase price and all expenses of the automobiles before our customers get funded for the purchase by our financing partner. As of September 30, 2018, we had advanced payments of RMB286,660 (US$41,728) for the automobile purchases, which payments were funded through debt financing including stockholder loans. We anticipate that, with the proceeds from this offering and anticipated cash flows from operating activities, we will be able to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for the next 12 months.

Our liquidity may be negatively impacted as a result of the increases of advance payments for automobile purchases in addition to general economic and industry factors. We anticipate that, to the extent that we require additional liquidity, it will be funded through other indebtedness, additional equity financings or a combination of these potential sources of liquidity. If we raise additional funds by issuing equity securities or convertible debt, our shareholders will experience dilution. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. The covenants under future credit facilities may limit our ability to obtain additional debt financing. We cannot be certain that additional funding will be available on acceptable terms, or at all. Any failure to raise capital in the future could have a negative impact on our financial condition and our ability to pursue our business strategies.

Our failure to raise additional capital and in sufficient amounts may significantly impact our ability to maintain and expand our business. For further discussion of our liquidity requirements as they relate to our long-term plans, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

The ridesharing market is still in a relatively early stage of growth and if such market does not continue to grow, grow more slowly than we expect or fail to grow as large as we expect, our business, financial condition and results of operations could be adversely affected.

According to the Chinese Academy of Industry Economy Research Institute, the ridesharing market in China has grown rapidly since 2015. However, it is still relatively new, and it is uncertain to what extent market acceptance will continue to grow, if at all. Our success will depend to a substantial extent on the willingness of people to widely-adopt ridesharing. If the public does not perceive ridesharing as beneficial, or chooses not to adopt it as a result of concerns regarding safety, affordability or for other reasons, whether as a result of incidents on the ridesharing platform or otherwise, then the ridesharing market may not further develop, or may develop more slowly than we expect or may not achieve the growth potential we expect, any of which could adversely affect our business, financial condition and results of operations.

Our customers’ failure to fully comply with PRC taxi-related laws may expose us to potential penalties and negatively affect our operations.

According to the Implementing Rules on Chengdu Online Reservation Taxi Operation Service promulgated on November 5, 2016 by the Municipal Communications Commission of Chengdu, an online reservation taxi operating license, an online reservation taxi certificate and an online reservation taxi driver’s license are required to operate the ridesharing business. As of March 31, 2019, approximately 8% of the automobiles used for online ridesharing which we provide management services to do not have the online reservation taxi certificate and approximately 42.51% of our ridesharing drivers have not obtained the online reservation taxi driver’s licenses. We are in the process of assisting the drivers in obtaining the required certificate and license. However, there is no guarantee that all of the drivers affiliated with us would be able to obtain all the certificate and license. Our business and results of operations will be materially affected if our affiliated drivers are suspended from providing ridesharing services or substantial fines are imposed.

If the ridesharing drivers engage in, or are subject to, criminal, violent, inappropriate, or dangerous activity that results in major safety incidents, our ability to attract and retain new customers may be harmed, which could have an adverse impact on our reputation, business, financial condition, and operating results.

We are not able to control or predict the actions of the ridesharing drivers and third parties, either during the process of providing services or otherwise. Such actions may result in injuries, property damage, or loss of life for passengers and third parties, or business interruption, brand and reputational damage, or significant liabilities for us. Our screen and evaluation of the drivers may not expose all potentially relevant information and may fail to disclose information that could be relevant to a determination of eligibility. In addition, we do not independently test drivers’ driving skills.

If the ridesharing drivers engage in criminal activity, misconduct, or inappropriate conduct, and we may receive negative press coverage as a result of our business relationship with such drivers, which would adversely impact our brand, reputation, and business. There have been numerous incidents and allegations of Didi drivers sexually assaulting, abusing, and kidnapping consumers, or otherwise engaging in criminal activity. If other criminal, inappropriate, or other negative incidents occur due to the conduct of ridesharing drivers or third parties, our ability to attract customers may be harmed, and our business and financial results could be adversely affected.

Further, we may be subject to claims of significant liability based on traffic accidents, deaths, injuries, or other incidents that are caused by ridesharing drivers, consumers, or third parties. Our auto liability and general liability insurance policies may not cover all potential claims to which we are exposed, and may not be adequate to indemnify us for all liabilities. These incidents may subject us to liability and negative publicity, which would increase our operating costs and adversely affect our business, operating results, and future prospects. Even if these claims do not result in liability, we will incur significant costs in investigating and defending against them.

Our financing facilitation services may subject us to regulatory and reputational risks, each of which may have a material adverse effect on our business, results of operations and financial condition.

We facilitate financing for our customers’ vehicle purchases. The PRC laws and regulations concerning financial services are evolving and the PRC government authorities may promulgate new laws and regulations in the future. We cannot assure you that our practices would not be deemed to violate any PRC laws or regulations either now or in the future. The financing products of our financial partner may be deemed to exceed the stipulated cap on the financing amount relative to the vehicle purchase price, in which case we may be required to make adjustments to our cooperation arrangement or cease to cooperate with our financing partner. If we are required to make adjustments to our automotive financing and management services or withdraw, discontinue or change some of our automotive financing and management services, our business, financial condition and results of operations would be materially and adversely affected. In addition, if the financing products of our partner and our cooperation with it were to be deemed as in violation of applicable PRC laws or regulations, our reputation would suffer.

Moreover, developments in the financial services industry may lead to changes in PRC laws, regulations and policies or in the interpretation and application of existing laws, regulations and policies, which may limit or restrict consumer financing or related facilitation services like those we offer. We may, from time to time, be required to adjust our arrangement with third-party financing partners, which could materially and adversely affect our business, results of operations and financial condition. Furthermore, we cannot rule out the possibility that the PRC government will institute a new licensing regime covering services we provide in the future. If such a licensing regime were introduced, we cannot assure you that we would be able to obtain any newly required license in a timely manner, or at all, which could materially and adversely affect our business and impede our ability to continue our operations.

We are exposed to credit risk as we provide guarantees to our financing partner on the financings for automobile purchase. Our current risk management system may not be able to accurately assess and mitigate all risks to which we are exposed, including credit risk.

We are exposed to credit risk as we are required to provide guarantees to our financing partner on the financing for automobile purchases referred by us. As at March 31, 2019, the maximum contingent liabilities we are exposed to are approximately RMB28,981,122 (US$4,189,113) if all the automobile purchasers defaulted. Customers may default on their lease payments for a number of reasons including those outside of their or our control. We are exposed to credit risk as we are required by our financing partner to provide guarantees on the lease payments (including principal and interest) of the automobile purchasers. The credit risk may be exacerbated in the automotive finance market due to the relatively limited credit history and other available information of many consumers in China.

If we are unable to repossess the vehicle collateral for delinquent financing payments of the automobile purchasers or do so in a cost-effective manner or if our ability to collect delinquent financing payments is impaired, our business and results of operations would be materially and adversely affected.

Under our agreement with our current financing partner, Huiyi, we guarantee the lease payments including principal and the accrued and unpaid interest for the automobile purchases by our referred purchasers. We also provide financing for automobile purchases using our own funds. Therefore, failure to collect lease payments or to repossess the collateral may have a material adverse effect on our business operations and financial position. Although the lease payments are secured by the vehicles, we may not be able to repossess the vehicle collateral when the purchasers’ default. Our measures to track the vehicles include installing GPS trackers on vehicles. We cannot assure you that we will be able to successfully locate and recover the vehicle collateral. We have repossessed all of vehicles when needed; however, we cannot assure that we will repossess vehicles successfully in the future. We also cannot assure that there will not be regulatory changes that prohibit the installation of GPS trackers, or the realized value of the repossessed vehicles will be sufficient to cover our customers’ payment obligations. If we cannot repossess some of these vehicles or the residual values of the repossessed vehicles are lower than we expected and not sufficient to cover the automobile purchaser’s payment obligation, our business, results of operations and financial condition may be materially and adversely affected.

Moreover, the current regulatory regime for debt collection in the PRC remains unclear. We aim to ensure our collection efforts comply with the relevant laws and regulations in the PRC. However, if our collection methods are viewed by the automobile purchasers or regulatory authorities as harassment, threats or other illegal means, we may be subject to risks relating to our collection practices, including lawsuits initiated by the automobile buyers or prohibition from using certain collection methods by the regulatory authorities. Any perception that our collection practices are aggressive and not compliant with the relevant laws and regulations in the PRC may result in harm to our reputation and business, decrease in the willingness of prospective borrowers to apply for and utilize our financing facilitation services, or fines and penalties imposed by the relevant regulatory authorities, any of which may have a material adverse effect on our business, financial condition and results of operations.

We may be subject to product liability claims if people or property are harmed by vehicles purchased through us.

Vehicles purchased through us may be defectively designed or manufactured. As a result, we may be exposed to product liability claims relating to personal injury or property damage. Third parties subject to such injury or damage may bring claims or legal proceedings against us because we facilitate the financing of the product. Although we would have legal recourse against the automobile manufacturers or dealers under PRC law, attempting to enforce our rights against the automobile manufacturers or dealers may be expensive, time-consuming and ultimately futile. In addition, we do not currently maintain any third-party liability insurance or product liability insurance in relation to vehicles purchased through us. As a result, any material product liability claim or litigation could have a material and adverse effect on our business, financial condition and results of operations. Even unsuccessful claims could result in the expenditure of funds and managerial efforts in defending them and could have a negative impact on our reputation.

We are required to obtain certain licenses and permits for our business operations, and we may not be able to obtain or maintain such licenses or permits.

We may be deemed to operate financing guarantee business by the PRC regulatory authorities. Under certain arrangements in our services, we provide guarantees for our customers who apply for financing with our financing partner. In August, 2017, the PRC State Council promulgated the Regulations on the Administration of Financing Guarantee Companies (the “Financing Guarantee Rules”), which became effective on October 1, 2017. Pursuant to the Financing Guarantee Rules, “financing guarantee” refers to the activities in which guarantors provide guarantees to the guaranteed parties as to loans, bonds or other types of debt financing, and “financing guarantee companies” refer to companies legally established and operating financing guarantee businesses. According to the Financing Guarantee Rules, the establishment of financing guarantee companies are subject to the approval by the relevant governmental authority, and unless otherwise stipulated, no entity may operate a financing guarantee business without such approval.

As advised by our PRC counsel, we do not believe that the Financing Guarantee Rules apply to our automotive financing and management services as we provide guarantees to our customers in connection with the financing of the purchase of automobiles and such guarantees are not provided independently as our principal business. However, due to the lack of further interpretations, the exact definition and scope of “operating a financing guarantee business” under the Financing Guarantee Rules is unclear. It is uncertain whether we would be deemed to operate a financing guarantee business in violation of relevant PRC laws or regulations because of our current arrangement with our financing partner. If the relevant regulatory authorities determine that we are operating a financing guarantee business, we may be required to obtain approval or license for a financing guarantee business to continue our collaboration arrangement with our financing partner. If we are no longer able to maintain our current arrangement with these financial institutions, or become subject to penalties, our business, financial condition, results of operations and prospects could be materially and adversely affected.

In addition, considerable uncertainties exist regarding the interpretation and implementation of existing and future PRC laws and regulations governing our business activities. If we fail to complete, obtain or maintain any of the required licenses or approvals or make the necessary filings, we may be subject to various penalties, such as confiscation of the illegal gains, imposition of fines and discontinuation or restriction of our operations. Any such penalties may disrupt our business operations and materially and adversely affect our business, financial condition and results of operations.

Our business of facilitating financing transactions between financial institutions and automobile purchasers may constitute provision of an intermediary service, and our agreements with these financial institutions may be deemed as intermediation contracts under the PRC Contract Law.

Our business of facilitating financing transactions by connecting financial institutions and individual automobile purchasers may constitute an intermediary service, and such services may be deemed as intermediation contracts under the PRC Contract Law. Under the PRC Contract Law, an intermediary may not claim a service fee and is liable for damages if it conceals any material fact intentionally or provides false information in connection with the conclusion of an intermediation contract, which results in harm to the client’s interests. Therefore, if we fail to provide material information to financial institutions, or if we fail to identify false information received from automobile purchasers or others and in turn provide such information to financial institutions, and in either case if we are also found to be at fault, due to failure or deemed failure to exercise proper care, such as to conduct adequate information verification or employee supervision, we could be held liable for damage caused to financial institutions as an intermediary pursuant to the PRC Contract Law. In addition, if we fail to complete our obligations under the agreements entered into with financial institutions, we could also be held liable for damages caused to financial institutions pursuant to the PRC Contract Law.

Government policies on automobile purchases and ownership may materially affect our results of operations.

Government policies on automobile purchases and ownership may have a material effect on our business due to their influence on consumer behaviors. Since 2009, the PRC government has changed the purchase tax on automobiles with 1.6 liter or smaller engines several times. In addition, in August 2014, several PRC governmental authorities jointly announced that from September 2014 to December 2017, purchases of new energy automobiles designated on certain catalogs will be exempted from the purchase taxes. In April 2015, several PRC governmental authorities also jointly announced that from 2016 to 2020, purchasers of new energy automobiles designated on certain catalogs will enjoy subsidies. In December 2016, relevant PRC governmental authorities further adjusted the subsidy policy for new energy automobiles. On March 26, 2019, the PRC governmental authorities updated the government subsidy policy for new energy automobiles which raises the threshold for the subsidy and reduces the amount of subsidies. We cannot predict whether government subsidies will remain in the future or whether similar incentives will be introduced, and if they are, their impact on automobile retail transactions in China. It is possible that automobile retail transactions may decline significantly upon expiration of the existing government subsidies if consumers have become used to such incentives and delay purchase decisions in the absence of new incentives. If automobile retail transactions indeed decline, our revenues may fluctuate and our results of operations may be materially and adversely affected.

Some local governmental authorities also issued regulations and relevant implementation rules in order to control urban traffic and the number of automobiles within particular urban areas. For example, local Beijing governmental authorities adopted regulations and relevant implementing rules in December 2010 to limit the total number of license plates issued to new automobile purchases in Beijing each year. Local Guangzhou governmental authorities also announced similar regulations, which came into effect in July 2013. There are similar policies that restrict the issuance of new automobile license plates in Shanghai, Tianjin, Hangzhou, Guiyang and Shenzhen. In September 2013, the State Council released a plan for the prevention and remediation of air pollution, which requires large cities, such as Beijing, Shanghai and Guangzhou, to further restrict the number of motor vehicles. In March 2018, the Beijing government issued an additional regulation to limit the total number of vehicles in Beijing to no more than 6.1 million by the end of 2018. We cannot assure you that similar measures will be adopted in Sichuan Province. Such regulatory developments, as well as other uncertainties, may adversely affect the growth prospects of China’s automobile industry, which in turn may have a material adverse impact on our business.

The service fees for our automotive financing and management services may decline in the future, and any material decrease in such service fees could harm our business, financial condition and results of operations.

We generate a significant amount of our revenue from automotive financing and management services. Any material decrease in our service fees from automotive financing and management services would have a substantial impact on our revenue and profit margin. The service fees we charge our customers could be affected by a variety of factors, including the competitive landscape of the automotive finance industry and regulatory requirements. Our service fees may also be affected by a change over time in the mix of the types of services we offer. Our competitors may also offer more attractive service fees, which may require us to reduce our service fees to compete effectively.

In addition, our automotive financing and management service fees are sensitive to many macroeconomic factors beyond our control, such as inflation, recession, the state of the credit markets, changes in market interest rates, global economic disruptions, unemployment and fiscal and monetary policies. In the event that the amount of service fees we charge decrease significantly in the future and we are not able to adopt any cost control initiatives, our business, financial condition and results of operations will be harmed.

Our business is also subject to risks related to China’s automotive finance industry, including industry-wide and macroeconomic risks.

We operate in China’s automotive finance industry. We cannot assure you that this market will continue to grow rapidly in the future. Further, the growth of China’s automotive finance industry could be affected by many factors, including:

●	general economic conditions in China and around the world;

●	the growth of disposable household income and the availability and cost of credit available to finance vehicle purchases;

●	the growth of China’s automobile industry;

●	taxes and other incentives or disincentives related to vehicle purchases and ownership;

●	environmental concerns and measures taken to address these concerns;

●	the cost of energy, including gasoline prices, and the cost of vehicle license plates in various cities with license plate lottery or auction systems in China;

●	the improvement of the highway system and availability of parking facilities;

●	other government policies relating to automotive finance in China;

●	fluctuations in the sales and price of new and used vehicles;

●	consumer acceptance of financing vehicle purchases;

●	ride sharing, transportation networks, and other fundamental changes in transportation pattern; and

●	other industry-wide issues, including supply and demand for vehicles and supply chain challenges.

Any adverse change to these factors could reduce demand for used vehicles and hence demand for our services, and our results of operations and financial condition could be materially and adversely affected.

Risks Related to Online P2P Lending Business

We may have to limit or suspend our operations as an online P2P lending platform, convert our online loan facilitation services business to other types of financing businesses under Circular 175.

On December 19, 2018, the Internet Finance Rectification Office and the Online Lending Rectification Office issued Circular 175, which classifies P2P lending marketplaces into (i) marketplaces on which investors are not fully repaid or that are otherwise unable to operate their businesses due to other significant risks involved with the businesses and (ii) marketplaces that have not been involved in such incidents. The latter is further classified, based on the scale of its business operations, into (a) shell companies with zero loan balances or no loan originations for more than three months and marketplaces that no longer facilitate loan applications and investments, or are otherwise not in operation, (b) small-scale marketplaces, which shall be determined based on factors including outstanding loan balances and number of lenders by provincial governmental agencies, and (c) large-scale marketplaces, including marketplaces with high risks and Normal Marketplaces. In accordance with Circular 175, marketplaces with high-risk characteristics, include, for instance, marketplaces that fund loans to themselves or facilitate sham loans, marketplaces with unclear fund flows, marketplaces with a delinquency rate of over 10%, marketplaces with massive negative publicity and complaints, and marketplaces that refuse to or are reluctant to rectify non-compliant operations. Pursuant to Circular 175, except for Normal Marketplaces, other marketplaces shall exit the P2P lending industry or cease operations. Normal Marketplaces shall cease operating those businesses that are not in compliance with laws and regulations. Circular 175 also encourages certain Normal Marketplaces to convert into other types of online financing institutions such as online small loan companies or loan facilitation platforms.

As of the date of this prospectus, we are not aware of any implementing rules or guidance on Circular 175 in Sichuan. Due to the lack of clarification in certain key definitions under Circular 175, there are uncertainties how regulatory authorities may categorize our platform under Circular 175. If we are deemed as a marketplace other than a Normal Marketplace under Circular 175 by government authorities, our marketplace would be shut down and our business, financial condition and results of operations would be materially and adversely affected. Even if we are deemed a Normal Marketplace, we may, however, be encouraged by government authorities to convert into other types of online financing institutions such as online small loan companies or loan facilitation platforms. If we were to change the type of business we operate, our business, financial condition and results of operation would be materially and adversely affected. See “Regulations – Regulations Related to the Marketplace Lending Industry.”

The laws and regulations governing the online P2P lending industry in China are developing and evolving and subject to changes. If we fail to comply with existing and future applicable laws, regulations or requirements of local regulatory authorities, our business, financial condition and results of operations would be materially and adversely affected.

Due to the relatively short history of the online P2P lending industry in China, the PRC government has yet to establish a comprehensive regulatory framework governing our industry. Before any industry-specific regulations were introduced in mid-2015, the PRC government relied on general and basic laws and regulations for governing the online P2P lending industry, including the PRC Contract Law, the General Principles of the Civil Law of the PRC, and related judicial interpretations promulgated by the Supreme People’s Court. See “Regulations – Regulations Related to the Marketplace Lending Industry.”

In July 2015, the People’s Bank of China (the “PBOC”), together with nine other PRC regulatory agencies jointly issued a series of policy measures applicable to the online P2P lending industry titled the Guidelines on Promoting the Healthy Development of Internet Finance (the “Guidelines”). The Guidelines formally introduced for the first time the regulatory framework and basic principles for administering online lending information services in China. According to the Guidelines, online P2P lending platforms may only serve as intermediaries to provide information services to borrowers and investors, and may not provide credit enhancement services or conduct illegal fundraising. The Guidelines also outlined certain regulatory propositions, which would require internet finance companies, including online P2P lending platforms, to (i) complete website filing procedures with the administrative departments overseeing telecommunications; (ii) use banking financial institutions’ depository accounts to hold lending capital, and engage an independent auditor to audit such accounts and publish audit results to customers; (iii) improve the disclosure of operational and financial information, provide sufficient risk disclosure, and set up thresholds for qualified investors to better protect investors; (iv) enhance online security management to protect customers’ personal and transactional information; and (v) take measures against money laundering and other financial crimes.

Based on the core principles of the Guidelines, in August 2016, the China Banking Regulatory Commission (the “CBRC”), together with three other PRC regulatory agencies jointly issued the Interim Measures on Administration of Business Activities of Online Lending Information Intermediaries (the “Interim Measures”). The Interim Measures, among other things, introduced a record-filing and licensing regime for the online lending information intermediaries and provided the general obligations and certain prohibited activities of the online lending information intermediaries. The record-filing and licensing regime requires online lending information intermediaries to register with local financial regulatory authorities, to update their industrial and commercial registration with the local commercial registration authority to include “online lending information intermediary” in their business scopes, and to obtain a telecommunications business license from the relevant telecommunication regulatory authority. The Interim Measures has authorized local financial regulatory authorities to make detailed implementation rules regarding filing procedures. However, as of the date of this prospectus, such regulations implementing the Interim Measures remain unissued.

In February 2017 and August 2017, the CBRC issued the Guidance to the Operation of Depositing Online Lending Funds (the “Custodian Guidelines”), and Disclosure Guidelines for Information Regarding Business Activities of Online Lending Information Intermediaries (the “Disclosure Guidelines”), respectively. The Custodian Guidelines set out the requirements of setting up custody accounts with commercial banks for the funds of investors and borrowers held by online P2P lending platforms, while the Disclosure Guidelines specified the disclosure requirements for online lending information service providers. Both of the Custodian Guidelines and the Disclosure Guidelines provided a rectification period for online P2P lending platforms to comply with such requirements.

In addition, Notice on Inspection Acceptance of Special Rectification of Risks in Online Lending Intermediaries (“Circular 57”), issued by the Online Lending Rectification Office in December 2017, requires online lending information intermediaries to complete their record-filing with the local authorities in accordance with the timetable set forth therein but no later than the end of June 2018, depending on the category of each intermediary.

In August 2018, the Online Lending Rectification Office issued the Notice on Launching Compliance Inspection on Peer-to-Peer Online Lending Information Intermediaries (“Inspection Notice”), and the Compliance Checklist for Online Lending Information Intermediaries as specified in the Inspection Notice (the “Checklist”). The Inspection Notice requires each online lending information intermediary to complete the following compliance inspections by the end of December 2018: (i) self-inspection, (ii) industry inspection conducted by internet finance association, and (iii) verification conducted by the local rectification office in charge of online lending. Based on the results of the compliance inspections, systems of online lending information intermediaries who are in compliance with the applicable rules and regulations can be integrated to the industry-wide information disclosure systems and product registration systems. Upon completion of such integration, the online lending information intermediaries will be able to submit filing applications for record-filings pursuant to procedures to be issued by the competent regulatory authorities. However, it remains unclear when the detailed procedures for such system integrations and filing applications will be issued.

As required by the Inspection Notice, on October 15, 2018, Zhongbei submitted its self-inspection report to the Finance Bureau of High-New Tech District of Chengdu City (“District Finance Bureau”). On the same day, an inspection report (“Industry Inspection Report”) issued by Sichuan Forerunner Law Firm based on the due diligence on Zhongbei conducted by Sichuan Forerunner Law Firm and Sichuan HuaYiZhongHe Accounting Firm, authorized institutions by the District Finance Bureau to conduct inspections on online P2P lending platforms, was submitted to the District Finance Bureau. The Industry Inspection Report listed a number of noncompliance issues, including but not limited to, (i) lack of “online lending information intermediary” in our business scope, (ii) lack of a value-added telecommunication business license and information system security protection registration, (iii) failure to engage third party credit rating agencies on a continuous basis, (iv) lack of certification on our information security, (v) certain loans exceeded the statutory limits, and (vi) our custodian bank is not on the whitelist of the National Internet Finance Association of China (the “NIFAC”). We have implemented various measures in response to these noncompliance items identified in the Industry Inspection Report, including, suspension of new issuance of loans that exceed the legal limits, request to borrowers for early repayment of existing loans for the amount that exceeds the legal limit, and engagement of a third party credit rating company. However, it is uncertain whether our rectifying measures will be sufficient to ensure full compliance with the regulatory requirements due to the lack of detailed interpretation and implementation of these requirements. As of the date of this prospectus, we have not received final clearance from the local financial authorities that our rectifying efforts were sufficient, and there can be no assurance that we will be able to receive such final clearance.

On November 14, 2018, United Credit Information Services Co., Ltd., authorized by the District Finance Bureau, conducted the first administrative verification on Zhongbei. On December 14, 2018, Sichuan Province Finance Bureau, Sichuan Office of CBRC, Chengdu City Internet Finance Office and the District Finance Bureau conducted a second round of administrative verification on Zhongbei. As of the date of this prospectus, we have not received any feedback from any of the government agencies regarding their decision on our compliance. There can be no assurance that we ultimately will be successful in passing the inspections by the competent authorities. To our knowledge, as of the date of this prospectus, none of the online lending information intermediaries, including us, have been permitted to submit a record-filing application under Circular 57. We cannot assure you when we will be able to submit such filing application and once submitted, whether our application will be accepted by the local financial regulatory authorities. For example, if Zhongbei is required to make further changes by the appropriate financial regulatory authorities and fails to fully satisfy the authorities’ requirements, our application for registering as an online lending information intermediary with the local financial regulatory authorities may be delayed or even denied. Failure to register as an online lending information intermediary, if deemed as a violation of the Interim Measures or any other relevant regulations or rules, may result in, among others, regulatory warnings, correction orders, reprimand, fines or criminal liability to us. We may also be unable to conduct our current business due to such violations. In such event, our business, financial condition, results of operations and prospects would be materially and adversely affected.

Furthermore, on December 19, 2018, the Internet Finance Rectification Office and the Online Lending Rectification Office issued Circular 175, which classifies P2P lending marketplaces into several categories. Pursuant to Circular 175, except for Normal Marketplaces, other marketplaces shall exit the P2P lending industry or cease operations. Due to the lack of clarification in certain key definitions under Circular 175, there are uncertainties how regulatory authorities may categorize our platform under Circular 175. If we are deemed as a marketplace other than a Normal Marketplace under Circular 175 by government authorities, our marketplace would be shut down and our business, financial condition and results of operations would be materially and adversely affected. Even if we are deemed a Normal Marketplace, we may, however, be encouraged by government authorities to convert into other types of online financing institutions such as online small loan companies or loan facilitation platforms. See “— We may have to limit or suspend our operations as an online P2P lending platform, convert our online loan facilitation services business to other types of financing businesses, or possibly cease our existence under Circular 175.” and “Regulations – Regulations Related to the Marketplace Lending Industry.”

The regulatory framework for internet commerce, including online platforms such as ours is evolving. It is possible that new laws and regulations will be adopted domestically and internationally, or existing laws and regulations may be interpreted in new ways, which could affect the operation of our platform and the way in which we interact with borrowers and investors. We are unable to predict with certainty the impact, if any, that future legislation, judicial interpretations or regulations relating to the online P2P lending industry will have on our business, financial condition and results of operations. To the extent that we are unable to fully comply with any new laws or regulations when they are promulgated, our business, financial condition and results of operations may be materially and adversely affected or we may be required to cease operations. In addition, the cost to comply with such laws or regulations would increase our operating expenses, and we may be unable to pass those costs on to borrowers and investors in the form of increased fees. Governmental or regulatory agencies may decide to impose taxes on services provided over the internet or by online platforms. These taxes could discourage the use of our platform, which would adversely affect the viability of our business.

For a further description of the laws and regulations applicable to us, see “Regulations.”

We need to continue to rectify noncompliance in our business practice to ensure full compliance with laws and regulations governing the marketplace lending industry.

The Industry Inspection Report issued by Sichuan Forerunner Law Firm identified certain issues in Zhongbei’s business operations which were deemed not to be in full compliance with applicable laws and regulations governing online lending information intermediaries, including, among others, (i) lack of “online lending information intermediary” in our business scope, (ii) lack of a value-added telecommunication business license and information system security protection registration, (iii) failure to engage third party credit rating agencies on a continuous basis, (iv) lack of certification on our information security, (v) certain loans exceeded the statutory limits, and (vi) our custodian bank is not on the whitelist of the NIFAC.

We have taken steps to implement various measures in response to the above non-compliance, including, suspension of new loans that exceed the legal limits, request to borrowers for early repayment of existing loans for the amount that exceeds the legal limit, and engagement of a third party credit rating company. We also plan to engage a qualified custodian bank later this year if our current custodian bank is unable to enter the whitelist of NIFAC.

However, it is uncertain whether our correction measures will be sufficient to ensure full compliance with the regulatory requirements due to the lack of detailed interpretation and implementation of these requirements. As of the date of this prospectus, we have not received final clearance from the local financial authorities that our correction efforts were sufficient, and there can be no assurance that we will be able to receive such final clearance and we may have to limit or suspend our operations. In addition, as the PRC laws and regulations for online lending information intermediaries, including their interpretation and implementation, continue to evolve, further regulations regarding the marketplace lending industry may be implemented, which may require us to make further corrections and adjustments to be in full compliance with relevant laws and regulations.

Our agreement with the custodian bank has expired and not been renewed and our business may terminate at any time if our relationship with the custodian bank is discontinued. Increasing restrictions on custodian bank arrangements may require us to enter into a new custody account agreement, provided that our existing custodian bank becomes a qualified bank as required by Circular 56, or we may seek an alternative qualified custodian bank.

We have entered into a custody account arrangement with Panzhihua City Commercial Bank (“PZH Bank”), under which investors’ and borrowers’ funds are deposited directly into and settled by their designated custody accounts at PZH Bank, which has not been certified a qualified bank under Circular 57. The arrangement expired on November 15, 2018 and no amendment or new agreement has been entered by and between us and PZH Bank, although PZH Bank remains to be the custodian bank for our business. Our P2P lending business may be terminated any time if PZH Bank decides not to act as the custodian bank for us.

In addition, Circular 57 requires online lending information intermediaries to set up custody accounts at qualified banks that have passed the National Online Lending Rectification Office’s tests and evaluations. If PZH Bank fails such tests and evaluations, we may need to seek an alternate custodian bank to satisfy the relevant regulatory requirement, which may delay our correction progress and record-filing with local financial regulatory authorities. In addition, in the event that any new laws, regulations or rules impose additional restrictions on our custody account arrangement with PZH Bank, we may need to amend our agreement with PZH Bank or seek a qualified custodian bank, which may materially and adversely affect our business.

We may be required to obtain a value-added telecommunications business certificate.

PRC regulations impose sanctions for engaging in internet information services of a commercial nature without having obtained an internet content provider (“ICP”) certificate. PRC regulations also impose sanctions for engaging in the operation of online data processing and transaction processing without having obtained an online data processing and transaction processing (“ODPTP”) certificate (ICP and ODPTP are both sub-sets of value-added telecommunication business certificates). These sanctions include corrective orders and warnings from the PRC communication administration authority, fines, and confiscation of illegal gains and, in the case of significant infringements, the websites may be ordered to cease operation. Nevertheless, the PRC regulatory authorities’ enforcement of such regulations in the context of online P2P lending platforms remains unclear. The Interim Measures provide that online lending information intermediaries must apply for value-added telecommunication business licenses in accordance with the relevant provisions of telecommunication authorities after filing with a local financial regulator. However, PRC regulatory authorities to date have not explicitly stipulated whether the operator of an online P2P lending platform (including in the form of a website or mobile internet application) is engaging in internet information services requiring an ICP certificate or an ODPTP certificate.

We plan to apply for registration with local financial regulators immediately after the registration procedures are clarified by the relevant authorities, and apply for the corresponding value-added telecommunication business certificates after completing the registration with local financial regulators, provided that the relevant telecommunication authority clarify which sub-set of telecommunication business certificates need to be obtained by market lending platforms and how to apply for such a certificate. However, there is no assurance that our application will be approved. To the extent that the PRC regulatory authorities require such value-added telecommunication certificates to be obtained or set forth rules that impose additional requirements, and we do not obtain such certificates, we may be subject to the sanctions described above and our operations will be materially adversely affected or ceased entirely.

All the loans we facilitate are non-amortizing loans, and these loans involve a greater degree of risk than other loans, which, if such risks are realized, could have a material adverse effect on our business and results of operations.

During our fiscal years ended September 30, 2018 and 2017, we facilitated loans in the aggregate principal amount of RMB84.39 million ($12.90 million) and RMB59.83 million ($8.78 million), respectively, all of which were non-amortizing loans, which are loans requiring only periodic repayment of interest and no repayment of the entire principal amount until maturity. We expect to continue to facilitate similar loans in the future requiring no periodic return of principal.

Non-amortizing loans involve a greater degree of risk than other types of loans because they generally require the borrower to make a large final payment upon the maturity of the loan. The ability of a borrower to make this final payment typically depends upon its ability either to earn sufficient income or generate sufficient cash flow, to obtain new financing, or to sell any collateral securing the loan, if any. The ability of the borrower to accomplish any of these goals will be affected by many factors, most of which are beyond our control, including the financial condition of the borrower, the marketability of any related collateral, the operating history of the related business, tax laws, and the prevailing general economic conditions. Consequently, borrowers using our platform may not have the ability to repay the principal at maturity and the investors could lose all or most of the principal of the loan, which would have a material adverse effect on our business and results of operations.

Any collection practice that we may needs to comply with future PRC rules and regulations regarding the debt collection industry in China.

In 2000, the State Economic and Trade Commission, the Ministry of Public Security and the SAIC issued the Notice on Prohibition of All Types of Debt Collection Companies and Raids on Illegal Debt Collection Activities (the “Notice on Prohibition”), which regulates the activities on debt collection companies, including the prohibition on the use of threats, intimidation, harassment or disclosure of private information in collection efforts. As the date of the prospectus, the default rate of loans on our platform is 0 and we have never had any collection practice. However, in the event that collection practice is necessary for any defaulted loans in the future, any misconduct in our collection practice may harm our reputation and business, lead to a decrease in the willingness of prospective borrowers to apply for loans on our platform, or result in fines and penalties imposed by the relevant regulatory authorities, any of which may have a material and adverse effect on our results of operations.

Any allegations of fraud and misconduct and/or failure of other online P2P lending platforms may materially and adversely affect our business and results of operations.

The reputation of our brand is critical to our business and competitiveness. Factors that are vital to our reputation include, but are not limited to, our ability to:

●	maintain the quality and reliability of our platform;

●	maintain and enhance user experience on our platform;

●	enhance and improve our risk management system;

●	effectively market our online platform;

●	effectively manage and resolve borrower and investor complaints; and

●	effectively protect personal information and privacy of borrowers and investors.

Any negative publicity made by the media or other parties about the foregoing or other aspects of our company, including, but not limited to, our management, employees, business, compliance with laws, financial condition or prospects, whether with merit or not, could severely compromise our reputation and harm our business and operating results.

As China’s online P2P lending industry is new and the regulatory framework for this industry is also evolving, there have been increasing allegations of fraud and misconduct about this industry in general. Such allegations may also have a negative impact on our reputation, regardless of whether we have engaged in any inappropriate activities. Furthermore, any negative development in, or negative perception of, the online P2P lending industry as a whole, even if factually incorrect or based on isolated incidents, could compromise our image, undermine the trust and credibility we have established and imposed a negative impact on our ability to attract new borrowers and investors. Negative developments in the online P2P lending industry, such as widespread borrower defaults, fraudulent behavior and/or the closure of other online P2P lending platforms, may also lead to tightened regulatory scrutiny of the sector and limit the scope of permissible business activities that may be conducted by online P2P lending platforms like us. For instance, since the second quarter of the 2018 calendar year, there was an increasing number of business failures of, or accusations of fraud and unfair dealing against, companies in the online P2P lending industry in China. Recently, there has been increased media coverage of online P2P lending platforms’ business failures. If borrowers and investors associate us with these failed companies, our reputation may be harmed and investor confidence in our platform may be adversely affected. If this were to happen, we may be forced to offer more favorable terms to investors, such as higher investment return, in order to ensure that there is sufficient investment commitment on our platform, which in turn may adversely affect our business and results of operations and impair our ability to grow our business.

If our platform does not receive adequate funding from investors, borrowers may be unable to obtain investment capital for their loans and may stop using our platform for their borrowing needs.

Our business involves the matching of borrowers and investors through our platform. The growth and success of our future operations depend on the availability of adequate lending capital to meet borrower demand for loans on our platform.

To maintain and grow our business, we must continue to increase the volume of loan transactions on our platform, subject to the limitation set forth in the Notice on Further Improving the Rectification of Internet Financial Risks issued by PBOC and sixteen other governmental authorities on May 17, 2017, by retaining existing borrowers and attracting a large number of new borrowers who meet our qualifications and to attract and retain new and existing investors to invest in these loans. There can be no assurance that the number of borrowers and investors will continue to increase. If there are not sufficient qualified loan applicants, investors may be unable to deploy their capital in a timely or efficient manner and may seek other investment opportunities. If there are insufficient investor commitments, borrowers may be unable to obtain investment capital for their loans and may stop using our platform for their borrowing needs, which would have an adverse effect on our results of operations and financial condition.

A relatively small number of investors account for a large dollar amount of investment in loans funded through our platform and if they do not continue to participate in our platform at the current rates, we may be unable to increase our loan originations and our revenue may grow more slowly than expected or decline over the short term.

A relatively small number of investors account for a large dollar amount of investment in loans funded through our platform. In the fiscal years ended September 30, 2018 and 2017, the funds from our top 10 investors accounted for approximately 39.8% and 27.8%, respectively, of the total investments in our platform. If we are unable to attract sufficient investor commitments or investors do not continue to participate in our platform at the current rates, we may be unable to increase our loan originations and our revenue may grow more slowly than expected or decline. In addition, because it takes time for new investors to complete the administrative and diligence updating processes necessary to enable their investments, if our existing investors cease utilizing our platform, our business could be interrupted.

Credit and other information that we receive from third parties about a borrower may be inaccurate or may not accurately reflect the borrower’s creditworthiness, which may compromise the accuracy of our credit assessment.

For the purpose of credit assessment, we obtain borrower credit information from third parties, such as financial institutions and e-commerce providers, and assess applicants’ credit and assign credit scores to borrowers based on such credit information. A credit score assigned to a borrower may not reflect that particular borrower’s actual creditworthiness because the credit score may be based on outdated, incomplete or inaccurate consumer reporting data. We currently do not have a comprehensive way to determine whether borrowers have obtained loans through other online finance marketplaces, creating the risk whereby a borrower may borrow money through our platform in order to pay off loans to investors on other platforms. Additionally, there is a risk that, following our obtaining a borrower’s credit information, the borrower may have:

●	become delinquent in the payment of an outstanding obligation;

●	defaulted on a pre-existing debt obligation;

●	taken on additional debt; or

●	sustained other adverse financial events.

Such inaccurate or incomplete borrower credit information could compromise the accuracy of our credit assessment and adversely affect the effectiveness of our control over our default rates, which could in turn harm our reputation and materially and adversely affect our business, financial condition and results of operations.

In addition, our business of connecting investors and borrowers may constitute an intermediary service, and our contracts with these investors and borrowers may be deemed as intermediation contracts, under the PRC Contract Law. Under the PRC Contract Law, an intermediary may not claim a service fee and is liable for damages if it conceals any material fact intentionally or provides false information in connection with the conclusion of an intermediation contract, which results in harm to the client’s interests. See “Regulations — Regulations Related to the Marketplace Lending Industry.” Therefore, if we fail to provide material information to investors, or if we fail to identify false information received from borrowers or others and in turn provide such information to investors, and in either case if we are also found to be at fault, due to failure or deemed failure to exercise proper care, such as to conduct adequate information verification or employee supervision, we could be held liable for damages caused to investors as an intermediary pursuant to the PRC Contract Law. In addition, if we fail to complete our obligations under the agreements entered into with investors and borrowers, we could also be held liable for damages caused to borrowers or investors pursuant to the PRC Contract Law. On the other hand, we do not assume any liability solely on the basis of failure to correctly assess the creditworthiness of a particular borrower in the process of facilitating a loan transaction, as long as we do not conceal any material fact intentionally or provide false information, and are not found to be at fault otherwise. However, due to the lack of detailed regulations and guidance in the area of P2P lending services and the possibility that the PRC government authority may promulgate new laws and regulations regulating P2P lending services in the future, there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations for the P2P lending service industry, and there can be no assurance that the PRC government authority will ultimately take a view that is consistent with us.

The foreclosure action and enforcement process may be time-consuming, difficult and uncertain for legal and practical reasons, which could adversely affect our liquidity, business, financial condition and results of operations.

The loans we facilitate are secured by collateral, normally residential or commercial real properties owned by borrowers. Although we do not have any obligations to undertake any assignment of a defaulted loan, in the event that a defaulted loan was assigned to us, we may initiate legal proceedings against the defaulting borrower and foreclose the real property collateral. The legal proceedings may be time-consuming and may not ultimately be possible. In addition, the enforcement process may be difficult in practice. Furthermore, the defaulting borrowers may have concealed, transferred or disposed of their assets beforehand, which make it difficult or impossible for us to apply for attachment. Moreover, if the attached assets are found to be subject to prior mortgage or other third parties’ rights during proceedings, our interests will be ranked behind these prior parties, thereby limiting or even preventing us from full coverage by the collateral. As a result, in case of defaults we may not be able to recover the full amount of loans and outstanding interest or at all, and in turn our liquidity, business, financial condition and results of operations could be adversely affected.

Information that we receive from prospective borrowers and third parties about a borrower and the collateral may not accurately reflect the borrower’s creditworthiness or the collateral’s fair/recoverable value, which may compromise the accuracy of our credit assessment.

For the purposes of credit risk assessment, we obtain from prospective borrowers and third parties certain information of the prospective borrowers or the prospective real property collateral, which may not be complete, accurate or reliable and may not reflect that particular borrower’s actual creditworthiness or the prospective collateral’s actual market value because it may be based on outdated, incomplete or inaccurate information. Additionally, once we have obtained a borrower’s information, the borrower may subsequently (i) become delinquent in the payment of an outstanding obligation; (ii) default on a pre-existing debt obligation; (iii) take on additional debt; or (iv) sustain other adverse financial events, making the information we have previously obtained inaccurate. Such inaccurate or incomplete borrower information could compromise the accuracy of our credit assessment and adversely affect the effectiveness of our risk management, which could in turn harm our reputation, lower our service fees, and as a result our business and results of operations could be materially and adversely affected.

We currently determine the preliminary market value of the prospective real property collateral using external sources at the time borrowers submit their loan applications. We also conduct site visits to cross-check conditions and verify information of the prospective real property collateral. In addition, we compare the preliminary quotes on an anonymous basis from local real estate agencies in the same neighborhood. However, there is no assurance that we have complete and accurate information relating to the prospective real property collateral. If we overestimate market value of the real property collateral, the loans we facilitate may not be fully secured, which could affect the accuracy of our credit assessment and the effectiveness of our risk management. Therefore, our reputation, and as a result, our business and results of operations could be materially and adversely affected.

The facilitation of loans through our platform could give rise to liabilities under PRC laws and regulations that prohibit illegal fundraising.

PRC laws and regulations prohibit persons and companies from raising funds through advertising to the public a promise to repay premium or interest payments over time through payments in cash or in kind except with the prior approval of the applicable government authorities. Failure to comply with these laws and regulations may result in penalties imposed by the PBOC, the Administration for Industry and Commerce, or AIC, and other governmental authorities, and can lead to civil or criminal lawsuits.

To date, our platform has not been subject to any fines or other penalties under any PRC laws and regulations that prohibit illegal fundraising. Our platform only acts as an information service provider in the facilitation of loans between borrowers and investors, our platform has not been subject to any fines or other penalties under any PRC laws and regulations that prohibit illegal fundraising. In this regard, the business operation of our platform does not violate the current existing PRC laws and regulations prohibiting illegal fundraising. Nevertheless, considerable uncertainties exist with respect to the PBOC, AIC and other governmental authorities’ interpretations of the fundraising-related laws and regulations. While our agreements with investors require investors to guarantee the legality of all funds investors put on our platform, we do not verify the source of investors’ funds separately, and therefore, to the extent that investors’ funds are obtained through illegal fundraising, we may be negligently liable as a facilitator of illegal fundraising. In addition, we do not monitor the borrowers’ use of funds on an on-going basis, and therefore, to the extent that borrowers use proceeds from the loans for illegal activities, we may be negligently liable as a facilitator of an illegal use. Although we have designed and implemented procedures to identify and eliminate instances of fraudulent conduct on our platform, as the number of borrowers and investors on our platform increases, we may not be able to identify all fraudulent conduct that may violate illegal fundraising laws and regulations.

If there are any delinquencies or defaults on loans facilitated through our platform, our business and results of operations may be materially and adversely affected.

Our ability to attract borrowers and investors to, and build trust in, our platform is significantly dependent on our ability to effectively evaluate a borrower’s credit profile and maintain low default rates. If we are unable to effectively and accurately assess the credit profiles of borrowers, we may either be unable to offer attractive fee rates to borrowers and returns to investors, or unable to maintain low default rates of loans facilitated by our platform. In addition, once a loan application is approved, we do not further monitor certain aspects of the borrower’s credit profile, such as changes in the borrower’s credit report and the borrower’s actual use of proceeds. If the borrower’s financial condition deteriorates, we may not be able to take measures to prevent default on the part of the borrower and thereby maintain low default rates for loans facilitated by our platform. As of the date of this prospectus, there have not been any default or delinquencies. If we expand to offer new loan products such as unsecured credit loans in the future, we may find it difficult or unable to maintain low default rates of loans facilitated through our platform. Although we implement various investor protection measures, if widespread defaults were to occur, investors may still incur losses and lose confidence in our platform and our business and results of operations may be materially and adversely affected.

Increases in market interest rates could negatively affect the amount of loans facilitated by us and cost of funds provided to borrowers.

Borrowers’ costs of borrowing mainly consist of interest rates and transaction costs. If an increase in market interest rates occurs, borrowers may decide not to use the products or services we offer, in which event our ability to retain existing borrowers and engage prospective borrowers and our business, results of operations and financial condition could be materially and adversely affected.

Our overall funding costs may fluctuate with market interest rates while the interest rates for existing loans are fixed during the terms of the loans. As a result, a change in the market interest rates may negatively impact the availability and cost of our funding, which may have a material adverse impact on our profitability and results of operations.

Any significant disruption in service on our platform or in our computer systems, including events beyond our control, could prevent us from processing or posting loans on our platform, reduce the attractiveness of our platform and result in a loss of borrowers or investors. In addition, we also fact numerous cybersecurity risks.

In the event of a platform outage and physical data loss, our ability to perform our servicing obligations, process applications or make loans available on our platform would be materially and adversely affected. The satisfactory performance, reliability and availability of our platform and our underlying network infrastructure are critical to our operations, customer service, reputation and our ability to retain existing and attract new borrowers and investors. Much of our system hardware is hosted in a cloud data center located in Hangzhou. We also maintain a real-time backup system at facilities located in Shenzhen. Our operations depend on our ability to protect our systems against damage or interruption from natural disasters, power or telecommunications failures, air quality issues, environmental conditions, computer viruses or attempts to harm our systems, criminal acts and similar events. If there is a lapse in service or damage to our leased Beijing facilities, we could experience interruptions in our service as well as delays and additional expense in arranging new facilities.

Any interruptions or delays in our service, whether as a result of third-party error, our error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with our borrowers and investors and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. Our disaster recovery plan has not been tested under actual disaster conditions, and we may not have sufficient capacity to recover all data and services in the event of an outage. These factors could prevent us from processing or posting payments on loans, damage our brand and reputation, divert our employees’ attention, subject us to liability and cause borrowers and investors to abandon our platform, any of which could adversely affect our business, financial condition and results of operations.

Risks Related to Our Overall Business and Industry

We have a limited operating history in new and rapidly evolving and competitive markets, which makes it difficult to evaluate our future prospects and makes our business subject to inherent risks.

The automotive markets, including the automotive finance market, in China are at an early stage of development. While it has undergone significant growth in the past few years, there is no assurance that it can continue to grow as rapidly. As part of our business, we offer automotive financing and management services in the automobile transaction value chain, including financial institutions, automobile purchasers and other industry participants.

The online P2P lending industry in which we operate is a rapidly evolving and highly competitive industry in China, and may not develop as expected (including as described in this prospectus). Moreover, as a relatively new industry, there are limited successful or proven business models in the online P2P lending sector we can follow and there is yet a comprehensive and coherent regulatory framework governing the online P2P lending industry in China.

If we fail to educate potential customers about the value of our services, if the market for our services do not develop as we expect, or if we fail to address the needs of our target markets, our business and results of operations could be materially adversely affected.

We have a limited operating history. We launched our P2P lending business in December 2014 and our automotive financing and management services in July 2017. We may not have sufficient experience to address the risks to which companies operating in new or rapidly evolving markets may be exposed. We have limited experience in most aspects of our business operation, such as credit origination, data-driven credit assessment, delinquent asset management and the development of long-term relationships with our customers and business partners, such as borrowers, investors, dealers, financial institutions and automobile purchasers. The laws and regulations governing the online P2P lending and automotive finance industries in China are still at a nascent stage and subject to further changes and interpretation. As the markets, the regulatory environment or other conditions evolve, our existing solutions and services may not continue to deliver the expected business results. As our business develops or in response to competition, we may continue to introduce new services, make adjustments to our existing services, our credit assessment model, our business model or our operations in general.

Our abilities to retain borrowers, investors, automobile purchasers, financial institutions and other business partners and to attract new customers are also critical to our business. Any significant change to our business model or failure to achieve the intended business results may have a material and adverse impact on our financial condition and results of operations. Therefore, it may be difficult to effectively assess our future prospects.

You should consider our businesses and prospects in light of the risks and challenges we encounter or may encounter given the rapidly evolving markets in which we operate and our limited operating history. These risks and challenges for our business include, among other things, our ability to:

●	implement our strategies and business models, and adopt and modify them as needed;

●	offer more financing solutions to a growing number of borrowers and automobile purchasers;

●	provide diversified and distinguishable services to effectively address the needs of customers as well as our business partners;

●	maintain low default ratios of financing transactions we facilitate;

●	grow our customer base, including borrowers and investors of our P2P lending platform, automobile purchasers, financial institutions and other participants for our automotive financing and management services, and enhance customer experience;

●	develop and maintain relationships with our business partners;

●	increase awareness of our brands, protect our reputation and enhance customer loyalty;

●	develop or implement additional strategic initiatives to further increase monetization;

●	manage our expanding operations and product and service offerings, including the integration of any future acquisitions;

●	continue to attract, retain and motivate talented employees, particularly sales and marketing, risk management as well as research and development personnel to support our business growth;

●	enhance our technology infrastructure to support the growth of our business and maintain the security of our system and the confidentiality of the information provided and collected across our system;

●	anticipate and adapt to changing conditions in the online P2P lending industry and automotive finance industry as well as the impact of mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics;

●	navigate complex and evolving regulatory and competitive environments, especially the PRC regulatory and overall policy uncertainties especially related to online P2P lending and automotive finance;

●	defend ourselves against litigation, regulatory, intellectual property, privacy or other claims; and

●	manage the increased general administrative expenses of a growing public company, including legal, accounting and other compliance expenses.

If we are not able to timely and effectively address these issues, our business and results of operations may be harmed.

We have incurred net losses in the past, and may incur them in the future.

We have a history of net losses. We incurred net losses of $597,000 and $174,600 for the fiscal years ended September 30, 2018 and 2017, respectively. We anticipate that our operating expenses, together with the increased general administrative expenses of a growing public company, will increase in the foreseeable future as we seek to maintain and continue to grow our business, attract customers and expand service offerings. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. As a result of the foregoing and other factors, we may continue to incur net losses in the future and may be unable to achieve or maintain profitability on a quarterly or annual basis for the foreseeable future.

We may need additional capital to pursue business objectives and respond to business opportunities, challenges or unforeseen circumstances, and financing may not be available on terms acceptable to us, or at all.

Since inception, we have borrowed from related parties to support the growth of our business. As we intend to continue to make investments to support the growth of our business, we may require additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, including developing new products and services, increasing the amount of financing transactions we facilitate, further enhance our risk management capabilities, increasing our sales and marketing expenditures to improve brand awareness and engage customers through expanded online channels, enhancing our operating infrastructure and acquiring complementary businesses and technologies. We may also need additional cash resources in the future if we find and wish to pursue opportunities for investment, acquisition, capital expenditures or similar actions to the extent that the proceeds from this offering are insufficient to cover the costs and expenses of such actions. Accordingly, we may need to engage in equity or debt financings to secure additional funds. However, additional funds may not be available when we need them, on terms that are acceptable to us, or at all. Repayment of the debts may divert a substantial portion of cash flow to repay principal and service interest on such debt, which would reduce the funds available for expenses, capital expenditures, acquisitions and other general corporate purposes; and we may suffer default and foreclosure on our assets if our operating cash flow is insufficient to service debt obligations, which could in turn result in acceleration of obligations to repay the indebtedness and limit our sources of financing.

Volatility in the credit markets may also have an adverse effect on our ability to obtain debt financing. If we raise additional funds through further issuances of equity or convertible debt securities, our existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our ordinary shares. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges or unforeseen circumstances could be significantly limited, and our business, financial condition, results of operations and prospects could be adversely affected.

We do not have any business insurance coverage.

Insurance companies in China currently do not offer an extensive array of insurance products as insurance companies in more developed economies do. Currently, we do not have any business liability or disruption insurance to cover our operations. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured business disruptions may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

Our risk management system may not be adequate and the failure of this system may adversely affect the reliability of our services, and in turn damage our reputation, business and results of operations.

The success of our business relies heavily on our ability to detect, assess and control credit risk. Our ability to attract potential customers, including borrowers, investors, automobile purchasers and financing partners, and build trust in, our services is significantly dependent on our ability to effectively evaluate a potential customer’s credit profile and likelihood of default, and thus maintain low default ratios.

Our credit risk management methods depend on the evaluation of information regarding customers, collateral, automobiles and other relevant matters, which may be inaccurate, incomplete, obsolete or improperly evaluated. If investors invest in loans through our platform based on information supplied by borrowers that is inaccurate, misleading or incomplete, those investors may not receive their expected returns timely and our reputation may be harmed. Such risks and errors may erode investor or financing partners’ confidence in our platform and disrupt our relationships with financial institutions and business partners and therefore harm our reputation and adversely affect our business and results of operations. Inaccurate, misleading or incomplete borrower information could also potentially subject us to liability as an intermediary under the PRC Contract Law including losing the right to payment and liable for any damages. See “Regulations – Regulations Related to the Marketplace Lending Industry.”

In addition, our risk management procedures are carried out manually, and are susceptible to human error and misjudgment. As such, our assessment of credit risks associated with a particular customer may not always be accurate. We cannot assure you that our assessment and monitoring of credit risk will always be sufficient and our efforts to mitigate credit risk through our credit assessment procedures and risk management system are or will always be sufficient to manage our past due ratio.

Due to the lack of a nationwide centralized credit reporting system in China, we have had to rely on our own data collection efforts to gather relevant credit information about a potential automobile purchaser. We collect purchasers’ credit history data from third parties and cross-check information gathered from the national credit reporting platforms hosted by PBOC, data vendors, industry forums and big data analytics companies. If the data points from which our credit assessment system derives the credit score and grade are inaccurate, incomplete or outdated, as we do not have the means to verify the third-party data we obtain, the outcome may not accurately reflect the credit risk of the borrower. This could adversely affect the effectiveness of our control over our delinquency rates, which could in turn harm our reputation and materially and adversely affect our business, financial condition and results of operations.

We have developed risk management protocols to assess potential customers’ credit risk to minimize the risk of non-payment. Our credit assessment involves the evaluation and analysis of a number of factors, including but not limited to, for individual borrowers, age, occupation, personal credit score, income, market value of collateral, guarantor’s information, purpose of loan, court records, for business borrowers, industry, business credit score, shareholders’ information, management composition, financial status, market value of collateral, purpose of loan, court records, and for automobile purchasers, age, residential address, family member, years of driving experience and court records.

To the extent our credit assessment does not adequately identify potential risks, is ineffective or the data provided by potential borrowers, automobile purchasers or third parties is incorrect or stale, our pricing and approval process could be negatively affected, resulting in mispriced or misclassified loans. The types of errors could make our services less attractive to potential investors, borrowers and automobile purchasers, damage our reputation in the market and result in a decline in our market share.

We may not be able to completely prevent fraudulent activities, which may have a material adverse effect on our brand, reputation, business and results of operations.

Fraudulent activities by our customers, including organized fraud schemes and impostor borrowers fraudulently inducing investors to lend capital, could lead to regulatory intervention, cause material damage to our brand, reputation and market share. The occurrence of fraudulent activity will cause us to incur costs and divert management attention, affecting our business and results of operations. Although we had not experienced any material business or reputational harm as a result of fraudulent activities in the past, we cannot assure you that we will not experience any fraudulent activities in the future which may cause harm to our business or reputation. We believe our risk management system has stringent controls and checks in place to minimize the incidence of fraud to our business. However, we have limited resources and our technology and our risk management system may not be able to completely prevent and detect all potential fraudulent activities, which would have a material adverse effect on our business and results of operations.

The personal data and other confidential information of our customers and business partners which we collect or access may subject us to liabilities imposed by relevant governmental regulations.

Because we receive, transmit and store a large volume of personally identifiable information and other confidential data from our customers and business partners, we are subject to complex laws and regulations regarding privacy, data protection and other matters. Any violation of these laws could result in investigations, claims, changes to our business practices, increased cost of operations and declines in user growth, retention or engagement, any of which could materially and adversely affect our business, results of operations and financial condition. There are laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data. This regulatory framework for privacy issues in China and worldwide is currently evolving. In addition, there are limits on the cross-border transmission of user data.

We rely on a network of process and software controls to protect the confidentiality of data provided to us or stored on our systems. We also rely on contracts with our partners and third-party service providers to ensure their protection of the private information we provide to them and to ensure they have the right to provide us the private information. If we, our business partners or third-party service providers do not maintain adequate controls or fail to implement new or improved controls, such data could be misappropriated or confidentiality could otherwise be breached. If we, our business partners or third-party service providers inappropriately disclose any personal information, we could be subject to claims for identity theft or similar fraud claims or claims for other misuses of personal information, such as unauthorized marketing or unauthorized access to personal information.

We could be adversely affected if legislation or regulations are expanded to require changes in business practices or privacy policies, or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect our business, financial condition and results of operations. Because the interpretation and application of privacy and data protection laws and privacy standards are still developing, it is possible that these laws or privacy standards may be interpreted and applied in a manner that is inconsistent with our practices. Any inability to adequately address privacy concerns, even if unfounded, or to comply with applicable privacy or data protection laws, regulations and privacy standards, could result in additional cost and liability for us, damage our reputation, inhibit the use of our platform and harm our business.

In addition, as an online lending information intermediary operating exclusively in China, except as otherwise provided by other laws and regulations, we are prohibited from providing information of our investors and borrowers overseas under the Interim Measures.

While we strive to protect our customers’ privacy, any failure or perceived failure to do so may result in proceedings or actions against us by consumers, government entities or others, and could damage our reputation and subject us to fines and damages. In addition, such events would lead to negative publicity and cause consumers to lose their trust and confidence in us, which may result in material and adverse effects on our reputation, business, financial condition and results of operations.

The personal data and other confidential information of our customers and business partners which we collect or access may or expose us to risks of cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.

The data we possess and the automated nature of our platform may make us an attractive target for and potentially vulnerable to, cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. Furthermore, some of the data we possess is stored on our servers, which are hosted by third parties. While we and our third-party hosting facilities have taken steps to protect confidential information to which we have access, our security measures may be breached in the future. Any accidental or willful security breaches or other unauthorized access to our platform could cause confidential borrower, investor and partner information to be stolen and used for criminal purposes. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If our security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, our relationships with borrowers, investors and partners could be severely damaged, and we could incur significant liability.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we and our third-party hosting facilities may be unable to anticipate these techniques or implement adequate preventative measures. In addition, the Administrative Measures for the Security of the International Network of Computer Information Network, effective on December 30, 1997 and amended on January 8, 2011, requires us to report any data or security breaches to the local offices of the PRC Ministry of Public Security within 24 hours of any such breach. The Cyber Security Law of the PRC (effective on June 1, 2017) requires that when we discover that our network products or services are subject to risks such as security defects or bugs, we must take remedial measures immediately, including but not limited to, informing users of the specific risks and reporting such risks to the relevant competent departments. Any security breach, whether actual or perceived, would harm our reputation, and could cause us to lose customers and business partners and adversely affect our business and results of operations.

Technology employed by hackers constantly evolves, so that the security measures and our third-party system security service providers may not be able to fully anticipate attacks and implement necessary prevention measures in time.

Any significant disruption in service on our, our service providers or business partners’ information technology systems, including events beyond our control, could prevent or delay our services to our customers and result in a loss of borrowers or investors.

A significant natural disaster, such as a fire, power outage, flood or other catastrophic event, or interruptions by strikes, terrorism or other man-made problems, could have a material adverse effect on our business, operating results and financial condition. Despite any precautions we may take, the occurrence of a natural disaster or other unanticipated problems at the data centers of our service providers or our partners could result in lengthy interruptions in our services. In addition, acts of strikes, terrorism and other geo-political unrest or hacking could cause disruptions in our business and lead to interruptions, delays or loss of critical data. Our operations also rely on the performance of the internet infrastructure and fixed telecommunication networks in China. All of the aforementioned risks may be further increased if our disaster recovery plans prove to be inadequate. We use cloud-based servers for our operation rented from third parties. If any of these third-party servers shuts down, there will be a period of time that our products or services, or certain of our products or services, will remain inaccessible to our customers.

In the event of a system outage, malfunction or data loss, our ability to provide services would be materially and adversely affected. The satisfactory performance, reliability and availability of our technology and our underlying network infrastructure are critical to our operations, customer service, reputation and our ability to attract new and retain existing borrowers and investors to our platform. Much of our system hardware is hosted in facilities operated by our third-party vendors. Our operations depend on such vendors’ ability to protect their and our systems in their facilities against damage or interruption from natural disasters, power or telecommunications failures, environmental conditions, computer viruses or attempts to harm our systems, criminal acts and similar events. If there is a lapse of service or damage to our system hardware, we could experience interruptions in our service as well as delays and additional expense in arranging new facilities.

Any interruptions or delays in our service, whether as a result of third-party error, our error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with customers and our reputation. Additionally, we do not currently maintain business liability or interruption insurance to compensate us for potentially significant losses, including potential harm to our business that may result from interruptions in our ability to facilitate products and services. Our disaster recovery plan has not been tested under actual disaster conditions, and we may not have sufficient capacity to recover all data and services in the event of an outage. These factors could prevent us from providing products and services, damage our brand and reputation, divert our employees’ attention, subject us to liability and cause loss of customers, any of which could adversely affect our business, financial condition and results of operations.

Our operations depend on the performance of the internet infrastructure and fixed telecommunications networks in China.

Almost all access to the internet in China is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the Ministry of Industry and Information Technology (the “MIIT”). We primarily rely on a limited number of telecommunication service providers to provide us with data communications capacity through local telecommunications lines and internet data centers to host our servers. We have limited access to alternative networks or services in the event of disruptions, failures or other problems with China’s internet infrastructure or the fixed telecommunications networks provided by telecommunication service providers. With the expansion of our business, we may be required to upgrade our technology and infrastructure to keep up with the increasing traffic on our platform. We cannot assure you that the internet infrastructure and the fixed telecommunications networks in China will be able to transmit the large volume of data processed on our platform timely. Furthermore, if internet access fees or other charges to internet users increase, our user traffic may decline and our business may be harmed.

Any failure by us or our service providers to comply with applicable anti-money laundering laws and regulations could damage our reputation.

We have implemented various policies and procedures in compliance with all applicable anti-money laundering and anti-terrorist financing laws and regulations, including internal controls and “know-your-customer” procedures, for preventing money laundering and terrorist financing. In addition, we rely on financial institutions to have their own appropriate anti-money laundering policies and procedures. Financial institutions we collaborate with are subject to anti-money laundering obligations under applicable anti-money laundering laws and regulations and are regulated in that respect by the PBOC. We have adopted commercially reasonable procedures for monitoring financial institutions we collaborate with.

We have not been subject to fines or other penalties, or suffered business or other reputational harm, as a result of actual or alleged money laundering or terrorist financing activities in the past. However, our policies and procedures may not be completely effective in preventing other parties from using us or any financial institutions we collaborate with as a conduit for money laundering (including illegal cash operations) or terrorist financing without our knowledge. If we were to be associated with money laundering (including illegal cash operations) or terrorist financing, our reputation could suffer and we could become subject to regulatory fines, sanctions, or legal enforcement, including being added to any “blacklists” that would prohibit certain parties from engaging in transactions with us, all of which could have a material adverse effect on our financial condition and results of operations. Even if we and financial institutions we collaborate with comply with applicable anti-money laundering laws and regulations, we and these financial institutions may not be able to fully eliminate money laundering and other illegal or improper activities in light of their complexity and the secrecy of these activities. Any negative perception of the online P2P lending industry or the automotive finance industry, such as that which may arise from any failure of other service providers to detect or prevent money laundering activities, even if factually incorrect or based on isolated incidents, could compromise our image, undermine the trust and credibility we have established, and negatively impact our financial condition and results of operation.

A significant increase in our vendor costs, including costs related to credit assessment, system support and payment processing services associated with loan matching and automotive financing, would have an adverse effect on our operating results.

We have no control over our third party vendors, who provides credit assessment, system support and payment processing services, associated with loan matching and automotive financing. Our vendor costs could increase as a result of various factors, including:

●	a reduction in the number of vendors due to restructurings, bankruptcies and consolidations;

●	increases in vendor operating expenses;

●	currency volatility; and

●	inability to maintain existing relationships with our vendors.

If our vendor costs rise significantly, our results of operations may be adversely affected.

Failure to maintain relationships with our service providers could have a material adverse effect on our business and results of operations.

Our relationships with our service providers, including payment providers, commercial banks, telecommunication service providers and internet security companies, are important to our future success. Identifying, negotiating and maintaining relationships with our service providers requires significant time and resources as does integrating third-party data and services.

Most of our agreements with service providers are non-exclusive and do not prohibit service providers from working with our competitors or from offering competing services. If our relationships with service providers deteriorate or service providers decide to terminate our respective business relationships for any reason, such as to work with our competitors on more exclusive or more favorable terms or if they themselves become our competitors, and we could not find a replacement, our operations may be disrupted. In addition, our service providers may not uphold the standard we expected under our agreements, or disagreements or disputes may arise between us and the service providers.

Third-party payment companies and depository banks in China, including the custodian bank that takes deposits and transfers funds on our platform and the third-party payment company with which it works, are subject to oversight by the PBOC and must comply with complex rules and regulations, licensing and examination requirements, including, but not limited to, minimum registered capital, maintenance of payment business licenses, anti-money laundering regulations and management personnel requirements. Some third-party payment companies have been required by the PBOC to suspend their credit card pre-authorization and payment services in certain areas of China. If the service providers that take deposits and transfer funds on, or serve as payment channels for, our platform were to suspend, limit or cease their operations, or if our relationships with our service providers were to otherwise terminate, we would need to implement substantially similar arrangements with other service providers.

Our periodic results may fluctuate significantly and may not fully reflect the underlying performance of our business.

Our periodic results of operations, including our operating revenue, expenses, number of loans and other key metrics, may vary significantly in the future and period-to-period comparisons of our operating results may not be meaningful. Accordingly, the results for any one quarter are not necessarily an indication of future performance. Our periodic financial results may fluctuate due to a variety of factors, some of which are outside of our control and, as a result, may not fully reflect the underlying performance of our business. Fluctuation in periodic results may adversely affect the price of our ordinary shares. Factors that may cause fluctuations in our periodic results include:

●	our ability to attract new customers and maintain relationships with existing customers;

●	loan volumes, loan grades, loan mix and the channels through which the loans and corresponding investors are sourced;

●	the amount and overdue ratio of loan transactions we facilitate;

●	the amount and overdue ratios of automotive financing transactions we process;

●	our ability to maintain existing relationships with business partners and establish new relationships with additional business partners;

●	financial institutions’ willingness and ability to fund financing transactions through our platform on reasonable terms;

●	the amount and timing of operating expenses related to acquiring customers and the maintenance and expansion of our business, operations and infrastructure;

●	our emphasis on customer experience instead of near-term growth;

●	the timing of expenses related to the development or acquisition of new technologies or businesses;

●	network outages or security breaches;

●	general economic, industry and market conditions; and

●	changes in applicable laws and regulations.

In addition, we experience some seasonality in the volume of loan transactions and automobile transactions, which is generally lower in December and January due to the timing of national holidays.

If we fail to promote and maintain our brand in an effective and cost-efficient way, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing borrowers and investors to our platform. Successful promotion of our brand and our ability to attract qualified borrowers and sufficient investors depend largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our platform. Our marketing expenses during fiscal years ended September 30, 2018 and 2017 accounted for 21% and 38% of our total operating expenses, respectively. We plan to use approximately 6%, or $     , of the proceeds from this offering for our marketing and promotion. Our efforts to build our brand may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

If labor costs in the PRC increase substantially, our business and costs of operations may be adversely affected.

In recent years, the Chinese economy has experienced inflation and labor cost increases. Average wages are projected to continue to increase. Further, under PRC law we are required to pay various statutory employee benefits, including social security insurance, housing provident funds, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. We expect that our labor costs, including wages and employee benefits, will continue to increase based on the past trends. If we are unable to control our labor costs or pass such increased labor costs on to our borrowers and investors by increasing the fees of our services, our financial condition and results of operations may be adversely affected.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

We are required under PRC law to participate in various government sponsored employee benefit plans, including social security insurance, housing provident funds and other welfare-oriented payments, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. We have not made adequate employee benefit payments to the social security insurance and the housing provident fund. We may be required to pay the shortage of our contributions. In addition, we may be required to pay late fees equal to 0.05% of the shortage of the contributions to the social security fund for each day we fail to contribute fully and may be imposed fines up to three times of such shortage if we fail to make up the difference within the time frame prescribed by relevant government authorities. As of March 31, 2019, the unpaid amount of social security insurance is RMB380,200 (US$55,356) (including the portion that needs to be undertaken by the employees themselves) and the unpaid amount of housing provident funds is RMB241,900 (US$35,220) (including the portion that needs to be undertaken by the employees themselves). If we are subject to late fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

If new products and services do not achieve sufficient market acceptance, our financial results and competitive position will be harmed.

We incur expenses and expend resources to develop and market new loan products and enhance our online P2P lending platform to incorporate additional features as well as expand and improve our automotive financing and management services. For example, we plan to offer new energy vehicles for customers of our automotive financing and management services and expand our business offerings to include car rentals and automotive financing and leasing services to consumers for the purchase of both new and second-handed cars for personal use.

Our existing or new products and services and changes to our platform could fail to attain sufficient market acceptance for many reasons, including but not limited to:

●	our failure to predict market demands accurately and launch loan products or supply solutions and services that meet the demands in a timely fashion;

●	our customers may not like, find useful or agree with any changes;

●	defects, errors or failures on our platform;

●	our failure to properly price new products and services;

●	negative publicity about our solutions and services or our platform’s performance or effectiveness;

●	if the annual investment returns are lower than we and/or the investors expected;

●	delays in releasing new products and services to the market;

●	failure to seamlessly integrate our technology system with those of existing or new financial institutions we collaborate with;

●	views taken by regulatory authorities that the new solutions and services or platform changes do not comply with PRC laws, rules or regulations applicable to us; and

●	the introduction or anticipated introduction of competing products by our competitors.

If our new products, services and platform enhancements do not achieve adequate acceptance in the market, our competitive position, revenue and operating results could be harmed. The adverse effect on our financial results may be particularly acute because of the significant development, marketing, sales and other expenses we will have incurred in connection with the new products, services or platform enhancements.

Competition for our employees is intense, and we may not be able to attract and retain the highly skilled employees needed to support our business.

As we continue to experience rapid growth, we believe our success depends on the efforts and talents of our employees, including software engineers, financial personnel and marketing professionals. Our future success depends on our continued ability to attract, develop, motivate and retain highly qualified and skilled employees. Competition for highly skilled sales, technical and financial personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Many of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

In addition, we invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements, and the quality of our services and our ability to serve borrowers and investors could diminish, resulting in a material adverse effect on our business.

Our business depends on the continued efforts of our senior management. If one or more of our key executives were unable or unwilling to continue in their present positions, our business may be severely disrupted.

Our business operations depend on the continued services of our senior management, particularly the executive officers named in this prospectus. While we have provided different incentives to our management and entered into employment agreements with our management, we cannot assure you that we can continue to retain their services. If one or more of our key executives were unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, although the employments agreements with our management contain confidentiality and non-competition provisions which are generally expected to be upheld by the courts in China assuming such employment agreements comply with the PRC Labor Contract Law, there is no assurance that any member of our management team will not join our competitors or form a competing business. If any dispute arises between us and our current or former officers, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may be unable to enforce them at all.

From time to time, we may evaluate and potentially consummate acquisitions or alliances, which could require significant management attention, disrupt our business, adversely affect our financial results, be unsuccessful or fail to achieve the desired result.

From time to time, we may evaluate and consider strategic transactions, combinations, acquisitions or alliances to enhance our existing business or develop new products and services and we plan to use a portion of the proceeds from this offering to acquire automobile repair shops to supplement our service offerings for our customers for automotive financing and management services. See “Use of Proceeds” for more details. These transactions could be material to our financial condition and results of operations if consummated. There is no assurance that we will be able to identify an appropriate business opportunity, or successfully consummate the transaction. Even if we do consummate the transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such a transaction.

Any acquisition or alliance will involve risks commonly encountered in business relationships, including:

●	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

●	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

●	difficulties in retaining, training, motivating and integrating key personnel;

●	diversion of management’s time and resources from our normal daily operations;

●	difficulties in successfully incorporating licensed or acquired technology and rights into our platform;

●	difficulties in retaining relationships with customers, employees and suppliers of the acquired business;

●	regulatory risks; and

●	liability for activities of the acquired business before the acquisition, including patent, copyright and trademark infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities.

We may not make any acquisitions or consummate any alliances, or any future acquisitions or alliances may not be successful. Furthermore, we may not benefit from our business strategy, nor generate sufficient revenue to offset the associated costs or may otherwise not result in the intended benefits. In addition, we cannot assure you that any future acquisition of, or alliance with respect to, new businesses or technology will lead to the successful development of new or enhanced products and services or that any new or enhanced products and services, if developed, will achieve market acceptance or prove to be profitable.

Any failure to protect our own intellectual property rights could impair our brand, negatively impact our business or both.

Our success and ability to compete also depend in part on protecting our own intellectual property. We rely on a combination of copyrights, trade secrets, and other rights, as well as confidentiality procedures and contractual provisions to protect our proprietary technology, processes and other intellectual property. However, the steps we take to protect our intellectual property rights may be inadequate. Third parties may seek to challenge, invalidate or circumvent our copyrights, trade secrets, trademarks and other rights or applications for any of the foregoing. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management. Our failure to secure, protect and enforce our intellectual property rights could adversely affect our brand and impact our business.

We may be sued by third parties for alleged infringement of their proprietary rights, which could harm our business.

Our competitors, as well as a number of other entities and individuals, may own or claim to own intellectual property relating to our industries. We may, however, be unaware of the intellectual property rights that others may claim over some or all of our applications, technology or services. Any claims or litigation could cause us to incur significant expenses and, if successfully asserted against us, could require that we pay substantial damages or ongoing royalty payments, restrict us from conducting our business or require that we comply with other unfavorable terms. We may also be obligated to indemnify parties or pay substantial settlement costs, including royalty payments, in connection with any such claim or litigation and to obtain licenses, modify applications or refund fees, which could be costly. Even if we were to prevail in such a dispute, any litigation regarding our intellectual property could be costly and time-consuming and divert the attention of our management from our business operations.

Some aspects of our digital operations include open source software used by us under open source software licenses, and any failure to comply with the terms of one or more of these open source licenses could negatively affect our business.

Some aspects of our digital operations include software covered by open source licenses. The terms of various open source licenses have not been interpreted by PRC courts, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our online and mobile-based channels. If portions of our proprietary software are determined to be subject to an open source license, we could be required to publicly release the affected portions of our source code or license our source code on the same or similar terms in a particular open source license (known as “copyleft” or “viral” provisions in an open source license), re-engineer all or a portion of our technologies if required to do so by the license, indemnify the owner of the open source software or the owner’s licensors, restrict our ability to charge license fees for our software subject to an open source license, or otherwise be limited in the licensing of our technologies, each of which could reduce or eliminate the value of our technologies and loan products. In addition to risks related to license requirements, usage of open source software can lead to greater risks than the use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin, ownership, functionality, or operability of the software. As a consequence, for example, we could become exposed to legal claims for infringement of a third party’s intellectual property rights to the extent they may own a portion of the source code licensed without authorization under an open source license. Many of the risks associated with the use of open source software cannot be eliminated, and could adversely affect our business.

If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may be unable to accurately report our results of operations or prevent fraud or fail to meet our reporting obligations, and investor confidence and the market price of our ordinary shares may be materially and adversely affected.

Prior to this offering, we were a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in preparing our consolidated financial statements as of and for the years ended September 30, 2018 and 2017, we and our independent registered public accounting firm have identified material weaknesses in our internal control over financial reporting, as defined in the standards established by the Public Company Accounting Oversight Board of the United States, or PCAOB, and other control deficiencies. The material weaknesses identified related to (i) a lack of accounting staff and resources with appropriate knowledge of generally accepted accounting principles in the United States (“U.S. GAAP”) and SEC reporting and compliance requirements; (ii) a lack of sufficient documented financial closing policies and procedures; and (iii) a lack of independent directors and an audit committee. Following the identification of the material weaknesses and control deficiencies, we plan to continue to take remedial measures including (i) hiring more qualified accounting personnel, including a financial controller, with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; (ii) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel; (iii) engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal controls; and (iv) appointing independent directors, establishing an audit committee and strengthening corporate governance. However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our ordinary shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

Upon completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of this Act will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending September 30, 2020. In addition, once we cease to be an “emerging growth company,” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to complete our evaluation testing and any required remediation in a timely manner.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	subject to Nasdaq rules, for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material non-public information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	our insiders are not required to comply with Section 16 of the Exchange Act requiring such insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We currently intend to file annual reports on Form 20-F and reports on Form 6-K as a foreign private issuer. Accordingly, our shareholders may not have access to certain information they may deem important.

Certain industry data and information in this prospectus were obtained from third-party sources and were not independently verified by us.

This prospectus contains certain industry data and information that we obtained from third-party sources. We have not independently verified the data and information contained in such third-party publications and reports. Data and information contained in such third-party publications and reports may be collected using third-party methodologies, which may differ from the data collection methods used by us. In addition, these industry publications and reports generally indicate that the information contained therein is believed to be reliable, but do not guarantee the accuracy and completeness of such information.

Statistical data in these publications also include projections based on a number of assumptions. The online P2P lending industry and automotive finance industry may not grow at the rates projected by market data, or at all. Failure of these industries to grow at the projected rates may have material adverse effects on our business and the market price of our ordinary shares. In addition, the new and rapidly changing nature of the online P2P lending industry and automotive finance industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions.

We may have exposure to greater than anticipated tax liabilities.

We are subject to the PRC enterprise income tax, value-added tax, and other taxes in each province and city in China where we have operations. Our tax structure is subject to review by various local tax authorities. The determination of our provision for income tax and other tax liabilities requires significant judgment. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe our estimates are reasonable, the ultimate decisions by the relevant tax authorities may differ from the amounts recorded in our financial statements and may materially affect our financial results in the period or periods for which such determination is made.

Risks Related to Our Corporate Structure

Our current corporate structure and business operations may be affected by the newly enacted Foreign Investment Law.

On March 15, 2019, the National People’s Congress, China’s national legislative body (the “NPC”) approved the Foreign Investment Law, which will take effect on January 1, 2020. Since it is relatively new, uncertainties exist in relation to its interpretation and its implementation rules that are yet to be issued. The Foreign Investment Law does not explicitly classify whether variable interest entities that are controlled through contractual arrangements would be deemed as foreign-invested enterprises if they are ultimately “controlled” by foreign investors. However, it has a catch-all provision under definition of “foreign investment” that includes investments made by foreign investors in China through other means as provided by laws, administrative regulations or the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions of the State Council to provide for contractual arrangements as a form of foreign investment. Therefore, there can be no assurance that our control over our consolidated VIEs through contractual arrangements will not be deemed as foreign investment in the future.

The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in a “negative list” that is yet to be published. It is unclear whether the “negative list” to be published will differ from the current Special Administrative Measures for Market Access of Foreign Investment (Negative List). The Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other approvals from relevant PRC government authorities. If our control over our consolidated VIEs through contractual arrangements are deemed as foreign investments in the future, and any business of our consolidated VIEs is “restricted” or “prohibited” from foreign investment under the “negative list” effective at the time, we may be deemed to be in violation of the Foreign Investment Law, the contractual arrangements that allow us to have control over our consolidated VIEs may be deemed as invalid and illegal, and we may be required to unwind such contractual arrangements and/or restructure our business operations, any of which may have a material adverse effect on our business operation.

Furthermore, if future laws, administrative regulations or provisions mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure and business operations.

We rely on contractual arrangements with our consolidated VIEs and their shareholders to operate our business, which may not be as effective as direct ownership in providing operational control and otherwise have a material adverse effect as to our business.

We rely on contractual arrangements with our consolidated VIEs and their shareholders to operate our business. For a description of these contractual arrangements, see “Corporate History and Structure – Contractual Arrangements with Our VIEs and Their Shareholders.” All of our revenue is attributed to Guobang and Zhongbei. These contractual arrangements may not be as effective as direct ownership in providing us with control over our consolidated VIEs. If our consolidated VIEs or their shareholders fail to perform their respective obligations under these contractual arrangements, our recourse to the assets held by our consolidated VIEs is indirect and we may have to incur substantial costs and expend significant resources to enforce such arrangements in reliance on legal remedies under PRC law. These remedies may not always be effective, particularly in light of uncertainties in the PRC legal system. Furthermore, in connection with litigation, arbitration or other judicial or dispute resolution proceedings, assets under the name of any of the record holders of equity interest in our consolidated VIEs, including such equity interest, may be put under court custody. As a consequence, we cannot be certain that the equity interest will be disposed pursuant to the contractual arrangements or ownership by the record holder of the equity interest.

All of these contractual arrangements are governed by PRC laws and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the U.S. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event that we are unable to enforce these contractual arrangements, or if we suffer significant time delays or other obstacles in the process of enforcing these contractual arrangements, it would be very difficult to exert effective control over our consolidated VIEs, and our ability to conduct our business and our financial condition and results of operations may be materially and adversely affected. See “– Risks Related to Doing Business in China – Uncertainties with respect to the PRC legal system could adversely affect us.”

Any failure by our consolidated VIEs or their shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.

We, through our wholly foreign-owned enterprise in the PRC, have entered into a series of contractual arrangements with our consolidated VIEs and their shareholders. For a description of these contractual arrangements, see “Corporate History and Structure – Contractual Arrangements with Our VIEs and Their Shareholders.” If our consolidated VIEs or their shareholders fail to perform their respective obligations under these contractual arrangements, we may incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective under PRC laws. For example, if the shareholders of our consolidated VIEs were to refuse to transfer their equity interests in the consolidated VIEs to us or our designee when we exercise the purchase option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations.

All the agreements under our contractual arrangements are governed by PRC laws and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the U.S. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and formal guidelines as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC laws. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC laws, rulings by arbitrators are final and parties cannot appeal arbitration results in court unless such rulings are revoked or determined unenforceable by a competent court. If the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event that we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our consolidated VIEs and relevant rights and licenses held by it which we require in order to operate our business, and our ability to conduct our business may be negatively affected. See “– Risks Related to Doing Business in China – Uncertainties with respect to the PRC legal system could adversely affect us.”

The arbitration provisions under these contractual arrangements have no effect on the rights of our shareholders to pursue claims against us under the United States federal securities laws.

The shareholders of our consolidated VIEs may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The interests of the shareholders of our consolidated VIEs in their capacities as such shareholders may differ from the interests of our company as a whole, as what is in the best interests of our consolidated VIEs, including matters such as whether to distribute dividends or to make other distributions to fund our offshore requirements, may not be in the best interests of our company. There can be no assurance that when conflicts of interest arise, any or all of these shareholders will act in the best interests of our company or those conflicts of interest will be resolved in our favor. In addition, these shareholders may breach or cause our consolidated VIEs and their subsidiaries to breach or refuse to renew the existing contractual arrangements with us.

Currently, we do not have arrangements to address potential conflicts of interest that the shareholders of our consolidated VIEs may encounter, on one hand, and as a beneficial owner of our company, on the other hand. We, however, could, at all times, exercise our option under the exclusive option agreement to cause them to transfer all of their equity ownership in our consolidated VIEs to a PRC entity or individual designated by us as permitted by the then applicable PRC laws. In addition, if such conflicts of interest arise, we could also, in the capacity of attorney-in-fact of the then existing shareholders of our consolidated VIEs as provided under the power of attorney, directly appoint new directors of our consolidated VIEs. We rely on the shareholders of our consolidated VIEs to comply with PRC laws and regulations, which protect contracts and provide that directors and officers owe fiduciary duties to us and require them to avoid conflicts of interest and not to take advantage of their positions for personal gains, and the laws of the Cayman Islands, which provide that directors have a duty of care and a duty to act honestly in good faith with a view to our best interests. However, the legal frameworks of both China and the Cayman Islands do not provide guidelines on resolving conflicts with other corporate governance regimes. If we cannot resolve any conflicts of interest or disputes between us and the shareholders of our consolidated VIEs, we would have to rely on legal proceedings, which could result in the disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

If the PRC government deems that the contractual arrangements in relation to our consolidated VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

As we continually enrich the product and service offerings, we plan to engage in telecommunications-related businesses after we complete our filing and registration with the financial authorities as an online lending information intermediary, including value-added online services for platform participants, in the future. The PRC government regulates telecommunication-related businesses through strict business licensing requirements and other government regulations. These laws and regulations also include limitations on foreign ownership of PRC companies that engage in telecommunication-related businesses. Specifically, foreign investors are generally not allowed to own more than a 50% equity interest in any PRC company engaging in value-added telecommunication businesses. The primary foreign investor must also have experience and a good track record in providing value-added telecommunication services overseas.

Because we are an exempted company incorporated in the Cayman Islands, we are classified as a foreign enterprise under PRC laws and regulations, and our wholly foreign-owned enterprise in the PRC is a foreign-invested enterprise (“FIE”). Accordingly, our subsidiary is not eligible to operate value-added telecommunication business in China. As we plan to operate value-added telecommunication businesses in the future, we conduct our business in China through our consolidated VIEs and their affiliates. Our PRC subsidiary has entered into a series of contractual arrangements with our consolidated VIEs and their shareholders, which enable us to (i) exercise effective control over the consolidated VIEs, (ii) receive substantially all of the economic benefits of the consolidated VIEs, and (iii) have an exclusive option to purchase all or part of the equity interests and assets in the consolidated VIEs when and to the extent permitted by PRC law. As a result of these contractual arrangements, we have control over and are the primary beneficiary of the consolidated VIEs and hence consolidate their financial results as our consolidated VIEs under U.S. GAAP. For a description of these contractual arrangements, see “Corporate History and Structure – Contractual Arrangements with Our VIEs and Their Shareholders.”

We believe that our corporate structure and contractual arrangements comply with the current applicable PRC laws and regulations. Our PRC legal counsel, Yuan Tai Law Offices, based on its understanding of the relevant laws and regulations, is of the opinion that each of the contracts among our wholly-owned PRC subsidiary, our consolidated VIEs and their shareholders is valid, binding and enforceable in accordance with its terms. However, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), and the Telecommunications Regulations and the relevant regulatory measures concerning the telecommunications industry. There can be no assurance that the PRC government authorities, such as the Ministry of Commerce (“MOFCOM”) or the MIIT, or other authorities that regulate online services providers and other participants in the telecommunications industry, would agree that our corporate structure or any of the above contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations.

If our corporate structure and contractual arrangements are deemed by the MIIT, the MOFCOM or other regulators that have competent authority, to be illegal, either in whole or in part, we may lose control of our consolidated VIEs and have to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to our business. Further, if our corporate structure and contractual arrangements are found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking our business and operating licenses;

●	levying fines on us;

●	confiscating any of our income that they deem to be obtained through illegal operations;

●	shutting down our services;

●	discontinuing or restricting our operations in China;

●	imposing conditions or requirements with which we may not be able to comply;

●	requiring us to change our corporate structure and contractual arrangements;

●	restricting or prohibiting our use of the proceeds from overseas offerings to finance our consolidated VIE’s business and operations; and

●	taking other regulatory or enforcement actions that could be harmful to our business.

Furthermore, new PRC laws, rules and regulations may be introduced to impose additional requirements that may be applicable to our corporate structure and contractual arrangements. . In addition, if the imposition of any of these penalties or requirement to restructure our corporate structure causes us to lose the rights to direct the activities of our consolidated VIEs or our right to receive their economic benefits, we would no longer be able to consolidate the financial results of those VIEs in our consolidated financial statements. However, we do not believe that such actions would result in the liquidation or dissolution of our company, our wholly-owned subsidiary in China or our consolidated VIEs or their subsidiaries. See “Corporate History and Structure – Contractual Arrangements and Our VIEs and Their Shareholders.”

Contractual arrangements in relation to our consolidated VIEs may be subject to scrutiny by the PRC tax authorities and they may determine that our consolidated VIEs owe additional taxes, which could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. The PRC enterprise income tax law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with the arm’s length principles. We may face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements among our wholly-owned PRC subsidiary, our consolidated VIEs and their shareholders were not entered into on an arm’s length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, regulations and rules, and adjust their income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by our wholly-owned PRC subsidiary or consolidated VIEs for PRC tax purposes, which could in turn increase their tax liabilities without reducing their tax expenses. Furthermore, the PRC tax authorities may impose late payment fees and other penalties on our PRC subsidiary and consolidated VIEs for adjusted but unpaid taxes according to applicable regulations. Our financial position could be materially and adversely affected if the tax liabilities of our PRC subsidiary and consolidated VIEs increase, or if they are required to pay late payment fees and other penalties.

We may lose the ability to use and enjoy assets held by our consolidated VIEs that are material to the operation of our business if the entity goes bankrupt or becomes subject to a dissolution or liquidation proceedings.

Our consolidated VIEs hold substantially all of our assets. Under the contractual arrangements, our consolidated VIEs may not and their shareholders may not cause it to, in any manner, sell, transfer, mortgage or dispose of its assets or its legal or beneficial interests in the business without our prior consent. However, in the event that the shareholders of our consolidated VIEs breach these contractual arrangements and voluntarily liquidate our consolidated VIEs, or our consolidated VIEs declare bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If our consolidated VIEs undergo a voluntary or involuntary liquidation proceeding, independent third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

Our ability to enforce the share pledge agreements between Guobang and the shareholders of our consolidated VIEs may be subject to limitations based on PRC laws and regulations.

Pursuant to the share pledge agreements between Guobang and the shareholders of our VIEs, such shareholders pledged their equity interests in our VIEs to Guobang to secure the VIEs’ performance of their obligations and indebtedness under the exclusive business cooperation agreements. The equity pledges under the share pledge agreements have not been registered with the relevant local branch of the State Administration for Industry and Commerce (the “SAIC”). Under the PRC Property Law, when a pledgor fails to pay its debt when due, the pledgee may choose to either conclude an agreement with the pledgor to obtain the pledged equity or seek payments from the proceeds of the auction or sale of the pledged equity. The PRC Property Law further provides that the registration with the local branch of SAIC is necessary to create security interest on the equity interests of a PRC limited liability company, which means that before the equity interest pledge is duly registered with the local branch of SAIC, such pledge is unenforceable even though the relevant equity pledge agreement is binding. The shareholders of our VIEs are in the process of applying with the local branch of SAIC for registration of their equity interest pledge. However, there is no guarantee that the shareholders of our VIEs will complete the registration in a timely manner, or at all. If any shareholder fails to complete such registration, then no security interests will be created and Guobang will not be able to effectively exercise the pledge of such shareholders’ equity interests in the VIEs or at all.

In addition, in the registration forms of the local branch of the SAIC for the pledges over the equity interests under the share pledge agreements, the amount of pledged equity interests to Guobang was only allowed to be recorded capital contribution of respective pledgers to the VIE, rather than equity pledge. The share pledge agreements with the shareholders of our VIEs provide that the pledged equity interest constitute continuing security for any and all of the indebtedness, obligations and liabilities of our VIEs under the relevant contractual arrangements, and therefore the scope of pledge should not be limited by the amount of the registered capital of the applicable VIE. However, there is no guarantee that a PRC court will not take the position that the amount listed on the equity pledge registration forms represents the full amount of the collateral that has been registered and perfected. If this is the case, the obligations that are supposed to be secured in the share pledge agreements in excess of the amount listed on the equity pledge registration forms could be determined by the PRC court to be unsecured debt, which takes last priority among creditors and often does not have to be paid back at all.

Risks Related to Doing Business in China

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

Substantially all of our operations are located in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, leading to a reduction in demand for our services and adversely affecting our competitive position. The Chinese government has implemented various measures to encourage economic growth and to guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. More so, in the past, the Chinese government had implemented certain measures, including interest rate adjustments, to control the pace of economic growth. These measures may have caused a decrease in economic activity in China, which could adversely affect our business and operating results.

A severe or prolonged downturn in the Chinese or global economy could materially and adversely affect our business and financial condition.

Any prolonged slowdown in the Chinese or global economy may have a negative impact on our business, results of operations and financial condition. In particular, general economic factors and conditions in China or worldwide, including the general interest rate environment and unemployment rates, may affect micro and small-enterprise owners’ willingness to seek credit and our partners’ ability and desire to invest in loans. Economic conditions in China are sensitive to global economic conditions. The global financial markets have experienced significant disruptions in the past, including the escalation of the European sovereign debt crisis from 2011, which may continue. While the Chinese economy has experienced significant growth over past decades, growth has been unsteady, both geographically and among various sectors of the economy. There are considerable uncertainties over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. There have also been concerns over the unrest in the Middle East and Africa, which have resulted in volatility of financial and other markets. Significant uncertainty exists regarding the timing of the United Kingdom’s anticipated withdrawal from the European Union and the effects such withdrawal may have on world economy, as well as uncertainties regarding the likelihood and timing of policy changes (including the imposition of tariffs on Chinese goods) by the Trump Administration in the United States and the subsequent impact on the world economy. There have also been concerns regarding the economic effects involving the tensions between China and other surrounding Asian countries. If present Chinese and global economic uncertainties persist, we may have difficulty in obtaining funding sources to fund the credit utilized by borrowers. Adverse economic conditions could also reduce the number of quality micro and small-enterprise owners seeking credit from us, as well as their ability to make payments. Should any of these situations occur, the number and amount of loans and our operating income would decline, and our business and financial condition would be negatively impacted. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

Uncertainties with respect to the PRC legal system could adversely affect us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protection afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business.

We are a Cayman Islands exempted company structured as a holding company and we rely principally on dividends and other distributions on equity from our PRC subsidiary for our cash requirements, including for services of any debt we may incur. Our PRC subsidiary’s ability to distribute dividends is based upon its distributable earnings. Current PRC regulations permit our PRC subsidiary to pay dividends to its shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiary is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Our PRC subsidiary as an FIE is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at its discretion. These reserves are not distributable as cash dividends. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiary to distribute dividends or other payments to its shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business.

In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

PRC regulation of foreign loans to and foreign direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any funds we transfer to our PRC subsidiary, either as a shareholder loan or as an increase in registered capital, are subject to registration with relevant governmental authorities in China. According to the relevant PRC regulations on FIEs, in China, certain capital contributions to our PRC subsidiary are subject to registration with the MOFCOM or its local branches and registration with a local bank authorized by the State Administration of Foreign Exchange (“SAFE”). In addition, (i) any foreign loan procured by our PRC subsidiary is required to be registered with SAFE or its local branches, and (ii) there are two ways to calculate the limit of the total amount of loans: (a) the difference between the wholly foreign owned entity’s total investment as approved by the foreign investment authorities and its registered capital, and (b) two times the net assets of the most recent net audit report of the PRC subsidiary. For the restriction and limitation on the amount of loans, please refer to “Regulation – Regulations on Foreign Exchange – Regulations on Foreign Currency Exchange” for details. We may not be able to complete such registrations on a timely basis, with respect to future capital contributions or foreign loans by us to our PRC subsidiary. If we fail to complete such registrations, our ability to use the proceeds of this offering and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

On March 30, 2015, the SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises (“SAFE Circular 19”), which took effect as of June 1, 2015. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capital of FIEs and allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the Renminbi fund converted from their foreign exchange capital for expenditure beyond their business scope, providing entrusted loans or repaying loans between nonfinancial enterprises. The SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts (“SAFE Circular 16”), effective in June 2016. Pursuant to SAFE Circular 16, enterprises registered in China may also convert their foreign debts from foreign currency to Renminbi on a self-discretionary basis. SAFE Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis which applies to all enterprises registered in China. SAFE Circular 16 reiterates the principle that Renminbi converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope or prohibited by PRC laws or regulations, while such converted Renminbi shall not be provided as loans to its nonaffiliated entities. As this circular is relatively new, there remains uncertainty as to its interpretation and application and any other future foreign exchange related rules. Violations of these Circulars could result in severe monetary or other penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to use Renminbi converted from the net proceeds of this offering to fund the establishment of new entities in China or its subsidiaries, to invest in or acquire any other PRC companies through our PRC subsidiary, or to establish VIEs in China, which may adversely affect our business, financial condition and results of operations.

The approval of the China Securities Regulatory Commission may be required in connection with this offering under a regulation adopted in August 2006, as amended, and, if required, we cannot predict whether we will be able to obtain such approval.

The M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission (the “CSRC”), prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In September 2006, the CSRC published a notice on its official website specifying documents and materials required to be submitted to it by a special purpose vehicle seeking CSRC approval of its overseas listings. The application of the M&A Rules remains unclear.

Our PRC counsel, Yuan Tai Law Offices, has advised us based on their understanding of the current PRC laws, rules and regulations that the CSRC’s approval is not required for the listing and trading of our securities on the Nasdaq in the context of this offering, given that:

●	we established our PRC subsidiary, Guobang, by means of direct investment rather than by merger with or acquisition of PRC domestic companies; and

●	no explicit provision in the M&A Rules classifies the respective contractual arrangements among Guobang, VIEs and their shareholders as a type of acquisition transaction falling under the M&A Rules.

However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and the CSRC’s opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If the CSRC or any other PRC regulatory agencies subsequently determines that we need to obtain the CSRC’s approval for this offering or if the CSRC or any other PRC government agencies promulgates any interpretation or implements rules before our listing that would require us to obtain CSRC or other governmental approvals for this offering, we may face adverse actions or sanctions by the CSRC or other PRC regulatory agencies. Sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the securities that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the securities we are offering, you would be doing so at the risk that the settlement and delivery may not occur. In addition, if the CSRC or other PRC regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such approval requirement could have a material adverse effect on the trading price of our securities.

Fluctuations in the value of the Renminbi could have a material adverse effect on your investment.

The change in the value of the Renminbi against the U.S. dollar and other currencies is affected by various factors such as changes in political and economic conditions in the PRC. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. It is difficult to predict how market forces or PRC or U.S. government policies may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

Any significant appreciation or revaluation of the Renminbi may have a material adverse effect on the value of, and any dividends payable on, our ordinary shares in foreign currency terms. More specifically, if we decide to convert our Renminbi into U.S. dollars, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us. To the extent that we need to convert U.S. dollars that we receive from our initial public offering into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount that we receive from the conversion. In addition, appreciation or depreciation in the exchange rate of the Renminbi to the U.S. dollar could materially and adversely affect the price of our ordinary shares in U.S. dollars without giving effect to any underlying change in our business or results of operations.

Governmental control of currency conversion may limit our ability to utilize our operating income effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our operating income in Renminbi. Under our current corporate structure, our Cayman Islands exempted company structured as a holding company primarily relies on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be converted into foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiaries in China may be used to pay dividends to our company. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiaries to pay off their respective debt in a currency other than Renminbi owed to entities outside of China, or to make other capital expenditure payments outside of China in a currency other than Renminbi. The PRC government may at its own discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our ordinary shares.

Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions.

Among other things, the M&A Rules adopted by six PRC regulatory agencies in 2006 and amended in 2009, established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, issued by the State Council in 2008, are triggered. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the NPC, which became effective in 2008, requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the MOFCOM before they can be completed. In addition, PRC national security review rules which became effective in September 2011 require acquisitions by foreign investors of PRC companies engaged in military related or certain other industries that are crucial to national security, to be subject to security review before consummation of any such acquisition. We may pursue potential strategic acquisitions that are complementary to our business and operations. Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital directly into our PRC subsidiary, limit our PRC subsidiary’s ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles (“SAFE Circular 37”), to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles (“SAFE Circular 75”), which ceased to be effective upon the promulgation of SAFE Circular 37. SAFE Circular 37 requires PRC residents to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles (the “SPVs”), will be required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE. If any PRC shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiary in China. On February 13, 2015, the SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment (“SAFE Circular 13”), which became effective on June 1, 2015. Under SAFE Circular 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

Our existing PRC shareholders who are natural persons and PRC residents are subject to SAFE regulations, and these shareholders have completed all necessary registrations with the local SAFE branch or qualified banks as required by SAFE Circular 37. We cannot assure you, however, that all of these individuals may continue to make required filings or updates on a timely manner, or at all. We can provide no assurance that we are or will in the future continue to be informed of identities of all PRC residents holding direct or indirect interest in our company. Any failure or inability by such individuals to comply with SAFE regulations may subject us to fines or legal sanctions, such as restrictions on our cross-border investment activities or our PRC subsidiary’s ability to distribute dividends to, or obtain foreign exchange-denominated loans from, our company or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company (the “Stock Option Rules”, replacing earlier rules promulgated in 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas-listed company, and complete certain other procedures. In addition, an overseas-entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We have not adopted any stock incentive plan as of the date of this prospectus. However, if we adopt an employee stock incentive plan in the future, we and our executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year will be subject to these regulations when our company becomes an overseas-listed company upon the completion of this offering. Failure to complete the SAFE registrations may subject them to fines and legal sanctions, there may be additional restrictions on the ability of them to exercise their stock options or remit proceeds gained from the sale of their stock into the PRC. We also face regulatory uncertainties that could restrict our ability to adopt incentive plans for our directors, executive officers and employees under PRC law. See “Regulations – Regulations on Foreign Exchange – Regulations on Employee Stock Incentive Plan of Overseas Publicly Listed Company.”

If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts, and properties of an enterprise. In 2009, the State Administration of Taxation (“SAT”), issued the Notice Regarding the Determination of Chinese-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, known as SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe that we are not a PRC resident enterprise because the majority of our voting board members do not reside in the PRC. However, the tax resident status of an enterprise is subject to the determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that our company is a PRC resident enterprise for enterprise income tax purposes, we will be subject to PRC enterprise income tax on our worldwide income at the rate of 25%. Furthermore, we will be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are nonresident enterprises, including the holders of our ordinary shares. In addition, nonresident enterprise shareholders may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of our ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our ordinary shares.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises (“SAT Bulletin 7”). SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through the offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or another person who is obligated to pay for the transfer) of taxable assets.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Nonresident Enterprise Income Tax at Source (“SAT Bulletin 37”), which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of withholding of nonresident enterprise income tax.

Where a nonresident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the nonresident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and if it was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or another person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, the sale of the shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfer of shares in our company by investors who are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Regulation and censorship of information disseminated over the internet in China may adversely affect our business and reputation and subject us to liability for information displayed on our website.

The PRC government has adopted regulations governing internet access and the distribution of news and other information over the internet. Under these regulations, internet content providers and internet publishers are prohibited from posting or displaying over the internet content that, among other things, violates PRC laws and regulations, impairs the national dignity of China, or is reactionary, obscene, superstitious, fraudulent or defamatory. Failure to comply with these requirements may result in the revocation of licenses to provide internet content and other licenses, and the closure of the concerned websites. The website operator may also be held liable for such censored information displayed on or linked to the websites. If our website is found to be in violation of any such requirements, we may be penalized by relevant authorities, and our operations or reputation could be adversely affected.

We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

The PRC government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations.

We only have contractual control over our website. We do not directly own the website due to the restriction of foreign investment in businesses providing value-added telecommunication services in China, including internet information provision services. This may significantly disrupt our business, subject us to sanctions, compromise enforceability of related contractual arrangements, or have other harmful effects on us.

The evolving PRC regulatory system for the internet industry may lead to the establishment of new regulatory agencies. For example, in May 2011, the State Council announced the establishment of a new department, the State Internet Information Office (with the involvement of the State Council Information Office, the MITT, and the MPS). The primary role of this new agency is to facilitate the policy-making and legislative development in this field, to direct and coordinate with the relevant departments in connection with online content administration and to deal with cross-ministry regulatory matters in relation to the internet industry.

Our online platform, operated by our consolidated variable interest entity, Zhongbei, may be deemed to be providing commercial internet information services, which would require Zhongbei to obtain an ICP License. An ICP License is a value-added telecommunications business operating license required for provision of commercial internet information services. See “Regulation — Regulations Related to Value-Added Telecommunication Business Certificates and Foreign Investment Restrictions.” Zhongbei, our PRC consolidated variable interest entity has not obtained an ICP license and furthermore, as we are providing mobile applications to mobile device users, it is uncertain if Zhongbei will be required to obtain a separate operating license in addition to the ICP License.

The Circular on Strengthening the Administration of Foreign Investment in and Operation of Value-added Telecommunications Business, issued by the MITT in July 2006, prohibits domestic telecommunication service providers from leasing, transferring or selling telecommunications business operating licenses to any foreign investor in any form, or providing any resources, sites or facilities to any foreign investor for their illegal operation of a telecommunications business in China. According to this circular, either the holder of a value-added telecommunication services operation permit or its shareholders must directly own the domain names and trademarks used by such license holders in their provision of value-added telecommunication services. The circular also requires each license holder to have the necessary facilities, including servers, for its approved business operations and to maintain such facilities in the regions covered by its license. Zhongbei owns the relevant domain names in connection with our value-added telecommunications business and has the necessary personnel to operate our website. However, if operating telecommunications business without operating licenses, the relevant governmental authority will order to rectify, confiscate illegal gains and impose a fine equal to three to five times of the illegal gains. If no illegal gains or the illegal gain is less than RMB50,000 (US$7,227), a fine amounting to RMB100,000 (US$14,455) to RMB1,000,000 (US$144,546) will be imposed. In case of gross violation, the business shall be suspended and rectification will be carried out.

The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, internet businesses in China, including our business. We cannot assure you that we have obtained all the permits or licenses required for conducting our business in China or will be able to maintain our existing licenses or obtain new ones. If the PRC government considers that we were operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of our business, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material adverse effect on our business and results of operations.

Risks Related to Our Ordinary Shares and This Offering

An active trading market for our ordinary shares may not develop and the trading price for our ordinary shares may fluctuate significantly.

We intend to apply to list our ordinary shares on the Nasdaq. Prior to the completion of this offering, there has been no public market for our ordinary shares, and we cannot assure you that a liquid public market for our ordinary shares will develop. If an active public market for our ordinary shares does not develop following the completion of this offering, the market price and liquidity of our ordinary shares may be materially and adversely affected. The initial public offering price for our ordinary shares was determined by negotiation between us and the underwriters based upon several factors, and we can provide no assurance that the trading price of our ordinary shares after this offering will not decline below the initial public offering price. As a result, investors in our securities may experience a significant decrease in the value of their ordinary shares.

The trading price of our ordinary shares may be volatile, which could result in substantial losses to investors.

The trading price of our ordinary shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. A number of Chinese companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performance of these Chinese companies’ securities after their offerings may affect the attitudes of investors toward Chinese companies listed in the United States in general and consequently may impact the trading performance of our ordinary shares, regardless of our actual operating performance.

In addition to market and industry factors, the price and trading volume for our ordinary shares may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings, cash flow and data related to our user base or user engagement;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new products, services and expansions by us or our competitors;

●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us, our services or our industry;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our ordinary shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our ordinary shares, the market price for our ordinary shares and trading volume could decline.

The trading market for our ordinary shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our ordinary shares, the market price for our ordinary shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our ordinary shares to decline.

The sale or availability for sale of substantial amounts of our ordinary shares could adversely affect their market price.

Sales of substantial amounts of our ordinary shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our ordinary shares and could materially impair our ability to raise capital through equity offerings in the future. The ordinary shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. Following the consummation of our initial public offering, there will be ordinary shares outstanding immediately after this offering. In connection with this offering, we and each of our directors and officers named in the section “Management,” and certain shareholders have agreed not to sell any ordinary shares for        months from the date of this prospectus without the prior written consent of the underwriter, subject to certain exceptions. However, the underwriters may release these securities from these restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”). We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our ordinary shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of our ordinary shares for return on your investment.

We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our ordinary shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ordinary shares will likely depend entirely upon any future price appreciation of our ordinary shares. There is no guarantee that our ordinary shares will appreciate in value after this offering or even maintain the price at which you purchased our ordinary shares. You may not realize a return on your investment in our ordinary shares and you may even lose your entire investment.

Because the initial public offering price is substantially higher than the pro forma net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase ordinary shares in this offering, you will pay more for each share than the corresponding amount paid by existing shareholders for their ordinary shares. As a result, you will experience immediate and substantial dilution of $       per share, representing the difference between our net tangible book value per share at $ as of September 30, 2018, after giving effect to this offering and the initial public offering price of $       per share. See “Dilution” for a more complete description of how the value of your investment in our ordinary shares will be diluted upon the completion of this offering.

You must rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase our stock price.

We plan to use the net proceeds of this offering primarily for expansion of our automotive financing and management business, acquisition of automobile repair shops, new hires, marketing and promotion, development of risk management systems and public company expenses. See “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our stock price. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

If we are classified as a passive foreign investment company, United States taxpayers who own our ordinary shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year which produces passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our ordinary shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our taxable year ended September 30, 2019, or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Taxation — Material United States Federal Income Tax Consideration — Passive Foreign Investment Company.”

The amended and restated memorandum and articles of association that we intend to adopt contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our ordinary shares.

We intend to adopt an amended and restated memorandum and articles of association immediately prior to the completion of this offering. Our proposed amended and restated memorandum and articles of association contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. In addition, our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our ordinary shares may fall and the voting and other rights of the holders of our ordinary shares underlying the ordinary shares may be materially and adversely affected.

Our largest shareholder have substantial influence over our company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

As of the date of this prospectus, our largest stockholder beneficially owns 63.7% of our outstanding ordinary shares. Upon the completion of this offering, our largest shareholder will beneficially own approximately an aggregate of      % of our outstanding ordinary shares.

Accordingly, our largest shareholder could have significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions. Our largest shareholder will also have the power to prevent or cause a change in control. Without the consent of the largest shareholder, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. The interests of our largest shareholder may differ from the interests of our other shareholders. The concentration in the ownership of our ordinary shares may cause a material decline in the value of our ordinary shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

If we are deemed a “controlled company” under the Nasdaq listing rules, we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Following this offering, our largest shareholder may continue to own more than a majority of the voting power of our outstanding ordinary shares. Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and is permitted to phase in its compliance with the independent committee requirements. Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules even if we are deemed a “controlled company”, we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our memorandum and articles of association, as amended, the Companies Law (2018 Revision) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of register of members of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the U.S. Currently, we do not plan to rely on home country practice with respect to any corporate governance matter. However, if we choose to follow our home country practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Law of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Comparison of Cayman Islands Corporate Law and U.S. Corporate Law.”

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in China. In addition, all of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and China, see “Enforcement of Civil Liabilities.”

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 for so long as we are an emerging growth company.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We will incur significantly increased costs and devote substantial management time as a result of the listing of our ordinary shares.

We will incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of our ordinary shares may be volatile which could subject us to securities litigation and make it more difficult for you to sell your shares.

As a company conducting a relatively small public offering, we are subject to the risk that a small number of investors will purchase a high percentage of the offering. While the underwriters are required to sell shares in this offering to at least 300 round lot shareholders (a round lot shareholder is a shareholder who purchases at least 100 shares) in order to ensure that we meet the Nasdaq initial listing standards, we have not otherwise imposed any obligations on the underwriters as to the maximum number of shares they may place with individual investors. If, in the course of marketing the offering, the underwriters were to determine that demand for our shares was concentrated in a limited number of investors and such investors determined to hold their shares after the offering rather than trade them in the market, other shareholders could find the trading and price of our shares affected (positively or negatively) by the limited availability of our shares. If this were to happen, investors could find our shares to be more volatile than they might otherwise anticipate. Companies that experience such volatility in their stock price may be more likely to be the subject of securities litigation. In addition, if a large portion of our public float were to be held by a few investors, smaller investors may find it more difficult to sell their shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Regulation.” Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	the expected growth in China of the credit industry, and marketplace lending in particular;

●	the growth in China of disposable household income and the availability and cost of credit to finance car purchases;

●	the growth in China of the automobile and automotive finance industries;

●	taxes and other incentives or disincentives related to car purchases and ownership;

●	fluctuations in the sales and prices of new and used cars and consumer acceptance of financing car purchases;

●	ridesharing, transportation networks, and other fundamental changes in transportation patterns;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our expectations regarding our customer base;

●	our plans to invest in our automobile transaction and financing services business;

●	our relationships with our business partners;

●	competition in our industries; and

●	relevant government policies and regulations relating to our industries.

These forward-looking statements are subject to various and significant risks and uncertainties, including those which are beyond our control. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should thoroughly read this prospectus and the documents that we refer to herein with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. We disclaim any obligation to update our forward-looking statements, except as required by law.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The Chinese online P2P lending and automotive finance industries may not grow at the rate projected by market data, or at all. Failure of the industries to grow at the projected rate may have a material adverse effect on our business and the market price of our ordinary shares.

In addition, the new and rapidly changing nature of the online P2P lending industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $       , or approximately $           if the underwriters exercise their over-allotment option in full, after deducting underwriting discounts and the estimated offering expenses payable by us. These estimates are based upon the initial public offering price of $           per share.

Proceeds of this offering in the amount of $        shall be used to fund an escrow account for a period of 18 months following the closing date of this offering, which account shall be used in the event we have to indemnify the underwriters pursuant to the terms of an underwriting agreement with the underwriters.

We plan to use the net proceeds we will receive from this offering for business expansion. Specifically, we intend to use the proceeds for the following purposes:

Use	Amount	Percentage
Expansion of automotive financing and management service business in Chengdu	$	68%
Acquisition of automobile repair shops	$	10%
Hiring additional employees	$	6.5%
Development of risk management systems	$	6.5%
Marketing and promotion	$	6%
Public company expenses	$	3%

Pending any use described above, we plan to invest all the net proceeds (excluding $           in the indemnification escrow described above) in short-term, interest-bearing, debt instruments or demand deposits.

In using the proceeds of this offering, we are permitted under PRC laws and regulations as an offshore holding company to provide funding to our wholly foreign-owned subsidiary in China only through loans or capital contributions and to our VIE only through loans, both of which are subject to the approval of government authorities and limit on the amount of capital contributions and loans.

We currently anticipate financing our wholly owned PRC subsidiary, Guobang, by means of capital contributions and our VIEs through loans. As of the date of this prospectus, Guobang’s registered capital is $12,000,000. Any increase in registered capital and total investment amount requires (i) filing with MOFCOM or its respective local counterparts and (ii) registration with SAIC or its respective local counterparts to alter Guobang’s business license to reflect the increase in registered capital. The approval process typically takes 30 to 90 days. We intend to increase the registered capital of Guobang to $         and its total approved investment amount to $        before the consummation of this offering. Upon approval of such increases by the government, we anticipate that all the offering proceeds (except for the $          in the indemnification escrow as described above) will be remitted to Guobang as capital contribution. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See “Risk Factors – Risks Related to Doing Business in China — PRC regulation of foreign loans to and foreign direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. If the regulatory environment for the online P2P lending industry or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. See “Risk Factors – Risks Related to This Offering and Our Ordinary Shares – You must rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase our stock price.”

DIVIDEND POLICY

The holders of our ordinary shares are entitled to dividends out of funds legally available when and as declared by our Board of Directors where such Board of Directors are satisfied, on reasonable grounds, that immediately after the payment of the dividend, the value of our assets will exceed its liabilities and we will be able to pay our debts as they fall due. Our Board has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our subsidiaries and VIEs and other holdings and investments. In addition, our subsidiaries and VIEs may, from time to time, be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In particular, Chinese regulations restrict the ability of our PRC subsidiary to pay dividends to us. See “Regulations – Regulations on Dividend Distribution.” In the event of our liquidation, dissolution or winding up, holders of our ordinary shares are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2018 as follows:

●	on an actual basis; and

●	on an adjusted basis to reflect the sale of ordinary shares in this offering, at an assumed initial public offering price of $ per share, the mid-point of the estimated range of the initial public offering price shown on the front cover of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with “Use of Proceeds,” “Summary Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	As of September 30, 2018
Shareholders’ Deficit	Actual	As adjusted
Ordinary shares, par value $0.0001 per share, 500,000,000 ordinary shares authorized, 20,000,000 ordinary shares issued and outstanding on an actual basis, and 20,000,000 ordinary shares issued and outstanding on an as adjusted basis to reflect this offering	$2,000
Shares subscription receivable	2,089,770
Additional paid-in capital	2,089,770
Accumulated deficit	(1,907,860)
Accumulated other comprehensive loss	(57,206)
Total Shareholders’ Deficit	126,704
Total Capitalization	$126,704

If the underwriters’ over-allotment option to purchase additional shares from us was exercised in full, pro forma (i) ordinary shares would be            shares, (ii) additional paid-in capital would be $         (iii) total shareholders’ equity would be $         and (iv) total capitalization would be $        .

DILUTION

If you invest in our ordinary shares, your interest will be immediately diluted by $          , representing the difference between our net tangible book value per share at $111,615 as of September 30, 2018 after giving effect to this offering and an assumed initial public offering price of $     per ordinary share, which is based on the mid-point of the estimated initial public offering price range set forth on the cover page of this prospectus. Dilution results from the fact that the initial public offering price per ordinary share is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

Our net tangible book value as of September 30, 2018 was $111,615 or $11.16 per ordinary share as of that date. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting net tangible book value per ordinary share, after giving effect to the proceeds we will receive from this offering, from the assumed initial public offering price of $          per ordinary share, which is based on the mid-point of the estimated initial public offering price range set forth on the cover page of this prospectus and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Without taking into account any other changes in net tangible book value after September 30, 2018, other than to give effect to the sale of the ordinary shares offered in this offering at the assumed initial public offering price of $          per ordinary share, which is based on the mid-point of the estimated initial public offering price range set forth on the cover page of this prospectus and after deduction of the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2018 would have been approximately $          , or $          per ordinary share. This represents an immediate increase in net tangible book value of $          per ordinary share to the existing shareholders and an immediate dilution in net tangible book value of $          per ordinary share to investors purchasing our ordinary shares in this offering. The following table illustrates such dilution:

Per Ordinary Share
Assumed initial public offering price per ordinary share	$
Net tangible book value per ordinary share as of September 30, 2018		$111,615
Pro forma as adjusted net tangible book value per ordinary share after giving effect to this offering	$
Amount of dilution in net tangible book value per ordinary share to new investors in this offering	$

A $          change in the assumed public offering price of $          per ordinary share, which is based on the mid-point of the estimated initial public offering price range set forth on the cover page of this prospectus, would increase (decrease), in the case of an increase (decrease), our pro forma as adjusted net tangible book value after giving effect to this offering by approximately $          , the pro forma as adjusted net tangible book value per ordinary share after giving effect to this offering by $          per ordinary share and the dilution in pro forma as adjusted net tangible book value per ordinary share to new investors in this offering by $          per ordinary share, assuming no change to the number of ordinary shares offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and other offering expenses.

The following table summarizes, on a pro forma as adjusted basis as of September 30, 2018, the differences between existing shareholders and the new investors with respect to the number of ordinary shares purchased from us in this offering, the total consideration paid and the average price per ordinary share paid before deducting the underwriting discounts and commissions and estimated offering expenses.

Average
	Ordinary Shares						Price Per
	Purchased			Total Consideration			Ordinary
	Number	Percent		Amount	Percent		Share
Existing shareholders			%	$		%	$
New investors			%			%	$
Total			%			%

The pro forma as adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our ordinary shares and other terms of this offering determined at pricing.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. Currently, substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates, located at 850 Library Ave, Suite 204, Newark, DE 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Maples and Calder, our counsel as to Cayman Islands law, and Yuantai Law Offices, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Enforcement of Judgments / Enforcement of Civil Liabilities

We have been advised by our Cayman Islands legal counsel, Maples and Calder, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts’ discretion. Those cases have now been considered by the Cayman Islands Court. The Cayman Islands Court was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. We understand that the Cayman Islands Court’s decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

We have been advised by our PRC counsel, Yuantai Law Offices, that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to China by virtue only of holding our ordinary shares.

CORPORATE HISTORY AND STRUCTURE

We were incorporated in the Cayman Islands on January 18, 2019. We have two wholly owned subsidiaries, Mixixi International Trading (HK) Co., Limited (“Mixixi”), a company incorporated in Hong Kong on March 30, 2016, and BenCai Technology Limited, a company incorporated in Hong Kong on February 21, 2019. Mixixi has one wholly owned subsidiary, Guobang (Chengdu) Financing and Leasing Co., Ltd. (“Guobang”), a company incorporated in China on July 6, 2017. Guobang controls Sichuan Zhongbei Technology Co., Ltd. (“Zhongbei”), a company incorporated in China on August 15, 2014, and Chengdu Bencai Business Consulting Co., Ltd. (“Bencai”), a company incorporated in China on December 17, 2018, which two entities we collectively refer to as our “VIEs” in this prospectus, though a series of contractual arrangements (the “VIE Agreements”). See “— Contractual Arrangements Contractual Arrangements with Our VIEs and Their Shareholders.” Zhongbei holds all the capital stock of Shenzhen Zhongbei Internet Financial Services Co., Ltd., a company incorporated in China on September 22, 2015. We conduct our business in the PRC primarily though Guobang and Zhongbei. As a result of our direct ownership in Mixixi and the contractual arrangements with our VIEs, we are regarded as the primary beneficiary of our VIEs. We treat them and their subsidiaries as our consolidated affiliated entities under U.S. GAAP, and have consolidated the financial results of these entities in our consolidated financial statements in accordance with U.S. GAAP.

Our principal executive offices are located at 08, Floor 24, Unit 1, Building 1, No. 88 Shujin Road, High-New Tech District, Chengdu, Sichuan, China 610041, and our phone number is + 86 28 87099772. The information contained in, or accessible from, any third party websites does not constitute a part of this prospectus.

The diagram below shows our corporate legal structure as of the date of this prospectus:

(1)	Suxing Lu, Changgui Liu, Jiuping Yang, Youkang Gao and Yong Du, the beneficial owners of our ordinary shares, hold 50%, 20%, 15%, 10% and 5% equity interests in Bencai, respectively.

(2)	Yong Du, Changgui Liu, the beneficial owners of our ordinary shares, hold 37% and 33% equity interests in Sichuan Zhongbei Technology Co., Ltd., respectively. Zhiwu Dong and Xiaoyun Zhao hold 20% and 10% equity interests in Sichuan Zhongbei Technology Co., Ltd., respectively.

Contractual Arrangements with Our VIEs and Their Shareholders

Due to PRC legal restrictions on foreign ownership in internet-based businesses, including online lending marketplace, neither we nor our subsidiaries own any equity interest in our VIEs. Instead, we control and receive the economic benefits of our VIEs’ business operations through the VIE Agreements. The VIE Agreements are designed to provide Guobang with the power, rights, and obligations equivalent in all material respects to those it would possess as the equity holder of our VIEs, including absolute control rights and the rights to the assets, property and revenue of our VIEs.

Each of the VIE Agreements is described in detail below:

VIE Agreements for Zhongbei

Exclusive Business Cooperation Agreement

Pursuant to an exclusive business cooperation agreement by and between Guobang and Zhongbei, Guobang agrees to provide Zhongbei with complete technical support, business support and related consulting services during the term of the agreement and Zhongbei agrees not to engage any other party for the same or similar consultation services without Guobang’s prior consent. Zhongbei agrees to pay Guobang service fees substantially equal to all of its net income, subject to any requirement by PRC law and its articles of association. The term of the exclusive business cooperation agreement is 10 years. Guobang may terminate the agreement at any time with a 30-day advance written notice to Zhongbei.

Share Pledge Agreement

Guobang, Zhongbei and the shareholders of Zhongbei (“Zhongbei Shareholders”) entered into a share pledge agreement, pursuant to which Zhongbei Shareholders pledged all of their equity interest in Zhongbei to Guobang in order to guarantee the performance of Zhongbei’s obligations under the exclusive business cooperation agreement between Guobang and Zhongbei. During the term of the pledge, Guobang is entitled to any and all dividends declared on the pledged equity interest of Zhongbei. The share pledge agreement terminates upon full payment of consulting and service fees and termination of Zhongbei’s contractual obligations under the exclusive business cooperation agreement between Guobang and Zhongbei.

Exclusive Option Agreement

Pursuant to an exclusive option agreement by and among Guobang, Zhongbei and Zhongbei Shareholders, the Zhongbei Shareholders have irrevocably granted Guobang an exclusive option to purchase at any time, in part or in whole, their equity interests in Zhongbei for a purchase price equal to the capital paid by Zhongbei Shareholders, pro-rated for purchases of less than all their equity interests. The exclusive option agreement has a term of ten years and can be renewed by Guobang at its discretion.

Powers of Attorney

Each of the Zhongbei Shareholders has entered into a power of attorney pursuant to which each of the Zhongbei Shareholders has irrevocably authorized Guobang to act on his or her behalf as the exclusive agent and attorney with respect to all rights of such individual as a shareholder, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under PRC law and the Articles of Association of Zhongbei, including but not limited to the sale, transfer, pledge or disposition of the equity interests of Zhongbei owned by such shareholder; and (c) designating and appointing on behalf of the shareholders the legal representative, executive director, supervisor, chief executive officer and other senior management members of Zhongbei. The power of attorney shall be irrevocable and continuously valid from the date of execution of the power of attorney, so long as the respective shareholder remains to be a shareholder of Zhongbei.

Timely Reporting Agreement

We and Zhongbei have entered into a timely reporting agreement pursuant to which Zhongbei agrees to make its officers and directors available to us and promptly provide all information required by us so that we can make necessary SEC and other regulatory reports in a timely fashion.

VIE Agreements for Bencai

Exclusive Business Cooperation Agreement

Pursuant to an exclusive business cooperation agreement by and between Guobang and Bencai, Guobang agrees to provide Bencai with complete technical support, business support and related consulting services during the term of the agreement and Bencai agrees not to engage any other party for the same or similar consultation services without Guobang’s prior consent. Zhongbei agrees to pay Guobang service fees substantially equal to all of its net income, subject to any requirement by PRC law and its articles of association. The term of the exclusive business cooperation agreement is 10 years. Guobang may terminate the exclusive business operation agreement at any time with a 30-day advance written notice to Bencai.

Share Pledge Agreement

Guobang, Bencai and the shareholders of Bencai (“Bencai Shareholders”) entered into a share pledge agreement, pursuant to which Bencai Shareholders pledged all of their equity interest in Bencai to Guobang in order to guarantee the performance of Bencai’s obligations under the exclusive business cooperation agreement between Guobang and Bencai. During the term of the pledge, Guobang is entitled to any and all dividends declared on the pledged equity interest of Bencai. The share pledge agreement terminates upon full payment of consulting and service fees and termination of Bencai’s contractual obligations under the exclusive business cooperation agreement between Guobang and Bencai.

Exclusive Option Agreement

Pursuant to an exclusive option agreement by and among Guobang, Bencai and Bencai Shareholders, the Bencai Shareholders have irrevocably granted Guobang an exclusive option to purchase at any time, in part or in whole, their equity interests in Bencai for a purchase price equal to the capital paid by Bencai Shareholders, pro-rated for purchases of less than all their equity interests. The exclusive option agreement has a term of ten years and can be renewed by Guobang at its discretion.

Powers of Attorney

Each of the Bencai Shareholders has entered into a power of attorney pursuant to which each of the Bencai Shareholders has irrevocably authorized Guobang to act on his or her behalf as the exclusive agent and attorney with respect to all rights of such individual as a shareholder, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under PRC law and the Articles of Association of Bencai, including but not limited to the sale, transfer, pledge or disposition of the equity interests of Bencai owned by such shareholder; and (c) designating and appointing on behalf of the shareholders the legal representative, executive director, supervisor, chief executive officer and other senior management members of Bencai. The power of attorney shall be irrevocable and continuously valid from the date of execution of the power of attorney, so long as the respective shareholder remains to be a shareholder of Bencai.

Timely Reporting Agreement

We and Bencai have entered into a timely reporting agreement pursuant to which Bencai agrees to make its officers and directors available to us and promptly provide all information required by us so that we can make necessary SEC and other regulatory reports in a timely fashion.

However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. Accordingly, the PRC regulatory authorities may in the future take a view that is contrary to or otherwise different from the above opinion of our PRC legal counsel. See “Risk Factors – Risks Related to Our Corporate Structure – Our current corporate structure and business operations may be affected by the newly enacted Foreign Investment Law,” and “Risk Factors – Risks Related to Our Corporate Structure – If the PRC government deems that the contractual arrangements in relation to our consolidated VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.” and “Risk Factors – Risks Related to Doing Business in China – Uncertainties with respect to the PRC legal system could adversely affect us” for more details.

SELECTED FINANCIAL DATA

the following table summarizes our financial data. We have derived the following statements of operations data and balance sheet data for the years ended September 30, 2018 and 2017 from our audited financial statements included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and related notes included elsewhere in this prospectus. Numbers in the following tables are in U.S. dollars and, except share and per share amounts.

	For the fiscal year ended September 30,
	2018	2017

Total Sales	$820,833	$52,953
(Loss) from Operations	(570,065)	(112,773)
Net Other Income (Loss)	(33,077)	(6,286)
Net Income(Loss)	(603,142)	(119,059)
Other Comprehensive Income (Expense)	14,710	(2,200)
Comprehensive Income (Loss)	(588,432)	(96,868)
Net earnings (loss) per share from continuing operations – basic and diluted	(0.03)	(0.00)
Net loss per share from discontinued operations – basic and diluted	-	0.00

	September 30,
	2018	2017

Total Assets	$545,591	$756,402
Total Liabilities	418,887	513,757
Shareholders’ Equity	126,704	242,645
Total Liabilities and Shareholders’ Equity	$545,591	$756,402

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis of financial condition and results of operations contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. We assume no obligation to update forward-looking statements or the risk factors. You should read the following discussion in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

Overview

We are a provider of automotive financing facilitation and management services targeting existing and prospective ridesharing drivers. We also operate an online P2P lending platform providing loan matching services connecting investors with individual and small-to-medium-sized enterprise borrowers. Our operations are based in Chengdu, the center of southwest China and focus on servicing our customers primarily in Sichuan province.

For our automotive financing facilitation and management service sector, we generate revenue primarily from services fees from automotive financing facilitation services by connecting financial institutions and the car buyers, service fees from the management and guarantee services provided to online ridesharing drivers and commissions from the online ridesharing platform, which currently is Didi, the largest ride-sharing company in China.

For our online P2P lending sector, we generate revenue from service fees charged to borrowers and investors for matching the loan transactions between them.

For the fiscal years ended September 30, 2018 and 2017, our revenue generated from the automotive financing facilitation and management services and the online P2P lending business were $820,833 and $52,953, respectively.

Automotive Financing Facilitation and Management Services

Overview

We provide automotive financing facilitation and management services to ridesharing drivers in Sichuan Province, China. We generate a majority of our revenue from our fees for automotive financing facilitation and a small portion from, interest income from providing financing solutions to ridesharing drivers, service fees paid by the ridesharing drivers and commissions paid by Didi.

We provide automotive financing facilitation services primarily by connecting the prospective ridesharing drivers with financial institutions that can finance their purchase of the automobiles to be used in providing ridesharing services. Our services include credit assessment, preparation of financing application materials, assistance with closing of financing transactions, license and plate registration, purchase of insurances, ridesharing driver qualification and other administrative procedures.

We have collaborated with third-party financing partners to fund the purchase of automobiles by prospective ridesharing drivers. For the fiscal year ended September 30, 2018, the amount of financing for automobile purchase we facilitated or funded totaled RMB18,184,206 (US$2,780,460), of which 98.98% were funded by our financing partners and 90.67% were funded by Huiyi.

We also provide post-financing management services to the ridesharing drivers, which include, without limitation, ridesharing driver training, handling traffic violations, purchase of insurance policies and assisting with filing insurance claims and after-sale automobile servicing. As of March 31, 2019, we managed and serviced an aggregate of 408 ridesharing cars.

Key Factors Affecting Our Results of Operations

We believe the key factors affecting our financial condition and results of operations of automotive financing and management services include the following:

●	Competition

We face intense competition in the automotive finance industry. Our competitors may have significantly more resources than we do, including financial, technological, marketing and others and may be able to devote greater resources to the development and promotion of their services. As a result, they may have deeper relationships with automobile dealers, automotive finance partners and other third-party service providers than we do. This could allow them to develop new services, adapt more quickly to changes in technology and to undertake more extensive marketing campaigns, which may render our services less attractive to consumers and cause us to lose market share. Moreover, intense competition in the markets we operate in may reduce our service fees and revenue, increase our operating expenses and capital expenditures, and lead to departures of our qualified employees.

●	Reliance on Business Partners

Approximately 100% of the vehicles financed by our funding partners and us are used as ridesharing vehicles for Didi. Our relationship with Didi enables us to attract prospective ridesharing drivers to use our financing facilitation and management services. However, our agreements with Didi are on a non-exclusive basis, and Didi may have cooperative arrangements with our competitors. Because our dependency on Didi, any negative publicity related to Didi could adversely affect our reputation and brand and could potentially lead to increased regulatory or litigation exposure.

We partner with financing institutions and refer our customers to them for the financing of automobile purchases. Presently, we only have three financing partners. For the fiscal year ended September 30, 2018, the amount of financing for automobile purchase we facilitated totaled RMB 17.78 million (US$2.72 million), all of which were funded by Huiyi, one of our major financing partners. Because we heavily rely on Huiyi and there is no commitment on the amount of automobile purchase Huiyi will fund for our customers, as the demand for financing for automobile purchase increases, there can be no assurance that Huiyi can meet the funding needs of the automobile sales we facilitated, or we can find additional financing partners, or our cooperation with new financing partners will meet our expectations.

●	Ability to Increase the Automobile Purchaser Base

The growth of our automotive financing and management services business depends on our ability to attract prospective online ridesharing drivers. In order to expand our base of automobile purchasers, we must continue to invest significant resources in the development of new solutions and services and build our relationships with financial institutions, dealers and other participants. Our ability to successfully launch, operate and expand our solutions and services and to improve user experience to attract prospective automobile purchasers depends on many factors, including our ability to anticipate and effectively respond to changing interests and preferences of automobile purchasers, anticipate and respond to changes in the competitive landscape, and develop and offer solutions and services that address the needs of automobile purchasers.

●	Management of Credit Risks

We are exposed to credit risk as we are required to provide guarantees to our financing partner on the financing for automobile purchases referred by us. As of September 30, 2018, we have provided guarantee services to 243 ridesharing drivers, and the amount of outstanding loans and related interests that the Company has guaranteed repayment of is approximately $4,220,000. The Company estimates the fair market value (original cost less depreciation) of the collateral to be approximately $4,100,000 as of March 31, 2019.

As of September 30, 2018, five ridesharing drivers defaulted in repayments of principal and interest aggregating $2,736, accounting for 0.1% of off-balance-sheet guarantee balance.

●	Government Policies Relating to Automobile Financing and Management in China

Government policies on automobile purchases and ownership may have a material effect on our business due to their influence on consumer behaviors. Since 2009, the PRC government has changed the purchase tax on automobiles with 1.6 liter or smaller engines several times. In addition, in August 2014, several PRC governmental authorities jointly announced that from September 2014 to December 2017, purchases of new energy automobiles designated on certain catalogs will be exempted from the purchase taxes. In April 2015, several PRC governmental authorities also jointly announced that from 2016 to 2020, purchasers of new energy automobiles designated on certain catalogs will enjoy subsidies. In December 2016, relevant PRC governmental authorities further adjusted the subsidy policy for new energy automobiles. We cannot predict whether government subsidies will remain in the future or whether similar incentives will be introduced, and if they are, their impact on automobile retail transactions in China. It is possible that automobile retail transactions may decline significantly upon expiration of the existing government subsidies if consumers have become used to such incentives and delay purchase decisions in the absence of new incentives. If automobile retail transactions indeed decline, our revenues may fluctuate and our results of operations may be materially and adversely affected.

Some local governmental authorities also issued regulations and relevant implementation rules in order to control urban traffic and the number of automobiles within particular urban areas. For example, local Beijing governmental authorities adopted regulations and relevant implementing rules in December 2010 to limit the total number of license plates issued to new automobile purchases in Beijing each year. Local Guangzhou governmental authorities also announced similar regulations, which came into effect in July 2013. There are similar policies that restrict the issuance of new automobile license plates in Shanghai, Tianjin, Hangzhou, Guiyang and Shenzhen. In September 2013, the State Council released a plan for the prevention and remediation of air pollution, which requires large cities, such as Beijing, Shanghai and Guangzhou, to further restrict the number of motor vehicles. In March 2018, the Beijing government issued an additional regulation to limit the total number of vehicles in Beijing to no more than 6.1 million by the end of 2018. Such regulatory developments, as well as other uncertainties, may adversely affect the growth prospects of China’s automobile industry, which in turn may have a material adverse impact on our business.

Online P2P Lending Services

Overview

We operate an online P2P lending platform that provides loan matching services between borrowers and investors in China, primarily servicing borrowers and investors in Sichuan Province. Our platform was launched in December 2014 focusing on the facilitation of real estate backed loans. We conduct our business operations exclusively in mainland China and all of our investors and borrowers reside in China.

As of March 31, 2019, we had a total of 3,106 registered users (who have registered user accounts on our platform), among which 133 were borrowers and 2,073 were investors. As of March 31, 2019, 94 borrowers and 605 investors were real-name verified, who are registered users that have completed the submission and verification of legal name, bank account, mobile phone and identification card. Only real-name verified users are allowed to borrow and/or lend money on our platform. Since our inception in 2014 through March 31, 2019, we have facilitated loans in the aggregate amount of approximately RMB300.35 million (US$43.41 million) between 133 borrowers and 927 investors.

We currently facilitate two types of loans on our platform (i) consumer loans to individuals for various personal purchases, ranging from RMB50,000 (US$7,227) to RMB200,000 (US$28,909) with interest rates (excluding all service fees) of between 10% to 10.9% per annum and terms from 90 days to 365 days; and (ii) business loans to SMEs for their capital requirements, ranging from ranging from RMB50,000 (US$7,227) to RMB1,000,000 (US$144,546) with interest rates (excluding all service fees) of between 10% to 12% per annum and terms from 90 days to 365 days. All our loans are secured collateral and/or guarantee.

We have facilitated business loans since our inception in December 2014 and started offering consumer loans in March 2018. For the fiscal years ended September 30, 2018 and 2017, the average interest rate for our business loans and consumer loans was 12.3% and 12.9% per annum, respectively. For the fiscal years ended September 30, 2018 and 2017, the average interest rate for consumer loans was 10.7% and 10.8% per annum, respectively.

Our platform attracts investors by offering convenient and fast access to various investment opportunities with attractive returns. For the fiscal years ended September 30, 2018 and 2017, the average net annualized rate of return (including our promotional bonus to investors but excluding our service fee) for our investors was 11.2% and 11.7%, respectively.

We charge our borrowers and investors each a service fee for loan facilitation. During the fiscal years ended September 30, 2018 and 2017, the service fee charged to borrowers and investors was 3.6% and 10% of the loan principal, respectively. The service fees are collected upon borrowers’ deposit of loan payments to their accounts at our custodian bank.

As an online P2P lending platform, we do not use our own capital to invest in loans facilitated through our platform. All the loan products we facilitate have been funded through investments solely from individual investors including our management and employees.

To date, we have financed our operations primarily through cash flows from operations and proceeds from contribution from shareholders. As of September 30, 2018 and 2017, we had cash and cash equivalents of $70,133 and $39,325. We intend to grow our business primarily by:

●	Grow our customer base, including borrowers and investors of our online lending platform;

●	Provide diversified and distinguishable services to effectively address the needs of customers;

●	Offer more financing solutions to a growing number of borrowers;

●	Increase awareness of our brands, protect our reputation and enhance customer loyalty, and

●	Enhance our technology infrastructure to support the growth of our business and maintain the security of our system and the confidentiality of the information provided and collected across our system.

General Factors Affecting Our Results of Operations

We believe the key factors affecting our financial condition and results of operations of online lending services include the following:

●	Competition

The online P2P lending industry is intensely competitive in China. According to Wangdaizhijia, as of December 31, 2018, there were 1021 online P2P lending platforms that were in operation in China and 22 platforms in Sichuan, the province in which we primarily conduct our online P2P lending business. Our competitors in Sichuan include ZhongKeDai, Huinong Shidai, Lizi Caifu and so on. We also compete nationwide with other online P2P lending platforms, as well as traditional financial institutions, which may have a larger investor and borrower base and substantial financial resources.

We also compete with other financial products and companies that attract borrowers, investors or both. With respect to borrowers, we compete with other internet finance marketplaces and traditional financial institutions, such as consumer finance business units in commercial banks, credit card issuers and other consumer finance companies. With respect to investors, we primarily compete with other investment products and asset classes, such as equities, bonds, investment trust products, bank savings accounts and real estate.

●	PRC Regulatory Environment

Due to the relatively brief history of the marketplace lending industry in China, a comprehensive regulatory framework governing our industry has yet to be established. Even though a number of specific regulations on online lending information services have been enacted in the past few years, detailed guidance and interpretation have yet to be promulgated by regulators.

On July 18, 2015, ten PRC central government ministries and regulators together released the Guidelines, which define online P2P lending as direct loans between individuals through an online platform, which is under the supervision of the CBRC, and governed by the PRC Contract Law, the PRC General Principles of the Civil Law, and related judicial interpretations promulgated by the Supreme People’s Court. According to the Guidelines, online marketplace lending platforms shall only serve as intermediaries to provide information services to borrowers and investors, and shall not provide credit enhancement services or illegally conduct fundraising. The Guidelines also outlined certain regulatory propositions, which would require Internet finance companies, including marketplace lending platforms, to (i) complete website registration procedures with the administrative departments overseeing telecommunications; (ii) use banking financial institutions’ depository accounts to hold lending capital, and engage an independent auditor to audit such accounts and publish audit results to customers; (iii) improve the disclosure of operational and financial information, provide sufficient risk disclosure, and set up thresholds for qualified investors to provide better protections to investors; (iv) enhance online security management to protect customers’ personal and transactional information; and (v) take measures against anti-money laundering and other financial crimes.

On August 17, 2016, the CBRC, the Ministry of Industry and Information Technology, or the MIIT, the MPS and the State Internet Information Office jointly promulgated the Interim Measures, which are intended to regulate the business activities of online lending information intermediaries and define online lending information intermediaries as financial information intermediaries.

The Interim Measures require online lending information intermediaries to (i) make relevant record-filing with local financial regulatory authorities for their online lending information services; (ii) apply for relevant telecommunication service license after completion of the record-filing with local financial regulatory authorities; and (iii) specify online lending information services in its business scope.

On April 7, 2017, the CBRC issued the Guideline of Risk Prevention and Control of Banking Industry, which prohibits online lending intermediaries from (i) approaching potential borrowers that are incapable of repaying or (ii) offering online lending services to college students under the age of 18.

In December 2017, the Internet Finance Rectification Office and the Online Lending Rectification Office jointly issued Circular 141, outlining general requirements on the “cash loan” business conducted by network microcredit companies, banking financial institutions and online lending information intermediaries. Circular 141 specifies the features of “cash loans” as not relying on consumption scenarios, with no specified use of loan proceeds, no qualification requirement on customers and unsecured etc. Circular 141 sets forth several general requirements with respect to “cash loan” business, including, without limitation: (i) no organizations or individuals may conduct the lending business without obtaining approvals for the lending business; (ii) the aggregated borrowing costs of borrowers charged by institutions in the forms of interest and various fees should be annualized and subject to the limit on interest rate of private lending set forth in the Private Lending Judicial Interpretations issued by the Supreme People’s Court; (iii) all relevant institutions shall follow the “know-your-customer” principle and prudentially assess and determine the borrower’s eligibility, credit limit and cooling-off period, etc. Loans to any borrower without income sources are prohibited; and (iv) all relevant institutions shall enhance the internal risk control and prudentially use the “data-driven” risk management model.

In August 2018, to provide further clarification on certain provisions in the Interim Measures, the Custodian Guidelines, the Disclosure Guidelines, Circular 141 and Circular 57, the Leading Group for the Rectification and Inspection Acceptance of Risk of Peer-to-Peer Online Lending Intermediaries issued the Notice on Launching Compliance Inspection on Peer-to-Peer Online Lending Information Intermediaries, or the Inspection Notice, and the Compliance Checklist for Online Lending Information Intermediaries as specified in the Inspection Notice, or the Checklist. The Inspection Notice requires each online lending information intermediary to complete the following compliance inspections by the end of December 2018: self-inspection, inspection conducted by local and national Internet Finance Association and verification conducted by the rectification office in charge of online lending. The compliance inspections will mainly focus on whether online lending information intermediaries (1) conduct any business other than as an information intermediary, such as a credit intermediary; (2) form any capital pool or make any payment on behalf of users; (3) conduct any self-financing directly or indirectly; (4) provide any guarantee to lenders; (5) provide any “rigid payment” to lenders; (6) conduct risk evaluation of lenders and make hierarchy management of such lenders; (7) fully disclose borrowers’ credit risk related information to lenders; (8) strictly follow the small-amount and scattered manner when participating in network-based lending; (9) raise funds by issuing financial products as wealth management products on their own or through their affiliates; and (10) attract borrowers or lenders by means of high profits or other methods.

The Inspection Notice requires each online lending information intermediary to conduct self-inspection and deliver a self-inspection report to the competent online lending rectification office, which will appoint a local internet finance association to conduct internet finance association inspection.

On December 19, 2018, the Internet Finance Rectification Office and the Online Lending Rectification Office issued Circular 175, which classifies P2P direct lending marketplaces into (i) marketplaces on which investors are not fully repaid or that are otherwise unable to operate their businesses due to other significant risks involved with the businesses and (ii) marketplaces that have not been involved in such incidents. The latter is further classified, based on the scale of its business operations, into (a) shell companies with zero loan balance or no loan origination for more than three months and marketplaces that no longer facilitate loan application and investment, or are otherwise not in operation, (b) small-scale marketplaces, which shall be determined based on factors including outstanding loan balance and number of lenders by provincial governmental agencies, and (c) large-scale marketplaces, including marketplaces with high risks and Normal Marketplaces. In accordance with Circular 175, marketplaces with high-risks characteristics include, for instance, marketplaces that fund loans to themselves or facilitate sham loans, marketplaces with unclear fund flows, marketplaces with a delinquency rate over 10%, marketplaces with massive negative publicity and complaints, and marketplaces that refuse to or are reluctant to rectify non-compliant operations. Pursuant to Circular 175, except for Normal Marketplaces, other marketplaces shall exit the P2P lending industry or cease operation.

The Industry Inspection Report issued by Sichuan Forerunner Law Firm identified certain issues in Zhongbei’s business operations which were deemed not to be in full compliance with applicable laws and regulations governing online lending information intermediaries, including, among others, (i) lack of “online lending information intermediary” in our business scope, (ii) lack of a value-added telecommunication business license and information system security protection registration, (iii) failure to engage third party credit rating agencies on a continuous basis, (iv) lack of certification on our information security, (v) certain loans exceeded the statutory limits, and (vi) our custodian bank is not on the whitelist of the NIFAC.

We have taken steps to implement various measures in response to the above non-compliance, including, suspension of new issuance of loans that exceed the legal limits, request to borrowers for early repayment of existing loans for the amount that exceeds the legal limit, and engagement of a third party credit rating company. We also plan to engage a qualified custodian bank later this year if our current custodian bank is unable to enter the whitelist of NIFAC.

Key Operating Metrics

Our management regularly reviews a number of metrics to evaluate our business, measure our performance, identify trends, formulate financial projections and make strategic decisions. The main metrics we consider, and are results for each half year during the period from October 1, 2016 through September 30, 2018, are set forth in the table below.

	For the Six Months Ended
	September 30, 2018	March 31, 2018	September 30, 2017	March 31, 2017
Loan Volume (1)	$7,035,575	$5,584,078	$4,757,746	$4,087,614
Number of facilitated loans (2)	226	134	227	137
Average loan volume (3)	$31,131	$41,673	$20,959	$29,837
Number of borrowers (4)	72	37	15	17
Number of new borrowers (5)	35	22	0	0
Re-borrowing rate of existing borrowers (6)	51.39%	40.54%	100%	100%
Number of investors (4)	211	202	67	109
Number of new investors (5)	9	135	0	0
Reinvestment rate of existing investors (6)	95.73%	33.17%	100%	100%

(1)	Loan volume is defined as the total principal amount of loans facilitated through our platform during the relevant period.
(2)	Number of facilitated loans is defined as the total number of loans initially facilitated on our platform during the relevant period.
(3)	Average loan volume is equal to the loan volume divided by the number of facilitated loans.

(4)	Number of borrowers is defined as the total number of individual or small company borrowers that borrowed at least one loan through our platform during the relevant period. Number of investors is defined as the total number of individuals that invested at least one loan through our platform during the relevant period.
(5)	Number of new borrowers is defined as the total number of individual or small company borrowers that initially borrowed at least one loan through our platform during the relevant period. Number of new investors is defined as the total number of individuals that initially invested at least one loan through our platform during the relevant period.
(6)	Reborrowing rate of existing borrowers is equal to the number of existing borrowers divided by the sum of the number of existing borrowers and new borrowers during the relevant period. Reinvestment rate of existing investors is equal to the number of existing investors divided by the sum of the number of existing investors and new investors during the relevant period.

We have a year-over-year loan volume growth rate of 48% since the inception of our business through September 30, 2018. The growing P2P business is attributable to our effective customer and investor acquisition through offering information of property secured loan product on our platform. We believe that loan volume will continue to increase as our efforts in the industry. On the other hand, the average loan volume increased year by year as a result of offering information of new loan products on our platform. During the year ended September 30, 2018, we offered on our platform information of property secured loan. The principal of property secured loans is generally higher than unsecured credit loans. In addition, a seasonal fluctuation existed in the number of facilitated loans which was lower for the six months during October and March than that for the six months during April and September. This is mainly caused by inactive transactions during January and March when citizens in the second-tier cities were idle for the Chinese New Year.

We invest in expansion of borrowers by offering information related to new loan products. As a result of offering information related to property secured loan product in October 2017, the number of borrowers increased by 22, or 147% for the six months ended March 31, 2018 as compared with the six months ended September 30, 2017, and by 35, or 95% for the six months ended September 30, 2018 as compared with the six months ended March 31, 2018. We expect the number of borrowers will continue to increase as our business grows.

We did not have a large borrower base, but we had high adhesiveness of borrowers over the past years. Our re-borrowing rate was 51.39%, 40.54%, and 100% and 100% for the periods presented in the above table. The decrease of re-borrowing rate for the six months ended March 31, 2018 and September 30, 2018 was primarily attributable to increase of new borrowers for relevant periods.

For the six months ended March 31, 2017 and September 30, 2017, we did not attract new investors but continuously lost investors as a result of decreased demand from borrowers. Moreover the number of investors decreased to bottom for the six months ended September 30, 2017. The number of investors increased since October 2017 as a result of offering information of property secured loan products on our platform. The investors were attracted by secured loan products whose risks were lower than unsecured loans.

We expect reinvestment rates to fluctuate, as they have to date, because lenders often seek different opportunities in the market in ways that are difficult to predict.

The above data and narrative disclosure may not accurately predict our future results, especially since we have a limited operating history. Our historical performance is based on a very limited amount of time. Furthermore, during such time, we adjusted our business model in order to comply with new regulations. In addition, as our business grows in the future, we cannot be certain as to whether or not historical trends will continue.

The table below summarized secured and unsecured loans facilitated through our platform for the relevant periods.

	For the Year Ended September 30,
	2018	2017
Secured Loan Volume	$6,507,669	$10,761,901
Unsecured Loan Volume unsecured	2,333,190	2,141,315
Number of facilitated secured loans	$83	$249
Number of facilitated unsecured loans	282	111
Average secured loan volume	$78,406	$43,220
Average unsecured loan volume	8,274	19,291

Over the past few years, we incurred minimal acquisition cost to attract borrower and investors. As we did not invest efforts in marketing and promotion activities in expanding our borrower and investor bases over the past years, we had very limited number of borrowers and investors. Moreover with the release of on August 13, 2018 of Compliance Inspection Notice by the P2P Remediation Office, a number of competitors retreated from the online P2P lending industry. Under a more compliant industry environment and less competitors, we would continuously be cautious in our expansion strategy.

Discussion of Certain Balance Sheet Items

The following table sets forth selected information from our consolidated balance sheet as of September 30, 2018 and 2017. This information should be read together with our consolidated financial statements and related notes included elsewhere in this Form F-1.

	September 30, 2018	September 30, 2017

ASSETS
Cash and cash equivalents	$70,133	$39,325
Accounts receivable, net	$68,455	$—
Finance lease assets	$116,673	$—
Prepayments	$41,728	$—
Other current assets	$162,303	$81,275
Amounts due from related parties	$—	$593,316

	September 30, 2018	September 30, 2017
Total Assets	$545,591	$756,402

	September 30, 2018	September 30, 2017

LIABILITIES
Short-term borrowings	$170,348	$—
Amounts due to related parties	$66,974	$390,690
Current installments of long-term debt	$7,475	$—
Long-term Debt	$12,459	$—

	September 30, 2018	September 30, 2017
Total Liabilities	$418,887	$513,757
Total Shareholders’ Equity	$126,704	$242,645
Total Liabilities and Shareholders’ Equity	$545,591	$756,402

Cash and cash equivalents

As of September 30, 2018, the Company had cash and cash equivalents of $70,133, an increase of $30,808, or 78% from $39,325 from September 30, 2017. The increase was primarily resulted from a net effect of net cash of $249,735 used in operating activities, net cash of $78,541 used in investing activities, and net cash of $345,108 provided by financing activities. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Cash Flow” for discussion and analysis of cash flows.

Accounts receivable, net

As of September 30, 2018, the balance of accounts receivable mainly comprised of receivable of management and guarantee service fees due from ridesharing drivers and commission fees from Didi. Management evaluates individual customer’s financial condition, credit history, and the current economic conditions to provide an allowance for doubtful accounts when it is considered necessary. As of September 30, 2018, the Company determined that no allowance was necessary.

Finance lease assets

The Company launched the automobile financing and leasing services since October 2017. As a result, the Company had no balances of financial lease receivables as of September 30, 2017. The balance of finance lease assets represented the vehicles which were held by the Company and planned for direct financing lease arrangements.

As of September 30, 2018, the Company had 9 finance lease assets with an aggregated carrying amount of $116,673.

Prepayments

As of September 30, 2018, the balance of prepayments represented amounts advanced to dealers for purchase of automobiles. The dealers usually require advance payments when the Company makes purchase and the prepayments will be utilized to offset the Company’s future payments.

Other current assets

Other current assets were comprised of deposits, loans due from third parties, deferred rental expenses, and etc.

As of September 30, 2018, the Company had other current assets of $162,303, an increase of $81,028, or 100% from $81,275 as of September 30, 2017. The increase was primarily accounted for an increase of deposits of $118,349 required by automobile dealers and other vendors, against a decrease of loans due from third parties of $45,967 as a result of collections of loans.

Amounts due from related parties

As of September 30, 2017, the Company had amounts due from related parties of $593,316, after an allowance on doubtful receivable of $83,735. During the year ended September 30, 2018, the Company collected full amount from the related parties and reversed the allowance which were previously accrued.

Short-term borrowings

The balance of short-term borrowings represented the amount borrowed from third parties for the automotive financing and management services. As a result, the Company had no balance of other payable as of September 30, 2017.

As of September 30, 2018, the Company had interest bearing borrowings from four third party individuals with principal aggregating $170,348. The terms of borrowings ranged between three and six months, with an interest rate of 0% ~ 18% per annum. The Company settled borrowings of $34,943 in March 2019

Amounts due to related parties

As of September 30, 2018, the balance due to related parties represented the amount borrowed from Youkang Gao, Chief Executive Officer of Guobang.

As of September 30, 2017, the balance due to related parties represented the amount borrowed from Legal representative of Sichuan Xinyuan, which is a joint venture of Xiaoyun Zhao, the General Manager of Zhongbei. The balance was repaid during the year ended September 30, 2018.

Both borrowings from related parties were interest free and were repayable on demand.

Long-term Debt, current and noncurrent portion

During the year ended September 30, 2018, the Company raised funds of $20,275 from Huiyi and accrued interest expenses of $660. As of September 30, 2018, the Company did not repay the principal or interest.

As of September 30, 2018, the Company had principal and accrued interest of long-term debt of $19,306 and $628, respectively. Pursuant to the repayment schedule agreed with Huiyi, $6,435 of the principal are expected to get repaid within 12 months from September 30, 2018.

Results of Operations

The following table sets forth a summary of our consolidated results of operations for the year ended September 30, 2018 and 2017. This information should be read together with our consolidated financial statements and related notes included elsewhere in this annual report. The results of operations in any period are not necessarily indicative of our future trends.

	For the Years Ended September 30,		Changes in
	2018	2017	Amount	Percentage

Revenues	$820,833	$52,953	$767,880	1,450%
Cost of revenues	(706,347)	(48,012)	(658,335)	1,371%

Gross profit	114,486	4,941	109,545	2,217%

Operating Expenses
Selling and marketing expenses	(150,707)	(44,918)	(105,789)	236%
General and administrative expenses	(606,838)	(284,335)	(322,503)	113%
Reversal of provision for doubtful accounts	72,994	211,539	(138,545)	-65%

Total Operating Expenses	(684,551)	(117,714)	(566,837)	482%

Loss from Operations	(570,065)	(112,773)	(457,292)	405%

Other Income (expenses)
Interest (expenses) income	(19,301)	280	(19,581)	-6,993%
Other expenses, net	(13,776)	(6,566)	(7,210)	110%

Total Other Expenses, Net	(33,077)	(6,286)	(26,791)	426%

Loss Before Income Taxes	(603,142)	(119,059)	(484,083)	407%

Income tax expenses	-	-	-	0%

Net Loss from Continuing Operations	(603,142)	(119,059)	(408,083)	407%

Net Income from Discontinued Operations, Net of Tax	-	24,391	(24,391)	-100%

Net Loss	$(603,142)	$(94,668)	$(508,474)	537%

Revenues

We had two reporting segments comprising of automotive financing and management services and online P2P lending services.

Our automotive financing and management services primarily generated income from facilitation fee from automotive financing, service fees from management and guarantee services, service fees from a ridesharing marketplace, and our online P2P lending services primarily generated income from service fees from borrowers and investors for connecting investors to borrowers.

Below tables summarized the revenue recognized for each major type of services for the years ended September 30, 2018 and 2017, respectively.

	For the Fiscal Years Ended September 30,		Changes in
	2018	2017	Amount	Percentage

Revenues earned from automotive financing and management services:
- Facilitation fee from automotive financing	$462,931	-	462,931	>100%
- Management and guarantee services	195,446	-	195,446	>100%
- Service fees from a ridesharing marketplace	30,272	-	30,272	>100%
- Other service fees	28,263	-	28,263	>100%
Revenue earned from internet lending services:
- Service fees generated by borrowers	41,907	-	41,907	>100%
- Service fees generated by investors	62,014	52,953	9,061	17%

	$820,833	$52,953	$767,880	1,450%

Revenue earned from automobile financing and management services

We launched the automobile financing and management services from October 2017, and therefore we did not generate revenues from automobile financing and management services for the year ended September 30, 2017.

●	Facilitation fee from automotive financing

We provide automotive financing facilitation services by connecting the prospective ridesharing drivers with financial institutions that can finance their purchase of the automobiles to be used in providing ridesharing services. Our services include credit assessment, preparation of financing application materials, assistance with closing of financing transactions, license and plate registration, purchase of insurances, ridesharing driver qualification and other administrative procedures. The amount of the fee is based on the type of automobile and negotiation with each automotive buyer. The fees charged to automobile purchasers are paid when the transactions are consummated. These fees are non-refundable upon the loan or finance lease fund is released from financial institutions to the automotive buyers.

For the year ended September 30, 2018, we have successfully facilitated 243 loans between the ridesharing drivers and the financial institution, and we charged the ridesharing drivers facilitation fee aggregating $462,931.

●	Management and guarantee services

We also provide post-financing management services to the ridesharing drivers, which include, without limitation, ridesharing driver training, handling traffic violations, purchase of insurance policies and assisting with filing insurance claims and after-sale automobile servicing. Service fees for management and guarantee services are paid by automobile purchasers on a monthly basis for the management and guarantee services provided during the affiliation period. In addition, the Company provides guarantee on the lease/loan payments (including principal and interest) of certain automobile purchasers under the financing agreements with financial institutions during the affiliation period. The Company recognizes the revenue over the affiliation period when performance obligations are completed.

For the year ended September 30, 2018, we have managed and serviced 124 ridesharing drivers and we charged management and guarantee service fees of $195,446.

●	Service fees from a ridesharing marketplace

The Company earned service fees from referral of drivers to Didi, one of the leading ride-hailing service platform in China. The service fees are paid by Didi and the Company recognizes the revenue when the referred drivers are registered with Didi.

Revenue earned from online P2P lending services

●	Service fees generated by borrowers

Service fees are charged to borrowers in relation to services we provide after loan origination, such as repayment facilitation and loan collection. The service fee was charged on a monthly rate with the management fee as a percentage of the initial principal at a range between 0.2% and 0.5% per month.

To promote and attract new borrowers in the competitive market, we did not charge borrowers of service fees until the year ended September 30, 2018. As a result, the Company earned service fees of $41,907 and $nil for the year ended September 30, 2018.

●	Service fees generated by investors

The Company charges investors a service fee on their actual investment return. The Company generally receives the service fees upon the investors receiving their investment return. The Company recognizes the revenue when loan was repaid and investor received their investment income.

Service fee charged to investors is equal to 10% of the interests received by investors, and is paid at the time of each interest payment.

Service fees increased significantly by 18% from $52,953 for the year ended September 30, 2017 to $62,014 for the year ended September 30, 2018. The increase was due to the net effect of an increase by 40% in the total origination amount of loans facilitated through our platform for the year ended September 30, 2018, against the decrease by 25% in interest rate earned by investors as a result of increased cash supply in the industry of online lending services for the year ended September 30, 2018.

●	Cost of revenues

Cost of revenues primarily consist of registration fees of vehicle permits and vehicle driving certificates for the automobile purchasers.

Cost of revenues increased by $658,335, or 1,371%, from $48,012 for the year ended September 30, 2017 to $706,347 for the year ended September 30, 2018. The increase of cost of revenues was primarily caused by launch of automobile financing and leasing services during the year ended September 30, 2018, leading to an increase of cost of revenues of $599,214.

●	Selling and marketing expenses

Selling and marketing expenses consist primarily of travelling expenses, GPS tracking device expenses and after-sale service expenses.

Selling and marketing expenses increased by $105,789 million, or 236%, from $44,918 for the year ended September 30, 2017 to $150,707 for the year ended September 30, 2018. The increase was primarily due to the increase of selling and marketing expenses of $107,827 incurred by automotive financing and management services, which was comprised of GPS tracking device expenses of $34,460, after-sale service expense of $39,703, and vehicle upgrade fees of $13,858.

●	General and administrative expenses

General and administrative expenses primarily consist of salaries and benefits for employees, office rental, professional service fees and depreciation and amortization.

General and administrative expenses increased by $322,503, or 113%, from $284,335 for the year ended September 30, 2017 to $606,838 for the year ended September 30, 2018. This is mainly due to the increase of general and administrative expenses of $344,405 incurred by automobile financing and leasing services, which was comprised of salary and welfare expenses of $221,624, rental expenses of $26,062, entertainment expenses of $16,535, and depreciation and amortization expenses of $2,852.

●	Reversal of provision for doubtful accounts

For the years ended September 30, 2018 and 2017, the Company reversed provision of doubtful accounts of $72,994 and $211,539, respectively, as a result of collection of outstanding receivables of which the Company accrued provision in the prior years.

●	Income tax expenses

For the years ended September 30, 2018 and 2017, the Company incurred net operating losses and accrued full valuation allowance against deferred tax assets based on management’s assessment as to realization. As such the Company recorded income tax expenses of $nil for the years ended September 30, 2018 and 2017.

●	Net loss

As a result of the foregoing, our net loss increased by $508,474, or 573% from $94,668 for the year ended September 30, 2017 to $603,142 for the year ended September 30, 2018.

Disposal of a Subsidiary of Zhongbei

As we aspire to become a trusted financial service provider in the market of automotive financing and management services and online P2P lending services, we intend to place more focus on 1) the expansion of our automotive financing and management services to cover both fuel-based and energy-based vehicles, and to cover more second-tier cities in Sichuan Province; and 2) the expansion of our online lending services by increasing its platform transaction volume and user number through enhanced marketing efforts and product and service offerings, and investment in information technology. To achieve this goal, we leverage our existing resources, strengths and weakness, opportunities and challenges and decided to sell Fenqigou Network Technology Co., Ltd. (“Fenqigou”), a subsidiary of Zhongbei, which was primarily engaged in the direct loan business for electronic appliances.

On March 31, 2017, the Company sold Fengqigou to Sichuan Xinyuan Investment Co., Ltd, (“Sichuan Xinyuan”), a related party of the Company, for nil consideration pursuant to a sales agreement. As of September 30, 2017, the assets and liabilities of Fenqigou were transferred to Sichuan Xinyuan.

As of September 30, 2017, all the major assets and liabilities relevant to the discontinued operations were transferred to Sichuan Xinyuan, and the Company had not assets or liabilities classified as discontinued operations. A net gain of $56,015 was recognized as the net gain from disposal of discontinued operation for the year ended September 30, 2017.

Please see Note 5 Discontinued Operation to our Consolidated Financial Statements for further discussion of accounting for the disposal.

Liquidity and Capital Resources

To date, we have financed our operations primarily through cash flows from operations and proceeds from contribution from shareholders and a financial institution.

We incurred losses from operations of $603,142 and $94,668 for the years ended September 30, 2018 and 2017, respectively. For the years ended September 30, 2018 and 2017, we raised an aggregation of $472,491 and $nil, respectively, through capital contributions from shareholders of Guobang, and an aggregation of $178,899 and $nil, respectively, through borrowings from third parties. As of September 30, 2018 and 2017, we had cash and cash equivalents of $70,133 and $39,325, respectively. We intend to continue to use these funds to grow our business primarily by:

●	Grow our customer base, including borrowers and investors of our P2P lending platform, automobile purchasers, financial institutions and other participants for our automotive financing and management services, and enhance customer experience;

●	Provide diversified and distinguishable services to effectively address the needs of customers as well as our business partners;

●	Offer more financing solutions to a growing number of borrowers and automobile purchasers;

●	Increase awareness of our brands, protect our reputation and enhance customer loyalty, and

●	Enhance our technology infrastructure to support the growth of our business and maintain the security of our system and the confidentiality of the information provided and collected across our system;

All of our revenue is denominated in RMB. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior SAFE approval as long as certain routine procedural requirements are fulfilled. Therefore, our PRC subsidiaries are allowed to pay dividends in foreign currencies to us without prior SAFE approval by following certain routine procedural requirements. However, current PRC regulations permit our PRC subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiaries are required to set aside at least 10% of their after-tax profits after making up previous years’ accumulated losses each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of their registered capital. These reserves are not distributable as cash dividends. Furthermore, capital account transactions, which include foreign direct investment and loans, must be approved by and/or registered with SAFE and its local branches. See “Risk Factors—Risks Relating to Doing Business in China—We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business.”

Liquidity

In assessing the Company’s liquidity and its ability to continue as a going concern, Management monitors and analyzes its cash and cash equivalent and its ability to generate sufficient revenue in the future to support its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements and operating expense obligations.

The Company had recurring net losses from continuing operations for the fiscal years ended September 30, 2018 and 2017. The Company plans to fund its operations through revenue generated from its automotive financing facilitation and management services. The Company believes that the foregoing measures collectively will provide sufficient liquidity for the Company to meet its future liquidity and capital obligations. However, there can be no assurance that additional financing or capital will be available, or that the terms of any transactions will be acceptable or advantageous to the Company.

If the Company is unable to obtain the necessary additional capital on a timely basis and on acceptable terms, it will be unable to implement its current plans for expansion, repay debt obligations or respond to competitive pressures.

Any of the foregoing factors would have a material adverse effect on the Company’s business, prospects, financial condition and results of operations and raise substantial doubt about the ability of the Company to continue as a going concern.

Cash Flows

The following table sets forth a summary of our cash flows for the periods presented:

	For the Years Ended September 30,
	2018	2017

Net Cash Used in Operating Activities	$(249,735)	$(392,769)
Net Cash Used in Investing Activities	(78,541)	(22,676)
Net Cash Provided by Financing Activities	345,108	337,565
Effect of Exchange Rate Changes on Cash	(13,976)	(1,447)
Net (Decrease) Increase in Cash and Cash Equivalents	$30,808	$(79,327)
Cash and Cash Equivalents at Beginning of Year	39,325	118,652
Cash and Cash Equivalents at End of Year	$70,133	$39,325

Operating Activities

Net cash used in operating activities was $249,735 for the year ended September 30, 2018, a decrease of $143,034 from net cash used in operating activities of $392,769 for the year ended September 30, 2017. We incurred a net loss of $603,142 for the year ended September 30, 2018, an increase of $508,474 from the year ended December 31, 2016, during which we incurred a net loss of $94,668. In addition to the change in profitability, the decrease in net cash used in operating activities was the result of several factors, including:

●	A decrease in reversal of provision for doubtful accounts of $138,545 as a result of more recoveries of doubtful accounts for the year ended September 30, 2017 than for the same period of 2018;

●	A decrease in changes in accounts receivable of $71,891. The decrease was mainly generated by automotive financing facilitation and management services which commenced business since October 2017;

●	A decrease in changes in finance lease assets of $122,530. The decrease was mainly due to purchase of finance lease assets for automotive financing facilitation and management services which commenced business since October 2017;

●	An increase in changes in amounts due from related parties of $739,009. The increase was mainly caused by collection of outstanding balance of $687,220 from related parties during the year ended September 30, 2018, as compared to payment of $51,783 on behalf of the related parties;

Net cash used in operating activities was $392,769 for the year ended September 30, 2017, which was attributable primarily to a net loss of $94,668, a reversal of provision for doubtful accounts of $211,539 and payment of $51,783 on behalf of the related parties.

Investing Activities

For the year ended September 30, 2018, we had net cash used in investing activities of $78,541 which was primarily attributable to investments in direct financing lease of $39,599, netting off against collection of the principal of direct financing lease of $6,328, and purchases of property and equipment of intangible assets aggregating $45,324.

For the year ended September 30, 2017, we had net cash used in investing activities of $22,676 which was primarily related to the cash of $19,087 transferred in connection of discontinued operations.

Financing Activities

For the year ended September 30, 2018, we had net cash provided by financing activities of $345,108, which was primarily comprised of borrowings of $178,899 from third parties, netting off against repayments of borrowings of $327,217 to a related party, and capital contribution of $472,491 from shareholders of Guobang.

For the year ended September 30, 2017, we had net cash provided by financing activities of $337,565 which was due to borrowings of $337,565 from a related party.

Trend Information

Other than as disclosed elsewhere in this Form F-1, we are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our net revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Tabular Disclosure of Contractual Obligations

Commitments and Contingencies

From time to time, the Company may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity.

Operating Lease

During the year ended September 30, the Company entered into three lease agreements with three lessors. The lease term of the three lease agreements expire in January 2018 through April 2020. Future minimum lease payment under non-cancelable operating leases are as follows:

	Total	2019	2020	After 2020

Operating lease obligation	$57,674	$37,623	$20,051	$-

Off-Balance Sheet Arrangements

As part of the automotive financing and management services, the Company provided guarantee services to automotive buyers for the repayments of loans and interests to financial institutions arising from purchase of automotives. As of March 31, 2019, the amount of outstanding loans and related interests that the Company has guaranteed repayment of is approximately $4,220,000. The Company estimates the fair market value (original cost less depreciation) of the collateral to be approximately $4,100,000 as of March 31, 2019.

In determining the credit risk liability of the guarantee of loan repayment to the finance company by the automobile buyers, the Company considers the “probability of default” by the buyer on their repayment obligations and considers their current financial position and their likely default in making the loan repayments.

The Company manages their credit risk guarantee exposure by performing preliminary credit checks of each buyer and ongoing monitoring of payments each month. Management currently believes that the Company’s guarantee exposure is de minimus and has provided no guarantee liability. Management periodically reviews the probability of default of automobile buyers and will accrue a guarantee liability when necessary.

Other than the off-balance sheet guarantee services, we have not entered into any derivative contracts that are indexed to our shares and classified as shareholders’ equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or that engages in leasing, hedging or research and development services with us.

Critical Accounting Policies

We prepare our consolidated financial statements in accordance with U.S. GAAP, which requires us to make judgments, estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) disclosure of contingent assets and liabilities at the end of each reporting period and (iii) the reported amounts of revenues and expenses during each reporting period. We continually evaluate these estimates and assumptions based on historical experience, knowledge and assessment of current business and other conditions, expectations regarding the future based on available information and reasonable assumptions, which together form a basis for making judgments about matters not readily apparent from other sources. The use of estimates is an integral component of the financial reporting process, though actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We consider the policies discussed below to be critical to an understanding of our financial statements as their application places the most significant demands on the judgment of our management.

●	Principles of consolidation

The consolidated financial statements include the accounts of the Company and include the assets, liabilities, revenues and expenses of all wholly owned subsidiaries and VIEs over which the Company exercises control and, when applicable, entities for which the Company has a controlling financial interest or is the primary beneficiary. All inter-company accounts and transactions have been eliminated in consolidation.

A subsidiary is an entity in which we, directly or indirectly, controls more than one half of the voting power or has the power to: govern the financial and operating policies; appoint or remove the majority of the members of the board of directors; cast a majority of votes at the meeting of the board of directors.

U.S. GAAP provides guidance on the identification of VIE and financial reporting for entities over which control is achieved through means other than voting interests. We evaluate each of its interests in an entity to determine whether or not the investee is a VIE and, if so, whether we are the primary beneficiary of such VIE. In determining whether we are the primary beneficiary, we consider if we (1) have power to direct the activities that most significantly affects the economic performance of the VIE, and (2) receive the economic benefits of the VIE that could be significant to the VIE. If deemed the primary beneficiary, we consolidate the VIE. We have determined that Zhongbei and Bencai are VIEs subject to consolidation and To Prosperity Technology Inc. is the primary beneficiary.

In the PRC, investment activities by foreign investors are principally governed by the Guidance Catalog of Industries for Foreign Investment, or the Catalog, which was promulgated and is amended from time to time by the PRC Ministry of Commerce, or MOFCOM, and the PRC National Development and Reform Commission, or NDRC. The Catalog divides industries into three categories: encouraged, restricted and prohibited. Industries not listed in the Catalog are generally open to foreign investment unless specifically restricted by other PRC regulations. However, the provision of conducting market surveys business by foreign-invested enterprises is currently restricted. Since we and Guobang (its PRC subsidiary) are both considered as foreign investors or foreign invested enterprises under PRC law, we conduct the majority of our online P2P lending services in PRC through our consolidated VIEs, Zhongbei and Bencai, in order to comply with the aforementioned regulations. As such, Zhongbei and Bencai is controlled through contractual arrangements in lieu of direct equity ownership by us or any of its subsidiaries.

Such contractual arrangements are a series of five agreements (collectively the “Contractual Arrangements”) including an Exclusive Business Cooperation Agreement, Share Pledge Agreement, Exclusive Option Agreement, Powers of Attorney, and Timely Reporting Agreement. These contractual agreements obligate Guobang to absorb a majority of the risk of loss from Zhongbei’s and Bencai’s activities and entitle Guobang to receive a majority of their residual returns. In essence, Guobang has gained effective control over Zhongbei and Bencai. Therefore, we believe that Zhongbei and Bencai should be considered as VIEs under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”. Accordingly, the accounts of Zhongbei and Bencai are consolidated with those of Guobang and ultimately are consolidated into those of To Prosperity Technology Inc.

●	Revenue recognition

Online P2P Lending Services

The Company engages primarily in operating an online consumer finance marketplace by providing an online platform which matches borrowers with investors. The Company’s platform provides investors with various loan product related information, including information regarding the loans and related borrowers. Investors may choose to subscribe to loan products based on the profiles of approved borrowers listed on the online platform. The Company determined that it is not the legal lender and legal borrower in the loan origination and repayment process. Therefore, the Company does not record loans receivable and payable arising from the loans between investors and borrowers on its marketplace. Revenue comprises the fair value of the consideration received or receivable for the provision of services in the ordinary course of the Company’s activities and is recorded net of value-added tax (“VAT”). The Company generates revenue from service fees charged to borrowers over the loan period and the Company also generates revenue from service fees upon the investors receiving their investment return.

Consistent with the criteria of ASC 605 “Revenue Recognition”, the Company recognizes revenue when the following four revenue recognition criteria are met:

(i)	Persuasive evidence of an arrangement exists;

(ii)	Delivery has occurred or services have been provided;

(iii)	The selling price is fixed or determinable; and

(iv)	Collectability is reasonably assured.

Borrowers — Borrowers are charged of service fees. Service fees are paid by borrowers on each loan payment to compensate the Company for services provided during the loan period. The Company records service fees as a component of operating revenue on a monthly basis.

Investors — The Company charges investors a service fee on their actual investment return. The Company generally receives the service fees upon the investors receiving their investment return. The Company recognizes the revenue when loan was repaid and investor received their investment income.

Automotive Financing and Management Services

Facilitation fee from automotive financing – Facilitation fees for each successful financing of automotive are paid by our customers. The Company recognizes the revenue when a loan or finance lease is released from financial institutions to automotive buyers. The amount of the fee is based on the type of automobile and negotiation with each automotive buyer. The fees charged to automobile purchasers are paid when the transactions are consummated. These fees are non-refundable upon the loan or finance lease fund is released from financial institutions to the automotive buyers.

Service fees from management and guarantee services – A majority of the Company’s customers are the drivers who provide ride-hailing services over an internet service platform, and such drivers are required to sign affiliation agreements with the Company in order for them to be able to provide such services through the online platform. The Company will provide them with management services during the affiliation period. Service fees for management and guarantee services are paid by automobile purchasers on a monthly basis for the management and guarantee services provided during the affiliation period. In addition, the Company provides guarantee on the lease/loan payments (including principal and interest) of certain automobile purchasers under the financing agreements with financial institutions during the affiliation period. The Company recognizes the revenue over the affiliation period when performance obligations are completed.

Income from operating lease arrangements – The Company had one vehicle held for operating lease. In accordance with ASC 840, Leases, the Company recognized the income from operating lease on a straight-line basis over the scheduled lease term.

Service fees from a ridesharing marketplace – The Company earned service fees for referral of drivers to one of the top ridesharing marketplaces in China. The service fees are paid by the ridesharing marketplace and the Company recognizes the revenue when the referred drivers are registered with the marketplace.

●	Income taxes

The Company accounts for income taxes in accordance with the U.S. GAAP for income taxes. Under the asset and liability method as required by this accounting standard, the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes.

The charge for taxation is based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis. Deferred tax assets are also recognized for prior years net operating losses carried forward. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the consolidated statements of operations, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. Penalties and interest incurred related to underpayment of income tax related to uncertain tax positions are classified as income tax expense in the period incurred. The Company did not have uncertain tax positions or any unrecognized liabilities, interest or penalties associated with unrecognized tax benefits as of September 30, 2018 and 2017. As of September 30, 2018, income tax returns for the tax years ended December 31, 2014 through December 31, 2017 remain open for statutory examination by the PRC tax authorities.

●	Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters. Liabilities for such contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

●	Credit risk of guarantee of loan repayment

In determining the credit risk liability of the guarantee of loan repayment to the finance company by the automobile buyers, the Company considers the “probability of default” by the buyer on their repayment obligations and considers their current financial position and their likely default in making the loan repayments.

The Company manages their credit risk guarantee exposure by performing preliminary credit checks of each buyer and ongoing monitoring of payments each month. Management currently believes that the Company’s guarantee exposure is de minimus and has provided no guarantee liability. Management periodically reviews the probability of default of automobile buyers and will accrue a guarantee liability when necessary.

The Company has only been providing the repayment guarantees for less than one year and does not currently have sufficient default history to use in determining the probability of default of the buyers. Any late or defaulted payments have been repaid by the buyers within three months. In addition, the automobile is held as collateral for the repayment of each loan.

Quantitative and Qualitative Disclosures about Market Risks

Liquidity risk

The Company is also exposed to liquidity risk which is risk that it is unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, the Company will turn to other financial institutions and the stockholders to obtain short-term funding to meet the liquidity shortage.

Inflation risk

Since our inception, inflation in China has not materially affected our results of operations. According to the National Bureau of Statistics of China, the year-over-year percent changes in the consumer price index for September 30, 2018 and 2017 were increases of 1.9% and 1.8%, respectively. Although we have not been materially affected by inflation in the past, we may be affected if China experiences higher rates of inflation in the future.

Interest rate risk

Our exposure to interest rate risk primarily relates to the interest-bearing assets, including cash and cash equivalents and financial receivables, and interest-bearing liabilities of long-term debts. As of September 30, 2018 and 2017, our interest-bearing assets and liabilities. Thus, we have not been exposed to material risks due to changes in interest rates.

Foreign currency translation and transaction

Substantially all of the Company’s operating activities and the Company’s assets and liabilities are denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the PBOC or other authorized financial institutions at exchange rates quoted by PBOC. Approval of foreign currency payments by the PBOC or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices and signed contracts. The value of RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

Recently Issued Accounting Standards

See Note 2 (aa) to the consolidated financial statements for details on recent issued accounting standards and our adoption of certain accounting rules.

OUR INDUSTRY

China’s Online P2P Lending Industry

According to the 2018 Annual Report of Online Lending Industry in China issued by Wangdaizhijia, approximately 13.31 million lenders and 19.92 million borrowers participated in online P2P lending transactions in 2018. The total loan turnover in 2018 was RMB1.79 trillion (US$0.26 trillion).

Source: Wangdaizhijia Research Center

As of March 31, 2019, there were 1021 online P2P lending platforms in China that were operating and in good standing and the total active investors and borrowers are 2.29 million and 2.63 million, respectively. The total cumulative transaction amount of online P2P lending industry was RMB8.33 trillion (US$1.20 trillion).

In recent years, China’s online P2P lending industry has experienced significant and rapid changes. In an effort to control risks and maintain market integrity, PRC regulatory authorities have promulgated and implemented stricter regulations on online P2P lending platforms, focusing on the qualification, operation model, information disclosure and custody accounts practice of these platforms. See “Regulations.”

Wangdaizhijia predicts that the number of platforms that will be operating and in good standing will decrease to approximately 300 to 500 by the end of 2019 and the total loan turnover will shrink due to shutdown of platforms and tighter regulations on the size of loan offerings in the first half of 2019 and increase during the second half of 2019. The total estimated loan turnover in 2019 is RMB1.5 trillion (US$0.22 trillion). The increase of compliance costs could lead to lower profit margins for online P2P lending platforms. After smaller P2P lending platforms exiting the market and due to restrictions on the size of loan offerings, the total outstanding loan balance is likely to decrease to RMB0.7 trillion (US$0.1 trillion) by the end of 2019. In response to the changing regulatory and business environments, market participants will continue to innovate and evolve and financial technology will play a key role for the operation of P2P platforms.

China Automotive Industry

The total volume of automobile sales in China in 2017 reached 24.72 million units, representing an increase of 1.4% from 2016. According to Statista, in 2018, approximately 28.08 million automobiles had been sold in China, among which 23.71 million were passenger vehicles and 4.37 million were commercial vehicles. With the gradual popularization of automobiles in urban households, the high-speed growth period of the automotive industry has ended, and the industry has entered a period of steady growth. From 2010 to 2015, vehicle sales in China increased by more than 12 percent a year. Looking out to 2020, however, McKinsey & Company projects that the vehicle market will grow by an average of 5 percent a year.

According to a consumer survey by McKinsey & Company in 2016, car ownership loses some appeal to Chinese consumers. Owning a car is not seen as important as in the past, and consumers are open to renting, leasing, or co-owning cars instead of buying them. Significant numbers of consumers believe they can meet their needs by renting (40%), leasing (34%), or co-owning cars (26%) rather than buying their own. The expansion of e-hailing, ride-sharing, and other new mobility services is changing consumer behavior to an extent that could affect the new-car market. Another recent McKinsey survey found that digital consumers drive 20% less after they begin using mobility services.

Vehicle sales in China will increase through 2030, driven by macroeconomic factors and the growth of shared mobility. Our projections suggest that these services could reduce annual private-vehicle sales by as many as 4 million vehicles by 2030, out of an estimated 40 million annual vehicle sales. Part of that decline, however, could be offset by the additional sales of up to 2 million shared vehicles used by mobility services.

China Ride-Sharing Industry

China has emerged as the world’s largest ride-sharing market, according to a report from consulting firm Bain & Company in 2018. China’s market for ride-sharing was worth approximately $23 billion in 2018, more than the rest of the world combined. It is expected that the market will grow to $72 billion in 2020.

According to Frost & Sullivan’s Strategic Analysis of the Chinese Ride Sharing Market (Forecast to 2025), a total of 20.81 billion ride sharing services were offered in China in 2017 and the overall ride sharing member size in China has achieved 207.4 million in 2017.

The Chinese ride sharing market is well developed, with Didi Chuxing, Dida, AA Pinche, Laihui, and Tiantian being the major participants, in terms of number of service offerings, rider and driver subscriptions. Didi Chuxing, the market leader, achieved a 71.4% market share of service offerings, a 53.1% share of riders, and a 49.7% share of drivers in 2017. According to Bain & Company, Didi Chuxing accounts for 90% of ride-sharing trips in China.

Automotive Finance Industry in China

According to the China Automotive Finance Industry Report (2018-2023) by Research in China, the Chinese automotive finance market is booming, with the participation of professional car rental companies, automakers, dealerships, banks and so forth, with the market size estimated at RMB1.2 trillion (US$0.17 trillion), with a year-on-year increase of 2.6% in 2018, projected to grow at a rapid rate in the next five years and to reach RMB1.6 trillion (US$0.23 trillion) in 2023.

In the Chinese automotive finance market, there are automotive finance companies, commercial banks, automotive finance leasing companies, internet automotive finance firms, etc., among which commercial banks take a lion’s share of the market but are getting increasingly squeezed, while automotive finance companies seized a growing market share of 34.8% in 2017.

The dealership-grown automotive finance companies and internet platforms will enjoy more and more market share as a result of marketing channels closer to consumer demand, friendlier product design, the loosening of financing channels, and the improvement of the personal credit system, breaking the monopoly of commercial banks.

It is anticipated in the upcoming several years that the automotive finance penetration in China will climb progressively, rising to 58% in 2023 under the impetus of favorable policies and a change in consumer spending habits.

Automotive Leasing Industry in China

Despite being the world’s largest market for automotive sales, China is still in the early stage of development in terms of its automotive finance industry. According to a report by KPMG on China’s automotive leasing industry, the China automotive market was estimated to have generated some 600,000 leasing originations, indicating a penetration rate of 2.5%., with the majority being loans signed in the form of leasing. Nevertheless, of these originations, over 95% were essentially automotive loans signed in the form of a lease-loan contract, resulting in an actual lease penetration less than 0.1% based on our estimation.

Three types of players in China are now competing in the market: OEM-affiliated, dealer-affiliated and internet-affiliated. The last mentioned is a rising star, with internet conglomerates BAT and JD.com each extending their investment arms into leasing companies. Key drivers for the growth of the leasing market are rising consumer awareness, a maturing used car market, and the development of a residual value forecasting model.

The China leasing market is projected to have strong momentum and KPMG forecasts the penetration to reach about 20% by 2026. It is expected that automotive leasing in China will grow to a trillion RMB (US$0.14 trillion) market in the next decade.

BUSINESS

Overview

We are a provider of automotive financing facilitation and management services targeting existing and prospective ridesharing drivers. We also operate an online P2P lending platform providing loan matching services connecting investors with individual and small-to-medium-sized enterprise borrowers. Our operations are based in Chengdu, the center of southwest China and focus on servicing our customers primarily in Sichuan province.

For our automotive financing facilitation and management services sector, we generate revenue primarily from service fees in connection with the facilitation of financing for car purchases by ridesharing drivers, interest income from providing financing solutions to ridesharing drivers, service fees from the management of online ridesharing drivers and commissions from the online ridesharing platform, which currently is Didi, the largest ride-sharing company in China.

For our online P2P lending sector, we generate revenue from service fees charged to borrowers and investors for matching the loan transactions between them.

For the fiscal year ended September 30, 2018, our revenue generated from the automotive financing facilitation and management services and the online P2P lending business were $716,912 and $101,689, respectively. For the fiscal year ended September 30, 2017, our revenue generated from the automotive financing facilitation and management services and the online P2P lending business were $0 and $52,953, respectively.

Automotive Financing and Management Services

Overview

We provide automotive financing facilitation and management services to ridesharing drivers in Sichuan Province, China. We generate a majority of our revenue from our fees for automotive financing facilitation and a small portion from, interest income from providing financing solutions to ridesharing drivers, service fees paid by the ridesharing drivers and commissions paid by Didi.

We provide automotive financing facilitation services primarily by connecting the prospective ridesharing drivers with financial institutions that can finance their purchase of the automobiles to be used in providing ridesharing services. Our services include credit assessment, preparation of financing application materials, assistance with closing of financing transactions, license and plate registration, purchase of insurances, ridesharing driver qualification and other administrative procedures.

We have collaborated with third-party financing partners to fund the purchase of automobiles by prospective ridesharing drivers. For the fiscal year ended September 30, 2018, the amount of financing for automobile purchase we facilitated or funded totaled RMB18,184,206 (US$2,780,460), of which 98.98% were funded by our financing partners and 90.67% were funded by Huiyi.

We also provide post-financing management services to the ridesharing drivers, which include, without limitation, ridesharing driver training, handling traffic violations, purchase of insurance policies and assisting with filing insurance claims and after-sale automobile servicing. As of March 31, 2019, we managed and serviced an aggregate of 408 ridesharing cars.

Based on our arrangement with Didi, we also receive commissions from Didi for the services we provided to its ridesharing drivers. See “– Business Partners – Didi” for more information.

Transaction Process

Stage 1: Application

A driver applicant must fill out an application form and provide basic personal information. We will conduct an initial screening of the applicant based on the minimum qualifications for ridesharing drivers and determine if the applicant qualifies. If not, we will reject the application. If we approve the applicant, we will proceed to verify the information of such applicant.

Stage 2: Verification and Decisioning

Once an application passes the initial check, our credit assessment team reviews the case and verifies the applicant’s information using internal and external sources of data. We will also arrange an interview with the prospective driver to confirm the accuracy of his information, his true intent and financial capability. Following our review and interview, our credit assessment team may approve or decline the application. The applicants are notified of the application results. Approved applicants are required to make a deposit ranging from RMB1,000 (US$145) to RMB3,000(US$434), which will be applied towards the down payment for the automobile or refunded if his purchase financing is not successful. In the fiscal year ended September 30, 2018, approximately 5% of all applications submitted were not approved.

Stage 3: Review and Assessment by Online Ridesharing Service Platform

We will submit the profiles of the approved driver to Didi, the online ridesharing service platform, for review and assessment. Didi will conduct its review of the qualifications of the applicants we recommended to ensure they are qualified to drive a ridesharing service car. We will not proceed with the transaction if Didi turns down the driver applicant.

Stage 4: Execution of Transaction Documents with Our Company and Delivery of Automobiles

We purchase the automobiles to be provided for prospective ridesharing drivers in advance. Once Didi approves the driver, we, as the owner of the automobile, will enter into a finance leasing agreement and a service agreement with the approved driver. After the driver makes the down payment to us pursuant to the terms of our finance leasing agreement and pays relevant transaction taxes and expenses, we will deliver the automobile to the driver.

Stage 5: Review and Assessment by Financing Partner

We will recommend the approved drivers to our financing partner, Huiyi, who provides the financing for the balance of the automobile purchase price after the down payment to us, on the same date of the assessment results. We assist the driver with the application and preparation of supporting documents and submit them to Huiyi for its review and assessment. Huiyi proactively reviews the drivers we recommend and verify such applicants’ personal and collateral information collected by us through various procedures.

If Huiyi approves the recommended driver, a finance leasing agreement and security agreement will be executed. Pursuant to our arrangement with Huiyi, we are also a party to the agreements to guarantee the performance of the driver’s obligations thereunder. If Huiyi rejects the application, we will continue our finance leasing arrangement with the driver because we consider the applicant creditworthy and has repayment capability based on our assessment.

Stage 6: Servicing and Collection

The drivers follow a detailed payment schedule to repay principal and interest to our funding partner or us on a monthly basis. Reminder text messages and phone calls are scheduled a few days in advance of every payment due date. In addition to payment reminders, we also closely monitor the automobile’s movements using the GPS tracking system to analyze the buyer’s behavior to prevent delinquency, and triggers notification alarms if there are a strong indication of abnormal activities.

If a non-payment occurs, our risk management personnel will follow our standardized collection guidelines and protocols to collect payment. We determine whether and when to take the automobile into custody on a case-by-case basis after assessing a borrower’s ability and willingness to repay, default risks as well as the feasibility and cost of taking the automobile into custody. See “– Risk Management – Collection.”

Automobile Management Services

We also provide after-financing management services to ridesharing drivers which are currently comprised of ridesharing driver training, assisting with purchase of insurances, insurance claims and after-sale automobile services, handling traffic violations and other consulting services. We enter into a service agreement with each driver who obtains financing from us or Huiyi and earn service fees from the drivers ranging from RMB3,000(US$434) to RMB6,000(US$867) for a period of three years, payable upon execution of the service agreement. We also provide similar services to ridesharing drivers with their own vehicles.

Business Partners

We currently depend on two business partners to operate our automotive financing and management service business – Huiyi, a finance leasing company, which provides financing for our purchase of automobiles and Didi, the largest ride-sharing company in China, which provides the platform for the drivers recommended by us and recommends drivers to us for financing. Set forth below is a summary of our agreements with the two business partners.

Huiyi

Guobang entered into an automotive financing and leasing business cooperation agreement with Huiyi, pursuant to which Huiyi agreed to finance the automobile purchase of the ridesharing drivers referred by us. Pursuant to the agreement, we conduct preliminary review on the creditworthiness of referred drivers, install the GPS tracking devices on the automobiles pledged and provide post-sales services to the drivers. We agreed to provide a guarantee on the payment of the drivers and purchase the automobiles from Huiyi in the event of default. Our guarantee obligation terminates in two years after the expiration of Huiyi’s creditor’s rights and buyback obligation ends when the driver has completed his contractual obligations under the finance leasing arrangements with Huiyi. We made a security deposit of RMB 100,000 (US$14,455) to Huiyi which will be used to satisfy our guarantee and buyback obligations. We may be required to make additional deposits if the financing amount by Huiyi exceeds RMB 5,000,000 (US$722,731) in the aggregate. The agreement has a term of three years and expires on January 28, 2021.

In the event that our referred driver fails to make lease payments on time, or we fail to perform our buyback or guarantee obligation timely, or if an event that has a material advise impact on our operations occurs, Huiyi has the right to suspend its arrangement with us until the breach or unfavorable events are cured. This agreement is also subject to termination or change by Huiyi upon occurrence of certain events, including, without limitation, net losses for four consecutive quarters, failure to pay debts due, suspension or cessation of operations, dissolution, liquidation, revocation of license, or bankruptcy.

Didi

On April 10, 2019, Guobang entered into a one-year agreement with Didi to provide free consulting services to Didi drivers, including but not limited to, training on local ride-sharing regulations, assistance with driver registration on Didi’s ridesharing platform, responding to business inquiries and emergency requests. Didi agrees to pay Guobang service fees based on Didi’s assessment of Guobang’s service and performance under the agreement in accordance with its platform rules. The service fees are confirmed by both parties and paid on a monthly basis. Guobang made a security deposit of RMB 50,000 (US$7,227) within five business days after the execution of the agreement. The agreement may be terminated by one party if the other party (i) ceases operations, liquidates, or dissolves, (ii) fails to pay debts that become due, (iii) is under receivership or subject to bankruptcy proceedings, (iv) fails to take any remedial measures within 30 days after notice of breach or (iv) breaches any provision that warrants termination of the agreement under the agreement or rules of Didi’s platform. The agreement may also be terminated by either party with a 30 day written notice in the event of changes in industry policy and restriction or adjustment of business strategies or a 15-day written notice in the event of payment of certain liquidated damage. In addition, Didi may terminate this agreement in the event that Guobang fails to meet the eligibility requirements for service fees for two consecutive months or for four months cumulatively during the term of the agreement.

Under both agreements, Guobang also agrees to act in good faith, with integrity and without conflict of interest and refrain from bribery. If Guobang breaches any of the covenants, Didi may terminate all collaboration with Guobang and is entitled to liquidated damages in the amount of RMB 100,000 (US$14,455) or 50% of the contract price that has been paid, whichever is higher.

Ridesharing Drivers

We service the ridesharing drivers with respect to their financing of the cars to be used in providing ridesharing services. We also offer management services covering ridesharing driver training, assisting with purchase of insurance, insurance claims and after-sale automobile services, handling traffic violations and other consulting services.

We enter into service agreements with the ridesharing drivers who have financed their car purchase through us or drivers having their own cars who would like to engage in providing online ridesharing services through us. We charge one-time service fees ranging from RMB 5,000 (US$723) to RMB 30,000 (US$4,336) for our referral of drivers to Huiyi for funding and post-funding service fees ranging from RMB 10,000 (US$1,445) to RMB 30,000 (US$4,336), payable in three annual installments. The agreements are typically for a period of three years or have the same term as the finance lease.

As of March 31, 2019, we had served 425 ridesharing drivers cumulatively since inception, all of whom were drivers in Chengdu. As of March 31, 2019, an aggregate of 420 cars were financed through us and the remainder were owned by the drivers.

We acquire ridesharing drivers primarily through online advertising, including but not limited to, posting driver recruiting advertisement online classified information websites, employment based search engines. We also acquire ridesharing drivers through referral from Didi. In addition, we also send out flyers and participate in trade shows to advertise our services. During the fiscal year ended September 30, 2018, 12% of car buyers were from online advertising, 48% from referral of Didi, 30% from referrals by existing clients and 10% from flyers and trade shows.

We provide new driver training on a weekly basis covering various subjects, including but not limited to, online ridesharing rules and regulations, service requirements, safe driving, client communication and language skill. We also organize experienced online ridesharing drivers to share their experience with the new drivers.

Risk Management

Credit Assessment

The assessment of prospective buyers is based on collective efforts and provides a comprehensive evaluation of the buyer. The assessment on a prospective buyer typically involves three parties: our funding partner, online ridesharing platform and our company. As a very substantial part of our financing leases are funded by our funding partner, who makes the ultimate decision on the application and the financing terms, we do not maintain an automated grading system. We believe our manual review and verification process is sufficient for the requirements of our present operations.

We conduct an initial screening when we receive an application from the prospective ridesharing driver based on his personal information, residence, ethnicity group, driving history and involvement in legal proceeding. An initially qualified candidate must meet certain minimum criteria:

●	be 22-55 years old;
●	be of Han ethnic group;
●	reside in Chengdu;
●	have a driving history of at least three years;
●	not be subject to on-going legal proceedings or enforcement; and
●	not be listed on a national delinquent debtor’s list.

We will arrange for the initially qualified candidate an in-person interview where we will gather information on marital/family status, income, assets, borrowing history and default information. This interview is typically conducted by our experienced risk management staff who will verify the accuracy of information on the prospective driver by observing the applicant’s reaction to questions and cross checking information provided by client with other sources. We will also assess the prospective driver’s potential repayment ability.

Applicants with any of the follow attributes will be rejected:

●	engaging in illegal or criminal activities;
●	involved in pornography, gambling, drug dealing and gangster activities and experiences;
●	engaging in usury lending; or
●	providing fraudulent information.

Once we have completed our risk assessments on the applicant, we recommend qualified applicants to our funding partner who proactively reviews and makes final credit decisions on the applications we recommend. Specifically, our funding partner is ultimately responsible for, reviewing applications and verifying applicants’ personal information collected by us through various procedures.

The online ridesharing platform also conducts its risk management on the prospective driver to ensure the driver is fit and qualified to use the purchased cars to engage in ridesharing services. A qualified driver must meet certain minimum criteria:

●	must not commit the a hit-and-run;

●	have no record of dangerous driving, drug use, driving under alcoholic influence, and violence crime;

●	have no traffic violation of 12 demerit points or more in any year of the past three years;

●	have not had their tax driver’s license revoked in Chengdu within the past five years; and

●	have not been investigated or disciplined for unlawfully engaging in taxi services or other passenger transportation operations in Chengdu within the past five years.

The online ridesharing platform will also conduct a background check on the applicant, including but not limited to, his family, life and work experience and online lending history.

Financing Terms

Financing transactions we facilitate are structured as financing leases which require car buyers to provide down payments, pledge the cars as collateral and make repayments in installments. Set forth below is a summary of the financing terms under the financial lease arrangement with Huiyi:

●	Down payments. A car buyer is typically required to provide a down payment to Huiyi based on a percentage of the purchase price of the car, which percentage typically ranged from 5% to 15% of the purchase price in the fiscal year ended September 30, 2018.

●	Principal. The principal represents the purchase price of the car net of the down payment, which typically ranged from approximately RMB50,000 (US$7,227) to RMB70,000 (US$10,118) in the fiscal year ended September 30, 2018.

●	Interest rate. Annual interest rate varies among different funding arrangements. The annual interest on the financing transactions facilitated during the fiscal year ended September 30, 2018 was 10%. Besides interest, financial institutions do not charge car buyers additional fees.

●	Installments. Each car buyer may repay in equal monthly installments over a period of 36 months. The combined total represents the principal and interest charged to the car buyer. The car buyer is required to designate a bank account for repayments and authorize automatic payments from this account.

●	Prepayment. Each car buyer who wishes to pay off the outstanding principal before maturity is charged a prepayment fee, which is based on a percentage of the outstanding principal amount at the time of prepayment.

●	Late payment penalty fee. A penalty fee for late payment is laid out in the agreement and imposed based on the outstanding principal amount and number of days that a payment is overdue.

Collection

We continuously monitor the performance of the car buyer to uncover fraudulent behavior and minimize default risk. We send payment reminders to the buyers prior to every payment due date. For example, we send reminder text messages and make phone calls to the borrower a few days ahead of the payment due dates.

We also analyze the buyer’s post-transaction behavior data collected by our GPS tracking system to prevent delinquency. Our close monitoring includes, among others, the real-time location and movement of all automobiles 24/7 via the GPS tracking system. If a GPS notification alarm is triggered, we will immediately follow up with the buyer according to our risk management procedures and protocols.

We have developed a standardized process to collect delinquent loans. Once a payment is past due, our risk management personnel actively follow up with the borrower with phone calls during the first seven days of delinquency. Upon being eight days delinquent, a loan enters into our collection process, and the risk management personnel will follow-up with the buyer in accordance with our standardized procedures and protocols. If we are able to locate the buyer, we will discuss solutions with the buyer including (i) making up missing payments and continue the finance leasing arrangement, or (ii) terminating the finance leasing arrangement and taking back the vehicle. If the buyer cannot be found, we will track down the car through the installed GPS system and take the car into custody.

In a majority of cases, we are able to collect overdue payments by following up with borrowers by phone without taking the automobile into custody. We determine whether and when to take automobiles into custody on a case-by-case basis after assessing a purchaser’s ability and willingness to repay, default risks as well as the feasibility and cost.

If we are unable to locate both the purchaser and vehicle within 60 days after the due date, we will commence legal proceedings to recover the amount due under the finance leasing arrangement. We may also file an insurance claim for theft or loss if we have difficulty in locating the vehicle, which claim, if successful, will cover approximately 80%-90% of the purchase price of the vehicle. However, this process generally takes at least three months after submission of a claim. To date, all our delinquent payments have been recovered without resorting to legal proceedings or insurance claims.

Online P2P Lending Services

Overview

We operate an online P2P lending platform that provides loan matching services between borrowers and investors in China, primarily servicing borrowers and investors in Sichuan Province. Our platform was launched in December 2014 focusing on the offering of real estate backed loans. We conduct our business operations exclusively in mainland China and all of our investors and borrowers reside in China.

As of March 31, 2019, we had a total of 3,106 registered users (who have registered user accounts on our platform), among which 133 were borrowers and 2,973 were investors. As of March 31, 2019, 94 borrowers and 605 investors were real-name verified, who are registered users that have completed the submission and verification of legal name, bank account, mobile phone and identification card. Only real-name verified users are allowed to borrow and/or lend money on our platform. Since our inception in 2014 through March 31, 2019, we have facilitated loans in the aggregate amount of approximately RMB300.35 million (US$43.4 million) between 133 borrowers and 927 investors.

We currently facilitate two types of loans on our platform (i) consumer loans to individuals for various personal purchases, ranging from RMB50,000 (US$7,227) to RMB200,000 (US$28,909) with interest rates (excluding all service fees) of between 10% to 10.9% per annum and terms from 90 days to 365 days; and (ii) business loans to SMEs for their capital requirements, ranging from ranging from RMB50,000 (US$7,227) to RMB1,000,000 (US$144,546) with interest rates (excluding all service fees) of between 10% to 12% per annum and terms from 90 days to 365 days. All our loans are secured by collateral and/or guaranteed.

We have facilitated business loans since our inception in December 2014 and started offering consumer loans in March 2018. For the fiscal years ended September 30, 2018 and 2017, the average interest rate for our business loans and consumer loans was 12.3% and 12.9% per annum, respectively. For the fiscal years ended September 30, 2018 and 2017, the average interest rate for consumer loans was 10.7% and 10.8% per annum, respectively.

Our platform attracts investors by offering convenient and fast access to various investment opportunities with attractive returns. For the fiscal years ended September 30, 2018 and 2017, the average net annualized rate of return (including our promotional bonus to investors but excluding our service fee) for our investors was 11.2% and 11.7%, respectively.

We charge our borrowers and investors each a service fee for loan facilitation. During the fiscal years ended September 30, 2018 and 2017, the service fee charged to borrowers and investors was 3.6% and 10% of the loan principal, respectively. The service fees are collected upon borrowers’ deposit of loan payments to their accounts at our custodian bank.

As an online P2P lending platform, we do not use our own capital to invest in loans facilitated through our platform. All the loan products we facilitate have been funded through investments solely from individual investors including our management and employees.

Our Products

We have designed loan products that are tailored to the specific financing needs of our borrowers. We launched business loans in December 2014 and consumer loans in March 2018.

All of the loans offered through our platform feature fixed annual interest rates over the life of the loan, ranging from 10% to 12% of the loan amount. All of the loans we facilitated are non-amortized and the borrowers are required to make equal monthly payment of interest and pay the principal due at maturity. We charge borrowers and investors service fees for our loan matching services. The service fee charged to borrowers is charged as a percentage of the loan amount and has remained at 3.6% of the loan amount since February 2018. The service fee charged to investors is charged as a percentage of the loan amount and has remained at 10% of the loan amount since December 2014. Generally, service fees charged to the borrowers for business loans are higher than for consumer loans.

Business Loans

We facilitate business loans to SMEs with a good credit history with no default, sustainable income, long-term business address and no outstanding claims for tax liabilities. We review and verify the proof of ownership of assets, purchase orders, invoices, tax returns and other operation documents of the borrowers.

For the fiscal years ended September 30, 2018 and 2017, the average loan amount of business loans was approximately RMB232,693 (US$33,635) and RMB226,620 (US$32,757), respectively. Our business loans have fixed terms ranging from 3 to 12 months.

Business loans are to fund the daily operations of SMEs and the maximum loan amount is RMB1,000,000 (US$144,546), the statutory limit of the loan amount an entity borrower can borrow on a single online P2P lending platform. During the fiscal years ended September 30, 2018 and 2017, the average annual interest rate for business loans was 12.5% and 12.5%, respectively, and service fee charged to business loan borrowers ranged from 0.21% to 0.22%, respectively.

From our inception to December 31, 2018, we have facilitated a total of 1,113 business loans in the aggregate amount of RMB287,133,620 (US$41,504,094). For the fiscal years ended September 30, 2018 and 2017, we have facilitated 361 and 366 business loans in the aggregate of RMB84,387,034 (US$12,197,831) and RMB60,237,187 (US$8,707,061), respectively.

Our business loans are secured by collateral and guaranteed. Collateral typically includes real estate, cars, and accounts receivable. All of our business loan borrowers are also required to bring in their own guarantors who will repay the loans in the event of default. We did not experience any default on business loans during the fiscal years ended September 30, 2018 and 2017.

Consumer Loans

Consumer loans are offered to middle-class individuals with real property ownership. The loan amount is between RMB50,000 (US$7,227) and RMB200,000 (US$28,909) (i.e., the statutory limit of the loan amount an entity borrower can borrow on a single online P2P lending platform) and varies by borrowers depending on their creditworthiness and value of their collateral. Our consumer loans have fixed terms ranging from 3 to 12 months. The annual interest rates charged to consumer loan borrowers range from 10% to 10.9% and our service fee charged to consumer loan borrowers range from 0 to 3.6% of the loan principal. As of March 31, 2019, the average annual interest rate for consumer loans was 10.64% and our service fee averaged 3.57% per annum. Consumer loan borrowers make equal monthly payment of interest through the loan and a balloon payment on the maturity date.

From the launch of our consumer loans in March 2018 to December 31, 2018, we have facilitated a total of 149 consumer loans in the aggregate amount of RMB22,153,000 (US$3,202,134). For the fiscal year ended September 30, 2018, we have facilitated 124 consumer loans in the aggregate of RMB18,753,000 (US$2,710,676).

Our consumer loans are secured by collateral and guarantee. Collateral typically are real restate such as house, apartments and commercial properties. All of our consumer loan borrowers are also required to bring in their own guarantors who will repay the loans in the event of default. As of September 30, 2018 and 2017, there was no past due loan amount for consumer loans.

Transaction Process

We provide a convenient transaction process for users of our P2P facilitation services, which is implemented through our standardized loan application procedure. Depending on the documentary requirements and an applicant’s background, a qualified loan applicant may receive loan proceeds in approximately one week from submission of a qualified loan application with all necessary documentation.

Our transaction process is described below.

Step 1: Loan application

The transaction process begins with the submission of a loan application by a prospective borrower either online or at our office. The application asks for information such as the borrower’s identity card information, contact, business, a credit report from the PBOC, and prospective collateral. The applicant typically also consents to access to his or her credit report generated by third parties when submitting the application.

Step 2: Risk assessment

After an application is submitted, we collect credit and valuation data from a number of internal and external sources. We then proceed with our risk assessment involving both online and offline processes focusing on both the creditworthiness of borrowers and quality of collateral. We will verify the information collected. This is done through our offline identity authentication procedures conducted by staff, which typically consists of site visits to applicants’ residences and business premises. Our staff will review and document loan applicants’ identity card, PBOC credit report, family register, marriage certificate, property ownership certificate and if the borrower is an entity, its business licenses, financial statements, company brochures, sales slips and bank statements as well as information on its control person.

We also perform an evaluation of the proposed real property collateral. The value of the collateral is decided through a comprehensive assessment by us based on estimates from real estate transaction websites or local real estate agencies and our onsite inspection of the properties. We will adjust the value of the collateral based on a number of factors, including but not limited to, market value of similar properties, liquidity value, location, neighborhood, type, facing direction, floor plan and size.

We take measures to verify the condition of proposed collateral. Our staff visits the property that a loan applicant intends to pledge, assesses the condition of the real property and reviews title certificates. If our verification procedure on either a loan applicant or collateral reveals significant discrepancies from the information provided by such applicant, we will not approve such applicant.

Step 3: Credit decisioning

Once we have performed risk assessments on both applicant and collateral, we will execute an intermediary service agreement, a loan agreement and a security agreement with the applicant and an investor representative who is typically an employee of the Company. Following the execution of these agreements, we will then register the security interest in real properties under the name of the investor representative with the local real property bureau. We only release loan proceeds after obtaining the receipts of the registration of the security interest issued by the local real property bureau.

Step 4: Loan listing and subscription

In the case of a standard loan, upon approval of the borrower applicant, we will list the loan with relevant borrower information on our platform for subscription. In the case of a revolving line of credit, since the prospective borrower may borrow up to a maximum amount (RMB 200,000 (US$28,909) for an individual and RMB1,000,000 (US$144,546) for an SME) over a period of three years, the prospective borrower will make a request to us when he needs funding as long as the requested loan, along with the aggregate outstanding balance of his loans under the revolving line of credit agreement, does not exceed the maximum amount. We do not conduct a credit assessment on such borrower over again and our risk management manager will approve the request after reviewing his payment history and initial application. Once approved, a loan in the requested amount will be posted on our platform for subscription.

Step 5: Loan disbursement

On a loan is fully subscribed, a loan agreement among the investors, the borrower and our company will be executed. We will review the signed loan agreements and confirm receipt of relevant title documents and perfected security interests before disbursement of loan proceeds to the borrowers’ bank accounts. Funding typically occurs within the same day or by the next business day after the documentary conditions precedent to the settlement are fulfilled.

Step 6: Post-loan management process

We closely monitor repayment activities and collateral status and perform debt collection in an event of default. Once the loans are fully paid off, we assist with the release of the collateral.

Our Borrowers

Our business loan borrowers are SMEs primarily located in Sichuan province, China, and from across a variety of industries including agriculture, manufacturing, wholesale and retail and real estate.

We facilitate consumer loans to individuals who own real properties for consumption, home renovation and have short-term liquidity needs. As of March 31, 2019, we have facilitated consumer loans for borrowers only in Sichuan Province, China. We will continue to provide convenient and efficient loan services to existing borrowers with attractive terms and other incentive promotions to enhance the borrower’s dependence.

Our Investors

We primarily service investors in Sichuan province but have investors across from China covering over 25 provinces. As of March 31, 2019, approximately 88% of investors were located in Sichuan Province. Currently, we focus our efforts on attracting investors with stable income and moderate asset and a higher degree of risk tolerance. As of March 31, 2019, we have a total of 3,106 registered users (who have registered user accounts on our platform), among which 133 were borrowers and 2,073 were investors. and 94 borrowers and 605 investors are real-name verified investors. We have provided loan facilitation services to an aggregate of 680 investors since our inception. The average number of investment per capita was RMB20,608 for the period from our inception to March 31, 2019. The average loan amount per investor from our inception to March 31, 2019 was RMB212,617 (US$30,733). During the fiscal years ended September 30, 2018 and 2017, the funds from our top ten investors accounted for approximately 39.77% and 27.75%, respectively, of the total investment in our platform. During the fiscal years ended September 30, 2018 and 2017, approximately 80% and 85%, respectively, of our investors are repeat investors.

Our investors invest via our website and mobile application in loan products offered on our platform. Investors can directly invest in loan products on our platform based on the characteristics of the loan product and the relevant information of the borrower. We fully disclose information about our loan products and help investors make investment decisions. For the fiscal years ended September 30, 2018 and 2017, the annualized rate of return ranged from 0.9% to 10.8% and 10.35% to 13.5%, respectively. The minimum investment amount is RMB100 (US$14). The maximum investment amount depends on the amount of the loan that can be funded on our platform and the investor’s risk assessment data, as well as the regulatory limits on the maximum size of each loan. We charge investors a service fee of 10% of the interest payments.

According to the PRC regulations, we require each investor to complete an investor questionnaire before investing through our platform. Based on each investor’s answers to our risk tolerance questionnaire, we classify them as conservative, stable or aggressive investors and match them with relevant loan products. See “– Risk Management” for a detailed description of the risk tolerance questionnaire and the classifications for our loans and investors.

Upon completion of investor capability assessment, the investor will be able to deposit his or her funds into an independent account with the custodian bank. After the deposit, the investor can select the loans that meet their criteria and subscribe to such loans. To assist the investors with their evaluation of the loans, we provide them with certain information about the borrowers, including but not limited to, identification information, address, borrowing history, income, use of proceeds, contact information, source of payment and relevant supporting documents.

Once the loan is fully subscribed and the loan agreement is entered into, investor’s funds will be transferred to the borrower’s depository account at the custodian bank upon our written request to the custodian bank.

Customer Acquisition

We attract borrowers and investors primarily through word-of-mouth referrals.

Risk Management

Credit Assessment

We collect extensive data from various sources to verify both the prospective borrower’s creditworthiness and assess the collateral’s condition and value. Such data primarily includes, but is not limited to: identification information, mobile phone access information, personal consumption flow, bank credit report, education, marital status, real property ownership, industry blacklist, past loan information, income, public security information, court record, and social security information.

We do not have an automatic credit rating system. Instead, we conduct a case by case assessment on each applicant. Based on our assessment of the data collected from the borrower as well as third party sources, we will manually assign a credit score to the applicant ranging from A to D. We do not approve loan applications from borrowers rated level D. With the credit profile and rating, we then make a determination on whether the applicant can borrow and the loan amount. Generally, we reference the criteria set forth below in determining the maximum loan amounts:

Type of Borrowers	Credit Limit
Level A	70% of the Value of Collateral
Level B	60% of the Value of Collateral
Level C	50% of the Value of Collateral
Level D	N/A

The credit scores of our borrowers have no impact on the interest rates which are determined by the market interest rate, type and duration of loans. Generally, business loans have higher interest rate than consumer loans and loans with longer terms bear higher interest. Our service fee is also not based on the credit worthiness of the borrowers given all the loans we facilitated are secured by collateral and/or guaranty. Generally, our service fee is fixed during a certain period of time, subject to adjustment based on changes of macro factors such as financial industry and competition.

According to PRC regulations, we require each investor to complete an investor assessment questionnaire to identify his/her risk tolerance before investment through our platform. The questionnaire includes questions about age, investment experience, annual income, investment expectation, investment purpose, current investment portfolio composition and sensitivity to loss. Based on each investor’s answers to the questionnaire, we classify them as conservative, stable or aggressive investors and match them with relevant loan products.

Risk Management Team

Our risk management team for online P2P lending consists of two staff members. Most of our risk management personnel come from the risk departments of banks, micro lending companies and online P2P lending companies and have many years of experience in risk management. Our risk management team conducts telephone and in person interviews and achieves comprehensive analysis of prospective borrower information through on-site due diligence. Our risk management manager reviews and provides final approval on the listing of loans on our platform for subscription. The investors will make a final lending decision when they decide which loans to subscribe for.

Custodian Bank and Third Party Payment Agent

We have engaged PZH Bank to provide fund custody services for our platform, pursuant to which PZH Bank sets up separate custody accounts for our investors and borrowers, and assumes fund custody functions including settlement, accounting and safeguarding funds flow through our marketplace since November 2017. We cooperate with third-party payment service providers to transfer funds between bank accounts of our investors and borrowers and their custody accounts.

Competition

The online P2P lending industry is intensely competitive in China. According to Wangdaizhijia, as of December 31, 2018, there were 1021 online P2P lending platforms that were in operation in China and 22 platforms in Sichuan, the province in which we primarily conduct our online P2P lending business. Our competitors in Sichuan include ZhongKeDai, Huinong Shidai, Lizi Caifu and so on. We also compete nationwide with other online P2P lending platforms, as well as traditional financial institutions, which may have a larger investor and borrower base and substantial financial resources.

We also compete with other financial products and companies that attract borrowers, investors or both. With respect to borrowers, we compete with other internet finance marketplaces and traditional financial institutions, such as consumer finance business units in commercial banks, credit card issuers and other consumer finance companies. With respect to investors, we primarily compete with other investment products and asset classes, such as equities, bonds, investment trust products, bank savings accounts and real estate.

The automotive finance industry in China is large and evolving. As of September 2018, there were 218 automotive financing and leasing companies that have established business relationships with Didi within Chengdu, Sichuan, China. We face significant competition primarily from companies that operate in Chengdu, such as Chengdu Changying Auto Rental Co., Ltd., Chengdu Yichengtong Auto Service Co., Ltd. and Chengdu Chixin Auto Sales and Service Co., Ltd. We may also in the future face competition from new entrants. We anticipate that more established companies, including technology companies that possess large, existing user bases, substantial financial resources and sophisticated technological capabilities may also enter the market in the future.

Our Competitive Strengths

●	Secured investment. All the loans facilitated on our platform have been secured by collateral and guaranteed. We have experienced no defaults during the fiscal years ended September 30, 2018 and 2017. In addition, all funds from borrowers and investors are managed by our custodian bank to ensure security and compliance with the relevant PRC laws and regulations.

●	Trusted customer relationships. We have built trust with our investors over time which has enabled us to increase the total number and average investment amount of investors on our platform. The number of active investors, which is the number of investors who have participated in lending transactions on our platform within the specific fiscal year, increased by 77% from 327 in the fiscal year ended September 2015 to 580 in the fiscal year ended September 30, 2018. In the fiscal years ended September 30, 2018 and 2017, the average investment amounts of investors on our platform were RMB20,680 (US$3,162) and RMB30,540 (US$4,670), respectively, 80% and 85%, respectively, of the total loan volume facilitated through our platform was funded by repeat investors. We maintain our relationship with borrowers by making regular customer experience phone calls and follow-up onsite visits. Our repeated borrowers accounted for 51% and 82%, respectively, of our total borrowers for the fiscal years ended September 30, 2018 and 2017.

●	Efficient Operation. We are able to streamline our P2P lending transaction process and facilitate qualified loan transactions within approximately one week from submission of loan applications with all necessary documentation.

●	Prudent risk management. Our multi-dimensional risk management is based on our evaluation of various key information and conditions of the applicant and is further enhanced by our onsite visits to borrower applicant and verification of the conditions of the prospective collateral, which is done on each applicant. In addition, we constantly monitor the payment status of each borrower, send out periodic reminders, and make unplanned calls or visits to the borrowers from time to time to ensure timely payments. Our system is developed based on the features of our loan products and targeted borrowers and caters to the exact needs of our online P2P business, which has so far enabled us to achieve no defaults on our loans since our inception.

Our Strategies

●	Invest in technology. Information technology is a key driver of innovation in the financing industry. We plan to devote more resources to develop an integrated information technology and management system to service our entire operation process. In addition, we will devote resources to the development of risk management systems for both our P2P lending business and our automotive financing and management service business, with an aim to further increase our operation efficiency.

●	Expand our automotive financing services. In addition to the finance leasing of fuel-based vehicles, we plan to expand our financing facilitation services to cover new energy vehicles and provide our services in the second-tier cities of Sichuan province. We have started marketing new energy vehicles in Neijiang City, Sichuan Province and expect to offer automotive financing services in the second quarter of the 2019 calendar year. Additionally, we plan to facilitate finance leasing options to consumers for the purchase of both new and second-hand cars for personal use.

●	Engage in car rental services. We plan to offer car rental services to government agencies and customized car rental services for tours towards the end of 2019. We also plan to provide new energy vehicles rentals targeted at logistics and transportation industries.

●	Acquire automobile repair shops. In an effort to supplement our service offering and enhance our customer experience, we plan to acquire automobile repair shops within six months of this offering. We believe the addition of the automobile repair services provides convenience to our car buyers and increases customer satisfaction as well as diversify our revenue sources.

Data Policy

We have adopted a strict internal data policy relating to confidential information of our customers and business partners, as well as our own confidential information. This policy establishes day-to-day data protection and use requirements, data and information classification, backup requirements, approval procedures and user control. This policy also specifies the manner in which data must be stored. We require each of our employees to agree in writing to abide by the data policy and protect the confidentiality of our data.

Intellectual Property

As of the date of the prospectus, we have obtained two software copyrights from the PRC National Intellectual Property Administration and registered a domain name (izbjr.com) with the Internet Corporation for Assigned Names and Numbers. We have engaged third-party developers to build and update our P2P platform and related applications and we have retained ownership of all rights, title and interest to the core technology and intellectual property of our P2P platform.

We believe that our domain names, copyrights, goodwill, know-how and other intellectual property rights are critical to our success. We enter into confidentiality agreements with all of our employees to protect our intellectual property and trade secrets.

Facilities

Our corporate headquarters are located in Suite 08, Floor 24, Unit 1, Building 1, No. 88 Shujin Road, High-New Tech District, Chengdu, Sichuan, China 610041, where we lease an office area of approximately 672.51 square meters. The lease for our corporate headquarters will expire on November 25, 2020. We also lease an office space of approximately 500 square meters at the intersection of Heyun Road and East Heyun Road, Chenghua District, Chengdu, Sichuan, China 610051 for Guobang pursuant to a lease expiring on September 24, 2019.

A summary of our leased office space as of the date of this prospectus is shown below:

VIE	Space (in square meters)	Address	Use
Zhongbei	252.43	Suite 08, Floor 24, Unit 1, Building 1, No. 88 Shujin Road, High-New Tech District, Chengdu, Sichuan, China 610041	Office
Guobang	500	At the intersection of Heyun Road and East Heyun Road, Chenghua District, Chengdu, Sichuan, China 610051	Office

Both of the facilities that we currently occupy are leased from independent third parties. We believe that the facilities that we currently lease are adequate to meet our needs for the foreseeable future, and we believe that we will be able to obtain adequate facilities, principally through leasing of additional properties, to accommodate our future expansion plans.

Insurance

We provide social security insurance, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance for our employees. We do not maintain property insurance to protect our equipment and other properties essential to our business operation against risks and unexpected events. We do not maintain business interruption insurance or general third-party liability insurance, nor do we maintain product liability insurance or key-man insurance. We consider our insurance coverage sufficient and in line with market practice for our business operations in China.

Employees

As of March 31, 2019, we had approximately 40 full time employees, respectively. We do not hire part-time employees. None of our employees is represented by unions. The table below sets forth the breakdown of our employees by function as of March 31, 2019:

Function	Number	Percentage
Management	4	10%
Finance	7	17.5%
Risk Management	6	15%
Sales	3	7.5%
Administration	4	10%
Operation	13	32.5%
Technology	3	7.5%
Total	40	100%

As of March 31, 2019, all of our employees were based in China, where our principal executive offices are located.

We enter into employment contracts with our full-time employees. For our full-time employees in China, we also enter into stand-alone confidentiality agreements with them. In addition to salaries and benefits, we provide performance-based bonuses for our full-time employees.

As required by regulations in China, we participate in various employee social security plans that are organized by municipal and provincial governments for our PRC-based full-time employees, including pension, unemployment insurance, childbirth insurance, work-related injury insurance, medical insurance and housing insurance. We are required under PRC law to make contributions from time to time to employee benefit plans for our PRC-based full-time employees at specified percentages of the salaries, bonuses and certain allowances of such employees, up to a maximum amount specified by the local governments in China. We have not made adequate employee benefit payments to the social security insurance and the housing provident fund. We may be required to make up the contributions for these plans. In addition, we may be required to pay late fees and may be imposed fines if we fail to make up the difference within the time frame prescribed by relevant government authorities. See “Risk Factors – Risks Related to Our Overall Business and Industry– Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.”

Our employees are not covered by any collective bargaining agreement. We believe that we maintain a good working relationship with our employees, and we have not experienced any significant labor disputes.

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in a substantial cost and diversion to our resources, including our management’s time and attention.

REGULATIONS

This section sets forth a summary of the most significant laws, rules and regulations that affect our business activities in the PRC and our shareholders’ rights to receive dividends and other distributions from us.

Due to the relatively brief history of the marketplace lending industry in China, a comprehensive regulatory framework governing our industry has yet to be established. Even though a number of specific regulations on online lending information services have been enacted in the past few years, detailed guidance and interpretation have yet to be promulgated by regulators.

Regulations Related to the Marketplace Lending Industry

On July 18, 2015, ten PRC central government ministries and regulators, including the PBOC, the CBRC, the Ministry of Finance, the MPS and the Cyberspace Administration of China, together released the Guidelines, which define online P2P lending as direct loans between individuals through an online platform, which is under the supervision of the CBRC, and governed by the PRC Contract Law, the PRC General Principles of the Civil Law, and related judicial interpretations promulgated by the Supreme People’s Court. According to the Guidelines, online marketplace lending platforms shall only serve as intermediaries to provide information services to borrowers and investors, and shall not provide credit enhancement services or illegally conduct fundraising. The Guidelines also outlined certain regulatory propositions, which would require Internet finance companies, including marketplace lending platforms, to (i) complete website registration procedures with the administrative departments overseeing telecommunications; (ii) use banking financial institutions’ depository accounts to hold lending capital, and engage an independent auditor to audit such accounts and publish audit results to customers; (iii) improve the disclosure of operational and financial information, provide sufficient risk disclosure, and set up thresholds for qualified investors to provide better protections to investors; (iv) enhance online security management to protect customers’ personal and transactional information; and (v) take measures against anti-money laundering and other financial crimes.

Effective as of September 1, 2015, the Provisions of the Supreme People’s Court on Application of Laws to the Hearing of Private Lending Cases (the “Provisions on Private Lending Cases”) define private lending as financings between natural persons, legal persons or other organizations. The Provisions set forth that private lending contracts will be upheld as invalid under the circumstance that (i) relending of funds to a borrower that knew or should have known that the funds were fraudulently obtained from a financial institution; (ii) relending of funds to a borrower that knew or should have known that the funds were borrowed from other enterprises or raised by the company’s employees; (iii) lending of funds to a borrower wherein the investor knew or should have known that the borrower intended to use the borrowed funds for illegal or criminal purposes; (iv) violations of public orders or good morals; or (v) violations of mandatory provisions of laws or administrative regulations.

According to the Provisions on Private Lending Cases (i) when the interest rate agreed between the borrower and investor does not exceed an annual interest rate of 24%, the People’s Court will uphold the interest rate charged by the investor, and (ii) when the interest rate agreed between the borrower and investor exceeds an annual interest rate of 36%, the portion in excess of 36% is void and the People’s Court will uphold the borrower’s claim for return of the excess portion to the borrower. For loans with interest rates per annum between 24% and 36%, if the interest on the loans has already been paid to the investor, and so long as such payment has not damaged the interest of the state, the community or any third parties, the courts will likely not enforce the borrower’s demand for the return of such interest payment. If an interest rate for overdue payments is not agreed to before lending, the interest rate on overdue payments is permitted up to the interest rate for the loan. If neither the interest rate for the loan nor the interest rate for overdue payments have been agreed to, overdue payments are permitted to have an annual interest rate of 6%.

On April 13, 2016, the CBRC and other fourteen regulatory agencies issued the Notice on the Implementation Plan of the Special Rectification of Peer-to-peer Online Lending Risk by the General Office of the State Council. This notice categorizes market players of the P2P lending service industry based on their different compliance levels.

On August 17, 2016, the CBRC, the Ministry of Industry and Information Technology, or the MIIT, the MPS and the State Internet Information Office jointly promulgated the Interim Measures on Administration of Business Activities of Online Lending Information Intermediaries (the “Interim Measures”). The Interim Measures are intended to regulate the business activities of online lending information intermediaries and define online lending information intermediaries as financial information intermediaries.

The Interim Measures require online lending information intermediaries to (i) make relevant record-filing with local financial regulatory authorities for their online lending information services; (ii) apply for relevant telecommunication service license after completion of the record-filing with local financial regulatory authorities; and (iii) specify online lending information services in its business scope.

Pursuant to the Interim Measures, online lending intermediaries shall not engage in or be commissioned to engage in certain activities, including: (i) directly or indirectly financing its own projects; (ii) directly or indirectly receiving or collecting lenders’ funds; (iii) directly or indirectly offering guarantees to lenders or guaranteeing principal and interest payments; (iv) commissioning or authorizing a third party to advertise or promote financing projects at any physical locations other than through electronic channels such as the internet and mobile phones; (v) providing loans (unless otherwise permitted by laws and regulations); (vi) dividing the term of financing projects; (vii) offering its own wealth management products or other financial products to raise funds or act as a proxy in the selling of banks’ wealth management products, brokers’ asset management products, funds, insurance or trust products; (viii) providing services similar to asset-based securitization services or conducting credit assignment activities in the form of asset packaging, asset securitization, asset trusts or fund shares; (ix) mixing with, bundling with or acting as a proxy in relation to investment, sales agent and brokerage services of other businesses (unless permitted by laws and regulations); (x) fabricating or exaggerating the authenticity or earnings outlook of a financing project, concealing its flaws and risks, falsely advertising or promoting a project with intentional ambiguity or other deceptive means, or spreading false or incomplete information to damage the commercial reputation of others, or to mislead lenders or borrowers; (xi) providing intermediary services for loans used to invest in high-risk financing projects such as stocks, over-the-counter margin financing, futures contracts, structured products and other derivatives; (xii) operating equity-based crowd-funding; and (xiii) other activities prohibited by laws and regulations.

The Interim Measures also stipulate specific obligations or business principles of online lending intermediaries, including but not limited to online dispute resolution services, examination and verification functions, anti-fraud measures, risk education and training, information reporting, anti-money laundering, anti-terrorist financing, systems, facilities and technologies, service fees, electronic signatures and loan management. In addition, the Interim Measures stipulate that online lending intermediaries shall not operate businesses other than risk management and necessary business processes such as information collection and confirmation, post-loan tracking and pledge management in accordance with online-lending regulations, via offline physical locations. Furthermore, the Interim Measures provide that online lending intermediaries shall, based on their risk management capabilities, set upper limits on the loan balance of a single borrower borrowing both from one online lending intermediary and from all online lending intermediaries. In the case of natural persons, this limit shall not be more than RMB200,000 (US$28,909) for one online lending intermediary and not more than RMB1,000,000 (US$144,546) in total from all platforms, while the limit for a legal person or organization shall not be more than RMB1,000,000 (US$144,546) for one online lending intermediary and not more than RMB5,000,000 (US$722,731) in total from all platforms.

In the protection for investors and borrowers section, the Interim Measures require that online lending intermediaries (i) separate their own capital from funds received from lenders and borrowers and (ii) select a qualified banking financial institution as their funding depository institution, which shall perform depository and administration responsibilities as required. In the remaining sections, the Interim Measures provide for other miscellaneous requirements for online lending intermediaries, including but not limited to, risk assessment and disclosure, auditing and authentication, industry association, reporting obligations, information security and disclosure and legal liabilities.

Online lending intermediaries established prior to the effectiveness of the Interim Measures have a transition period of twelve months to rectify any activities that are non-compliant with the Interim Measures, except with respect to criminal activity, which must be terminated immediately.

In October 2016, several regulations on internet finance were publicly announced, including but not limited to, the Notice of the General Office of the State Council on the Issuance of Special Rectification Implementation Plan regarding Internet Finance, Special Rectification Implementation Plan regarding Online Lending Risks, Special Rectification Implementation Plan for Risks of Asset Management Business through the Internet and Trans-subject Business, Special Rectification Implementation Plan for Risks regarding Non-Bank Payment Institutions, Special Rectification Implementation Plan for Risks of Internet Financing Advertising and Financial Activities in the Form of Financial Investment (together the “Special Rectification Implementation Plans”). The Special Rectification Implementation Plans emphasize principles and rules in related to internet financial regulations, and stipulate that (i) “look-through” supervision method shall be adopted, and (ii) companies in the same group that hold a number of financial business qualifications shall not violate rules of related party transactions and other related business regulations.

On October 28, 2016, the CBRC, the MIIT and the Industry and Commerce Administration Department, jointly issued the Guidance to the Administration of Filling and Registration of Online Lending Information Intermediaries (the “Guidance of Administration”), which provides the general filing rules for online lending intermediaries, and delegates the filing authority to local financial authorities. The Guidance of Administration sets forth that online lending intermediaries are filed locally. Under the general filing procedures for online lending intermediaries which had already been established and operated prior to the promulgation of the Guidance of Administration, before an filing application is submitted to local financial regulators, the online lending intermediaries may be required to: (i) rectify any breach of applicable regulations as required by local financial regulators; and (ii) apply to the Industry and Commerce Administration Department to amend or register such entity’s the business scope.

The CBRC also authorizes local financial regulators to make detailed implementation rules regarding filing procedures. However, relevant local financial regulators are also in the process of making such implementation rules, which may require us to complete filing records under such future requirements within a grace period.

On February 22, 2017, the CBRC released the Guidance to Regulate Funds Depositories for Online Lending Intermediaries (the “Depository Guidance”). The Depository Guidance defines depositories as commercial banks that provide online lending fund depository services, and stipulates that the depositories shall not be engaged in offering any guarantee, including: (i) offering guarantees for lending transaction activities conducted by online lending intermediaries, or undertaking any liability for breach of contract related to such activities; (ii) offering guarantees to lenders, guarantying principal and earnings or bearing the risks associated with fund lending operations for lenders.

Apart from the requirements set forth in the Interim Measures and the Guidance of Administration, the Depository Guidance imposes certain responsibilities on online lending intermediaries, including requiring them to enter into fund depository agreements with only one commercial bank to provide fund depository services, organize independent auditing on funds depository accounts of borrowers and investors and various other services. The Depository Guidance also provides that online lending intermediaries permitted to develop an online lending fund depository business shall satisfy certain conditions, including: (i) completing registration, filing records and obtaining a business license from the Industry and Commerce Administration Department; (ii) filing records with the local financial regulator; and (iii) applying for a corresponding value-added telecommunications business license pursuant to the relevant telecommunication authorities. The Depository Guidance also requires online lending intermediaries to perform various obligations, and prohibits them advertising their services with the information of their depository except for in accordance with necessary exposure requirements, the interpretation and applicability of which is unclear, as well as oversight requirements. The Depository Guidance also raises other business standards and miscellaneous requirements for depositories and online lending intermediaries as well. Online lending intermediaries and commercial banks conducting online depository services prior to the effectiveness of the Depository Guidance have a six-month grace period to rectify any activities not in compliance with the Depository Guidance.

On April 7, 2017, the CBRC issued the Guideline of Risk Prevention and Control of Banking Industry, which prohibits online lending intermediaries from (i) approaching potential borrowers that are incapable of repaying or (ii) offering online lending services to college students under the age of 18.

On August 23, 2017, the CBRC issued the Guidelines on Information Disclosure of the Business Activities of Online Lending Information Intermediaries, or the Disclosure Guidelines, which clarified disclosure requirements for online lending information intermediaries. Pursuant to the Disclosure Guidelines, online lending information intermediaries shall disclose certain information on their websites and other internet channels (such as mobile apps, WeChat official accounts or Weibo), which include, among others, (i) record-filing information, organization information, examination and verification information, and transaction related information, including transactions matched through the online lending information intermediaries for the previous month; and (ii) basic information of borrowers and loan products, risk assessment of the loan products, and information of the outstanding transactions, all of which shall be disclosed to investors. The Disclosure Guidelines further require that any event that would result in a material adverse effect to the operations of online lending information services shall be disclosed to the public within 48 hours upon its occurrence. The Disclosure Guidelines require online lending information intermediaries to record all disclosed information and retain such records for no less than five years from the date of the disclosure. Online lending information intermediaries that conducted online lending services prior to the effectiveness of the Disclosure Guidelines have a six-month grace period to rectify activities that are not in compliance with the Disclosure Guidelines.

In December 2017, the National Online Lending Rectification Office issued Notice on Acceptance of Special Rectification Implementation of P2P Online Lending Risks, or the Circular 57, providing further clarification on several matters in connection with the rectification and record-filing of online lending information intermediaries, including, among other things:

●Requirements relating to risk reserve funds.   The online lending information intermediaries shall discontinue setting aside additional funds as risk reserve funds or originating new risk reserve funds. In addition, the existing balance of risk reserve funds shall be gradually reduced. Moreover, online lending information intermediaries are prohibited from promoting their services by publicizing the risk reserve funds, and authorities shall actively encourage the online lending information intermediaries to seek third parties to provide lenders with alternate means of investors’ protection, including third-party guarantee arrangements.

●Requirements relating to assignment of debt.   Low frequency assignment of debts between lenders shall be deemed as compliance. However, providing services similar to asset-based securitization services or conducting credit assignment activities in the form of asset packaging, asset securitization, asset trusts or fund shares shall be deemed as noncompliance; “super lender” mode, which the senior manager or affiliated person of online lending information intermediaries, under the authorization of the platform, concluding loan agreements with the borrower and extending loans directly to the borrower and then release a product equaling to the amount of the loan on the platform, transferring the creditor’s right to the actual lender, will be deemed as noncompliance.

●Requirements to qualify for record-filing.    Circular 57 sets forth certain requirements which an online lending intermediary shall not be in breach before it can qualify for the record-filing, including: (i) an online lending intermediary may not conduct the “thirteen prohibited actions” or exceed the individual lending amount limit after August 24, 2016, and shall gradually reduce the balance; (ii) an online lending intermediary which has participated in businesses of the real estate mortgage, campus loan or “cash loan,” is required to suspend the new loan origination and the outstanding balance of the abovementioned loans shall be gradually reduced within a certain timetable as required under the CBRC Circular 26 and Circular 141 (as defined below); and (iii) the online lending intermediaries are required to set up depository accounts with qualified banks that have passed certain testing and evaluation procedures run by the National Online Lending Rectification Office to hold customer funds. For the online lending intermediaries that are unable to accomplish the rectification and record-filing but are continuing to participate in the online lending business, the relevant authorities shall subject online lending intermediaries to administrative sanctions, including but not limited to revoking their telecommunicating business operation license, shutting down their business websites and requesting financial institutions not to provide any financial services to such online lending intermediaries.

●Requirements relating to the timing of record-filing.    The local governmental authorities shall conduct and complete acceptance inspection of the rectification with the following timetable: (i) completion of record-filing for major online lending information intermediaries by the end of April 2018; (ii) with respect to online lending information intermediaries with substantial outstanding balance of those loans prohibited under the relevant laws and regulations and timely reduction of those balance is difficult, the relevant business and outstanding balance shall be disposed and/or carved out, and record-filing shall be completed by the end of May 2018; (iii) with respect to those online lending information intermediaries with complex and extraordinary circumstances and substantial difficulties exist to complete rectification, the “relevant work” shall be completed by the end of June 2018.

In December 2017, the Internet Finance Rectification Office and the Online Lending Rectification Office jointly issued the Notice on Regulating and Rectifying “Cash Loan” Business (“Circular 141”), outlining general requirements on the “cash loan” business conducted by network microcredit companies, banking financial institutions and online lending information intermediaries. Circular 141 specifies the features of “cash loans” as not relying on consumption scenarios, with no specified use of loan proceeds, no qualification requirement on customers and unsecured etc. Circular 141 sets forth several general requirements with respect to “cash loan” business, including, without limitation: (i) no organizations or individuals may conduct the lending business without obtaining approvals for the lending business; (ii) the aggregated borrowing costs of borrowers charged by institutions in the forms of interest and various fees should be annualized and subject to the limit on interest rate of private lending set forth in the Private Lending Judicial Interpretations issued by the Supreme People’s Court; (iii) all relevant institutions shall follow the “know-your-customer” principle and prudentially assess and determine the borrower’s eligibility, credit limit and cooling-off period, etc. Loans to any borrower without income sources are prohibited; and (iv) all relevant institutions shall enhance the internal risk control and prudentially use the “data-driven” risk management model.

In additions, Circular 141 emphasizes several requirements on the online lending information intermediaries. For instance, such intermediaries are prohibited from facilitating any loans to students or other persons without repayment source or repayment capacity, or loans with no designated use of proceeds. Also, such intermediaries are not permitted to deduct interest, handling fee, management fee or deposit from the principal of loans provided to the borrowers in advance.

Any violation of Circular 141 may result in penalties, including but not limited to suspension of operation, orders to make rectification, condemnation, revocation of license, order to cease business operation, and criminal liabilities.

In August 2018, to provide further clarification on certain provisions in the Interim Measures, the Custodian Guidelines, the Disclosure Guidelines, Circular 141 and Circular 57, the Leading Group for the Rectification and Inspection Acceptance of Risk of Peer-to-Peer Online Lending Intermediaries issued the Notice on Launching Compliance Inspection on Peer-to-Peer Online Lending Information Intermediaries, or the Inspection Notice, and the Compliance Checklist for Online Lending Information Intermediaries as specified in the Inspection Notice, or the Checklist. The Inspection Notice requires each online lending information intermediary to complete the following compliance inspections by the end of December 2018: self-inspection, inspection conducted by local and national Internet Finance Association and verification conducted by the rectification office in charge of online lending. The compliance inspections will mainly focus on whether online lending information intermediaries (1) conduct any business other than as an information intermediary, such as a credit intermediary; (2) form any capital pool or make any payment on behalf of users; (3) conduct any self-financing directly or indirectly; (4) provide any guarantee to lenders; (5) provide any “rigid payment” to lenders; (6) conduct risk evaluation of lenders and make hierarchy management of such lenders; (7) fully disclose borrowers’ credit risk related information to lenders; (8) strictly follow the small-amount and scattered manner when participating in network-based lending; (9) raise funds by issuing financial products as wealth management products on their own or through their affiliates; and (10) attract borrowers or lenders by means of high profits or other methods.

The Inspection Notice requires each online lending information intermediary to conduct self-inspection and deliver a self-inspection report to the competent online lending rectification office, which will appoint a local internet finance association to conduct internet finance association inspection.

On December 19, 2018, the Internet Finance Rectification Office and the Online Lending Rectification Office issued Circular 175, which classifies P2P direct lending marketplaces into (i) marketplaces on which investors are not fully repaid or that are otherwise unable to operate their businesses due to other significant risks involved with the businesses and (ii) marketplaces that have not been involved in such incidents. The latter is further classified, based on the scale of its business operations, into (a) shell companies with zero loan balance or no loan origination for more than three months and marketplaces that no longer facilitate loan application and investment, or are otherwise not in operation, (b) small-scale marketplaces, which shall be determined based on factors including outstanding loan balance and number of lenders by provincial governmental agencies, and (c) large-scale marketplaces, including marketplaces with high risks and Normal Marketplaces. In accordance with Circular 175, marketplaces with high-risks characteristics include, for instance, marketplaces that fund loans to themselves or facilitate sham loans, marketplaces with unclear fund flows, marketplaces with a delinquency rate over 10%, marketplaces with massive negative publicity and complaints, and marketplaces that refuse to or are reluctant to rectify non-compliant operations. Pursuant to Circular 175, except for Normal Marketplaces, other marketplaces shall exit the P2P lending industry or cease operation.

Some elements of our platform may not currently be operating in full compliance with the Depository Guidelines, the rules proposed by the Interim Measures and other principles that have been announced in recent years. Moreover, the Interim Measures also stipulated a 12-month transition period from the time of its effectiveness for online lending intermediaries to adjust their business models. See “Risk Factors — Risks Related to the PRC Laws Regulating Our Business and Industry — The laws and regulations governing the online P2P lending industry in China are developing and evolving and subject to changes. If we fail to comply with existing and future applicable laws, regulations or requirements of local regulatory authorities, our business, financial condition and results of operations would be materially and adversely affected.”

Regulations Related to Illegal Fundraising

PRC laws and regulations prohibit persons and companies from raising funds through advertising to the public a promise to repay premium or interest payments over time through payments in cash or in kind except with the prior approval of the applicable government authorities. Failure to comply with these laws and regulations may result in penalties imposed by the PBOC, the AIC and other governmental authorities and can lead to civil or criminal lawsuits.

The Measures for the Banning of Illegal Financial Institutions and Illegal Financial Business Operations, promulgated by the State Council in July 1998, and amended on January 2011, and the Notice on Relevant Issues Concerning the Penalty on Illegal Fund-Raising, issued by the General Office of the State Council in July 2007, explicitly prohibit illegal public fund-raising. The main features of illegal public fund-raising include: (i) illegally soliciting and raising funds from the general public by means of issuing stocks, bonds, lotteries or other securities without obtaining the approval of relevant authorities, (ii) promising a return of interest or profits or investment returns in cash, properties or other forms within a specified period of time, and (iii) using a legitimate form to disguise the unlawful purpose.

The Supreme People’s Court promulgated the Judicial Interpretations to Issues Concerning Applications of Laws for Trial of Criminal Cases on Illegal Fund-Raising, or the Illegal Fund-Raising Judicial Interpretations, which became effective in January 4, 2011, to clarify the criminal charges and punishments regarding illegal public fund-raising. The Illegal Fund-Raising Judicial Interpretations provide that a public fund-raising will constitute a criminal offense of  “illegally soliciting deposits from the public” under the PRC Criminal Law, if it meets all of the following criteria: (i) the fund-raising has not been approved by relevant authorities or is concealed under the disguise of legitimate acts; (ii) the fund-raising employs general solicitation or advertising such as social media, promotion meetings, leafleting and short messaging service advertising; (iii) the fundraiser promises to repay, after a specified period of time, the capital and interests, or investment returns in cash, properties in kind or other payment forms; and (iv) the fund-raising targets the general public as opposed to specific individuals. An illegal fund-raising activity will be fined or prosecuted in the event that it constitutes a criminal offense. Pursuant to the Illegal Fund-Raising Judicial Interpretations, an offender that is an entity will be subject to criminal liabilities, if it illegally solicits deposits from the general public or illegally solicits deposits in disguised form (i) with the amount of deposits involved exceeding RMB1,000,000 (US$144,546), (ii) with over 150 fund-raising targets involved, or (iii) with the direct economic loss caused to fund-raising targets exceeding RMB500,000 (US$72,273), or (iv) the illegal fund-raising activities have caused baneful influences to the public or have led to other severe consequences. An individual offender is also subject to criminal liabilities but with lower thresholds. The Measures for the Banning of Illegal Financial Institutions and Illegal Financial Business Operations also prohibits facilitating loans to the public without the approval of the PBOC.

Our platform only acts as an information service provider in the facilitation of loans between borrowers and investors, our platform has not been subject to any fines or other penalties under any PRC laws and regulations that prohibit illegal fundraising. In this regard, as advised by our PRC counsel, the business operation of our platform does not violate the current existing PRC laws and regulations prohibiting illegal fundraising. Nevertheless, uncertainties exist with respect to the PBOC, AIC and other governmental authorities’ interpretations of the fundraising-related laws and regulations. While our agreements with investors require investors to guarantee the legality of all funds investors put on our platform, we do not verify the source of investors’ funds separately, and therefore, to the extent that investors’ funds are obtained through illegal fundraising, we may be negligently liable as a facilitator of illegal fundraising. In addition, while our loan agreements contain provisions that require borrowers to use the proceeds for purposes listed in their loan applications, we do not monitor the borrowers’ use of funds on an on-going basis, and therefore, to the extent that borrowers use proceeds from the loans for illegal activities, we may be negligently liable as a facilitator of an illegal use. Although we have designed and implemented procedures to identify and eliminate instances of fraudulent conduct on our platform, as the number of borrowers and investors on our platform increases, we may not be able to identify all fraudulent conduct that may violate illegal fundraising laws and regulations.

Regulations Related to Value-Added Telecommunication Services

The Telecommunications Regulations of the PRC, or the Telecommunications Regulations, promulgated by the State Council on September 25, 2000 and amended on July 29, 2014 and February 6, 2016, respectively, sets forth a general framework for telecommunications services providers in the PRC. Pursuant to the Telecommunications Regulations, telecommunications services providers are required to obtain an operating license prior to the commencement of their operations. The Telecommunications Regulations categorize various types of telecommunications services into basic telecommunication services and value-added telecommunications services. The Catalog of Telecommunications Business was issued as an attachment to the Telecommunications Regulations to categorize telecommunications services, which categorized information services provided via fixed network, mobile network and internet, and call center services, as value-added telecommunications services.

In September 2000, the State Council issued the Administrative Measures on Internet Information Services, which was amended in January 2011. Pursuant to these measures, “internet information services” refer to provision of internet information to online users, and are divided into “commercial internet information services” and “non-commercial internet information services”. A commercial internet information services operator must obtain a value-added telecommunications services license for internet information services from the relevant government authorities before engaging in any commercial internet information services operations in China.

In July 2017, the MIIT promulgated the Administrative Measures on Telecommunications Business Operating Licenses. Under these regulations, a commercial operator of value-added telecommunications services must first obtain a value-added telecommunication services license from the MIIT or its local branches and update the value-added telecommunication services license if there is any change to the shareholding structure of such commercial operator. In July 2006, the Ministry of Information Industry, the predecessor of the MIIT, issued the Circular on Strengthening the Administration of Foreign Investment in the Operation of Value-added Telecommunications Business, which prohibits holders of these services licenses from leasing, transferring or selling their licenses in any form, or providing any resource, sites or facilities, to any foreign investors intending to conduct such businesses in China.

According to the Provisions on the Administration of Foreign-invested Telecommunication Enterprises, the ratio of investment by foreign investors in a foreign-invested telecommunication enterprise that engages in the operation of a value-added telecommunication business shall not exceed 50%. The Circular of Ministry of Industry and Information Technology Concerning Lifting Restrictions on the Proportion of Foreign Equity in Online Data Processing and Transaction Processing Business (E-commerce) (the “Circular 196”), which was promulgated on June 19, 2015, provides that foreign investors are permitted to invest up to 100% of the registered capital in a foreign-invested telecommunication enterprise engaging in the operation of online data processing and transaction processing (E-commerce). However, foreign investors are only permitted to invest up to 50% of the registered capital in a foreign-invested telecommunication enterprise that engages in the operation of internet information services. Under either circumstance, the largest foreign investor will be required to have a satisfactory business track record and operational experience in the value-added telecommunications business.

Prior to the issuance of the Interim Measures in August 2016, there was no clear or official regulation or guidance from the PRC government as to whether online lending information services was a type of value-added telecommunication services and whether its provider should be subject to value-added telecommunication regulations. The Interim Measures require that online lending information intermediaries must apply for applicable telecommunication business licenses in accordance with the relevant provisions of telecommunications authorities after record-filing with a local financial regulatory authority. However, PRC telecommunication authorities have not explicitly stipulated which kind of telecommunications service license is required for online lending intermediaries (including in the form of a website or mobile app) engaged in telecommunication services.

Regulation on Mobile Internet Application Information Services

Administration of mobile internet application information services is strengthened through Regulations for Administration on Mobile Internet Applications Information Services, or the MIAIS Regulations, which was promulgated by the Cyberspace Administration of China, or the CAC, on June 28, 2016 and became effective on August 1, 2016. The MIAIS Regulations were enacted to regulate mobile app information service providers. Pursuant to the MIAIS Regulations, the CAC and local offices of cyberspace administration shall be responsible for the supervision and administration of nationwide or local mobile app information, respectively.

Under the MIAIS Regulations, mobile app information service providers are required to obtain relevant qualifications and are responsible for the supervision and administration of mobile app information. Mobile app information service providers are required to strictly implement information security management responsibilities, including, but not limited to: (i) authenticate the identity of the registered users, (ii) protect user information and obtain users’ consents for collecting and using their personal information in a lawful manner, (iii) establish information content audit and management mechanism, and prohibit any content in violation of laws or regulations, and (iv) record and keep users’ logged information for 60 days.

Regulations Related to Internet Advertising

The Interim Measures for Administration of Internet Advertising (the “Internet Advertising Measures”), were adopted by the State Administration for Industry and Commerce and became effective on September 1, 2016. The Internet Advertising Measures regulate internet advertising activities. According to the Internet Advertising Measures, internet advertisers are responsible for the authenticity of the content of advertisements. The identity, administrative license, cited information and other certificates that advertisers are required to obtain in publishing internet advertisements shall be true and valid. Internet advertisements shall be distinguishable and prominently marked as “advertisements” in order to enable consumers to identify them as advertisements. Publishing and circulating advertisements through the internet shall not affect the normal use of the internet by users. It is not allowed to induce users to click on the content of advertisements by any fraudulent means, or to attach advertisements or advertising links in the emails without permission. The Internet Advertising Measures also impose several restrictions on the forms of advertisements and activities used in advertising. “Internet advertising” as defined in the Internet Advertising Measures refers to commercial advertisements that directly or indirectly promote goods or services through websites, web pages, internet applications or other internet media in various forms, including texts, pictures, audio clips and videos. Where internet advertisements are not identifiable and marked as “advertisements”, a fine of not more than RMB100,000 (US$14,455) may be imposed in accordance with Advertising Law. A fine ranging from RMB5,000 (US$7,227) to RMB30,000 (US$4,336) may be imposed for any failure to provide a prominently marked “CLOSE” button to ensure “one-click closure.” Advertisers who induce users to click on the content of advertisements by fraudulent means or without permission, attach advertisements or advertising links in the emails shall be imposed a fine ranging from RMB10,000 (US$1,445) to RMB30,000 (US$4,336). Our marketplace is in the process of complying with the new Internet Advertising Measures during our advertising activities.

Regulations on Internet Security

Internet information in China is regulated and restricted from a national security standpoint. The SCNPC, has enacted the Decisions on Maintaining Internet Security on December 28, 2000, amended on August 27, 2009, which may subject violators to criminal punishment in China for any effort to: (i) gain improper entry into a computer or system of strategic importance; (ii) disseminate politically disruptive information; (iii) leak state secrets; (iv) spread false commercial information; or (v) infringe intellectual property rights. In 1997, the Ministry of Public Security has promulgated measures that prohibit use of the internet in ways which, among other things, result in a leakage of state secrets or a spread of socially destabilizing content. If an internet information service provider violates these measures, the Ministry of Public Security and the local security bureaus may revoke its operating license and shut down its websites.

On November 7, 2016, the SCNPC promulgated the Network Security Law of the PRC, or the Network Security Law, which became effective on June 1, 2017. The Network Security Law requires network operators, including online lending information intermediaries, to comply with laws and regulations and fulfill their obligations to safeguard security of the network when conducting business and providing services. The Network Security Law further requires network operators to take all necessary measures in accordance with applicable laws, regulations and compulsory national requirements to safeguard the safe and stable operation of the networks, respond to network security incidents effectively, prevent illegal and criminal activities, and maintain the integrity, confidentiality and usability of network data.

Regulations Related to Privacy Protection

In December 2011, the MIIT issued The Several Provisions on Regulating the Market Order of Internet Information Services, which provides that an internet information service provider may not collect any user’s personal information or provide any such information to third parties without such user’s consent. Pursuant to The Several Provisions on Regulating the Market Order of Internet Information Services, internet information service providers are required to, among others, (i) expressly inform the users of the method, content and purpose of the collection and processing of such users’ personal information and may only collect such information necessary for the provision of its services; and (ii) properly maintain the users’ personal information, and in case of any leak or possible leak of a user’s personal information, online lending service providers must take immediate remedial measures and, in severe circumstances, make an immediate report to the telecommunications regulatory authority.

In addition, pursuant to the Decision on Strengthening the Protection of Online Information, issued by the SCNPC in December 2012, and the Order for the Protection of Telecommunication and Internet User Personal Information, issued by the MIIT in July 2013, any collection and use of any user personal information must be subject to the consent of the user, and abide to the applicable law, rationality and necessity of the business and fall within the specified purposes, methods and scopes in the applicable law.

Pursuant to the Ninth Amendment to the Criminal Law, issued by the SCNPC in August 2015, which became effective in November, 2015, any internet service provider that fails to fulfill its obligations related to internet information security administration as required under applicable laws and refuses to rectify upon orders, shall be subject to criminal penalty. In addition, Interpretations of the Supreme People’s Court and the Supreme People’s Procuratorate on Several Issues Concerning the Application of Law in the Handling of Criminal Cases Involving Infringement of Personal Information, issued on May 8, 2017 and became effective on June 1, 2017, clarified certain standards for the conviction and sentencing of the criminals in relation to personal information infringement.

In addition, the PRC General Provisions of the Civil Law, promulgated on March 15, 2017, which became effective on October 1, 2017, require personal information of individuals to be protected. Any organization or individual requiring personal information of others shall obtain such information legally and ensure the security of such information, and shall not illegally collect, use, process, or transmit such personal information, or illegally buy, sell, provide, or publish such personal information.

On June 22, 2007, the MPS, the State Secrecy Administration and other relevant authorities jointly issued the Administrative Measures for the Hierarchical Protection of Information Security, which divides information systems into five categories and requires the operators of information systems ranking above Grade II to file an application with the local Bureau of Public Security within 30 days of the date of its security protection grade determination or since its operation. The Company has not completed its registration with the local Bureau of Public Security as of the date of this filing.

Furthermore, the Interim Measures require online lending information intermediaries to reinforce the management of lenders’ and borrowers’ information, so as to ensure the legitimacy and security regarding the collection, processing and use of lenders’ and borrowers’ information. Also, online lending information intermediaries are required to keep information of lenders and borrowers collected during the course of their business confidential, and are prohibited to use such information for any other purpose without approval of lenders or borrowers, other than for the services online lending information intermediaries provide.

On April 11, 2017, the Cyberspace Administration of China announced the Measures for the Security Assessment of Personal Information and Important Data to be Transmitted Abroad (consultation draft) (the “Consultation Draft of Security Assessment Measures”) The Consultation Draft of Security Assessment Measures requires network operators to conduct security assessments and obtain consents from owners of personal information prior to transmitting personal information and other important data abroad. Moreover, under the Consultation Draft of Security Assessment Measures, the network operators are required to apply to the relevant regulatory authorities for security assessments under several circumstances, including but not limited to: (i) if data to be transmitted abroad contains personal information of more than 500,000 users in aggregate; (ii) if the quantity of the data to be transmitted abroad is more than 1,000 gigabytes; (iii) if data to be transmitted abroad contains information regarding nuclear facilities, chemical biology, national defense or military projects, population and health, or relates to large-scale engineering activities, marine environment issues or sensitive geographic information; (iv) if data to be transmitted abroad contains network security information regarding system vulnerabilities or security protection of critical information infrastructure; (v) if key information infrastructure network operators transmit personal information and important data abroad; or (vi) if any other data to be transmitted abroad contains information that might affect national security or public interest and are required to be assessed as determined by the relevant regulatory authorities.

While we have taken measures to protect the confidentiality of information that we have access to, our security measures could be breached. Any accidental or willful security breaches or other unauthorized access to our platform could cause confidential information of borrowers and investors to be stolen and used for criminal purposes. Any security breaches or unauthorized access to confidential information could also expose us to liability for loss of information and negative publicity.

Regulations Related to Financing Lease

In September 2013, MOFCOM issued the Administration Measures of Supervision on Financing Lease Enterprises (the “Leasing Measures”), to regulate and administer the business operations of financing lease enterprises. According to the Leasing Measures, financing lease enterprises are allowed to carry out financing lease business in such forms as direct lease, sublease, sale-and-lease-back, leveraged lease, entrusted lease and joint lease in accordance with the provisions of relevant laws, regulations and rules. However, the Leasing Measures prohibit financing lease enterprises from engaging in financial businesses such as accepting deposits, and providing loans or entrusted loans. Without the approval from relevant authorities, financing lease enterprises shall not engage in inter-bank borrowing and other businesses. In addition, financing lease enterprises are prohibited from carrying out illegal fund-raising activities in the name of financing lease. The Leasing Measures require financing lease enterprises to establish and improve their financial and internal risk control systems, and a financing lease enterprise’s risk assets shall not exceed ten times of its total net assets.

The main regulation governing foreign investment in the PRC financing lease industry includes the Administrative Measures on Foreign-Invested Lease Industry, as amended in 2015. The above measures require that foreign investors investing directly in the PRC financing lease industry must each have total assets of no less than US$5,000,000. MOFCOM is the competent administrative authority in charge of the foreign-invested lease industry and is also responsible for the examination and approval of such business. A foreign-invested financing lease enterprise may undertake the following business: (i) the financing lease business; (ii) the lease business; (iii) the purchase of leased properties from onshore and offshore; (iv) the disposal of scrap value of and maintenance of leased properties; (v) the consultancy and guaranty business relating to lease transactions; and (vi) other business approved by the examination and approval department. In addition, a foreign-invested financing lease enterprise shall meet the following requirements: (i) have corresponding professionals, with its senior management personnel having relevant professional qualifications and experience of at least three years, (ii) the operating period of a foreign-invested financing lease enterprise established in the form of limited liability company shall not exceed thirty years. The risk assets of a foreign-invested financing lease enterprise shall not exceed ten times of its total net assets. The Administrative Measures on Foreign-Invested Lease Industry has been abolished as from February 22, 2018.

Regulations on Car Rental Business

As the car rental industry is at an early stage of development in China, regulations governing it continue to evolve. The Ministry of Transport promulgated the Circular on Promoting the Health Development of Car Rental Industry in April 2011, which sets forth guidelines for the car rental industry and requires local government authorities to promulgate local rules and regulations to improve and develop the regulatory environment of car rental industry.

Regulations on Anti-money Laundering

The PRC Anti-money Laundering Law, which became effective in January 2007, sets forth the principal anti-money laundering requirements applicable to financial institutions as well as non-financial institutions. Furthermore, the Guidelines, the Interim Measures and the Depository Guidelines require online lending information intermediaries to comply with certain anti-money laundering requirements, including establishment of a customer identification program, monitoring and reporting of suspicious transactions, preservation of customer information and transaction records, and provision of assistance to the public security department and judicial authority in investigations and proceedings in relation to anti-money laundering matters.

Regulations Related to Company Establishment and Foreign Investment

The establishment, operation and management of corporate entities in China is governed by the Company Law of the PRC (the “Company Law”). According to the Company Law, companies established in the PRC are either limited liability companies or joint stock limited liability companies. The Company Law applies to both PRC domestic companies and foreign-invested companies. The establishment procedures, approval procedures, registered capital requirements, foreign exchange matters, accounting practices, taxation and labor matters of a wholly foreign-owned enterprise are regulated by the Wholly Foreign-owned Enterprise Law of the PRC and the Implementation Regulation of the Wholly Foreign-owned Enterprise Law. According to these regulations, foreign-invested enterprises in the PRC may only pay dividends out of their accumulated profit, if any, determined in accordance with PRC accounting standards and regulations. A PRC company is required to set aside general reserves of at least 10% of its after-tax profit, until the cumulative amount of such reserves reaches 50% of its registered capital unless the provisions of laws regarding foreign investment provide otherwise. In addition, PRC companies may allocate a portion of their after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves and employee welfare and bonus funds are not distributable as cash dividends. A PRC company may not distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year. In September 2016, the National People’s Congress Standing Committee published its decision to revise the laws relating to wholly foreign-owned enterprises and other foreign-invested enterprises. Such decision, which became effective on October 1, 2016, changes the “filing or approval” procedure for foreign investments in China such that foreign investments in business sectors not subject to special administrative measures will only be required to complete a filing instead of the existing requirements to apply for approval. The special entry management measures shall be promulgated or approved to be promulgated by the State Council. Pursuant to a notice issued by NDRC and MOFCOM on October 8, 2016, the special entry management measures shall be implemented with reference to the relevant regulations as stipulated in the Catalogue of Industries for Guiding Foreign Investment in relation to the restricted foreign investment industries, prohibited foreign investment industries and encouraged foreign investment industries. Pursuant to the Provisional Administrative Measures on Establishment and Modifications Filing for Foreign Investment Enterprises promulgated by MOFCOM on October 8, 2016, establishment and changes of foreign investment enterprises not subject to the approval under the special entry management measures shall be filed with the relevant commerce authorities.

The Provisions on Guiding the Orientation of Foreign Investment and the 2015 revision of the Catalogue of Industries for Guiding Foreign Investment classify foreign investment projects into four categories: encouraged projects, permitted projects, restricted projects and prohibited projects. The purpose of these regulations is to direct foreign investment into certain priority industry sectors and restrict or prohibit investment in other sectors. If the industry sector in which the investment is to occur falls into the encouraged category, foreign investment can be conducted through the establishment of a wholly foreign-owned enterprise. If a restricted category, foreign investment may be conducted through the establishment of a wholly foreign-owned enterprise, provided certain requirements are met, and, in some cases, the establishment of a joint venture enterprise is required with varying minimum shareholdings for the Chinese party depending on the particular industry. If a prohibited category, foreign investment of any kind is not allowed. Any industry not falling into any of the encouraged, restricted or prohibited categories is classified as a permitted industry for foreign investment.

On June 28, 2018, NDRC and MOFCOM jointly issued Special Administration Measures for Access of Foreign Investment (Negative List) (2018 Version) (the “Foreign Investment Negative List”), which listed special requirements for foreign investment, including shareholding percentage limits, qualification for senior management for certain fields. Foreign investors are not allowed to invest into foreign investment forbidden fields listed in the Foreign Investment Negative List; and to invest into other fields listed in the Foreign Investment Negative List, access approval is required. Foreign investment into fields not listed in the Foreign Investment Negative List is subject to the same regulations of domestic entities. Production of sanitary products has not been listed in the Foreign Investment Negative List.

Our online lending and risk management consulting businesses are classified as permitted foreign investment projects. However, if our online lending platform is required to obtain an ICP certificate (see “Risk Factors — Risks Related to the PRC Laws Regulating Our Business and Industry — We may be required to obtain a value-added telecommunication business certificate.”), the foreign investment will not be permitted to exceed 50% and the main foreign investor will be required to have a good track record and operational experience in value-added telecommunications businesses.

On March 15, 2019, the NPC approved the Foreign Investment Law, which will take effect on January 1, 2020 and replace three existing laws on foreign investments in China, namely, the PRC Equity Joint Venture Law, the PRC Cooperative Joint Venture Law and the Wholly Foreign-owned Enterprise Law, together with their implementation rules and ancillary regulations. The Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic invested enterprises in China. The Foreign Investment Law establishes the basic framework for the access to, and the promotion, protection and administration of foreign investments in view of investment protection and fair competition.

According to the Foreign Investment Law, “foreign investment” refers to investment activities directly or indirectly conducted by one or more natural persons, business entities, or otherwise organizations of a foreign country (collectively referred to as “foreign investor”) within China, and the investment activities include the following situations: (i) a foreign investor, individually or collectively with other investors, establishes a foreign-invested enterprise within China; (ii) a foreign investor acquires stock shares, equity shares, shares in assets, or other like rights and interests of an enterprise within China; (iii) a foreign investor, individually or collectively with other investors, invests in a new project within China; and (iv) investments in other means as provided by laws, administrative regulations, or the State Council.

According to the Foreign Investment Law, the State Council will publish or approve to publish the “negative list” for special administrative measures concerning foreign investment. The Foreign Investment Law grants national treatment to FIEs, except for those FIEs that operate in industries deemed to be either “restricted” or “prohibited” in the “negative list”. Because the “negative list” has yet to be published, it is unclear whether it will differ from the current Special Administrative Measures for Market Access of Foreign Investment (Negative List). The Foreign Investment Law provides that FIEs operating in foreign restricted or prohibited industries will require market entry clearance and other approvals from relevant PRC governmental authorities. If a foreign investor is found to invest in any prohibited industry in the “negative list”, such foreign investor may be required to, among other aspects, cease its investment activities, dispose of its equity interests or assets within a prescribed time limit and have its income confiscated. If the investment activity of a foreign investor is in breach of any special administrative measure for restrictive access provided for in the “negative list”, the relevant competent department shall order the foreign investor to make corrections and take necessary measures to meet the requirements of the special administrative measure for restrictive access.

Besides, the PRC government will establish a foreign investment information reporting system, according to which foreign investors or foreign-invested enterprises shall submit investment information to the competent department for commerce concerned through the enterprise registration system and the enterprise credit information publicity system, and a security review system under which the security review shall be conducted for foreign investment affecting or likely affecting the state security.

Furthermore, the Foreign Investment Law provides that foreign invested enterprises established according to the existing laws regulating foreign investment may maintain their structure and corporate governance within five years after the implementing of the Foreign Investment Law.

In addition, the Foreign Investment Law also provides several protective rules and principles for foreign investors and their investments in the PRC, including, among others, that a foreign investor may freely transfer into or out of China, in Renminbi or a foreign currency, its contributions, profits, capital gains, income from disposition of assets, royalties of intellectual property rights, indemnity or compensation lawfully acquired, and income from liquidation, among others, within China; local governments shall abide by their commitments to the foreign investors; governments at all levels and their departments shall enact local normative documents concerning foreign investment in compliance with laws and regulations and shall not impair legitimate rights and interests, impose additional obligations onto FIEs, set market access restrictions and exit conditions, or intervene with the normal production and operation activities of FIEs; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; and mandatory technology transfer is prohibited.

Regulations Related to Labor and Social Security

Pursuant to the PRC Labor Law, the PRC Labor Contract Law and the Implementing Regulations of the Employment Contracts Law, labor relationships between employers and employees must be executed in written form. Wages may not be lower than the local minimum wage. Employers must establish a system for labor safety and sanitation, strictly abide by state standards and provide relevant education to its employees. Employees are also required to work in safe and sanitary conditions.

On December 28, 2012, the PRC Labor Contract Law was amended with effect on July 1, 2013 to impose more stringent requirements on labor dispatch. Under such law, dispatched workers are entitled to pay equal to that of full-time employees for equal work, but the number of dispatched workers that an employer hires may not exceed a certain percentage of its total number of employees as determined by the Ministry of Human Resources and Social Security. Additionally, dispatched workers are only permitted to engage in temporary, auxiliary or substitute work. According to the Interim Provisions on Labor Dispatch promulgated by the Ministry of Human Resources and Social Security on January 24, 2014, which became effective on March 1, 2014, the number of dispatched workers hired by an employer shall not exceed 10% of the total number of its employees (including both directly hired employees and dispatched workers). The Interim Provisions on Labor Dispatch require employers not in compliance with the PRC Labor Contract Law in this regard to reduce the number of its dispatched workers to below 10% of the total number of its employees prior to March 1, 2016. In addition, an employer is not permitted to hire any new dispatched worker until the number of its dispatched workers has been reduced to below 10% of the total number of its employees.

Under PRC laws, rules and regulations, including the Social Insurance Law , the Interim Regulations on the Collection and Payment of Social Security Funds and the Regulations on the Administration of Housing Accumulation Funds, employers are required to contribute, on behalf of their employees, to a number of social security funds, including funds for basic pension insurance, unemployment insurance, basic medical insurance, occupational injury insurance, maternity leave insurance and housing accumulation funds. These payments are made to local administrative authorities and any employer who fails to contribute may be fined and ordered to pay the deficit amount. See “Risk Factors — Risks Related to Doing Business in China — We may be subject to penalties under relevant PRC laws and regulations due to failure to make full social security and housing fund contributions for some of our employees.”

Regulations on Intellectual Property

The PRC has adopted legislation governing intellectual property rights, including copyrights, trademarks and patents. The PRC is a signatory to major international conventions on intellectual property rights and is subject to the Agreement on Trade Related Aspects of Intellectual Property Rights as a result of its accession to the World Trade Organization in December 2001.

The National People’s Congress amended the Copyright Law in 2001 and 2010 to widen the scope of works and rights that are eligible for copyright protection. The amended, the Copyright Law extends copyright protection to internet activities, products disseminated over the internet and software products. In addition, there is a voluntary registration system administered by the China Copyright Protection Center. To address copyright infringement related to content posted or transmitted over the internet, the National Copyright Administration and former Ministry of Information Industry jointly promulgated the Administrative Measures for Copyright Protection Related to the Internet in April 2005. These measures became effective in May 2005.

On December 20, 2001, the State Council promulgated the new Regulations on Computer Software Protection, effective from January 1, 2002, and revised in 2013, which are intended to protect the rights and interests of the computer software copyright holders and encourage the development of software industry and information economy. In the PRC, software developed by PRC citizens, legal persons or other organizations is automatically protected immediately after its development, without an application or approval. Software copyrights may be registered with the designated agency and if registered, the certificate of registration issued by the software registration agency will be the primary evidence of the ownership of the copyright and other registered matters. On February 20, 2002, the National Copyright Administration of the PRC introduced the Measures on Computer Software Copyright Registration), which outline the operational procedures for registration of software copyright, as well as registration of software copyright license and transfer contracts. The Copyright Protection Center of China is mandated as the software registration agency.

The PRC Trademark Law, adopted in 1982 and revised in 1993, 2001 and 2013 respectively, protects the proprietary rights to registered trademarks. The Trademark Office under the State Administration for Industry and Commerce handles trademark registrations and may grant a term of ten years for registered trademarks, which may be extended for another ten years upon request. Trademark license agreements shall be filed with the Trademark Office for record. In addition, if a registered trademark is recognized as a well-known trademark, the protection of the proprietary right of the trademark holder may reach beyond the specific class of the relevant products or services.

The Patent Law of the PRC and its Implementation Rules provide for three types of patents: invention, utility model and design. The duration of a patent right is either 10 years or 20 years from the date of application, depending on the type of patent right.

Regulations Related to Foreign Exchange

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations, which were most recently amended in August 2008. Payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can usually be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. By contrast, approval from or registration with appropriate PRC authorities or banks authorized by appropriate PRC authorities is required where RMB capital is to be converted into foreign currency and remitted out of China to pay capital expenses.

SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises (“Circular 19”), effective on June 1, 2015, in replacement of SAFE Circular 142 (the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises. According to Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans or the repayment of inter-enterprise loans or the repayment of banks loans that have been transferred to a third party. Although Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within the PRC, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in the PRC in actual practice. SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account (the “Circular 16”), effective on June 9, 2016, which reiterates some of the rules set forth in Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 or Circular 16 could result in administrative penalties.

From 2012, SAFE has promulgated several circulars to substantially amend and simplify the current foreign exchange procedure. Pursuant to these circulars, the opening of various special purpose foreign exchange accounts, the reinvestment of RMB proceeds by foreign investors in the PRC and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders no longer require the approval or verification of SAFE. In addition, domestic companies are no longer limited to extend cross-border loans to their offshore subsidiaries but are also allowed to provide loans to their offshore parents and affiliates and multiple capital accounts for the same entity may be opened in different provinces. SAFE also promulgated the Circular on Printing and Distributing the Provisions on Foreign Exchange Administration over Domestic Direct Investment by Foreign Investors and the Supporting Documents in May 2013, which specifies that the administration by SAFE or its local branches over direct investment by foreign investors in the PRC shall be conducted by way of registration and banks shall process foreign exchange business relating to the direct investment in the PRC based on the registration information provided by SAFE and its branches. In February 2015, SAFE promulgated SAFE Circular 13, which took effect on June 1, 2015. SAFE Circular 13 delegates the power to enforce the foreign exchange registration in connection with inbound and outbound direct investments under relevant SAFE rules from local branches of SAFE to banks, thereby further simplifying the foreign exchange registration procedures for inbound and outbound direct investments.

On January 26, 2017, SAFE issued the Notice of State Administration of Foreign Exchange on Improving the Check of Authenticity and Compliance to Further Promote Foreign Exchange Control (the “SAFE Circular 3”), which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting the profits. Moreover, pursuant to SAFE Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

Regulations on Dividend Distribution

Under our current corporate structure, our holding company may rely on dividend payments from Guobang, which is a wholly foreign-owned enterprise incorporated in China, to fund any cash and financing requirements we may have. The principal regulations governing distribution of dividends of foreign-invested enterprises include the Foreign-Invested Enterprise Law, issued in 1986 and amended in September 2016, and its implementation rules and the Foreign Investment Law which will replace the Foreign-Invested Enterprise Law, effective January 1, 2020. Under these regulations, wholly foreign-owned enterprises in China may pay dividends only out of their accumulated after-tax profits, if any, which is determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to allocate at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until these reserves have reached 50% of the registered capital of the enterprises. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. Wholly foreign-owned enterprises may, at their discretion, allocate a portion of their after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserves are not distributable as cash dividends.

Regulations Relating to Offshore Special Purpose Companies Held by PRC Residents

SAFE promulgated the “SAFE Circular 37 in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions.

SAFE Circular 37 was issued to replace SAFE Circular 75. SAFE further enacted the SAFE Circular 13, effective from June 1, 2015, which allows PRC residents or entities to register with qualified banks in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. However, remedial registration applications made by PRC residents that previously failed to comply with the SAFE Circular 37 continue to fall under the jurisdiction of the relevant local branch of SAFE. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from distributing profits to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

See “Risk Factors — Risks Related to Doing Business in China — PRC regulations relating to offshore investment activities by PRC residents and PRC entities may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us to liability and penalties under PRC law.”

Regulations Relating to Employee Stock Incentive Plans

On February 15, 2012, SAFE promulgated the Stock Option Rules, which replaced the Application Procedures of Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Ownership Plans or Stock Option Plans of Overseas Publicly-Listed Companies issued by SAFE on March 28, 2007. Under the Stock Option Rules and other relevant rules and regulations, PRC residents who participate in a stock incentive plan in an overseas publicly listed company are required to register with SAFE or its local branches and complete certain other procedures. Participants of a stock incentive plan who are PRC residents must retain a qualified PRC agent, which could be a PRC subsidiary of such overseas publicly listed company or another qualified institution selected by such PRC subsidiary, to conduct the SAFE registration and other procedures with respect to the stock incentive plan on behalf of its participants. Such participants must also retain an overseas entrusted institution to handle matters in connection with their exercise of stock options, the purchase and sale of corresponding shares or interests and fund transfers. In addition, the PRC agent is required to amend the SAFE registration with respect to our share incentive plans if there are any material changes to the share incentive plans, the PRC agent or the overseas entrusted institution or other material changes. We and our PRC employees who have been granted incentive shares will be subject to these regulations upon the completion of this offering. In addition, SAFE Circular 37 provides that PRC residents who participate in a share incentive plan of an overseas unlisted special purpose company may register with SAFE or its local branches before exercising rights.

See “Risk Factors — Risks Related to Doing Business in China — Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.”

Regulations Related to Tax

Enterprise Income Tax

Under the PRC Enterprise Income Tax Law (the “EIT Law”), which became effective on January 1, 2008, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. In 2009, the SAT issued the Notice Regarding the Determination of Chinese-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprise on the Basis of De Facto Management Bodies (the “SAT Circular 82”), which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Further to SAT Circular 82, in 2011, the SAT issued the Administrative Measures for Enterprise Income Tax of Chinese-Controlled Offshore Incorporated Resident Enterprises (Trial) (the “SAT Bulletin 45”) to provide more guidance on the implementation of SAT Circular 82.

According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be considered a PRC resident enterprise by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following conditions are met: (a) the senior management and core management departments in charge of its daily operation functions have their presence mainly in the PRC; (b) its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) its major assets, accounting books, company seals, and minutes and files of its board of directors and shareholders’ meetings are located or kept in the PRC; and (d) more than half of the enterprise’s directors or senior management with voting rights habitually reside in the PRC.

Although SAT Circular 82 and SAT Bulletin 45 only apply to offshore-incorporated enterprises controlled by PRC enterprises or PRC enterprise groups and not those controlled by PRC individuals or foreigners, the determination criteria set forth therein may reflect the SAT’s general position on how the term “de facto management body” could be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, individuals or foreigners.

Dividend Withholding Tax

Pursuant to the EIT Law and its implementation rules, if a non-resident enterprise has not set up an organization or establishment in the PRC, or has set up an organization or establishment but the income derived has no actual connection with such organization or establishment, it will be subject to a withholding tax on its PRC-sourced income at a rate of 10% , subject to reduction as provided by any applicable double taxation treaty, unless the relevant income is specifically exempted from tax under the applicable income tax laws, regulations, notices and decisions which relate to foreign investment enterprises and their investors.

Income Tax for Share Transfer

The SAT has promulgated several rules and notices to tighten the scrutiny over acquisition transactions in recent years, including the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises (the “SAT Circular 698”), the Notice on Several Issues Regarding the Income Tax of Non-PRC Resident Enterprises (the “SAT Circular 24”) and the Notice on Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-PRC Resident Enterprises (the “SAT Circular 7”). Pursuant to these rules and notices, if a non-PRC resident enterprise transfers its equity interests in a PRC tax resident enterprise, such non-PRC resident transferor must report to the tax authorities at the place where the PRC tax resident enterprise is located and is subject to a PRC withholding tax of up to 10%. In addition, if a non-PRC resident enterprise indirectly transfers so-called PRC Taxable Properties, referring to properties of an establishment or a place of business in China, real estate properties in China and equity investments in a PRC tax resident enterprise, by disposition of the equity interests in an overseas non-public holding company without a reasonable commercial purpose and resulting in the avoidance of PRC enterprise income tax, the transfer will be re-characterized as a direct transfer of the PRC Taxable Properties and gains derived from the transfer may be subject to a PRC withholding tax of up to 10%. SAT Circular 7 has listed several factors to be taken into consideration by the tax authorities in determining if an indirect transfer has a reasonable commercial purpose. However, regardless of these factors, an indirect transfer satisfying all the following criteria will be deemed to lack a reasonable commercial purpose and be taxable in the PRC: (i) 75% or more of the equity value of the intermediary enterprise being transferred is derived directly or indirectly from PRC Taxable Properties; (ii) at any time during the one year period before the indirect transfer, 90% or more of the asset value of the intermediary enterprise (excluding cash) is comprised directly or indirectly of investments in the PRC, or 90% or more of its income is derived directly or indirectly from the PRC; (iii) the functions performed and risks assumed by the intermediary enterprise and any of its subsidiaries that directly or indirectly hold the PRC Taxable Properties are limited and are insufficient to prove their economic substance; and (iv) the foreign tax payable on the gain derived from the indirect transfer of the PRC Taxable Properties is lower than the potential PRC tax on the direct transfer of those assets. On the other hand, indirect transfers falling into the scope of the safe harbors under SAT Circular 7 may not be subject to PRC tax. The safe harbors include qualified group restructurings, public market trades and exemptions under tax treaties.

Under SAT Circular 7 and other PRC tax regulations, in the case of an indirect transfer, entities or individuals obligated to pay the transfer price to the transferor must act as withholding agents and are required to withhold the PRC tax from the transfer price. If they fail to do so, the seller is required to report and pay the PRC tax to the PRC tax authorities. If neither party complies with the tax payment or withholding obligations under SAT Circular 7, the tax authority may impose penalties such as late payment interest on the seller. In addition, the tax authority may also hold the withholding agents liable and impose a penalty of 50% to 300% of the unpaid tax on them. The penalty imposed on the purchasers may be reduced or waived if the withholding agents have submitted the relevant materials in connection with the indirect transfer to the PRC tax authorities in accordance with SAT Circular 7.

PRC Value-Added Tax

Pursuant to applicable PRC regulations promulgated by the Ministry of Finance of China and the SAT, entities or individuals conducting business in the service industry are required to pay a VAT, at a rate of 6% with respect to revenues derived from the provision of online information services. A taxpayer is allowed to offset the qualified input VAT paid on taxable purchases against the output VAT chargeable on the revenue from services provided.

Regulations Related to Mergers and Acquisitions

On August 8, 2006, six PRC regulatory agencies, including the CSRC, promulgated the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which became effective on September 8, 2006 and were amended on June 22, 2009. The M&A Rules, among other things, require offshore special purpose vehicles formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC domestic enterprises or individuals to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. On September 21, 2006, the CSRC published a notice specifying the documents and materials that are required to be submitted for obtaining CSRC approval.

The M&A Rules, and other recently adopted regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the National People’s Congress on August 30, 2007 and effective as of August 1, 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by MOFCOM before they can be completed. In addition, on February 3, 2011, the General Office of the State Council promulgated a Notice on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “Circular 6”), which officially established a security review system for mergers and acquisitions of domestic enterprises by foreign investors. Further, on August 25, 2011, MOFCOM promulgated the Regulations on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors (the “MOFCOM Security Review Regulations”), which became effective on September 1, 2011, to implement Circular 6. Under Circular 6, a security review is required for mergers and acquisitions by foreign investors having “national defense and security” concerns and mergers and acquisitions by which foreign investors may acquire the “de facto control” of domestic enterprises with “national security” concerns. Under the MOFCOM Security Review Regulations, MOFCOM will focus on the substance and actual impact of the transaction when deciding whether a specific merger or acquisition is subject to security review. If MOFCOM decides that a specific merger or acquisition is subject to security review, it will submit it to the Inter-Ministerial Panel, an authority established under Circular 6 led by the NDRC and MOFCOM under the leadership of the State Council, to carry out the security review. The regulations prohibit foreign investors from bypassing the security review by structuring transactions through trusts, indirect investments, leases, loans, control through contractual arrangements or offshore transactions. There is no explicit provision or official interpretation stating that the merger or acquisition of a company engaged in the marketplace lending business requires security review.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our executive officers and directors as of the date of this prospectus. Unless otherwise noted, the business address for each of our directors and executive officers is Suite 08, Floor 24, Unit 1, Building 1, No. 88 Shujin Road, High-New Tech District, Chengdu, Sichuan, China 610041.

Directors and Executive Officers	Age	Position/Title
Zhengbo Ju	36	Chief Executive Officer and Director
Surong Xie	41	Chief Financial Officer
Jia Kang	24	Chief Technology Officer
Yang Shen	33	Chairperson of the Board
Yang Wu	37	Independent Director
		Independent Director
		Independent Director

Biography

Zhengbo Ju has served as our Chief Executive Officer since May 2019 and Director since January 2019. Mr. Ju has worked in the investment management and financial services industries for ten years. He has served as the General Manager of Chengdu Bencai Business Consulting Co., Ltd., a business consulting company, since January 2019. Mr. Ju has been the General Manager of Shenzhen Tiantian Checai Internet Financial Services Co., Ltd., an online P2P lending company, since June 2015, and in charge of the company’s overall operation and management. In addition, he has been the General Manager of Chengdu Checai Technology Co., Ltd., an offline loan information intermediary service provider, since June 2015 and responsible for the company’s overall operation and management. From June 2014 to April 2015, Mr. Ju was the General Manager of Sichuan Shishizaizai Investment Management Co., Ltd., a financing and investment firm, and was in charge of the firm’s financing and investment businesses. From March 2012 to May 2014, he worked as Investment Banking Manager in Sichuan Baode Investment Management Co., Ltd., a private equity fund management company, where he was primarily responsible for seeking investment targets. Mr. Ju received a bachelor’s degree in history from Neijiang Normal University in Sichuan, China and a master’s degree in international trade from Yunnan University in Yunnan, China. He is a Certified Financial Planner in China, a certification conferred by the PRC Ministry of Human Resources and Social Security for professionals with expertise in the areas of financial planning, taxes, insurance, estate planning, and retirement. We believe Mr. Ju’s extensive managerial experience and knowledge in the P2P lending industry and business financing qualifies him to serve on our board of directors.

Surong Xie has served as our Chief Financial Officer since May 2019. Ms. Xie has over 10 years of experience in financial management. She has served as the Financial Director of Chengdu Bencai Business Consulting Co., Ltd., a business consulting company, since January 2019. She was the Financial Director of Chengdu Checai Technology Co., Ltd., a loan information intermediary service provider, from September 2016 to December 2018 and was primarily responsible for managing the company’s finances. Prior to that, she served as Financial Director in Chengdu Mengqi Home Furnishings Co., Ltd., a home furnishing company, from March 2014 to August 2016, primarily responsible for managing the company’s finance. Ms. Xie was the Financial Manager of Shenzhen Huayue Property Management Co., Ltd., a property management company, from July 2008 to November 2013. She received an associate’s degree in finance from Southwestern University of Finance and Economics in Chengdu, China.

Jia Kang has served as our Chief Technology Officer since May 2019. His key responsibilities include infrastructure management, service system development, software and hardware procurement, information security and governance. He has served as Chief Technology Officer of Chengdu Bencai Business Consulting Co., Ltd., a business consulting company, since January 2019. From August 2015 to December 2018, Mr. Kang served as Technology Director in Shenzhen Checai Internet Financial Services Co., Ltd., an internet financial information intermediary service provider, and was in charge of the company’s system development, maintenance and internet security. Prior to that, he was the Project Manager of Sichuan Investment Promotion Financial Information Services Co., Ltd., an online P2P platform, responsible for the system development of the company’s P2P platform, from October 2014 to August 2015. He worked in Chengdu Kuxin Technology Company, a software and website development company, as a software engineer from May 2013 to October 2014. He holds an associate’s degree in Software Technology from University of Electronic Science and Technology of China and is currently pursuing a bachelor’s degree in computer science and technology from the same university. He has received the Most Valuable Professional award from Alibaba Cloud and currently serves as the Vice President of the Chengdu community of Alibaba Cloud Certified Experts.

Yang Shen has served as the Chairperson of our board of directors since January 2019. She served as the Chief Executive Officer of Sichuan Sihai Food Processing Company, a food processing company, from September 2011 to February 2017. During January 2012 to September 2014, Ms. Shen was the Chief Executive Officer of Sichuan Sichai Group, a conglomerate with businesses in food, healthcare, real estate, finance and environment protection areas. She received her bachelor’s degree in business management from Hong Kong University. We believe Ms. Shen’s extensive managerial experience qualifies her to serve on our board of directors.

Yang Wu has served as our director since January 2019. Ms. Wu has served as the Financial Director of Shenzhen Checai Internet Financial Services Co., Ltd., an internet financial information intermediary service provider, since April 2018 and is responsible for managing the company’s finance. From March 2014 to May 2016, Ms. Wu was the Office Manager of Zhejiang Mintai Commercial Bank (Chengdu Wuhou Branch). Prior to that, she was the chief of human resource department of Zhejiang Mintai Commercial Bank (Chengdu Branch) from October 2010 to March 2014. Ms. Wu received her bachelor’s degree in electronic information from Sichuan Normal University in Chengdu, Sichuan. China. We believe Ms. Wu’s experience in the financial industry qualifies her to serve on our board of directors.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for an initial term of three years and is subject to successive, automatic one-year extensions unless either party gives notice of non-extension to the other party at least 30 days prior to the end of the applicable term.

The executive officers are entitled to a fixed salary and to participate in our equity incentive plans, if any and other Company benefits, each as determined by the Board from time to time.

We may terminate the executive officer’s employment for cause, at any time, without notice or remuneration, for certain acts, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. In such case, the executive officer will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and his/her right to all other benefits will terminate, except as required by any applicable law. We may also terminate his/her employment without cause upon 30 days’ advance written notice. In such case of termination by us, we are required to provide the following severance payments and benefits to the executive officer: a cash payment of three months of base salary as of the date of such termination.

The executive officer may terminate his/her employment at any time with 30 days’ advance written notice if there is any significant change in his/her duties and responsibilities or a material reduction in his/her annual salary. In such case, the executive officer will be entitled to receive compensation equivalent to three months of his/her base salary. In addition, if we or our successor terminates the employment agreements upon a merger, consolidation, or transfer or sale of all or substantially all of our assets with or to any other individual(s) or entity, the executive officer shall be entitled to the following severance payments and benefits upon such termination: (1) a lump sum cash payment equal to three months of the executive officer’s base salary at a rate equal to the greater of his/her annual salary in effect immediately prior to the termination, or his/her then current annual salary as of the date of such termination; (2) a lump sum cash payment equal to a pro-rated amount of his/her target annual bonus for the year immediately preceding the termination; (3) payment of premiums for continued health benefits under the our health plans for three months following the termination; and (4) immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by the executive officer. The employment agreements also contain customary restrictive covenants relating to confidentiality, non-competition and non-solicitation, as well as indemnification of the executive officer against certain liabilities and expenses incurred by him/her in connection with claims made by reason of him/her being our officer.

During the fiscal year ended September 30, 2018, we did not pay any of our executive officers or directors. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors. Our PRC subsidiary and our variable interest entities are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance and other statutory benefits and a housing provident fund.

Board of Directors and Committees

Upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part, our board of directors will consist of five directors, including two executive directors and three independent directors. We will also establish an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part. We will adopt a charter for each of the three committees. Each of the committees of our board of directors shall have the composition and responsibilities described below.

Audit Committee

                     ,                  , and                 will serve as members of our Audit Committee.              will serve as the chairman of the Audit Committee. Each of our Audit Committee members will satisfy the “independence” requirements of the Nasdaq listing rules and meet the independence standards under Rule 10A-3 under the Exchange Act. We have determined that                        possesses accounting or related financial management experience that qualifies her as an “audit committee financial expert” as defined by the rules and regulations of the SEC.  Our Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements. Our Audit Committee will perform several functions, including:

●	evaluating the independence and performance of, and assesses the qualifications of, our independent auditor, and engages such independent auditor;

●	approving the plan and fees for the annual audit, interim reviews, tax and other audit-related services, and approving in advance any non-audit service to be provided by the independent auditor;

●	monitoring the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

●	reviewing the financial statements to be included in our Annual Report on Form 20-F and Current Reports on Form 6-K and reviews with management and the independent auditors the results of the annual audit and interim reviews of our financial statements;

●	overseeing all aspects of our systems of internal accounting control and corporate governance functions on behalf of the board;

●	reviewing and approving in advance any proposed related-party transactions and report to the full Board on any approved transactions; and

●	providing oversight assistance in connection with legal, ethical and risk management compliance programs established by management and our board of directors, including Sarbanes-Oxley Act implementation, and makes recommendations to our board of directors regarding corporate governance issues and policy decisions.

Compensation Committee

              ,                and             will serve as members of our Compensation Committee.                 will serve as the chairman of the Compensation Committee.  All of our Compensation Committee members satisfy the “independence” requirements of the Nasdaq listing rules and meet the independence standards under Rule 10A-3 under the Exchange Act. Our Compensation Committee will be responsible for overseeing and making recommendations to our board of our directors regarding the salaries and other compensation of our executive officers and general employees and providing assistance and recommendations with respect to our compensation policies and practices.

Nominating and Corporate Governance Committee

            ,                  and              will serve as members of our Nominating and Corporate Governance Committee will serve as the chairman of the Nominating and Corporate Governance Committee.  All of our Nominating and Corporate Governance Committee members will satisfy the “independence” requirements of the Nasdaq listing rules and meet the independence standards under Rule 10A-3 under the Exchange Act. Our Nominating and Corporate Governance Committee will be responsible for identifying and proposing new potential director nominees to the board of directors for consideration and reviewing our corporate governance policies.

Code of Ethics

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees in accordance with the rules of the Nasdaq and the SEC. The code of ethics codifies the business and ethical principles that govern all aspects of our business. We will file a copy of our Code of Ethics as an exhibit to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s website at www.sec.gov.

Family Relationship

There are no family relationships, or other arrangements or understandings between or among any of the directors, executive officers or other person pursuant to which such person was selected to serve as a director or officer.

Controlled Company

Upon completion of this offering, Make Billows Technology Limited may beneficially own approximately % of the aggregate voting power of our outstanding ordinary shares. As a result, we may be deemed a “controlled company” for purposes of the Nasdaq listing rules. If we are deemed a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

●	the requirement that our director nominees be selected or recommended solely by independent directors; and

●	the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Duties of Directors

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

(i)	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

(ii)	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

(iii)	directors should not properly fetter the exercise of future discretion;

(iv)	duty to exercise powers fairly as between different sections of shareholders;

(v)	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

(vi)	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor. Furthermore, each of our officers and directors has pre-existing fiduciary obligations to other businesses of which they are officers or directors.

Our company has the right to seek damages if a duty owed by our directors is breached. A shareholder may in certain limited exceptional circumstances have the right to seek damages in our name if a duty owed by our directors is breached. You should refer to “Description of Share Capital – Comparison of Cayman Islands Corporate Law and U.S. Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

Terms of Directors and Officers

Our officers are appointed by and serve at the discretion of the Board and the shareholders voting by ordinary resolution. Our directors are not subject to a set term of office and hold office until the next general meeting called for the election of directors and until their successor is duly appointed or such time as they die, resign or are removed from office by a shareholders’ ordinary resolution. The office of a director will be vacated automatically if, among other things, the directors resigns in writing, becomes bankrupt or makes any arrangement or composition with his/her creditors generally or is found to be or becomes of unsound mind.

Executive Compensation

For the fiscal year ended September 30, 2018, we did not pay any compensation to our directors and members of senior management. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors. Our PRC subsidiaries and consolidated VIEs are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance and other statutory benefits and a housing provident fund.

Equity Compensation Plan Information

We have not adopted any equity compensation plan.

Outstanding Equity Awards at Fiscal Year-End

As of September 30, 2018, we had no outstanding equity awards.

Director Compensation

We did not pay any compensation to our directors during the fiscal year ended September 30, 2018.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of ordinary shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our ordinary shares.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

Name of Shareholders (3)	Ordinary Shares Beneficially Owned Prior to This Offering(1)		Ordinary Shares Beneficially Owned After This Offering(2)
	Number	%	Number	%
5% or Greater Shareholders
Make Billows Technology Limited (4)	12,740,000	63.7%
Blue sky and sea Technology Limited (5)	4,900,000	24.5%
Healthy and Happy Technology Limited (6)	1,960,000	9.8%
Executive Officers and Directors
Zhengbo Ju	-	-
Surong Xie	-	-
Jia Kang	-	-
Yang Shen	-	-
Yang Wu	-	-
All directors and executive officers as a group (five individuals)	-	-

(1)	Applicable percentage of ownership is based on 20,000,000 ordinary shares outstanding as of the date of this prospectus.

(2)	Applicable percentage of ownership is based on ordinary shares outstanding immediately after the offering.

(3)	Unless otherwise noted, the registered address of each of the shareholders is Sertus Incorporation (BVI) Limited of Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(4)	Suxing Lu and Jiuping Yang are the shareholders and directors of Make Billows Technology Limited, a British Virgin Islands company, and jointly hold the voting and dispositive power over the ordinary shares held by Make Billows Technology Limited.

(5)	Changgui Liu and Yong Du are the shareholders and directors of Blue sky and sea Technology Limited, a British Virgin Islands company, and jointly hold the voting and dispositive power over the ordinary shares held by Blue sky and sea Technology Limited.

(6)	Youkang Gao, Chief Executive Officer of Guobang, is the sole shareholder and director of Healthy and Happy Technology Limited, a British Virgin Islands company, and holds the voting and dispositive power over the ordinary shares held by Healthy and Happy Technology Limited.

RELATED PARTY TRANSACTIONS

Before the completion of this offering, we intend to adopt an audit committee charter, which will require the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

Set forth below are the related party transactions of the Company occurred during the past three fiscal years up to the date of this prospectus.

Nature of Relationships with Related Parties

Name	Relationship with the Company
Sichuan Xinyuan	A joint venture of Xiaoyun Zhao, the General Manager of Zhongbei
Fenqigou	A subsidiary of Zhongbei before March 31, 2017, and a subsidiary of Sichuan Xinyuan after March 31, 2017
Lanxiang Liu	Legal representative of Fenqigou and former Director of the Company
Youkang Gao	Chief Executive Officer of Guobang,

Transactions with Related Parties

For the fiscal year ended September 30, 2016, the Company borrowed $44,776 from Lanxiang Liu, a former director of the Company and repaid the borrowing during the fiscal year ended September 30, 2018. The loan was interest free.

On March 31, 2017, the Company and Sichuan Xinyuan entered into an agreement for the sale of Fenqigou. The consideration of the sale was 0. As of September 30, 2017, the assets and liabilities of Fenqigou were transferred to Sichuan Xinyuan.

For the fiscal year ended September 30, 2017, the Company borrowed $337,565 from Lanxiang Liu, a former director of the Company and repaid the borrowing during the fiscal year ended September 30, 2018. The loan was interest free.

For the fiscal year ended September 30, 2018, the Company borrowed $70,336 from Youkang Gao. The loan is unsecured, interest free and repayable on demand.

Balances with Related Parties

As of September 30, 2018, 2017 and 2016, the balances with related parties were as follows:

	September 30, 2018	September 30, 2017	September 30, 2016
Amounts due from a related party
Fenqigou (i)	$-	$593,316	-

Amounts due to related parties
Lanxiang Liu (ii)	$-	$390,690	$44,776
Youkang Gao (ii)	66,974	-	-
	$66,974	$390,690	$44,776

i.	As of September 30, 2017, the balance of amounts due from Fenqigou of $593,316 represented the operating expenses paid on behalf of the related party. The balance consisted of $677,051, net of the allowance for doubtful accounts of $83,735. The balance of $677,051 was fully collected during the fiscal year ended September 30, 2018.

ii.	As of September 30, 2017, the balance due to Lanxiang Liu represented a borrowing that was interest-free and was repaid during the fiscal year ended September 30, 2018. The balance due to Youkang Gao represented a borrowing which was interest-free and repayable on demand.

Contractual Arrangements with Our VIEs and Its Shareholders

PRC laws and regulations currently restrict foreign ownership and investment in value-added telecommunications services in China. As a result, we operate our relevant business through Guobang and Zhongbei, our variable interest entities based on a series of contractual arrangements. For a description of these contractual arrangements, see “Corporate History and Structure – Contractual Arrangements with Our VIEs and Their Shareholders.”

Employment Agreements and Indemnification Agreements

See “Management – Employment Agreements and Indemnification Agreements.”

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our amended and restated memorandum and articles of association and the Companies Law (2018 Revision) of the Cayman Islands, which we refer to as the Companies Law below.

Our authorized share capital consists of $50,000 divided into 500,000,000 shares of a par value of $0.0001 each.  As of the date of this prospectus, 20,000,000 ordinary shares were issued and outstanding and no preferred shares were issued and outstanding.

We have conditionally adopted our amended and restated memorandum and articles of association, which will become effective immediately prior to the completion of this offering and will replace our current amended and restated memorandum and articles of association in its entirety. Our authorized share capital upon completion of the offering will be $50,000 divided into 500,000,000 shares of a par value of $0.0001 each. Our directors may, in their absolute discretion and without the approval of our shareholders, create and designate out of the unissued shares of our company one or more classes or series of preferred shares, comprising such number of preferred shares, and having such designations, powers, preferences, privileges and other rights, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, as our directors may determine.

The following are summaries of material provisions of our proposed post-offering memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares that we expect will become effective upon the completion of this offering.

Ordinary shares

Dividends.  Subject to any rights and restrictions of any other class or series of shares, our board of directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. No dividends shall be declared by the board out of our company except the following:

●	profits; or

●	“share premium account,” which represents the excess of the price paid to our company on issue of its shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

However, no dividend shall bear interest against the Company.

Voting Rights.  Holders of our ordinary shares vote as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. At any general meeting a resolution put to the vote of the meeting shall be decided by poll.

Any ordinary resolution to be made by the shareholders requires the affirmative vote of a simple majority of the votes of the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of the votes of the ordinary shares cast during a general meeting.

Under Cayman Islands law, some matters, such as amending the memorandum and articles of association, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require approval of shareholders by a special resolution.

There are no limitations on non-residents or foreign shareholders in the memorandum and articles of association to hold or exercise voting rights on the ordinary shares imposed by foreign law or by the charter or other constituent document of our company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the ordinary shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of ordinary shares in the Company have been paid.

Winding Up; Liquidation.  Upon the winding up of our company, after the full amount that holders of any issued shares ranking senior to the ordinary shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our ordinary shares are entitled to receive any remaining assets of the Company available for distribution as determined by the liquidator. The assets received by the holders of our ordinary shares in a liquidation may consist in whole or in part of property, which is not required to be of the same kind for all shareholders.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares.  Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. Any ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. We may issue shares that are, or at its option or at the option of the holders are, subject to redemption on such terms and in such manner as it may, before the issue of the shares, determine. Under the Companies Law, shares of a Cayman Islands exempted company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided the memorandum and articles of association authorize this and it has the ability to pay its debts as they come due in the ordinary course of business.

No Preemptive Rights.  Holders of ordinary shares will have no preemptive or preferential right to purchase any securities of our company.

Variation of Rights Attaching to Shares.  If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the memorandum and articles of association, be varied or abrogated with the consent in writing of the holders of three-fourth of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Anti-Takeover Provisions. Some provisions of our current memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

Exempted Company. We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Preferred Shares

The board of directors is empowered to designate and issue from time to time one or more classes or series of preferred shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of our ordinary shares or could have the effect of discouraging or making difficult any attempt by a person or group to obtain control of us.

Comparison of Cayman Islands Corporate Law and U.S. Corporate Law

Cayman Islands companies are governed by the Companies Law. The Companies Law is modelled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances the Cayman Islands Companies Law allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 2/3 % in value) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. A shareholder has the right to vote on a merger or consolidation regardless of whether the shares that he holds otherwise give him voting rights. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Law (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the director of the Cayman Islands exempted company is required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the director of the Cayman Islands exempted company is further required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Law provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not be available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as a businessman would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ Suits. Our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our current memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, our independent director agreements with our directors and our employment agreement with our Chief Financial Officer provide such persons with additional indemnification beyond that provided in our current memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware General Corporation Law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands exempted company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands exempted company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our current articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposals before a meeting or requisition a general meeting. However, these rights may be provided in articles of association. Our current articles of association allow our shareholders holding not less than one-third of all voting power of our share capital in issue to requisition a shareholder’s meeting. Other than this right to requisition a shareholders’ meeting, our current articles of association do not provide our shareholders other right to put proposal before a meeting. As an exempted Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our current articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our current articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Law and our current articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our current articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our current memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our post-offering amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our current memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have      ordinary shares outstanding, assuming the underwriters do not exercise their over-allotment option to purchase additional ordinary shares. All of the ordinary shares sold in this offering will be freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our ordinary shares in the public market could adversely affect prevailing market prices of our ordinary shares. Prior to this offering, there has been no public market for our ordinary shares. We intend to apply to list our ordinary shares on the Nasdaq Capital Market, but we cannot assure you that a regular trading market will develop. We cannot guarantee that we will be successful in listing our ordinary shares on the Nasdaq Capital Market; however, we will not complete this offering unless we are so listed.

Lock-Up Agreements

We have agreed not to, for a period of 180 days from the date of this prospectus, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, lend or otherwise dispose of, except in this offering, any of our ordinary shares or securities that are substantially similar to our ordinary shares, including but not limited to any options or warrants to purchase our ordinary shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our ordinary shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the representatives of the underwriters.

Furthermore, each of our directors, executive officers and shareholders of 5% or more of our ordinary shares has also entered into a similar lock-up agreement for a period of 180 days from the date of this prospectus, subject to certain exceptions, with respect to our ordinary shares and securities that are substantially similar to our ordinary shares. These parties collectively own all of our outstanding ordinary shares, without giving effect to this offering.

Other than this offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of our ordinary shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our ordinary shares may dispose of significant numbers of our ordinary shares in the future. We cannot predict what effect, if any, future sales of our ordinary shares, or the availability of ordinary shares for future sale, will have on the trading price of our ordinary shares from time to time. Sales of substantial amounts of our ordinary shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our ordinary shares.

Rule 144

All of our ordinary shares that will be outstanding upon the completion of this offering, other than those ordinary shares sold in this offering, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

●	1% of the then outstanding ordinary shares which will equal ordinary shares, assuming the underwriters do not exercise their over-allotment option; or

●	the average weekly trading volume of our ordinary shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

TAXATION

The following discussion of material Cayman Islands, PRC and United States federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Maples and Calder, our Cayman Islands counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of Yuantai Law Offices, our PRC counsel. To the extent the discussion relates to the matters of U.S. tax law, it represents the opinion of Ellenoff Grossman & Schole LLP.

Cayman Islands

Payments of dividends and capital in respect of the Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of the Shares, as the case may be, nor will gains derived from the disposal of the Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the Shares or on an instrument of transfer in respect of a Share.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has received an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Law

(2018 Revision)

Undertaking as to Tax Concessions

In accordance with Section 6 of the Tax Concessions Law (2018 Revision) the Financial Secretary undertakes with To Prosperity Technology Inc (the “Company”).

(a)           that no Law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

(b)           in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)           on or in respect of the shares, debentures or other obligations of the Company; or

(ii)           by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Law (2018 Revision).

These concessions shall be for a period of TWENTY years from the date of the undertaking.

People’s Republic of China

Generally, our subsidiary and consolidated variable interest entities in China are subject to enterprise income tax on their taxable income in China at a rate of 25%. The enterprise income tax is calculated based on the entity’s global income as determined under PRC tax laws and accounting standards.

Guobang and Zhongbei are subject to VAT at a rate of 13% and 6%, respectively, on the services we provide, less any deductible VAT we have already paid or borne. Both Guobang and Zhongbei are also subject to surcharges on VAT payments in accordance with PRC law.

Dividends paid by our wholly foreign-owned subsidiary in China to our intermediary holding company in Hong Kong will be subject to a withholding tax rate of 10%, unless the relevant Hong Kong entity satisfies all the requirements under the Arrangement between the PRC and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion with respect to Taxes on Income and Capital and receives approval from the relevant tax authority. If our Hong Kong subsidiary satisfies all the requirements under the tax arrangement and receives approval from the relevant tax authority, then the dividends paid to the Hong Kong subsidiary would be subject to a withholding tax at the standard rate of 5%. See “Risk Factors – We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business.”

If our holding company in the Cayman Islands or any of our subsidiaries outside of China were deemed to be a “resident enterprise” under the PRC Enterprise Income Tax Law, it would be subject to enterprise income tax on its worldwide income at a rate of 25%. See “Risk Factors – Risks Related to Doing Business in China – If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Material United States Federal Income Tax Considerations

The following is a discussion of certain material United States federal income tax considerations relating to the acquisition, ownership, and disposition of our ordinary shares by a U.S. Holder, as defined below, that acquires our ordinary shares in this offering and holds our ordinary shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships (or other entities treated as partnerships for United States federal income tax purposes) and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 5% or more of our voting stock, investors that hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax on unearned income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our ordinary shares are urged to consult their tax advisors regarding an investment in our ordinary shares.

The discussion set forth below is addressed only to U.S. Holders that purchase ordinary shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of U.S. federal income tax law to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our ordinary shares.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, distributions of cash or other property made by us to you with respect to the ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the ordinary shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our ordinary shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our taxable year ended September 30, 2019, or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our ordinary shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our ordinary shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the ordinary shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our ordinary shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold ordinary shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the ordinary shares.

If we are a PFIC for your taxable year(s) during which you hold ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year during which you hold (or are deemed to hold) ordinary shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of such taxable year over your adjusted basis in such ordinary shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ordinary shares. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on Our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the ordinary shares are regularly traded on Nasdaq and if you are a holder of ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary shares in any taxable year in which we are a PFIC, you will be required to file IRS Form 8621 in each such year and provide certain annual information regarding such ordinary shares, including regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our ordinary shares, then such ordinary shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such ordinary shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the ordinary shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your ordinary shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our ordinary shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ordinary shares.

UNDERWRITING

(the “Representatives”) are serving as the joint bookrunners and representatives of the underwriters named below. Subject to the terms and conditions of the underwriting agreement, the underwriters named below have severally agreed to purchase from us on a firm commitment basis the following respective number of Ordinary Shares at the public price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriter	Number of Ordinary Shares

The underwriting agreement provides that the obligations of the underwriters to purchase the Ordinary Shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the Ordinary Shares (other than those covered by the over-allotment option described below) if they purchase any of the shares.

Ordinary Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover page of this prospectus. Any Ordinary Shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $               per share. If all of the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The Representatives have advised us that the underwriters do not intend to make sales to discretionary accounts.

If the underwriters sell more Ordinary Shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to      additional Ordinary Shares at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any Ordinary Shares issued or sold under the option will be issued and sold on the same terms and conditions as the other Ordinary Shares that are the subject of this offering.

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Ordinary Shares. They may also cause the price of the Ordinary Shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Discounts, Commissions and Expenses

The following table shows the underwriting discounts payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option that we have granted to the underwriters):

	Per Share	Total Without Exercise of Over-Allotment Option	Total With Exercise of Over-Allotment Option
Public offering price	$	$	$
Underwriting discounts (1)	$	$	$

(1)	Does not include (i) the warrant to purchase Ordinary Shares equal to % of the number of shares sold in the offering, (ii) a % non-accountable expense allowance, or (iii) certain out-of-pocket expenses, each as described below.

We have agreed to issue warrants to the representatives to purchase a number of Ordinary Shares equal to                  % of the total number of shares sold in this offering at an exercise price equal to             % of the public offering price of the shares sold in this offering. These warrants will be exercisable                                    , will have a cashless exercise provision and will terminate on the                         anniversary of the effective date of the registration statement of which this prospectus is a part.

The underwriters’ warrants and the underlying shares may be deemed to be compensation by FINRA, and therefore will be subject to FINRA Rule 5110(g)(1). In accordance with FINRA Rule 5110(g)(1), neither the underwriters’ warrants nor any of our shares issued upon exercise of the underwriters’ warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the underwriters warrants are being issued, subject to certain exceptions.

We have agreed to pay the underwriters’ reasonable out-of-pocket expenses incurred by the underwriters in connection with this offering up to $                      . The underwriters’ out-of-pocket expenses include, but not limits to: (i) reasonable fees of legal counsel incurred by the underwriters in connection with the offering; (ii) all third party due diligence include the cost of any background checks; (iii) IPREO book-building and prospectus tracking software; (iv) reasonable roadshow expenses; and (iv) preparation of bound volumes and Lucite cube mementos in such quantities as the underwriters may reasonably request.

Lock-Up Agreements

Prior to the completion of this offering, we and each of our officers, directors and 5% shareholders will agree not to sell, contract to sell, encumber, grant any option for the sale or otherwise dispose of any Ordinary Shares for a period of six months after the date of the closing of the offering of the Ordinary Shares without the prior written consent of the Representatives.

In addition, the underwriting agreement provides that we will not, for a period of six months following the closing of the offering of the Ordinary Shares, offer, sell or distribute any of our securities, without the prior written consent of the Representatives.

We intend to apply for the listing of our Ordinary Shares on Nasdaq under the symbol “BCHT.”

Prior to this offering, there has been no public market for the Ordinary Shares. The initial public offering price will be determined by negotiations between us and the underwriters. In determining the initial public offering price, we and the underwriters expect to consider a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the underwriter;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by the underwriters and us.

The estimated initial public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for our Ordinary Shares, or that the shares will trade in the public market at or above the initial public offering price.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Offer, Sale and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters. In addition, Ordinary Shares may be sold by the underwriters to securities dealers who resell Ordinary Shares to online brokerage account holders. Other than the prospectus in electronic format, the information on the underwriters’ website and any information contained in any other website maintained by the underwriters is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding Underwriter’s discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee and the Nasdaq listing fee, all amounts are estimates.

SEC Registration Fee		$969.60
Nasdaq Listing Fee	$	*
FINRA Filing Fee	$	*
Legal Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Printing and Engraving Expenses	$	*
Transfer Agent Fee	$	*
Miscellaneous Expenses	$	*
Total	$	*

*	To be filed by amendment.

These expenses will be borne by us. Underwriter’s discounts and commissions will be borne by us in proportion to the numbers of ordinary shares sold in the offering.

LEGAL MATTERS

We are being represented by Ellenoff Grossman & Schole LLP, New York, New York, with respect to legal matters of United States federal securities law and New York State law. The validity of the ordinary shares offered by this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder.  Legal matters as to PRC law will be passed upon for us by Yuantai Law Offices. Ellenoff Grossman & Schole LLP may rely upon Maples and Calder with respect to matters governed by Cayman Islands law and Yuantai Law Offices with respect to matters governed by PRC law.               is acting as U.S. counsel for the underwriters and                 is acting as the PRC counsel for the underwriters.

EXPERTS

Our consolidated financial statements as of September 30, 2018 and 2017, and for each of the years in the period then ended included in this prospectus have been so included in reliance on the report of Wei, Wei & Co., LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The office of Wei, Wei & Co., LLP is located at 133-10 39th Avenue, Flushing, NY 11354.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to underlying ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our ordinary shares.

Immediately upon the effectiveness of the registration statement on Form F-1 to which this prospectus is a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing to us at Suite 08, Floor 24, Unit 1, Building 1, No. 88 Shujin Road, High-New Tech District, Chengdu, Sichuan, China 610041 or call us at +86 28 87099772.

TO PROPSPERITY TECHNOLOGY INC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of To Prosperity Technology Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of To Prosperity Technology Inc. and Subsidiaries (the “Company”) as of September 30, 2018 and 2017, and the related consolidated statements of income and other comprehensive income, shareholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Wei, Wei & Co., LLP

We have served as the Company’s auditor since 2019.

Flushing, New York

May 24, 2019

TO PROSPERITY TECHNOLOGY INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. dollars, except for shares)

	September 30, 2018	September 30, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$70,133	$39,325
Accounts receivable, net	68,455	-
Financing lease receivables, current portion	12,168	-
Finance lease assets	116,673	-
Prepayments	41,728	-
Other current assets	162,303	81,275
Amounts due from related parties	-	593,316
Total Current Assets	471,460	713,916

Property and equipment, net	24,536	11,645

Other Assets:
Intangible assets, net	15,089	18,125
Financing lease receivables, net of current portion	19,461	-
Other noncurrent assets	15,045	12,716
Total Assets	$545,591	$756,402

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accrued expenses and other liabilities	$161,631	$123,067
Short-term borrowings	170,348	-
Amounts due to related parties	66,974	390,690
Current installments of long-term debt	7,475	-
Total Current Liabilities	406,428	513,757

Long-term debt	12,459	-
Total Liabilities	418,887	513,757

Commitments and Contingencies

Shareholders’ Equity
Common shares - par value $0.0001 per share; 500,000,000 shares authorized, 20,000,000 shares issued and outstanding	2,000	2,000
Additional paid-in capital	2,089,770	1,617,279
Deficit	(1,907,860)	(1,304,718)
Accumulated other comprehensive loss	(57,206)	(71,916)
Total Shareholders’ Equity	126,704	242,645
Total Liabilities and Shareholders’ Equity	$545,591	$756,402

The accompanying notes are an integral part of these consolidated financial statements.

TO PROSPERITY TECHNOLOGY INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Expressed in U.S. dollars, except share and per share data)

	For the Fiscal Years Ended September 30,
	2018	2017

Revenues	$820,833	$52,953
Cost of Revenues	(706,347)	(48,012)
Gross Profit	114,486	4,941

Operating Expenses
Selling and marketing expenses	(150,707)	(44,918)
General and administrative expenses	(606,838)	(284,335)
Reversal of provision for doubtful accounts	72,994	211,539
Total Operating Expenses	(684,551)	(117,714)

Loss from Operations	(570,065)	(112,773)

Other Income (Expense)
Interest (expense) income	(19,301)	280
Other expenses, net	(13,776)	(6,566)
Total Other Expense, Net	(33,077)	(6,286)

Loss Before Income Taxes	(603,142)	(119,059)

Income tax expenses	-	-

Net Loss from Continuing Operations	(603,142)	(119,059)

Net Income from Discontinued Operations, Net of Tax	-	24,391

Net Loss	$(603,142)	$(94,668)

Other Comprehensive Income (Loss)
Foreign currency translation adjustments	14,710	(2,442)
Reclassified to net loss from discontinued operations	-	242
Comprehensive Loss	$(588,432)	$(96,868)

(Loss) Income Per Share – basic and diluted
(Loss) per share from continuing operations – basic and diluted	$(0.03)	$(0.00)
Income per share from discontinued operations – basic and diluted	$-	$0.00
(Loss) per share – basic and diluted	$(0.03)	$(0.00)

Weighted Average Number of Common Shares Outstanding
Basic and diluted	20,000,000	20,000,000

The accompanying notes are an integral part of these consolidated financial statements.

TO PROSPERITY TECHNOLOGY INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Expressed in U.S. dollars, except share data)

	Ordinary shares		Additional paid-in		Accumulated other comprehensive
	Number	Amount	capital	(Deficit)	loss	Total

Balance as at September 30, 2016	20,000,000	$2,000	$1,617,279	$(1,209,808)	$(69,716)	$339,755

Net loss	-	-	-	(94,910)	-	(94,910)
Foreign currency translation adjustments	-	-	-	-	(2,200)	(2,200)
Balance as at September 30, 2017	20,000,000	$2,000	$1,617,279	$(1,304,718)	$(71,916)	$242,645

Capital contribution from shareholders of WFOE	-	-	472,491	-	-	412,386
Net loss	-	-	-	(603,142)	-	(603,142)
Foreign currency translation adjustments	-	-	-	-	14,710	14,710
Balance as at September 30, 2018	20,000,000	$2,000	$2,089,770	$(1,907,860)	$(57,206)	$126,704

The accompanying notes are an integral part of these consolidated financial statements.

TO PROSPERITY TECHNOLOGY INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S. dollars)

	For the Fiscal Years Ended September 30,
	2018	2017

Cash Flows from Operating Activities:
Net loss	$(603,142)	$(94,668)
Less: Net gain from discontinued operations, net of tax	-	(24,391)
Net loss from continuing operations	(603,142)	(119,059)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Amortization of intangible assets	9,857	11,215
Depreciation of property and equipment	9,769	17,669
Loss from disposal of intangible assets	14,377	6,947
Reversal of provision for doubtful accounts	(72,994)	(211,539)
Changes in operating assets and liabilities:
Accounts receivable	(71,891)	-
Finance lease assets	(122,530)	-
Prepayments	(43,823)	1,519
Amounts due from related parties	687,220	(51,783)
Other current assets	(98,233)	(69,319)
Other noncurrent assets	(2,861)	14,682
Accrued expenses and other liabilities	44,516	(12,055)
Net cash used in operating activities from continuing operations	(249,735)	(411,723)
Net cash provided by operating activities from discontinued operations	-	18,954
Net Cash Used in Operating Activities	(249,735)	(392,769)

Cash Flows from Investing Activities:
Purchase of property and equipment	(23,687)	(2,121)
Purchase of intangible assets	(21,637)	(1,468)
Investment in direct finance lease	(39,599)	-
Collection of principal of direct finance lease, in installments	6,382	-
Net cash used in investing activities from continuing operations	(78,541)	(3,589)
Net cash used in investing activities from discontinued operations	-	(19,087)
Net Cash Used in Investing Activities	(78,541)	(22,676)

Cash Flows from Financing Activities:
Capital contribution from shareholders of WFOE	472,491	-
Borrowings from a related party	-	337,565
Repayments to a related party	(327,217)	-
Borrowings from third parties	178,899	-
Borrowings from a financial institution	20,935	-
Net cash provided by financing activities from continuing operations	345,108	337,565
Net cash provided by financing activities from discontinued operations	-	-
Net Cash Provided by Financing Activities	345,108	337,565

Effect of Exchange Rate Changes	(13,976)	(1,447)

Net Increase (Decrease) in Cash and Cash Equivalents	30,808	(79,327)
Cash and Cash Equivalents at Beginning of Year	39,325	118,652
Cash and Cash Equivalents at End of Year	$70,133	$39,325

Supplemental Cash Flow Information
Cash paid for interest expense	$-	$-
Cash paid for income tax	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

TO PROSPERITY TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND NATURE OF OPERATIONS

To Prosperity Technology Inc. and Subsidiaries (collectively “To Prosperity”, or the “Company”) is a holding company incorporated in the Cayman Islands on January 18, 2019. The Company operates its businesses in two segments: (1) automotive financing and facilitation and management services through its wholly owned subsidiary, Guobang (Chengdu) Financing and Leasing Co., Ltd. (“Guobang” or the “WFOE”), which was formed in the People’s Republic of China (“China” or “PRC”) on July 6, 2017; and (2) an online peer-to-peer lending business through a variable interest entity of Guobang, Sichuan Zhongbei Technology Co., Ltd. (“Zhongbei”), which was formed in China on August 15, 2014. The Company undertakes substantially all of its business activities in China through Guobang and Zhongbei.

To Prosperity has two wholly owned subsidiaries, Mixixi International Trading (HK) Co., Limited (“Mixixi”), a company incorporated in Hong Kong on March 30, 2016, and BenCai Technology Limited (“Bencai HK”), a company incorporated in Hong Kong on February 21, 2019. Both subsidiaries are holding companies. On July 6, 2017, Mixixi established Guobang, a wholly foreign-owned enterprise in China. Guobang has been engaged in automotive financing facilitation and management services since October 2017. Guobang has a wholly owned PRC subsidiary, Neijiang Guobang New Energy Automobile Co., Ltd. which was formed on April 9, 2019 (“Neijiang Guobang”).

On April 20, 2019, Guobang entered into a series of contractual arrangements, or VIE Agreements, with Zhongbei and Chengdu Bencai Business Consulting Co., Ltd., (“Bencai”), which was formed in China on December 17, 2018, and all the equity holders of Zhongbei and Bencai, through which the Company obtained control over Zhongbei and Bencai, the variable interest entity (the “VIEs”) and became the primary beneficiary of the VIEs. Zhongbei has operated an online peer-to-peer lending platform that matches investors with individual and small-to-medium enterprise borrowers since August 2014. Bencai has not commenced operations as of the date of the issuance of the financial statements. In addition, Zhongbei holds all the equity interest of Shenzhen Zhongbei Internet Financial Services Co., Ltd. (“Zhongbei Shenzhen”), a company incorporated in China on September 22, 2015.

On April 20, 2019, the Company completed its reorganization of entities under common control of four major shareholders, through their 100% controlled entity incorporated in British Virgin Island (“BVI”), and owned a majority of the equity interests of the Company prior to the Reorganization. The Company was established as a holding company of Guobang. Guobang is the primary beneficiary of both Zhongbei and Bencai, and all of these entities are under common control of the Company, which results in the consolidation by the Company and has been accounted for as a reorganization of entities under common control at their respective carrying values. The consolidated financial statements are prepared on the basis as if the Reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of the Company.

TO PROSPERITY TECHNOLOGY INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND NATURE OF OPERATIONS (CONTINUED)

The following diagram illustrates the Company’s corporate structure, including its subsidiaries and consolidated variable interest entities as of the issuance of the financial statements:

(1) Suxing Lu, Changgui Liu, Jiuping Yang, Youkang Gao and Yong Du, who are the beneficial owners of the Company’s ordinary shares, hold 50%, 20%, 15%, 10% and 5% of the equity interests in Bencai, respectively.

(2) Yong Du, Changgui Liu, the beneficial owners of the Company’ ordinary shares, hold 37% and 33% equity interests in Zhongbei, respectively. Zhiwu Dong and Xiaoyun Zhao hold 20% and 10% equity interests in Zhongbei, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND NATURE OF OPERATION (CONTINUED)

VIE Agreements with Zhongbei and Bencai

Foreign ownership of internet-based businesses, including distribution of online information (such as an online marketplace connecting customers and suppliers) is subject to restrictions under current PRC laws and regulations. For example, foreign investors are not allowed to own more than 50% of the equity interests in internet-based businesses, subject to certain exceptions, and any such foreign investor must have experience in providing internet-based businesses services overseas and maintain a good track record in accordance with the Guidance Catalog of Industries for Foreign Investment promulgated in 2007, as amended, and other applicable laws and regulations. Because Zhongbei operates an online peer-to-peer lending platform and Bencai plans to operate internet information technology services, the Company controls both Zhongbei and Bencai through VIE Agreements in lieu of direct equity ownership. The key terms of the VIE Agreements are as summarized below:

VIE Agreements with Zhongbei

Exclusive Business Cooperation Agreement

Pursuant to an exclusive business cooperation agreement by and between Guobang and Zhongbei, Guobang agrees to provide Zhongbei with complete technical support, business support and related consulting services during the term of the agreement and Zhongbei agrees not to engage any other party for the same or similar consulting services without Guobang’s prior consent. Zhongbei agrees to pay Guobang service fees substantially equal to all of its net income, subject to any requirement by PRC law and its articles of association. The term of the exclusive business cooperation agreement is 10 years. Guobang may terminate the agreement at any time with a 30-day advance written notice to Zhongbei.

Share Pledge Agreement

Guobang, Zhongbei and the shareholders of Zhongbei (“Zhongbei Shareholders”) entered into a share pledge agreement, pursuant to which the Zhongbei Shareholders pledged all of their equity interest in Zhongbei to Guobang in order to guarantee the performance of Zhongbei’s obligations under the exclusive business cooperation agreement between Guobang and Zhongbei. During the term of the pledge, Guobang is entitled to any and all dividends declared on the pledged equity interest of Zhongbei. The share pledge agreement terminates upon full payment of consulting and service fees and termination of Zhongbei’s contractual obligations under the exclusive business cooperation agreement between Guobang and Zhongbei.

Exclusive Option Agreement

Pursuant to an exclusive option agreement by and among Guobang, Zhongbei and the Zhongbei Shareholders, the Zhongbei Shareholders have irrevocably granted Guobang an exclusive option to purchase at any time, in part or in whole, their equity interests in Zhongbei for a purchase price equal to the capital paid by Zhongbei Shareholders, pro-rated for purchases of less than all their equity interests. The exclusive option agreement has a term of ten years and can be renewed by Guobang at its discretion.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND NATURE OF OPERATION (CONTINUED)

VIE Agreements with Zhongbei and Bencai (continued)

VIE Agreements with Zhongbei (continued)

Power of Attorney

Each of the Zhongbei Shareholders has entered into power of attorney agreements pursuant to which each of the Zhongbei Shareholders has irrevocably authorized Guobang to act on his or her behalf as the exclusive agent and attorney with respect to all rights of such individual as a shareholder, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under PRC law and the Articles of Association of Zhongbei, including but not limited to the sale, transfer, pledge or disposition of the equity interests of Zhongbei owned by such shareholder; and (c) designating and appointing on behalf of the shareholders the legal representative, executive director, supervisor, chief executive officer and other senior management members of Zhongbei. The power of attorney shall be irrevocable and continuously valid from the date of execution of the power of attorney, so long as the respective shareholder remains to be a shareholder of Zhongbei.

Timely Reporting Agreement

The Company and Zhongbei have entered into a timely reporting agreement pursuant to which Zhongbei agrees to make its officers and directors available to us and promptly provide all information required by us so that we can file the required SEC and other regulatory reports in a timely fashion.

VIE Agreements with Bencai

Exclusive Business Cooperation Agreement

Pursuant to an exclusive business cooperation agreement by and between Guobang and Bencai, Guobang agrees to provide Bencai with complete technical support, business support and related consulting services during the term of the agreement and Bencai agrees not to engage any other party for the same or similar consulting services without Guobang’s prior consent. Zhongbei agrees to pay Guobang service fees substantially equal to all of its net income, subject to any requirement by PRC law and its articles of association. The term of the exclusive business cooperation agreement is 10 years. Guobang may terminate the exclusive business operation agreement at any time with a 30-day advance written notice to Bencai.

Share Pledge Agreement

Guobang, Bencai and the shareholders of Bencai (“Bencai Shareholders”) entered into a share pledge agreement, pursuant to which the Bencai Shareholders pledged all of their equity interest in Bencai to Guobang in order to guarantee the performance of Bencai’s obligations under the exclusive business cooperation agreement between Guobang and Bencai. During the term of the pledge, Guobang is entitled to any and all dividends declared on the pledged equity interest of Bencai. The share pledge agreement terminates upon full payment of consulting and service fees and termination of Bencai’s contractual obligations under the exclusive business cooperation agreement between Guobang and Bencai.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND NATURE OF OPERATION (CONTINUED)

VIE Agreements with Zhongbei and Bencai (continued)

Exclusive Option Agreement

Pursuant to an exclusive option agreement by and among Guobang, Bencai and the Bencai Shareholders, the Bencai Shareholders have irrevocably granted Guobang an exclusive option to purchase at any time, in part or in whole, their equity interests in Bencai for a purchase price equal to the capital paid by Bencai Shareholders, pro-rated for purchase of less than all the equity interest. The exclusive option agreement has a term of ten years and can be renewed by Guobang at its discretion.

Power of Attorney

Each of the Bencai Shareholders has entered into power of attorney agreements pursuant to which each of the Bencai Shareholders has irrevocably authorized Guobang to act on his or her behalf as the exclusive agent and attorney with respect to all rights of such individual as a shareholder, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under PRC law and the Articles of Association of Bencai, including but not limited to the sale, transfer, pledge or disposition of the equity interests of Bencai owned by such shareholder; and (c) designating and appointing on behalf of the shareholders the legal representative, executive director, supervisor, chief executive officer and other senior management members of Bencai. The power of attorney shall be irrevocable and continuously valid from the date of execution of the power of attorney, so long as the respective shareholder remains to be a shareholder of Bencai.

Timely Reporting Agreement

The Company and Bencai have entered into a timely reporting agreement pursuant to which Bencai agrees to make its officers and directors available to us and promptly provide all information required by us so that the Company can file the required SEC and other regulatory reports in a timely fashion.

The Company has concluded that the Company is the primary beneficiary of Zhongbei and Bencai and has consolidated their financial statements. The Company is the primary beneficiary based on the Power of Attorney Agreements entered into as part of the VIE arrangements that each equity holder of Zhongbei or Bencai has their rights as a shareholder of Zhongbei or Bencai to Guobang, the Company’s wholly owned subsidiary. . These rights include, but are not limited to, attending shareholders’ meetings, voting on matters submitted for shareholder approval and appointing legal representatives, executive directors, supervisors and other senior management members. As such, the Company, through Guobang, is deemed to hold all of the voting equity interest in Zhongbei and Bencai. Pursuant to Exclusive Business Cooperation Agreement, the Company may provide complete technical support, business support and related consulting services during the term of the VIE agreements. Though not explicit in the VIE Agreements, the Company may provide financial support to Zhongbei and Bencai to meet its working capital and capitalization requirements. For the periods presented, the Company has not yet provided any financial or other support to Zhongbei or Bencai. The terms of the VIE Agreements and the Company’s plan to provide financial support to the VIEs were considered in determining that the Company is the primary beneficiary of the VIEs. Accordingly, the financial statements of the VIEs are consolidated in these consolidated financial statements.

Based on the foregoing VIE Agreements, Guobang has effective control of both Zhongbei and Bencai which enables Guobang to receive all of their expected residual returns and absorb the expected losses of VIEs. Accordingly, the Company consolidates the accounts of Zhongbei and Guobang for the periods presented herein, in accordance with Accounting Standards Codification, or ASC, 810-10, Consolidation.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND NATURE OF OPERATION (CONTINUED)

VIE Agreements with Zhongbei and Bencai (continued)

The accompanying consolidated financial statements reflect the activities of To Prosperity and each of the following entities:

Name	Background	Ownership
Mixixi	- A Hong Kong company - Incorporated on March 30, 2016	100% owned by To Prosperity
Bencai HK	- A Hong Kong company - Incorporated on February 21, 2019	100% owned by To Prosperity
Guobang

-    A PRC limited liability company and a wholly foreign owned enterprise (WFOE)

-    Formed on July 6, 2017

-    Registered capital of $12,000,000 with $11,939,895 to be funded by July 6, 2047

-    Engaged in providing automotive financing facilitation and management services

100% owned by Mixixi
Zhongbei	- A PRC limited liability company - Formed on August 15, 2014 - Registered capital of $1,619,279 (RMB 10,000,000), which is fully paid up. - Provider of online peer-to-peer lending services	VIE
Bencai

-    A PRC limited liability company

-    Formed on December 17, 2018

-    Registered capital of $72,460 (RMB 500,000) with no registered capital paid in, and no deadline for the funding of capital

-    Internet information technology service provider

VIE
Zhongbei Shenzhen

-    A PRC limited liability company

-    Formed on September 22, 2015

-    Registered capital of $7,498,146 (RMB 50,000,000) with none being paid in and no deadline for the funding of capital

-    Internet information technology service provider

100% owned by Zhongbei
Neijiang Guobang

-    A PRC limited liability company

-    Formed on April 9, 2019

-    Registered capital of $727,982 (RMB 5,000,000) with none being paid in and no deadline for the funding of capital

-    Engaged in providing automotive financing facilitation and management services

100% owned by Guobang

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and information pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

(b) Basis of consolidation

The consolidated financial statements include the accounts of the Company and include the assets, liabilities, revenues and expenses of all wholly owned subsidiaries and VIEs over which the Company exercises control and, when applicable, entities for which the Company has a controlling financial interest or is the primary beneficiary. All inter-company accounts and transactions have been eliminated in consolidation.

(c) Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include the useful lives and residual value of property and equipment, useful lives of intangible assets, the allowances for finance lease receivables, accounts receivable and other receivables, impairment of property and equipment and intangible assets and realization of deferred tax assets. Actual results could differ from those estimates.

(d) Foreign currency translation

The reporting currency of the Company is the U.S. Dollar, or US$ or USD, and the functional currency is Renminbi Yuan, or RMB, as the PRC is the primary economic environment in which the Company operates.

The consolidated financial statements of the Company are prepared using RMB, and translated into the Company’s reporting currency, USD, at the exchange rates quoted by www.oanda.com. Monetary assets and liabilities denominated in currencies other than the reporting currency are translated into the reporting currency at the rates of exchange prevailing at the balance sheet date. Revenue and expenses are translated using average rates during each reporting period, and shareholders’ equity is translated at historical exchange rates. Cash flows are also translated at average translation rates for the periods, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheet. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income (loss) in shareholders’ equity. The following are the rates used to convert RMB to the USD:

	September 30, 2018	September 30, 2017
Balance sheet items, except for equity accounts	6.8683	6.6549

	For the Fiscal Years Ended September 30,
	2018	2017
Items in the statements of operations and comprehensive income (loss), and statements of cash flows	6.5400	6.8135

The PRC government imposes significant exchange restrictions on fund transfers out of the PRC that are not related to business operations. These restrictions have not had a material impact on the Company because it has not engaged in any significant transactions that are subject to the restrictions.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(e) Fair value of financial instruments

The accounting standards regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company. The Company considers the carrying amount of current assets and liabilities based on the short-term maturity of these instruments to approximate their fair values because of their short-term nature.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

Level 1	inputs - unadjusted quoted prices for identical assets or liabilities in active markets.
Level 2	inputs - quoted prices, not included in Level 1, for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
Level 3	inputs - inputs based upon prices or valuation techniques that are unobservable and significant to the fair value.

Financial instruments of the Company are primarily comprised of cash and cash equivalents, accounts receivable, amounts due from/to related parties, other receivables, financing lease receivables, other payables and long-term debt.

As of September 30, 2018 and 2017, these assets and liabilities, except financing lease receivables and long-term debt, were recorded at face value or cost, which approximates their fair values because of the short period of time between the origination of such instruments and their expected realization.

The financing lease receivables are recorded at their outstanding principal adjusted for effective interest income. The Company believes that the effective interest rates underlying the financing lease receivables approximates current market rates for such direct finance leasing products as of September 30, 2018 and therefore, the outstanding investments netting off against the unrealized interest income, aggregating approximately $32,000 as of September 30, 2018 approximate their fair value as of the balance sheet date.  The fair value of the Company’s outstanding balance of financing lease receivables would be categorized as Level 3 under the above fair value hierarchy.

Long-term debt bears interest rates which are equal to a market benchmark rate plus a credit margin. The Company believes that the effective interest rate underlying long-term debt approximates current market rates for such indebtedness as of September 30, 2018, and therefore that the outstanding principal and accrued interest aggregating $19,934 as of September 30, 2018 approximate their fair values on such date. The fair value of the Company’s outstanding balance of long-term debt would be categorized as Level 3 under the GAAP fair value hierarchy.

The table below, set forth by level, presents the Company’s financial assets and liabilities. The table exclude cash and cash equivalents, and assets and liabilities that are measured at historical cost or any other basis other than fair value.

	September 30, 2018	September 30, 2017
	Fair value measurement at reporting date using significant other observable inputs
Assets
Financing lease receivables, current portion	12,168	-
Financing lease receivables, net of current portion	19,461	-
Total assets measured at fair value	$31,629	$-

Liabilities
Current installments of long-term debt	7,475	-
Long-term debt	12,459	-
Total liabilities measured at fair value	$19,934	$-

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(f) Cash and cash equivalents

Cash and cash equivalents primarily consist of bank deposits and investments with original maturities of three months or less, which are readily convertible to cash. The Company maintains accounts at banks and has not experienced any losses from such concentrations.

(g) Accounts receivable, net

Accounts receivable include service fees due from Didi Chuxing Technology Co., Ltd. (“Didi”), a peer-to-peer marketplace for on-demand ridesharing and management fees due from the Company’s automotive purchasers. An allowance for doubtful accounts is established and recorded based on management’s assessment of potential losses based on the credit history and relationships with the customers. Management reviews its receivables on a regular basis to determine if the allowance for doubtful accounts is adequate, and adjusts the allowance when necessary. Delinquent account balances are written-off against allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

The Company considered historical losses and the number of receivables in dispute and believes no allowance was necessary as of September 30, 2018 and 2017.

(h) Finance lease assets

Finance lease assets represent the automobiles which are subject to direct finance leases. The finance lease assets are reported at cost. Management periodically reviews the cost of finance lease assets with the net realizable value and if applicable, an allowance is made for adjusting the finance lease assets to their net realizable value, if lower than cost. On an ongoing basis, finance lease assets are reviewed for potential write-down for estimated obsolescence or marketability which equals the difference between the costs of finance lease assets and the estimated net realizable value based upon forecasts for future demand and market conditions. When finance lease assets are written-down to the lower of cost or net realizable value, it is not marked up subsequently based on changes in underlying facts and circumstances.

(i) Prepayments

Prepayments represent amounts advanced to dealers for the purchase of automobiles. The dealers usually require advance payments when the Company makes purchase and the prepayments will be utilized to offset the Company’s future payments. These amounts are unsecured, non-interest bearing and generally short-term in nature.

Allowances are recorded when utilization or collection of the prepaid amounts due are in doubt. Delinquent prepayments are written-off after management has determined that the likelihood of utilization or collection is not probable and known bad debts are written off against the allowance when identified. No allowance was deemed necessary at September 30, 2018 and 2017.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(j) Financing lease receivables

Financing lease receivables are measured at the discounted present value of (i) future minimum lease payments and (ii) any residual value not subject to a bargain purchase option, and (iii) accrued interest on the balance of the finance lease receivable based on the interest rate inherent in the applicable lease over the term of the lease. Allowance for financing lease receivables is provided when the Company has determined the balance is impaired. As of September 30, 2018, the Company determined no allowance for doubtful accounts was necessary for financing lease receivables.

(k) Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method after consideration of the estimated useful lives and estimated residual value. The estimated useful lives are as follows:

	Useful life	Estimated residual value rate
Electronic equipment	3 years	0% - 5%
Vehicles	2 years	0% - 5%
Office equipment	3 - 5 years	0% - 5%

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2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(k) Property and equipment (continued)

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of operations and comprehensive income (loss). Expenditures for maintenance and repairs are charged to expense as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An asset is considered impaired if its carrying amount exceeds the future net undiscounted cash flows that the asset is expected to generate. If such asset is considered to be impaired, the impairment recognized is the amount by which the carrying amount of the asset, if any, exceeds its fair value determined using a discounted cash flow model. For the fiscal years ended September 30, 2018 and 2017, there was no impairment of property and equipment.

(l) Intangible assets

Acquired intangible assets with finite lives are amortized on a straight-line basis over their expected useful economic lives. Amortization is calculated on a straight-line basis over the following estimated useful lives:

Software	3 years

(m) Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. For the fiscal years ended September 30, 2018 and 2017, no impairment of long-lived assets was recognized.

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2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(n) Revenue recognition

Online P2P Lending Services

The Company engages primarily in operating an online consumer finance marketplace by providing an online platform which matches borrowers with investors. The Company’s platform provides investors with information on various loan products, including information regarding the loans and related borrowers. Investors may choose to subscribe to loan products based on the profiles of approved borrowers listed on the online platform. The Company determined that it is not the legal lender and legal borrower in the loan origination and repayment process. Therefore, the Company does not record loans receivable and payable arising from the loans between investors and borrowers on its marketplace. Revenue comprises the fair value of the consideration received or receivable for the provision of our services in the ordinary course of the Company’s activities and is recorded net of value-added tax (“VAT”). The Company generates revenue from service fees charged to borrowers over the loan period and service fees upon the investors receiving their investment return.

Consistent with the criteria of ASC 605 “Revenue Recognition” (“ASC 605”), the Company recognizes revenue when the following four revenue recognition criteria are met:

(i)	Persuasive evidence of an arrangement exists;
(ii)	Delivery has occurred or services have been provided;
(iii)	The selling price is fixed or determinable; and
(iv)	Collectability is reasonably assured.

Borrowers — Borrowers are charged service fees. Service fees are paid by borrowers on each loan payment to compensate the Company for services provided during the loan period. The Company records service fees as a component of operating revenue on a monthly basis.

Investors — The Company charges investors a service fee on their actual investment return. The Company generally receives the service fees upon the investors receiving their investment return. The Company recognizes the revenue the loan is repaid and the investor has received their investment income.

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2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(n) Revenue recognition (continued)

Automotive Financing and Management Services

Facilitation fees from automotive financing – Facilitation fees for each successful financing of automobile purchase are paid by the Company’s customers. The Company recognizes the revenue when a finance lease is released from the financial institutions to automobile buyers. The amount of the fee is based on the type of automobile and negotiation with each automotive buyer. The fees charged to automobile purchasers are paid when the transactions are consummated. These fees are non-refundable upon release of the finance lease funding from the financial institutions to the automobile buyers.

Service fees from management and guarantee services – Substantially all of the Company’s customers are the drivers who provide ride-hailing services over an internet service platform, and such drivers are required to sign affiliation agreements with the Company in order for them to be able to provide such services through the online platform. The Company will provide them with management services during the affiliation period. Service fees for management and guarantee services are paid by automobile purchasers on a monthly basis during the affiliation period. In addition, the Company provides guarantees on the lease payments (including principal and interest) of certain automobile purchasers under the financing agreements with financial institutions during the affiliation period. The Company recognizes the revenue over the affiliation period.

Service fees from the ridesharing marketplace – The Company earns service fees for referral of drivers to one of the top ridesharing marketplaces in China. The service fees are paid by the ridesharing marketplace and the Company recognizes the revenue when the referred drivers are registered with the marketplace.

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2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(n) Revenue recognition (continued)

The table below summarizes the revenue recognized for each major type of services for the fiscal years ended September 30, 2018 and 2017, respectively.

	For the Fiscal Years Ended September 30,
	2018	2017
Revenue generated from online peer-to-peer lending services:
- Management fees from borrowers	$41,907	$-
- Service fees from investors	62,014	52,953
Revenues earned from automotive financing and management services
- Facilitation fee from automotive financing	462,931	-
- Management and guarantee services fee	195,446	-
- Service fees from a ridesharing marketplace	30,272	-
- Other service fees	28,263	-
Total Revenue	$820,833	$52,953

(o) Cost of revenues

Cost of revenues primarily consist of registration fees of vehicle permits and vehicle driving certificates for the automobile purchasers.

(p) Advertising expenses

Advertising expenses primarily include advertising costs for automobile financing facilitation and management services. Advertising costs are expensed as incurred and the total amounts charged to the consolidated statements of operations were $75,204 and $11,499 for the fiscal years ended September 30, 2018 and 2017, respectively.

(q) General and administrative expenses

General and administrative expenses primarily consist of salaries and benefits for employees, office rental, professional services and depreciation and amortization.

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2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(r) Employee benefits

The full-time employees of the Company are entitled to staff welfare benefits including medical care, housing fund, pension benefits, unemployment insurance and other welfare programs, which are government mandated defined contribution plans. The Company is required to accrue for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant PRC regulations, and make cash contributions to the state-sponsored plans. Total expenses for these plans were $20,125 and $0 for the fiscal years ended September 30, 2018 and 2017, respectively.

(s) Operating leases as a lessee

Leases where substantially all the rewards and risks of ownership of assets remain with the lessor are accounted for as operating leases. Payments made under operating leases are charged to the consolidated statements of operations and comprehensive income (loss) on a straight-line basis over the lease periods.

(t) Earnings (loss) per share

Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of outstanding ordinary shares during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into common stock. As of September 30, 2018 and 2017, there were no dilutive shares. Dilutive (loss) per share is the same as the basic (loss) per share as the inclusion of these additional shares would be anti-dilutive.

(u) Value added tax

The Company is subject to value added tax (“VAT”) and related surcharges on the revenues earned for services provided in the PRC. The applicable rate of VAT is 16%. In the accompanying consolidated statements of operations and comprehensive loss, the related surcharges for revenues derived from the Company’s loan facilitation business are deducted from gross receipts to arrive at net revenues.

(v) Income taxes

The Company accounts for income taxes in accordance with the U.S. GAAP for income taxes. Under the asset and liability method as required by this accounting standard, the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes.

The charge for taxation is based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(v) Income taxes (continued)

Deferred tax is accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis. Deferred tax assets are also recognized for prior year’s net operating losses carried forward. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the consolidated statements of operations, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that has a greater than 50% likelihood of being realized on examination. Penalties and interest incurred related to underpayment of income taxes related to uncertain tax positions are classified as income tax expense in the period incurred. The Company does not have any uncertain tax positions or any unrecognized liabilities, interest or penalties associated with unrecognized tax benefits as of September 30, 2018 and 2017.

As of September 30, 2018, income tax returns for the tax years ended December 31, 2014 through December 31, 2017 remain open for statutory examination by the PRC tax authorities.

(w) Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net loss and the other comprehensive income (loss). The foreign currency translation gain or loss resulting from translation of the consolidated financial statements expressed in RMB to US Dollars is reported in other comprehensive income (loss) in the statements of operations and comprehensive income (loss).

(x) Commitment and contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters. Liabilities for such contingencies are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

(y) Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker (“CODM”), which is a strategic committee comprised of members of the Company’s management team.

The management evaluated how the CODM manages the businesses of the Company to maximize efficiency in allocating resources and assessing performance. Consequently, the Company presents two operating and reportable operating segments: (i) internet lending services, and (ii) automobile financing and management services. (Note 1 and 19)

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(z) Discontinued operations

For the fiscal year ended September 30, 2017, the Company sold a subsidiary of its online P2P lending services segment, which met all the conditions required in order to be classified as a discontinued operation. Accordingly, the operating results of the subsidiary are reported as a loss from discontinued operations in the accompanying consolidated financial statements for all periods presented. However, since the assets and liabilities related to the subsidiary were transferred before September 30, 2017, the Company had no assets or liabilities of discontinued operations in the accompanying consolidated balance sheets as of September 30, 2018 and 2017. For additional information, see “Note 5, Discontinued operations”.

(aa) Recently issued accounting standards

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). ASU 2014-09 requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. The guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts. The guidance in ASU 2014-09 was effective for annual reporting periods beginning after December 15, 2017 (including interim reporting periods within those periods). In March 2016, the FASB issued ASU No. 2016-08, “Principal versus Agent Considerations (Reporting Revenue versus Net)” (“ASU 2016-08”), which clarifies the implementation guidance on principal versus agent considerations in the new revenue recognition standard. In April 2016, the FASB issued ASU No. 2016-10, “Identifying Performance Obligations and Licensing” (“ASU 2016-10”), which reduces the complexity when applying the guidance for identifying performance obligations and improves the operability and understandability of the license implementation guidance. In May 2016, the FASB issued ASU No. 2016-12 “Narrow-Scope Improvements and Practical Expedients” (“ASU 2016-12”), which amends the guidance on transition, collectability, noncash consideration and the presentation of sales and other similar taxes. In December 2016, the FASB issued ASU 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers” (“ASU 2016-20”), which makes minor corrections or minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments are intended to address implementation and provide additional practical expedients to reduce the cost and complexity of applying the new revenue standard. These amendments have the same effective date as the new revenue standard.

As an “emerging growth company,” or EGC, the Company has elected to take advantage of the extended transition period provided in the Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards applicable to private companies. The amendments in this ASU are effective for annual reporting periods beginning after December 15, 2018, including interim periods beginning after December 15, 2019. The Company is in the process of evaluating the impact of adoption of this guidance on its consolidated financial statements utilizing the modified retrospective transition approach.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(aa) Recently issued accounting standards (continued)

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, to simplify the presentation of deferred income taxes. The update requires that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The update applies to all entities that present a classified statement of financial position. For public business entities, the ASU was effective for consolidated financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For all other entities, the ASU was effective for consolidated financial statements issued for annual periods beginning after December 15, 2017, and interim periods with annual periods beginning after December 15, 2018. Earlier application is permitted for all entities as of the beginning of an interim or annual reporting period. The adoption of this ASU is not expected to have a material effect on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Amendments to the ASC 842 Leases. This update requires the lessee to recognize the asset and liability (the lease liability) arising from operating leases on the balance sheet for the lease term. When measuring assets and liabilities arising from a lease, a lessee (and a lessor) should include payments to be made in optional periods only if the lessee is reasonably certain to exercise an option to extend the lease or not to exercise an option to terminate the lease. Leases with a twelve months or less lease term, the lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. If a lessee makes this election, it should recognize lease expense on a straight-line basis over the lease term. In transition, this update will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Management is evaluating the effect, if any, on the Company’s consolidated financial statements.

In June 2016, the FASB issued new accounting guidance ASU 2016-13 for recognition of credit losses on financial instruments, which is effective January 1, 2020, with early adoption permitted on January 1, 2019. The guidance introduces a new credit reserving model known as the Current Expected Credit Loss (CECL) model, which is based on expected losses, and differs significantly from the incurred loss approach used today. The CECL model requires measurement of expected credit losses not only based on historical experience and current conditions, but also by including reasonable and supportable forecasts incorporating forward-looking information and will likely result in earlier recognition of credit reserves. The Company does not intend to adopt the new standard early and is currently evaluating the impact the new guidance will have on its financial position, results of operations and cash flows; however, it is expected that the new CECL model will alter the assumptions used in calculating credit losses on loans, among other financial instruments, and may result in material changes to the Company’s credit reserves.

In August 2016, the FASB has issued Accounting Standards Update (ASU) No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to address diversity in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The amendments provide guidance on the following eight specific cash flow issues: (1) Debt Prepayment or Debt Extinguishment Costs; (2) Settlement of Zero-Coupon Debt Instruments or Other Debt Instruments with Coupon Interest Rates That Are Insignificant in Relation to the Effective Interest Rate of the Borrowing; (3) Contingent Consideration Payments Made after a Business Combination; (4) Proceeds from the Settlement of Insurance Claims; (5) Proceeds from the Settlement of Corporate-Owned Life Insurance Policies, including Bank-Owned; (6) Life Insurance Policies; (7) Distributions Received from Equity Method Investees; (8) Beneficial Interests in Securitization Transactions; and Separately Identifiable Cash Flows and Application of the Predominance Principle. The amendments are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The amendments should be applied using a retrospective transition method to each period presented. If it is impracticable to apply the amendments retrospectively for some of the issues, the amendments for those issues would be applied prospectively as of the earliest date practicable. The adoption of this ASU is not expected to have a material effect on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement - Disclosure Framework (Topic 820). The updated guidance improves the disclosure requirements on fair value measurements. The updated guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted for any removed or modified disclosures. The Company is currently assessing the timing and impact of adopting the updated provisions to its consolidated financial statements.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(aa) Recently issued accounting standards (continued)

In December 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-20, Leases (Topic 842): Narrow-Scope Improvements for Lessors. The amendments clarify or simplify certain narrow aspects of ASC 842 for lessors. Specifically: 1) The amendments provide an accounting policy election whereby lessors may choose not to evaluate whether certain sales taxes and other similar taxes are lessor costs or lessee costs. Instead, lessors making the election will account for those costs as if they are lessee costs, i.e., through the balance sheet instead of the income statement. 2) Lessors will exclude from variable payments, and therefore revenue, lessor costs paid by lessees directly to third parties. Conversely, lessors will include in variable payments, and therefore revenue, such costs that are paid by the lessor and reimbursed by the lessee, and 3) Regarding contracts with lease and nonlease components, lessors will allocate certain variable payments to the lease and nonlease components when the changes in facts and circumstances on which the variable payment is based occur. The amount of variable payments allocated to the lease components will be recognized in profit or loss, while the amount of variable payments allocated to nonlease components will be recognized in accordance with other GAAP. If an entity has not yet adopted the new leases standard, it must adopt ASU 2018-20 concurrently with the new lease standard. If an entity has previously adopted the new lease standard, specific transition requirements apply. Management is evaluating the effect, if any, on the Company’s consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect would have a material effect on the consolidated financial position, statements of operations and cash flows.

(bb) Recently adopted accounting standards

On November 22, 2017, the FASB ASU No. 2017-14, “Income Statement—Reporting Comprehensive Income (Topic 220), Revenue Recognition Topic 605), and Revenue from Contracts with Customers (Topic 606): Amendments to SEC Paragraphs Pursuant to Staff Accounting Bulletin No. 116 and SEC Release 33-10403.” The ASU amends various paragraphs in ASC 220, Income Statement — Reporting Comprehensive Income; ASC 605, Revenue Recognition; and ASC 606, Revenue From Contracts With Customers, that contain SEC guidance. The amendments include superseding ASC 605-10-S25-1 (SAB Topic 13) as a result of SEC Staff Accounting Bulletin No. 116 and adding ASC 606-10-S25-1 as a result of SEC Release No. 33-10403. The adoption of this guidance did not have a material impact on its consolidated financial statements.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(cc) Significant risks and uncertainties

1)	Credit risk

a.	Assets that potentially subject the Company to significant concentration of credit risk primarily consist of cash and cash equivalents. The maximum exposure of such assets to credit risk is their carrying amount as at the balance sheet dates. As of September 30, 2018 and 2017, the Company held cash and cash equivalents of $70,133 and $39,325, respectively, which were primarily deposited in financial institutions located in Mainland China, and insured by the government authority for up to approximately $72,000 (RMB 500,000). To limit exposure to credit risk relating to deposits, the Company primarily places cash and cash equivalent deposits with large financial institutions in China which management believes are of high credit quality and continually monitors their credit worthiness.

The Company’s operations are carried out in China. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. In addition, the Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittances abroad, rates and methods of taxation among other factors.

b.	In determining the liability of the guarantee of lease payments by the automobile buyers, the Company considers the “probability of default” by the buyer on their payment obligations and considers their current financial position, their likely default in making the lease repayments and the estimated value of the collateral.

The Company manages its guarantee risk exposure by performing preliminary credit checks on each buyer and continuously monitoring payments each month. Management currently believes that the Company’s guarantee exposure is de minimus and has provided no guarantee liability. Management periodically reviews the probability of default of automobile buyers and will accrue a guarantee liability when necessary.

The Company has only been providing the payment guarantees since October 2017 and did not have sufficient default history to determine the probability of default of the buyers as of the date of the issuance of these financial statements. Any late or defaulted payments have been repaid by the buyers within three months. In addition, the automobile is held as collateral for the lease payments. As of March 31, 2019, the amount of outstanding lease payments that the Company has guaranteed was approximately $4,220,000. The Company estimates the net book value (original cost less depreciation) of the collateral to be approximately $4,100,000 as of March 31, 2019.

2)	Liquidity risk

The Company is also exposed to liquidity risk which is risk that it is unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, the Company will turn to other financial institutions and the stockholders to obtain short-term financing to meet the liquidity shortage.

3)	Foreign currency risk

Substantially all of the Company’s operating activities and the Company’s assets and liabilities are denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China (“PBOC”) or other authorized financial institutions at exchange rates quoted by the PBOC. Approval of foreign currency payments by the PBOC or other regulatory institutions requires submitting a payment application form together with the suppliers’ invoices and signed contracts. The value of RMB is subject to changes in central government policies and international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. VARIABLE INTEREST ENTITIES AND OTHER CONSOLIDATION MATTERS

On April 20, 2019, Guobang entered into VIE Agreements with Zhongbei and Bencai. The key terms of these VIE Agreements are summarized in “Note 1 - Organization and Nature of Operation” above. As a result of the VIE Agreements, the Company classifies both Zhongbei and Bencai as VIEs.

VIEs are entities that have either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary and must consolidate the VIE. Guobang is deemed to have a controlling financial interest and be the primary beneficiary of Zhongbei and Bencai, because it has both of the following characteristics:

1.	power to direct activities of a VIE that most significantly impact the entity’s economic performance, and

2.	obligation to absorb losses of the entity that could potentially be significant to the VIE or right to receive benefits from the entity that could potentially be significant to the VIE.

Pursuant to the VIE Agreements, Zhongbei and Bencai each pays service fees equal to substantially all of its net income to Guobang. At the same time, Guobang is entitled to receive all of their expected residual returns. The VIE Agreements are designed so that Zhongbei and Bencai each operates for the benefit of the Company. Accordingly, the accounts of Zhongbei and Bencai are both consolidated in the accompanying financial statements pursuant to ASC 810-10, Consolidation. In addition, their financial position and results of operations are included in the Company’s consolidated financial statements.

The VIE Agreements including Exclusive Business Cooperation Agreement, Share Pledge Agreement, Exclusive Option Agreement are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC, they would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could further limit the Company’s ability to enforce these VIE agreements. Furthermore, these contracts may not be enforceable in China if PRC government authorities or courts take a view that such contracts contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event the Company is unable to enforce these VIE agreements, it may not be able to exert effective control over Zhongbei and Bencai and its ability to conduct its business may be materially and adversely affected.

All of the Company’s operations are conducted through Guobang, Zhongbei and Bencai, and are expected to be conducted through both Zhongbei and Bencai. Current regulations in China permit Zhongbei and Bencai to pay dividends to the Company only out of its accumulated distributable profits, if any, determined in accordance with their articles of association and PRC accounting standards and regulations. The ability of Zhongbei and Bencai to make dividends and other payments to the Company may be restricted by factors including changes in applicable foreign exchange and other laws and regulations.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. VARIABLE INTEREST ENTITIES AND OTHER CONSOLIDATION MATTERS (CONTINUED)

The following revenues, assets and liabilities of the VIEs are included in the accompanying consolidated financial statements for the fiscal years ended September 30, 2018 and 2017:

	September 30, 2018	September 30, 2017

Cash and other current assets	$21,827	$120,600
Amounts due from related parties	-	593,316
Other noncurrent assets	35,922	42,486
Total Assets	$57,749	$756,402

Other current liabilities	$51,375	$123,067
Amounts due to related parties	-	390,690

Total Liabilities	$51,375	$513,757

	For the Fiscal Years Ended September 30,
	2018	2017

Revenues	$103,920	$52,953
Loss from operations	$(225,839)	$(112,861)
Net loss from continuing operations	$(240,216)	$(119,147)

4. LIQUIDITY

In assessing the Company’s liquidity and its ability to continue as a going concern, Management monitors and analyzes its cash and cash equivalent and its ability to generate sufficient revenue in the future to support its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements and operating expense obligations.

The Company had recurring net losses from continuing operations for the fiscal years ended September 30, 2018 and 2017. The Company plans to fund its operations through revenue generated from its automotive financing facilitation and management services. The Company believes that the foregoing measures collectively will provide sufficient liquidity for the Company to meet its future liquidity and capital obligations. However, there can be no assurance that additional financing or capital will be available, or that the terms of any transactions will be acceptable or advantageous to the Company.

If the Company is unable to obtain the necessary additional capital on a timely basis and on acceptable terms, it will be unable to implement its current plans for expansion, repay debt obligations or respond to competitive pressures.

Any of the foregoing factors would have a material adverse effect on the Company’s business, prospects, financial condition and results of operations and raise substantial doubt about the ability of the Company to continue as a going concern.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. DISCONTINUED OPERATIONS

On March 31, 2017, the Company sold Fenqigou Network Technology Co., Ltd. (“Fenqigou”), a subsidiary of Zhongbei, which was primarily engaged in the direct loan business to borrowers to purchase electronic appliances, to Sichuan Xinyuan Investment Co., Ltd, (“Sichuan Xinyuan”), a related party of the Company (Note 16), for nil consideration pursuant to a sales agreement. As of September 30, 2017, the assets and liabilities of Fenqigou were transferred to Sichuan Xinyuan.

In accordance with ASC 205-20-45, the major assets and liabilities relevant to the discontinued operations are reported as components of total assets and liabilities separate from those balances of the continuing operations. At the same time, the results of all discontinued operations, less applicable income tax expense, are reported as components of net income (loss) separate from the net loss from continuing operations. As of September 30, 2017, all the major assets and liabilities relevant to the discontinued operations were transferred to Sichuan Xinyuan, and the Company had no assets or liabilities classified as discontinued operations. A net gain of $56,015 was recognized as the net gain from disposal of discontinued operation for the fiscal year ended September 30, 2017.

In accordance with ASU No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when the components of an entity meets the criteria in paragraph 205-20-45-1E to be classified as held for sale. When all of the criteria to be classified as held for sale are met, including management, having the authority to approve the action, commits to a plan to sell the entity, the major current assets, other assets, current liabilities, and noncurrent liabilities shall be reported as components of total assets and liabilities separate from those balances of the continuing operations. At the same time, the results of all discontinued operations, less applicable income taxes (benefit), shall be reported as components of net income separate from the net loss of continuing operations in accordance with ASC 205-20-45.

The following table summarizes the carrying amount of major assets and liabilities the Company transferred to Sichuan Xinyuan as of March 31, 2017, and the net loss incurred in the transfer.

	Carrying amount	Transaction price	Gain/(loss)
Transferred assets:
Cash and cash equivalents	$62,344	$-	$(62,344)
Accounts receivable	1,451	-	(1,451)
Other current assets	10,521	-	(10,521)
Intangible assets, net	11,938	-	(11,938)
Other noncurrent assets	3,505	-	(3,505)
	$89,759	$-	$(89,759)
Transferred liabilities
Advance from customers	145,532	-	145,532

Foreign exchange gain	-	-	242
	$(55,773)	$-	$56,015

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. DISCONTINUED OPERATIONS (CONTINUED)

Reconciliation of the amounts of major classes of income from disposed operations classified as Discontinued Operations in the consolidated statements of operations and comprehensive income (loss) is as follows:

	For the Fiscal Years Ended September 30,
	2018	2017

Discontinued operations
Revenues	$-	$-
Cost of revenues	-	-
Selling and marketing expenses	-	(32,262)
Other expenses, net	-	(382)
Gain from discontinued operations	-	56,015
Reclassification from additional other comprehensive income	-	1,020
Net gain from discontinued operation	$-	$24,391

6. ACCOUNTS RECEIVABLE, NET

The classification of accounts receivable is based on whether the due date is within 12 months from the initiation of the transaction. Accounts receivable, net consisted of the following:

	September 30, 2018	September 30, 2017

Accounts receivable	$68,455	$-
Less: Allowance for doubtful accounts	-	-
Accounts receivable, net	$68,455	$-

Management evaluates individual customer’s financial condition, credit history, and the current macro-economic conditions to provide an allowance for doubtful accounts when it is considered necessary. As of September 30, 2018, the Company determined that no allowance was necessary.

7. FINANCE LEASE ASSETS

	September 30, 2018	September 30, 2017

Finance lease assets	$116,673	$-

As of September 30, 2018, the Company held nine automobiles subject to direct finance leases. Management periodically reviews the status and marketability of the finance lease assets and when required, writes down these assets to their net realizable value when it is considered necessary. As of September 30, 2018, the Company determined no write-down was necessary.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. OTHER CURRENT ASSETS

As of September 30, 2018 and 2017, other current assets consist of the following:

	September 30, 2018	September 30, 2017

Deposits	$118,349	$-
Loans to third parties	27,663	73,630
Deferred rental expenses	12,155	-
Advances to employees	1,817	7,588
Other current assets	12,304	57
Less: allowance for doubtful other current assets	(9,985)	-
Other current assets	$162,303	$81,275

Movement of allowance for doubtful accounts was as follows:

	September 30, 2018	September 30, 2017

Balance at beginning of the year	$-	$-
Write off against allowance	(9,652)
Charge to expenses	20,621	-
Foreign exchange loss (gain)	(984)	-
Balance at the end of the year	$9,985	$-

Allowance for other current assets

Allowances are recorded when collection of amounts due or the use of the assets are in doubt. Delinquent other current assets are charged-off after management has determined that realization is not probable and known bad debts are charged off against the allowance when identified. As of September 30, 2018 and 2017, the Company provided an allowance of $9,985 and $0 for certain deposits and other current assets, and charged off certain deposits of $9,652 against the allowance as management determined the collection was not probable.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9. PROPERTY AND EQUIPEMENT, NET

Property and equipment, net consist of the following:

	September 30, 2018	September 30, 2017

Electronic equipment	$35,110	$-
Vehicles	12,755	-
Office equipment	30,275	57,367
Less: accumulated depreciation	(53,604)	(45,722)
Property and equipment, net	$24,536	$11,645

Depreciation expenses totaled $9,769 and $17,669 for the fiscal years ended September 30, 2018 and 2017, respectively.

10. INTANGIBLE ASSETS, NET

Intangible assets, net consist of the following:

	September 30, 2018	September 30, 2017

Software	$24,995	$29,737
Less: Accumulated amortization	(9,906)	(11,612)
Intangible assets, net	$15,089	$18,125

Amortization expenses totaled $9,857 and $11,215 for the fiscal years ended September 30, 2018 and 2017, respectively.

The Company reviews intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For the fiscal years ended September 30, 2018 and 2017, the Company disposed of certain software, which was no longer used by the Company and incurred a loss from disposal of $14,377 and $6,947, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11. FINANCING LEASE RECEIVABLES

For the fiscal year ended September 30, 2018, the Company had four automobiles under direct finance leases. As of September 30, 2018 and 2017, the net investment in direct finance lease receivables was as follows:

	September 30, 2018	September 30, 2017

Gross minimum lease payments receivable	$35,961	$-
Less: Unearned interest	(4,332)	-
Financing lease receivables	$31,629	$-
Financing lease receivables, current portion	$12,168	$-
Financing lease receivables, net of current portion	$19,461	$-

As of September 30, 2018, minimum future payments receivable under finance leases were as follows:

Minimum future payments receivable
Year ending September 30, 2019	$17,735
Year ending September 30, 2020	15,045
Year ending September 30, 2021	3,181
$35,961

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	September 30, 2018	September 30, 2017

Deposits payable	$41,801	$102,180
Accrued payroll and welfare	25,225	17,261
Other taxes payable	56,129	358
Due to customer	15,171	-
Accrued insurance expenses	10,483	-
Accrued interest expenses	1,693	-
Other current liabilities	11,129	3,268
Accrued expenses and other liabilities	$161,631	$123,067

Deposits payable

As of September 30, 2018 and 2017, deposits payable represents deposits required by the Company from both the borrowers of online P2P lending services, and the automobile purchasers affiliated with the Company to provide ridesharing services. The deposits will be released to the borrowers upon their repayment of their borrowings to investors, and to the automobile purchasers upon termination of the cooperation agreements with the Company.

Other taxes payable

Other taxes payable consisted of the following:

	September 30, 2018	September 30, 2017

Value added tax payable	$55,245	$342
Local tax payable	884	16
Other tax payable	$56,129	$358

Due to customer

As of September 30, 2018, the balance due to customer represent the payable due to one customer who returned an automobile which was previously under a finance lease agreement.

Accrued insurance expenses

As of September 30, 2018, accrued insurance expenses represent the unpaid insurance expenses related to financing lease assets.

Accrued interest expenses

As of September 30, 2018, accrued interest expenses represent the interest expenses for interest bearing short-term borrowings (Note 13).

TO PROSPERITY TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13. SHORT-TERM BORROWINGS

As of September 30, 2018 and 2017, short-term borrowings consisted of the following:

	September 30, 2018	September 30, 2017

Borrowings from third parties, interest bearing	$135,405	$-
Borrowings from third parties, non-interest bearing	34,943	-
	$170,348	$-

Borrowings from third parties, interest bearing

As of September 30, 2018, the Company had borrowings from two individuals with principal amounts aggregating $135,405. The terms of borrowings range between three and six months, with interest at 18% per annum. For the fiscal year ended September 30, 2018, the interest expense amounted to $3,554.

Borrowings from third parties, non-interest bearing

As of September 30, 2018, the Company had borrowings from two individuals with principal amounts aggregating $34,943. These borrowings were non-interest bearing and were repaid in March 2019.

14. LONG-TERM DEBT

As of September 30, 2018 and 2017, the Company’s long-term debt and accrued interest consisted of the following:

	September 30, 2018	September 30, 2017
Long-term debt
Principal	$19,306	$-
Accrued interest	628	-
	$19,934	$-
Current installments of long-term debt	$7,475	$-
Long-term debt	$12,459	$-

During the fiscal year ended September 30, 2018, the Company raised funds of $20,275 from Huiyi Financing and Leasing (Tianjin) Co., Ltd. and accrued interest expenses of $660. The Company did not repay the principal and interest by March 31, 2019.

As of September 30, 2018, the Company owed principal and accrued interest of $19,306 and $628, respectively. The repayment of principal is scheduled as below:

Principal payable
Year ended September 30, 2019	$6,435
Year ended September 30, 2020	6,435
Year ended September 30, 2021	6,436
$19,306

TO PROSPERITY TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15. INCOME TAXES

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gains. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

Hong Kong

Mixixi and Bencai HK are both incorporated in Hong Kong and are subject to Hong Kong Profits Tax on the taxable income as reported in their statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. The Company did not make any provisions for the Hong Kong profits tax as there were no assessable profits derived from or earned in Hong Kong since inception. Under Hong Kong tax laws, Mixixi and Bencai HK are exempt from income tax on their foreign-derived income and there are no withholding taxes in Hong Kong on the remittance of dividends.

PRC

Guobang, Zhongbei, Bencai and Shenzhen Zhongbei are subject to PRC enterprise income tax (“EIT”) on the taxable income in accordance with the relevant PRC income tax laws. The EIT rate for companies operating in the PRC is 25%.

During the fiscal years ended September 30, 2018 and 2017, there were no income taxes attributable to the operations in the PRC. As of September 30, 2018 and 2017, the Company had net operating loss carryforwards of approximately $1,788,000 and $1,259,000, respectively, which will expire during 2019 through 2023. The Company reviews deferred tax assets and provides a valuation allowance based upon whether it is more likely than not that the deferred tax asset will be realized. As of September 30, 2018 and 2017, a full valuation allowance is provided against the deferred tax assets based upon management’s assessment as to their realization.

As of September 30, 2018, income tax returns for the tax years ended December 31, 2014 through December 31, 2017 remain open for statutory examination by the PRC tax authorities.

Income taxes that are attributed to the continuing operations in the PRC consisted of:

For the Fiscal Years Ended September 30,
	2018	2017

Current income tax expenses	$-	$-
Deferred income tax expenses	-	-
Income tax expenses	$-	$-

TO PROSPERITY TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15. INCOME TAXES (CONTINUED)

The tax effects of temporary differences from continuing operations that give rise to the Company’s deferred tax assets are as follows:

	September 30, 2018	September 30, 2017

Allowance for doubtful accounts	$2,496	$20,934
Net operating loss carryforwards in the PRC	447,048	314,843
Less: change in valuation allowance	(449,544)	(335,777)
Deferred tax assets	$-	$-

The Company evaluates its valuation allowance requirements at the end of each reporting period by reviewing all available evidence, both positive and negative, and considering whether, based on the weight of that evidence, a valuation allowance is needed. When circumstances cause a change in management’s judgement about the realizability of deferred tax assets, the impact of the change on the valuation allowance is generally reflected in net loss. The future realization of the tax benefit of an existing deductible temporary difference ultimately depends on the existence of sufficient taxable income of the appropriate character within the carryforward period available under applicable tax law. The Company reviews deferred tax assets for a valuation allowance based upon whether it is more likely than not that the deferred tax asset will be fully realized. At September 30, 2018 and 2017, full valuation allowance is provided against the deferred tax assets based upon management’s assessment as to their realization.

Below is a reconciliation of the statutory tax rate to the effective tax rate:

	For the Fiscal Years Ended September 30,
	2018	2017

PRC statutory tax rate	25%	25%
Effect of non-deductible expenses	(0.3)%	(0.1)%
Valuation allowance for net operating loss carryforwards	(24.7)%	(24.9)%
PRC effective tax rate	-	-

Uncertain tax positions

The Company evaluates its uncertain tax positions (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of September 30, 2018 and 2017, the Company did not have any significant unrecognized uncertain tax positions or any unrecognized liabilities, interest or penalties associated with unrecognized tax benefits.

TO PROSPERITY TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16. RELATED PARTY TRANSACTIONS AND BALANCES

1) Nature of relationships with related parties

Name	Relationship with the Company
Sichuan Xinyuan	A joint venture of Xiaoyun Zhao, the General Manager of Zhongbei
Fenqigou	A subsidiary of Zhongbei before March 31, 2017, and a subsidiary of Sichuan Xinyuan after March 31, 2017
Lanxiang Liu	Legal representative of Fenqigou and former director of the Company
Youkang Gao	General Manager of Guobang

2) Transactions with related parties

On March 31, 2017, the Company and Sichuan Xinyuan entered into an agreement for the sale of Fenqigou. The consideration of the sale was $0. As of September 30, 2017, the assets and liabilities of Fenqigou were transferred to Sichuan Xinyuan.

For the fiscal year ended September 30, 2017, the Company borrowed $337,565 from Lanxiang Liu, a former director of the Company and repaid the borrowing during the fiscal year ended September 30, 2018. The loan was interest free.

For the fiscal year ended September 30, 2018, the Company borrowed $70,336 from Youkang Gao. The loan is unsecured, interest free and repayable on demand.

3) Balances with related parties

As of September 30, 2018 and 2017, the balances with related parties were as follows:

	September 30, 2018	September 30, 2017
Amounts due from a related party
Fenqigou (i)	$-	$593,316

Amounts due to related parties
Lanxiang Liu	$-	$390,690
Youkang Gao	66,974	-
	$66,974	$390,690

i.	As of September 30, 2017, the balance of amounts due from Fenqigou of $593,316 represented the operating expenses paid on behalf of the related party. The balance consisted of $677,051, net of the allowance for doubtful accounts of $83,735. The balance of $677,051 was fully collected during the fiscal year ended September 30, 2018.

ii.	As of September 30, 2017, the balance due to Lanxiang Liu represented a borrowing that was interest-free and was repaid during the fiscal year ended September 30, 2018.

iii.	The balance due to Youkang Gao represented a borrowing which was interest-free and repayable on demand.

TO PROSPERITY TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17. EQUITY

Capital contribution

During the fiscal year ended September 30, 2018, the shareholders of Guobang made additional capital contribution of $472,491 to Guobang.

Restricted net assets

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiaries or VIEs. Relevant PRC statutory laws and regulations permit payment of dividends by the Company’s PRC subsidiaries and VIEs only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the accompanying consolidated financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the Company’s subsidiaries and VIEs. The Company is required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, the Company may allocate a portion of its after-tax profits based on PRC accounting standards to an enterprise expansion fund and staff bonus and welfare fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends.

During the fiscal years ended September 30, 2018 and 2017, the Company incurred net losses from operations and had accumulated deficits. Consequently, the Company did not set aside any statutory reserve funds for the fiscal years ended September 30, 2018 and 2017, respectively.

18. CONCENTRATION RISK

For the fiscal years ended September 30, 2018 and 2017, the Company does not believe it had significant risks regarding customer concentration.

TO PROSPERITY TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19. SEGMENT REPORTING

The Company presents segment information after elimination of inter-company transactions. In general, revenue, cost of revenue and operating expenses are directly attributable, or are allocated, to each segment. The Company allocates costs and expenses that are not directly attributable to a specific segment, such as those that support infrastructure across each segment, to different segments mainly on the basis of usage, revenue or headcount, depending on the nature of the relevant costs and expenses. The Company does not allocate assets to its segments as the CODM does not evaluate the performance of segments using asset information.

As the Company launched the segment of automotive financing facilitation and management services in October 2017, the Company had one reporting segment for the fiscal year ended September 30, 2017. The following table presents the summary of each segment’s revenue, loss from operations, loss before income taxes and net loss which is considered as a segment operating performance measure, for the fiscal year ended September 30, 2018:

	For the Fiscal Year Ended September 30, 2018
	Online P2P lending services	Automotive financing facilitation and management services	Unallocated	Combined

Revenues	$103,516	$715,085	$-	$818,601
Loss from operations	$(225,892)	$(344,173)	$-	$(570,065)
Loss before income taxes	$(240,215)	$(362,927)	$-	$(603,142)
Net loss	$(240,215)	$(362,927)	$-	$(603,142)

Details of the Company’s revenue by segment are set out in Note 2(y).

As of September 30, 2018, the Company’s total assets were comprised of $57,751 from online P2P lending services and $487,840 from automotive financing facilitation and management services.

As substantially all of the Company’s long-lived assets are located in the PRC and substantially all of the Company’s revenue is derived from within the PRC, no geographical information is presented.

TO PROSPERITY TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20. COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity.

Lease commitments

During the fiscal year ended September 30, 2018, the Company entered into three lease agreements with three lessors. The lease term of the three lease agreements expire by April 2020. Future minimum lease payment under non-cancelable operating leases are as follows:

Twelve months ending September 30,	Minimum lease payments
2019	$37,623
2020	20,051
Total	$57,674

Rent expense for the fiscal years ended September 30, 2018 and 2017 was $47,397 and $17,258, respectively.

VIE Structure

In the opinion of management, (i) the corporate structure of the Company is in compliance with existing PRC laws and regulations; (ii) the VIE Arrangements are valid and binding, and do not result in any violation of PRC laws or regulations currently in effect; and (iii) the business operations of the WFOE and the VIE are in compliance with existing PRC laws and regulations in all material respects.

However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Accordingly, the Company cannot be assured that PRC regulatory authorities will not ultimately take a contrary view to the foregoing opinion of its management. If the current corporate structure of the Company or the VIE Arrangements are found to be in violation of any existing or future PRC laws and regulations, the Company may be required to change its corporate structure and operations in the PRC to comply with changing and new PRC laws and regulations. In the opinion of management, the likelihood of loss in respect of the Company’s current corporate structure or the VIE Arrangements is remote based on current facts and circumstances.

21. SUBSEQUENT EVENTS

The Company evaluated all events and transactions up through the date the Company issued these consolidated financial statements on May 24, 2019. and there were no events requiring adjustments or disclosures in its consolidated financial statements.

TO PROSPERITY TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

22. CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

The Company performed a test on the restricted net assets of its consolidated subsidiary and related VIEs in accordance with Rule 4-08(e)(3) Regulation S-X promulgated by the SEC, “General Notes to Financial Statements” and concluded that it was applicable to the Company and the Company is required to disclose the required financial information for the parent company.

The subsidiaries and related VIEs of the Company did not pay any dividends to the Company for the periods presented. For the purpose of presenting parent only financial information, the Company records its investment in its subsidiaries and related VIEs under the equity method of accounting. Such investment is presented on the separate condensed balance sheets of the Company as “investment in subsidiaries” and the losses of the subsidiaries and related VIEs are presented as “share of loss of subsidiaries”. Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP have been condensed or are not required.

The Company did not have significant capital and other commitments, long-term obligations, or guarantees as of September 30, 2018 and 2017.

PARENT COMPANY BALANCE SHEETS

	September 30, 2018	September 30, 2017

ASSETS
Investment in subsidiaries	$126,704	$242,645
Total Assets	$126,704	$242,645

LIABILITIES AND SHAREHOLDERS’ EQUITY

Total Liabilities	-	-

Commitments and Contingencies

Shareholders’ Equity
Ordinary shares (par value $0.0001 per share; 500,000,000 shares authorized; 20,000,000 shares issued and outstanding)	2,000	2,000
Additional paid-in capital	2,089,770	1,617,279
(Deficit)	(1,907,860)	(1,304,718)
Accumulated other comprehensive loss	(57,206)	(71,916)
Total Shareholders’ Equity	126,704	242,645
Total Liabilities and Shareholders’ Equity	$126,704	$242,645

TO PROSPERITY TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

22. CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (CONTINUED)

PARENT COMPANY STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Fiscal Years Ended September 30,
	2018	2017

Share of loss of subsidiaries	$(603,142)	$(94,668)
	-	-
Net loss	(603,142)	(94,668)

Other comprehensive income (loss)
Foreign currency translation adjustments	14,710	(2,200)
Comprehensive loss	$(588,432)	$(96,868)

PARENT COMPANY STATEMENTS OF CASH FLOWS

	For the Fiscal Years Ended September 30,
	2018	2017
Cash Flows from Operating Activities:
Net loss	$(603,142)	$(94,668)
Adjustments to reconcile net income to net cash provided by operating activities:
Share of loss of subsidiaries	603,142	94,668
	-	-
Net Cash Provided by Operating Activities	-	-

Net increase in cash and cash equivalents	-	-
Cash and cash equivalents at beginning of year	-	-
Cash and cash equivalents at end of year	$-	$-

Until           , 2019, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$8,000,000

Ordinary Shares

TO PROSPERITY TECHNOLOGY INC

PROSPECTUS

           , 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.  Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or willful default. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  Recent Sales of Unregistered Securities

During the past three years, we issued and sold the securities described below without registering the securities under the Securities Act. None of these transactions involved any underwriters’ underwriting discounts or commissions, or any public offering. We believe that each of the following issuances to private placement investors was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering. The reference of share amounts under this Item 7 does not reflect the retroactive effect to a 1-to-2000 share subdivision which was effected on May 22, 2019.

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration
Sertus Nominees (Cayman) Limited	January 18, 2019	1	$0.0001
Make Billows Technology Limited	January 18, 2019	1	$0.0001
	January 18, 2019	6,369	$0.6369
	May 22, 2019	12,733,630	$1273.363
Blue sky and see Technology Limited	January 18, 2019	2,450	$0.245
	May 22, 2019	4,897,550	$489.755
Healthy and Happy Technology Limited	January 18, 2019	980	$0.098
	May 22, 2019	1,959,020	$195.902
Warm and Cozy Technology Limited	April 17, 2019	200	$0.02
	May 22, 2019	399,800	$39.980

ITEM 8.  Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description

1.1*	Form of Underwriting Agreement
3.1	Memorandum and Articles of Association of the Registrant, as currently in effect
3.2*	Form of Amended and Restated Memorandum and Articles of Association of the Registrant, as effective immediately prior to the completion of this offering
4.1*	Registrant’s Specimen Certificate for Ordinary Shares
5.1*	Opinion of Maples and Calder regarding the validity of the ordinary shares being registered
8.1*	Opinion of Maples and Calder regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2*	Opinion of Yuantai Law Offices regarding certain PRC tax matters (included in Exhibit 99.2)
8.3*	Opinion of Ellenoff Grossman & Schole LLP regarding certain U.S. tax matters
10.1	Form of Employment Agreement between the Registrant and an executive officer of the Registrant
10.2	Form of Independent Director Offer Letter
10.3	English translation of Online Lending Fund Depository Cooperation Service Agreement, dated November 16, 2017, by and between Sichuan Zhongbei Technology Co., Ltd. and Panzhihua City Commercial Bank Co., Ltd.
10.4	Form of Financing Intermediary Service Agreement (Zhongbei)
10.5	Form of Loan Agreement (Zhongbei)
10.6	Form of Maximum Amount Loan Contract (Zhongbei)
10.7	Form of Maximum Amount Mortgage Contract (Zhongbei)
10.8	Form of Maximum Amount Guarantee Contract (Zhongbei)
10.9	Automobile Financial Leasing Business Cooperation Agreement, dated January 29, 2018, by and between Huiyi Financing and Leasing (Tianjin) Co., Ltd. (Ningbo Branch) and Guobang (Chengdu) Financing and Leasing Co., Ltd.
10.10	Form of Chattel Mortgage Contract (Huiyi)
10.11	Form of Automobile Finance Lease Contract (Sale-Leaseback)
10.12	Form of Service Agreement (Guobang)
10.13	Form of Financing Lease Contract (Guobang)
10.14	Consulting Service Contract, dated April 10, 2019, by and between Didi Chuxing Technology Co., Ltd. and Guobang (Chengdu) Financing and Leasing Co., Ltd.
10.15	Exclusive Business Cooperation Agreement, dated April 20, 2019, by and between Guobang (Chengdu) Financing and Leasing Co., Ltd. and Sichuan Zhongbei Technology Co., Ltd.
10.16	Share Pledge Agreement, dated April 20, 2019, by and among Guobang (Chengdu) Financing and Leasing Co., Ltd., Sichuan Zhongbei Technology Co., Ltd. and the shareholders of Sichuan Zhongbei Technology Co., Ltd.
10.17	Exclusive Option Agreement, dated April 20, 2019, by and among Guobang (Chengdu) Financing and Leasing Co., Ltd., Sichuan Zhongbei Technology Co., Ltd. and the shareholders of Sichuan Zhongbei Technology Co., Ltd.
10.18	Form of Power of Attorney for shareholders of Sichuan Zhongbei Technology Co., Ltd.
10.19	Timely Reporting Agreement, dated April 20, 2019, by and between To Prosperity Technology Inc and Sichuan Zhongbei Technology Co., Ltd.
10.20	Exclusive Business Cooperation Agreement, dated April 20, 2019, by and between Guobang (Chengdu) Financing and Leasing Co., Ltd. and Chengdu Bencai Business Consulting Co., Ltd.
10.21	Share Pledge Agreement, dated April 20, 2019, by and among Guobang (Chengdu) Financing and Leasing Co., Ltd., Chengdu Bencai Business Consulting Co., Ltd. and the shareholders of Chengdu Bencai Business Consulting Co., Ltd.
10.22	Exclusive Option Agreement, dated April 20, 2019, by and among Guobang (Chengdu) Financing and Leasing Co., Ltd., Chengdu Bencai Business Consulting Co., Ltd. and the shareholders of Chengdu Bencai Business Consulting Co., Ltd.
10.23	Form of Power of Attorney for shareholders of Chengdu Bencai Business Consulting Co., Ltd.
10.24	Timely Reporting Agreement, dated April 20, 2019, by and between To Prosperity Technology Inc and Chengdu Bencai Business Consulting Co., Ltd.
21.1	Subsidiaries of the Registrant
23.1	Consent of Wei, Wei & Co., LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Maples and Calder (included in Exhibit 5.1)
23.3*	Consent of Yuantai Law Offices (included in Exhibit 99.2)
23.4*	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 8.3)
24.1	Powers of Attorney (included on signature page)
99.1*	Code of Business Conduct and Ethics of the Registrant
99.2*	Opinion of Yuantai Law Offices regarding certain PRC law matters

*	To be filed by amendment

ITEM 9.  Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) For the purposes of determining liability under the Securities Act of 1933 to any purchaser in the initial distributions of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(9) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chengdu, China, on May 24, 2019.

TO PROSPERITY TECHNOLOGY INC

/s/ Zhengbo Ju
Zhengbo Ju
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of To Prosperity Technology Inc, a Cayman Islands exempted company, do hereby constitute and appoint Zhengbo Ju as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zhengbo Ju	Chief Executive Officer and director	May 24, 2019
Zhengbo Ju	(Principal executive officer)

/s/ Surong Xie	Chief Financial Officer	May 24, 2019
Surong Xie	(Principal financial and accounting officer)

/s/ Yang Shen	Chairperson of the Board	May 24, 2019
Yang Shen

/s/ Yang Wu	Director	May 24, 2019
Yang Wu

Director

Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of To Prosperity Technology Inc has signed this registration statement on the 24th day of May, 2019.

Puglisi & Associates

/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

Exhibit Number	Description

1.1*	Form of Underwriting Agreement
3.1	Memorandum and Articles of Association of the Registrant, as currently in effect
3.2*	Form of Amended and Restated Memorandum and Articles of Association of the Registrant, as effective immediately prior to the completion of this offering
4.1*	Registrant’s Specimen Certificate for Ordinary Shares
5.1*	Opinion of Maples and Calder regarding the validity of the ordinary shares being registered
8.1*	Opinion of Maples and Calder regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2*	Opinion of Yuantai Law Offices regarding certain PRC tax matters (included in Exhibit 99.2)
8.3*	Opinion of Ellenoff Grossman & Schole LLP regarding certain U.S. tax matters
10.1	Form of Employment Agreement between the Registrant and an executive officer of the Registrant
10.2	Form of Independent Director Offer Letter
10.3	English translation of Online Lending Fund Depository Cooperation Service Agreement, dated November 16, 2017, by and between Sichuan Zhongbei Technology Co., Ltd. and Panzhihua City Commercial Bank Co., Ltd.
10.4	Form of Financing Intermediary Service Agreement (Zhongbei)
10.5	Form of Loan Agreement (Zhongbei)
10.6	Form of Maximum Amount Loan Contract (Zhongbei)
10.7	Form of Maximum Amount Mortgage Contract (Zhongbei)
10.8	Form of Maximum Amount Guarantee Contract (Zhongbei)
10.9	Automobile Financial Leasing Business Cooperation Agreement, dated January 29, 2018, by and between Huiyi Financing and Leasing (Tianjin) Co., Ltd. (Ningbo Branch) and Guobang (Chengdu) Financing and Leasing Co., Ltd.
10.10	Form of Chattel Mortgage Contract (Huiyi)
10.11	Form of Automobile Finance Lease Contract (Sale-Leaseback)
10.12	Form of Service Agreement (Guobang)
10.13	Form of Financing Lease Contract (Guobang)
10.14	Consulting Service Contract, dated April 10, 2019, by and between Didi Chuxing Technology Co., Ltd. and Guobang (Chengdu) Financing and Leasing Co., Ltd.
10.15	Exclusive Business Cooperation Agreement, dated April 20, 2019, by and between Guobang (Chengdu) Financing and Leasing Co., Ltd. and Sichuan Zhongbei Technology Co., Ltd.
10.16	Share Pledge Agreement, dated April 20, 2019, by and among Guobang (Chengdu) Financing and Leasing Co., Ltd., Sichuan Zhongbei Technology Co., Ltd. and the shareholders of Sichuan Zhongbei Technology Co., Ltd.
10.17	Exclusive Option Agreement, dated April 20, 2019, by and among Guobang (Chengdu) Financing and Leasing Co., Ltd., Sichuan Zhongbei Technology Co., Ltd. and the shareholders of Sichuan Zhongbei Technology Co., Ltd.
10.18	Form of Power of Attorney for shareholders of Sichuan Zhongbei Technology Co., Ltd.
10.19	Timely Reporting Agreement, dated April 20, 2019, by and between To Prosperity Technology Inc and Sichuan Zhongbei Technology Co., Ltd.
10.20	Exclusive Business Cooperation Agreement, dated April 20, 2019, by and between Guobang (Chengdu) Financing and Leasing Co., Ltd. and Chengdu Bencai Business Consulting Co., Ltd.
10.21	Share Pledge Agreement, dated April 20, 2019, by and among Guobang (Chengdu) Financing and Leasing Co., Ltd., Chengdu Bencai Business Consulting Co., Ltd. and the shareholders of Chengdu Bencai Business Consulting Co., Ltd.
10.22	Exclusive Option Agreement, dated April 20, 2019, by and among Guobang (Chengdu) Financing and Leasing Co., Ltd., Chengdu Bencai Business Consulting Co., Ltd. and the shareholders of Chengdu Bencai Business Consulting Co., Ltd.
10.23	Form of Power of Attorney for shareholders of Chengdu Bencai Business Consulting Co., Ltd.
10.24	Timely Reporting Agreement, dated April 20, 2019, by and between To Prosperity Technology Inc and Chengdu Bencai Business Consulting Co., Ltd.
21.1	Subsidiaries of the Registrant
23.1	Consent of Wei, Wei & Co., LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Maples and Calder (included in Exhibit 5.1)
23.3*	Consent of Yuantai Law Offices (included in Exhibit 99.2)
23.4*	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 8.3)
24.1	Powers of Attorney (included on signature page)
99.1*	Code of Business Conduct and Ethics of the Registrant
99.2*	Opinion of Yuantai Law Offices regarding certain PRC law matters

* To be filed by amendment